CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN

AMENDED AND RESTATED,
effective as of JANUARY 1, 2015,
except as otherwise specified

TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS		3
ARTICLE 2: ELIGIBILITY		16
2.01	Eligibility for Participation.	16
2.02	Break in Service.	18
2.03	Treatment of Periods of Military Service, Disability and other Leaves of Absence.	18
ARTICLE 3: COMPANY CONTRIBUTIONS		20
3.01	Amount.	20
3.02	Payment.	20
3.03	Forfeitures.	20
3.04	Return of Company Contributions.	20
ARTICLE 4: CASH BALANCE ACCOUNT		21
4.01	Escalating Annuity Benefit and Cash Balance Account.	21
4.02	Pay Based Credits.	21
4.03	Cost of Living Adjustment.	21
4.04	Vesting.	22
4.05	Distribution of Escalating Annuity Benefit and Cash Balance Account.	22
4.06	Death Benefit.	22
4.07	Amount of Escalating Annuity Benefits.	23
4.08	Supplemental Credits.	24
ARTICLE 5: VESTING		25
5.01	Vesting Schedule.	25
5.02	Break in Service.	27
5.03	Forfeiture and Restoration of Vesting Years of Service and Credited Service.	27
5.04	Applicability of Prior Vesting Schedule.	28
ARTICLE 6: AMOUNT AND COMMENCEMENT OF RETIREMENT BENEFIT		30
6.01	Normal Retirement.	30
6.02	Minimum Retirement Benefits.	38
6.03	Early Retirement.	38
6.04	Deferred Retirement.	39
6.05	Termination of Service After August 31, 1994.	39
6.06	Employee Contributions.	39
6.07	Deferred Commencement of Benefits.	39
6.08	Deductions for Disability Benefits.	40
6.09	Mandatory Commencement of Benefits.	40
6.1	Maximum Retirement Benefit.	40
6.11	Prior Plan Benefit.	42
6.12	Supplemental Benefit.	49
6.13	Reemployment Following Commencement of Annuity Payments.	49
ARTICLE 7: FORM OF BENEFIT PAYMENT		51

7.01	Normal Form of Payment.	51
7.02	Optional Forms of Payment for All Benefits.	51
7.03	Minimum Distributions and Limitation on Optional Forms of Payment.	53
7.04	Notice to Married Participants.	55
7.05	Mandatory Cashout of Small Benefits.	55
7.06	Annuity Contract Nontransferable.	56
7.07	Conflicts With Annuity Contracts.	56
7.08	Rollovers.	56
7.09	Waiver of Thirty (30) Day Notice Period.	58
7.1	Delayed Commencement of Normal Retirement Benefit.	58
7.11	Limitation on Benefits In the Event of a Liquidity Shortfall.	60
7.12	Limitations Based on Funded Status of the Plan.	61
ARTICLE 8: DEATH BENEFITS		68
8.01	Pre-Retirement Death Benefit.	68
8.02	Post-Retirement Death Benefit.	69
8.03	Payment to Beneficiary.	69
8.04	Required Distributions.	70
8.05	Return of Contributions.	70
ARTICLE 9: RETIREMENT BENEFITS UNDER COLLECTIVE BARGAINING AGREEMENTS		72
9.01	Eligibility for Employees Subject to a Collective Bargaining Agreement.	72
9.02	Amount, Form, and Commencement of Retirement Benefit.	72
9.03	Credited Service.	92
9.04	Definitions.	95
ARTICLE 10: MERGER OF METAL IMPROVEMENT COMPANY, INC. AND CURTISS-WRIGHT FLIGHT SYSTEMS/SHELBY, INC. CONTRIBUTORY RETIREMENT PLANS		97
10.01	Merger Date.	97
10.02	Eligibility.	97
10.03	Retirement Benefits.	97
10.04	Prior Accrued Benefit.	98
10.05	Vesting.	98
10.06	Transfer of Assets.	98
ARTICLE 11: ADMINISTRATION		99
11.01	Plan Administrator.	99
11.02	Administrative Committee's Authority and Powers.	99
11.03	Delegation of Duties.	99
11.04	Compensation.	100
11.05	Exercise of Discretion.	100
11.06	Fiduciary Liability.	100
11.07	Indemnification by Company.	100
11.08	Plan Participation by Fiduciaries.	100
11.09	Payment of Expenses.	101
ARTICLE 12: AMENDMENT AND TERMINATION OF PLAN		102

12.01	Amendment.	102
12.02	Procedure for Amendment.	103
12.03	Company's Right to Terminate Plan.	103
12.04	Consequences of Termination.	103
12.05	Special Restrictions on Benefits.	103
ARTICLE 13: MERGER OF PLAN AND TRANSFER OF ASSETS OR LIABILITIES		105
13.01	Merger or Transfer.	105
13.02	Transfer from Trust.	105
13.03	Transfer to Trust and Transfer Account.	105
ARTICLE 14: SPECIAL PROVISIONS FOR NON-KEY EMPLOYEES		106
14.01	Effective Date.	106
14.02	Determination of Top-Heavy Status.	106
14.03	Minimum Benefit.	109
14.04	Minimum Vesting.	110
ARTICLE 15: GENERAL PROVISIONS		111
15.01	Trust Fund Sole Source of Payments for Plan.	111
15.02	Exclusive Benefit.	111
15.03	Binding Effect.	111
15.04	Nonalienation.	111
15.05	Claims Procedure.	112
15.06	Location of Participant or Beneficiary Unknown.	113
15.07	Applicable Law.	113
15.08	Rules of Construction.	113
15.09	Trust Fund Applicable Only to Payment of Benefits.	113
ARTICLE 16: TRANSFERS		114

schedule a 1: early retirement factors on or after september 1, 1994	117
Schedule a 2: deferred retirement factors on or after september 1, 1994	118
schedule b: Retirement plan rates in force for purposes of Article 6.11(b)(ii)(D)	119
schedule C: early retirement factors for deferred vested employees who terminated employment prior to september 1, 1994 and prior to age 55 (contributors)	120
schedule D: Early retirement factors for early commencement of deferred vested pensions	121
schedule e: Joint and survivor factors	122
schedule f: Early retirement factors (union employees)	123
schedule g 1: Wood-ridge deferred pension rates	124
schedule g 2: Buffalo deferred pension rates	125
schedule g 3: Curtiss-wright flight systems deferred pension rates	127
schedule g 4: Target rock corporation deferred Pension rates	128
schedule H: Certain buffalo employees	130
schedule i 1: Special factors for additional benefits referenced in Article 6.01(C)	131
SCHEdule i 2: Special factors for benefits referenced in Article 6.01(d)	132
SCHEdule i 3: Special factors for benefits referenced in Article 6.01(e)	133
SCHEdule i 4: Special factors for benefits referenced in Article 6.01(f)	134
schedule J: Special PROVISIONS APPLICABLE TO employees of ACQUIRED ENTITIEs	136
SCHEDULE K 1: SPECIAL PROVISIONS FOR SUPPLEMENTAL CREDITS FOR PARTICIPANTS AFFECTED BY CERTAIN REDUCTIONS IN FORCE	159
schedule k 2: Special Vesting provisions for participants affected by certain reductions in force	162
EMD Appendix	164

1

CURTISS-WRIGHT CORPORATION RETIREMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2015,
except as otherwise specified

PREAMBLE
The Curtiss-Wright Contributory Retirement Plan (the “Prior Plan”), a defined benefit pension plan, was established effective May 1, 1953 for eligible non-union Employees of the Curtiss-Wright Corporation (the “Company"). The benefits under the Prior Plan were also available to the Company's union employees whose collective bargaining units negotiated for these benefits.

Effective December 31, 1991, the Curtiss-Wright Pension Plan was merged into the Prior Plan. The Prior Plan was in full force and operation through August 31, 1994.

    Effective September 1, 1994, the Prior Plan was renamed the Curtiss-Wright Corporation Retirement Plan (the “Plan") and was amended and restated in its entirety (the “September 1, 1994 Restatement”). Also effective September 1, 1994, the Metal Improvement Company, Inc. Retirement Income Plan and the Curtiss-Wright Flight Systems/Shelby, Inc. Contributory Retirement Plan were merged into the Plan. The September 1, 1994 Restatement included special effective dates for certain provisions thereof, in accordance with the requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993 and regulations and rulings thereunder. Subsequent to the September 1, 1994 Restatement, the Plan was amended from time to time.

Effective January 1, 2001, the Plan was amended and restated in its entirety (the “January 1, 2001 Restatement"), and included special effective dates for certain provisions thereof, in accordance with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, or the Economic Growth and Tax Relief Reconciliation Act of 2001 and regulations and rulings thereunder. Subsequent to the January 1, 2001 Restatement, the Plan has been amended from time to time.

Effective January 1, 2007 the Curtiss Wright Electro-Mechanical Division Pension Plan was merged into the Plan, and is now designated as the EMD Component of the Plan.

The Plan was most recently amended and restated in its entirety as of January 1, 2010 ("the January 1, 2010 Restatement"), which restatement also reflected provisions that became effective on dates later than the initial effective date thereof. Subsequent to the January 1, 2010 Restatement, the Plan has been amended to maintain compliance with applicable law and regulations and for other purposes. This Amendment and Restatement of the Plan as of January 1, 2015 incorporates amendments heretofore made to the Plan and makes additional amendments to the Plan. The amendments hereby made to the January 1, 2010 Restatement, as heretofore amended, are effective as of January 1, 2015, except as otherwise specified herein, provided, however, that the effective date of any provision or provisions of the Plan shall, to the extent required by specific provisions of the Plan, be any such earlier or other effective date required by the Plan.

Until the applicable effective dates of the provisions of the Plan as hereby amended and restated, the January 1, 2010 Restatement shall continue in full force and effect and its provisions shall be amended and restated as of the applicable effective dates described herein, without any termination or gap or lapse in time or effect.

The amount of benefits, forms of benefit, benefits payable upon a Participant's death, and commencement of benefits for Participants who are non-union employees are set forth in Articles 4, 5, 6, 7, and 8. The amount of benefits, benefits payable upon death, and commencement of benefits for Participants who are union employees are set forth in Article 9.

Effective as of December 31, 2014, the Plan is merged with and into the Williams Controls, Inc. Retirement Income Plan, which will immediately thereafter be renamed the Curtiss-Wright Corporation Retirement Plan (the “Merged Plan”). Subsequent to such merger, the rights and benefits of any Employee or Participant previously governed by the terms of this Plan represented by the provisions of this document shall continue to be governed by the terms of this document, which shall comprise a component part of the plan formerly known as the Williams Controls, Inc. Retirement Income Plan. The rights and benefits of other participants in the Merged Plan shall be governed by one of three separate instruments, which comprise other component parts of the plan formerly known as the Williams Controls, Inc. Retirement Income Plan. Each of such instruments and the Plan represented by the provisions of this document together constitute the Merged Plan document.
ARTICLE 1: DefinITIONS
Wherever used herein, the following terms shall have the following meanings unless the context otherwise requires:

1.01	"Actuarial Equivalent" means the value determined on the basis of applicable factors set forth below, or as otherwise specifically set forth in the Plan.

(a)
All lump sums other than those attributable to the Cash Balance Account that are paid to participants after age fifty-five (55), regardless of whether the participant terminated prior to age fifty-five (55), will use an immediate annuity factor times the early retirement factor at that age. All lump sums other than those attributable to the Cash Balance Account paid before age fifty-five (55) will use a deferred annuity factor deferred to age sixty-five (65). For calculating the Cash Balance Account, the Escalating Annuity Benefit is adjusted to payment age as described in Articles 4.07(b) and (c), multiplied by the complete expectation of life of the Participant, at the date of determination, based on the IRS Mortality Table.

(b)
For a non-escalating annuity that commences prior to Early Retirement Date, the 1983 GAM table for Males and Females with an eighty percent (80%) weighting on the male table's q and a twenty percent (20%) weighting on the female table's q. The interest rate is six percent (6%). The early retirement reduction factor will be based on benefit payments that would have commenced at age sixty-five (65), reduced without subsidy to an age below fifty-five (55).

(c)
For calculating Joint & Survivor reduction factors which are applied to a Life Annuity benefit, the applicable mortality table and interest rate shall be the mortality table derived by using a fixed blend of fifty percent (50%) of the male mortality rates and fifty percent (50%) of the female mortality rates from the 1983 Group Annuity Mortality Table with ages set forward two (2) years for participants and ages set back one (1) year for beneficiaries and an interest rate of seven percent (7%).

(d)
For calculating lump sum factors for benefits other than escalating benefits, converting the Cash Balance Account into an immediate level annuity, deriving the employee annuity associated with employee contributions with interest at a specified date, the applicable mortality table and interest rate shall be the IRS Mortality Table and the IRS Interest Rate.

(e)
All lump sums that are paid to participants will use an immediate annuity factor times the early retirement factor at that age. The early retirement factor for benefits commencing prior to age 55 for the non-escalating annuity benefit is actuarially reduced from age 65 using the IRS Interest Rate and the IRS Mortality Table. For the escalating annuity benefit, early retirement factors for all ages are actuarially reduced, as described in Article 4.07(b) and (c).

(f)
For converting an amount payable as an escalating annuity to a lump sum, the amount of the annuity shall be multiplied by the complete expectation of life of the Participant, at the date of determination, based on the IRS Mortality Table. For converting an amount payable as an escalating annuity to any other form of benefit, the amount shall first be converted to a lump sum as above, the lump sum shall be converted to an immediate single life annuity using whatever factors are then otherwise used in the Plan to convert annuities to lump sums, and the single life annuity will be converted to any other form of annuity using whatever factors are otherwise used in the Plan to convert single life annuities to other forms of annuities.

(g)
Notwithstanding the foregoing, in calculating the amount of a lump sum payment with an Annuity Starting Date on or after January 1, 2008, in no event shall the lump sum payment be less than the lump sum amount determined on the basis of the IRS Interest Rate and the IRS Mortality Table in accordance with the terms of the Plan as in effect on December 31, 2007.

1.02
"Administrative Committee" shall mean the person(s) appointed by the Company to act on behalf of the Company as the sponsor and “named fiduciary” (within the meaning of Section 402(a)(2) of ERISA), as appropriate, with respect to Plan administrative matters. When performing any activity or exercising any authority under the provisions of the Plan, the Administrative Committee shall be deemed to act solely on behalf of the Company, and not in an individual capacity.

1.03
“Affiliated Company” means any company not participating in the Plan which is a member of a controlled group of corporations, as defined in Section 414(b) of the Code, which also includes as a member the Company; any trade or business under common control, as defined in Section 414(c) of the Code, with the Company; any organization, whether or not incorporated, which is a member of an affiliated service group, as defined in Section 414

(m) of the Code, which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of Article 6.10 and Article 1.25, the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.

1.04     "Age" means the age attained by a Participant, expressed in years and months.

1.05
"Annuity Starting Date" means the first day of the period for which an amount is payable as an annuity or, if a benefit is not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. The Annuity Starting Date for a Participant receiving payments under the provisions of Article 9.02(c) shall be his Normal Retirement Date.

1.06
"Average Compensation" means the average of a Participant's Compensation over the sixty (60) consecutive months within the last one hundred twenty (120) months which produces the highest average. If the Participant has less than sixty (60) months of Service, Compensation is averaged over the Participant's months of Service from the date of his employment to his date of termination of employment. Average Compensation shall be determined in accordance with such uniform rules uniformly applicable to all employees similarly situated as shall be prescribed by the Administrative Committee.

With respect to any Participant who is rehired by the Company after January 31, 2010, the Average Compensation of such Participant for purposes of calculating his or her Normal Retirement Benefit in accordance with Article 6.01 shall be frozen as of his or her previous termination of employment date. Notwithstanding the preceding sentence, a rehired Participant’s Compensation earned after rehire after January 31, 2010 will be taken into considerations when calculated his or her pay based credits in accordance with Article 4.02.

Notwithstanding the foregoing provisions of this Article 1.06, for purposes of Article 6.01(b) a Participant’s Average Compensation shall not include any amount paid on or after January 1, 2029.

1.07
"Beneficiary" means the individual or entity designated as such by a Participant pursuant to the Plan or otherwise entitled to receive any payment pursuant to the Plan upon the death of the Participant. If with respect to any payment no individual or entity has been designated by a Participant, or no designated Beneficiary survives the Participant, the Participant's Beneficiary shall be (a) the Participant's surviving Spouse, if living at the time of such payment; or in default thereof (b) the Participant's estate.

1.08	"Board of Directors" means the Board of Directors of the Company.

1.09	“Casual Employee” means an Employee who, under the Company’s generally applicable payroll and human resources practices,

(a)	is hired for an assignment of a limited nature and duration, which shall not exceed 90 days; and

(b)	is classified as being in inactive status upon the completion of an assignment, subject to recall for another assignment of limited nature and duration.

1.10	"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any subsequently enacted Federal tax laws.

1.11
"Company" means Curtiss-Wright Corporation, including any affiliate or subsidiary of the Company which shall adopt this Plan for its employees, with the approval of the Company, and any other corporation, partnership, business association or proprietorship which shall have assumed in writing the obligations of the Plan and Trust, with the approval of the Company, including any successor as a result of a statutory merger, purchase of assets or any other form of reorganization of the business of the Company.

1.12
"Compensation" means, except as defined in Article 6.12(b), all of each Participant's regular or base salary or wages, including overtime pay, commissions and payments under the Company's incentive compensation plans or bonus plans; provided, however, that, effective January 1, 2016, only 70% of the annual award under the Company’s Long-Term Incentive Compensation Plan shall be so included.

Compensation shall include only that Compensation which is actually paid to the Participant during the applicable period, provided, however, payments under the Company's cash based incentive compensation plans and for accrued vacation pay shall be taken into account in the periods to which such payments relate and payments under the Company’s bonus plans for Participants who have terminated Service prior to receipt of such payments shall be taken into account only in the last calendar month of the period to which such payments relate provided that the Participant does not terminate Service prior to the last business day of such calendar month. Except as provided elsewhere in this Plan, the applicable period shall be the Plan Year. Effective January 1, 2009, Compensation shall also include “differential wage payments” pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008.

Compensation shall also include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under a "qualified cash or deferred arrangement," as defined in Section 401(k) of the Code, or under a "cafeteria plan," as defined in Section 125 of the Code, or under a qualified transportation fringe as defined in Section 132(f) of the Code. Compensation shall also include any amount that would have been payable to the Employee but for a deferral election made by the Employee under the Curtiss-Wright Corporation Executive Deferred Compensation Plan, which amount shall be deemed to have been paid at the time at which it would have been paid in the absence of such election, provided, however, that no amount shall be included in an Employee’s Compensation pursuant to this sentence if the inclusion of such amount would cause the Plan to fail to comply with any nondiscrimination provision of the Code.

For Plan Years beginning on or after January 1, 2002, the annual compensation of each Participant taken into account under the Plan shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. In determining benefit accruals in Plan Years beginning on or after January 1, 2002, the annual compensation limit described in this paragraph shall be taken into account, for determination periods beginning before January 1, 2002.

For Plan Years beginning on or after January 1, 1994 and prior to January 1, 2002, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (determination period) beginning in such calendar year.

For Plan Years beginning on or after January 1, 1994 and prior to January 1, 2002, (i) any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision; and (ii) if Compensation for any Plan Year beginning before January 1, 1994 is taken into account in determining an Employee's contributions or benefits for the current year, the compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year.

Effective on and after January 1, 1989 and before January 1, 1994, Compensation taken into account for any purpose under the Plan, including the determination of Average Compensation, shall not exceed $200,000 per year. As of January 1 of each calendar year on and after January 1, 1990 and before January 1, 1994, the applicable limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the limitation on Compensation to be taken into account under the Plan for such calendar year and all prior calendar years, in lieu of the $200,000 limitation set forth above, or as previously adjusted.

Special Provisions applicable under Prior Plan:

(a)
Notwithstanding any provision in this Plan to the contrary, however, subject to any limitations imposed under Section 401(a)(17) of the Code, effective for periods prior to September 1, 1994, Compensation shall mean:

(i)	for each calendar month prior to July 1, 1970, 1/12th of his basic salary (on an annual basis) in effect at the beginning of each Plan Year; and

(ii)
for each calendar month after June 30, 1970, 1/12th of the sum of his basic salary (on an annual basis) in effect at the beginning of each Plan Year, plus any cash payments he received in the prior Plan Year under the Company's Modified Incentive Compensation Plan;

and shall remain constant throughout each particular Plan Year (except for the effect on the last half of the 1970 Plan Year of cash payments received in 1969 under the Company's Modified Incentive Compensation Plan) regardless of increases or decreases in actual salary. In the case of an Employee not eligible to participate under the Plan at the beginning of a Plan Year, his Compensation for the remaining months of that Plan Year shall be 1/12th of his basic salary (on an annual basis) in effect on his eligibility date.

(b)	For purposes only of subparagraphs 3(c)(i)(B) of Article III of the Prior Plan, Compensation means:

(i)	prior to July 1, 1970, the basic salary or basic wages actually paid to the Employee in the particular Plan Year;

(ii)	after June 30, 1970, the basic salary or basic wages plus cash payments under the Company's Modified Incentive Compensation Plan actually paid to the Employee in the particular Plan Year; and

(iii)
after July 1, 1982, basic salary, basic wages or compensation received under either the Company's Modified Incentive Compensation Plan or the Metal Improvement Company bonus plan shall not be considered under this Plan as reduced on account of any deferral or contribution which is made pursuant to the Curtiss-Wright Corporation Deferred Compensation Plan (a tax qualified defined contribution plan, subsequently renamed the Curtiss-Wright Corporation Savings and Investment Plan, herein, "the Savings Plan"). Basic salary, basic wages or Compensation received under either the Company's Modified Incentive Compensation Plan or the Metal Improvement Company bonus plan shall be calculated as if no deferral or contributions were made to the Savings Plan.

"Basic salary or basic wages" of an Employee means his basic salary or basic wages only, and shall in no case include any amounts paid to him as overtime, bonuses, deferred compensation or additional compensation of any sort.

1.13
“Covered Compensation” means, for any Participant, the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Participant attains his Social Security Retirement Age. No increase in Covered Compensation shall decrease a Participant’s Accrued Benefit under the Plan. In determining a Participant’s Covered Compensation for any Plan Year, the taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is made. The Covered Compensation of a Participant for any Plan Year beginning after December 31, 2028 shall be determined in accordance with the tables published in the Revenue Ruling issued by the Internal Revenue Service that provides such tables for the 2028 Plan Year.

1.14	"Credited Service" means completed years and calendar months of employment and shall include the following:

(a)	All periods of employment of an Employee with the Company, and periods of employment with an Affiliated Company while such Affiliated Company is a participating employer in the Plan.

(b)	A period of Leave of Absence recognized under Article 2.03.

(c)
For periods on or after May 1, 1966 and before December 31, 1991, Credited Service of an Employee eligible to participate in this Plan shall include Service which would be creditable under the Curtiss-Wright Pension Plan for any periods of his employment not included as Credited Service under paragraphs (a) and (b) above.

(d)	For a continuous period up to two years while an Employee is in receipt of Disability Payments as provided in Article 2.03(b).

Notwithstanding any provision in this Plan to the contrary, for purposes of determining Credited Service, an Employee shall be credited with a calendar month of Service for a month in which such Participant completes one (1) Hour of Service. This provision shall apply only in the month of hire and the month of separation of Service.

Special Provisions applicable under Prior Plan

For purposes of determining Credited Service for the Prior Plan, the following provisions shall apply:

(i)	Only Employees who were participants under the terms of the Prior Plan shall be entitled to Credited Service.

(ii)
Credited Service shall mean completed years and calendar months of employment, including periods of employment with the Company or an Affiliated Company following his most recent date of hire preceding December 31, 1991.

Special Provisions applicable to Employees of Acquired Entities

The Credited Service of Employees who were formerly employed by entities that were acquired by the Company shall be subject to the special rules set forth in Schedule J.

1.15
“Disability Payments” means payments received under the Company’s long-term or short-term disability plans, payments received under the workers’ compensation law (excluding statutory payments for loss of any physical or bodily member such as a leg, arm or finger), or solely with respect to an Employee who is not covered by the Company’s long-term disability plan, payments of a Social Security disability pension received on account of a disability incurred while an Employee.

1.16
"Early Retirement Date" means the date on which a Participant has attained at least age fifty-five (55) and completed at least five (5) Years of Credited Service, or three (3) Years of Credited Service, effective January 1, 2008.

A Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits pursuant to Article 6.03 of the Plan.

1.17
"Effective Date" The original effective date of the Prior Plan was May 1, 1953. The effective date of this amendment and restatement of the Plan is January 1,  2010, except as otherwise provided herein, or as required by applicable law.

1.18	"Employee" means any person employed by the Company who receives compensation other than a pension, severance pay, retainer, or fee under contract but excluding:

(a)	Any Leased Employee; and

(b)
Any person deemed to be an independent contractor by the Company and paid by the Company in accordance with its practices for the payment of independent contractors, including the provision of tax reporting on Internal Revenue Service Form 1099, notwithstanding any subsequent reclassification of such person for any purpose under the Code, whether agreed to by the Company or adjudicated under applicable law.

The term “employee,” as used in the Plan, means any individual who is employed by the Company or an Affiliated Company as a common law employee of the Company or an Affiliated Company, regardless of whether the individual is an “Employee,” and any Leased Employee.

1.19	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the corresponding provisions of any subsequently enacted pension laws.

1.20
"Fiduciary" means any person that exercises any discretionary authority or discretionary control respecting the management or disposition of Plan assets or renders any investment advice for a fee or other compensation or exercises any discretionary authority or responsibility for the administration of the Plan.

1.21	"Highly Compensated Employee" means, for a Plan Year, any employee of the Company or an Affiliated Company (whether or not eligible for membership in the Plan) who:

(a)	was a 5 percent owner of the Company (as defined in Section 416(i) of the Code) for such Plan Year or the prior Plan Year, or

(b)
for the preceding Plan Year received remuneration (as defined in Article 6.10(b)) in excess of $80,000, and, pursuant to the Company's top-paid group election, was among the highest 20 percent of employees of the Company for the preceding Plan Year when ranked by remuneration paid for that year and excluding, for the purpose of such determination, employees described in Section 414(q)(5) of the Code. The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.

Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Company or an Affiliated Company which constitutes income from sources within the United States shall be disregarded for all purposes of this Article 1.21.

The Company’s top-paid group election, shall be used consistently in determining Highly Compensated Employees for determination years of all employee benefit plans of the Company and Affiliated Companies for which Section 414(q) of the Code applies (other than a multiemployer plan) that begin with or within the same calendar year, until such election is changed by Plan amendment in accordance with IRS requirements.

The provisions of this Article 1.21 shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Article 1.21 inconsistent therewith.

“Highly Compensated Former Employee” means for a Plan Year any former employee of the Company or an Affiliated Company who had terminated employment prior to the Plan Year and who was a Highly Compensated Employee for either the year of termination or any Plan Year ending on or after the employee’s 55th birthday.

1.22     "Hour of Service" means:

(a)
Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company. These hours will be credited to the Employee for the computation period in which the duties are performed; and

(b)
Each hour for which an Employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or Leave of Absence. No more than five hundred one (501) Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period); and

(c)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) or (o) of the Code and the regulations thereunder.

Notwithstanding any provision in this Plan to the contrary, Hours of Service shall not be credited for severance pay.

The Hours of Service credited shall be determined as required by Section 2530.200b-2(b) and (c) of the Labor Regulations.

To the extent that Schedule J provides for recognizing service with an acquired entity prior to an acquisition, hours of service with the acquired entity shall be credited as Hours of Service for purposes of this Section 1.22. Effective for acquisitions occurring on or after January 1, 2011, in the event that an Employee’s actual hours of service prior to the acquisition date cannot be determined on the basis of records maintained by the acquired entity, the Employee’s Hours of Service shall be determined by multiplying his scheduled work hours for the acquired entity times the number of full and partial pay periods completed during the relevant period.

1.23
"IRS Interest Rate" means, effective January 1, 2011, the annual rate of interest prescribed under Section 417(e)(3)(C) of the Code as determined for the fifth full calendar month preceding the applicable Stability Period, except as otherwise provided in paragraph (a) or (b) below.

(a)
For purposes of determining the amount of any lump sum payment with an Annuity Starting Date between January 1, 2011 and December 31, 2011, the IRS Interest Rate shall not be less than the annual rate of interest prescribed under Section 417(e)(3)(C) of the Code for December 2010.

(b)
For purposes of determining the annuity equivalent under Section 1.01(d) of either the Cash Balance Account or employee contributions plus interest for an Annuity Starting Date on or after January 1, 2011, the annuity benefit shall not be less than an amount calculated by converting the applicable lump sum amount as of December 31, 2010, plus interest credits (as determined pursuant to Section 4.03 or 6.06) up to the Annuity Starting Date, into an annuity by using the IRS Mortality Table and annual rate of interest prescribed under Section 417(e)(3)(C) of the Code for the first full calendar month preceding the applicable Stability Period.

1.24
"IRS Mortality Table" means, effective January 1, 2008, the mortality table prescribed in Section 417(e)(3)(B) of the Code (as in effect on and after the first day of the 2008 Plan Year). However, when determining the amount of a benefit with an Annuity Starting Date prior to January 1, 2008 and on or after December 31, 2002, the IRS Mortality Table means the mortality table prescribed by Revenue Ruling 2001-62.

1.25
"Leased Employee" means any person (other than a common law employee of the Company) who, pursuant to an agreement between the Company and any other person (“leasing organization”), has performed services for the Company or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Company. In the case of any person who is a Leased Employee before or after a period of service as an Employee, the period during which he has performed services as a Leased Employee for the Company or Affiliated Company shall be counted solely for purposes of determining eligibility to participate in the Plan and vesting in the Plan to the extent such service would be recognized for other Employees; however, the Leased Employee shall not, by reason of that status, become a Participant in the Plan or accrue any benefit under the plan for the period during which he was a Leased Employee.

1.26
"Leave of Absence" means any leave of absence which may be granted by the Company in accordance with reasonable standards and policies uniformly observed and consistently applied and may include, by way of illustration and not limitation, leaves of absence granted because of illness of the Employee or of his family members, but shall specifically exclude any period during which the Employee is in receipt of Disability Payments.

1.27
"Life Annuity" means, for other than the Escalating Annuity Benefit, a benefit payable in equal monthly amounts for the life of the annuitant and ceasing with the payment made on the first day of the month in which the annuitant dies, or, for the Escalating Annuity Benefit, the benefit form described in the second paragraph of Article 4.01.

1.28	"Limitation Year" means the Plan Year.

1.29	"Maternity/Paternity Leave" means a temporary cessation from active employment with the Company or with any Affiliated Company, for any of the following reasons:

(a)     the pregnancy of the Employee;

(b)     the birth of a child of the Employee;

(c)	the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

(d)
the caring for such child for a period beginning immediately following such birth or placement; provided, however, that in order for an Employee's absence to qualify as a Maternity/Paternity Leave of Absence, the Employee must furnish the Administrative Committee in a timely manner, with such information and documentation as the Administrative Committee may reasonably request to establish that the absence from work is for reasons referred to above and the number of days for which there was such absence.

1.30    "Normal Retirement Age" means the later of:

(a)     the date a Participant attains age sixty-five (65); or

(b)	the fifth (5th) anniversary (the third (3rd) anniversary effective January 1, 2008) of the date as of which the Participant commenced employment.

A Participant shall become fully vested in his Normal Retirement Benefit upon attaining his Normal Retirement Age.

1.31	"Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

1.32	"Participant" means a person who meets the requirements of Article 2, 9 or 10 for participation in the Plan, including a former Participant.

1.33	"Plan" means the Curtiss-Wright Corporation Retirement Plan, as set forth herein and as it may be amended.

1.34	"Plan Year" means the calendar year:

1.35	"Prior Plan" means Curtiss-Wright Contributory Retirement Plan, established on May 1, 1953, and which was in full force and operation through August 31, 1994.

1.36
"Qualified Joint and Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse, which is equal to one-half of the amount which is payable during the joint lives of the Participant and the Spouse, and which is the amount of benefit which can be purchased with the actuarial equivalent of the Participant’s vested retirement benefit.

1.37
"Service" means all periods of employment with the Company. The period of employment begins when a Participant first completes one (1) Hour of Service and ends on the earlier of the date the Employee resigns, is discharged, retires, dies or, if the Employee is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from the Company. If an Employee is absent for any reason and returns to the employ of the Company before incurring a One-Year Break in Service, he will receive credit for his period of absence up to a maximum of twelve (12) months. Service subsequent to a One-Year Break in Service will be credited as a separate period of employment.

1.38
“Social Security Retirement Age” means age 65 with respect to a Participant who was born before January 1, 1938; age 66 with respect to a Participant who was born after December 31, 1937 and before January 1, 1955; and age 67 with respect to a Participant who was born after December 31, 1954.

1.39
"Spouse" means the individual to whom the Participant is lawfully married (whether of the same or opposite sex) in accordance with the laws of the jurisdiction in which the marriage ceremony was performed, and any former Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code ("QDRO"). Prior to June 26, 2013, an individual had to be the Participant’s husband or wife as provided in the Defense of Marriage Act of 1996 to be treated as a Spouse under the Plan. On and after June 26, 2013, and on and before September 15, 2013, an individual of the same sex as the Participant was treated as a Spouse under the Plan only if the couple had entered into a relationship denominated as a legal marriage under the laws of the jurisdiction in which the Participant maintained his legal residence during such period. No individual, whether of the same or opposite sex, shall be a Participant’s Spouse on account of the fact that such individual has entered into a domestic partnership, civil union or other formal or informal relationship with the Participant that is not denominated as a legal marriage under the laws of a jurisdiction, even if those laws provide similar rights, protections and benefits to persons in those relationships as they do to married persons. In all cases, the marriage must be recognized for purposes of the Code’s provisions applicable to qualified plans pursuant to regulatory guidance issued thereunder. The Administrative Committee may require the Participant and/or Spouse to submit evidence to prove such legal relationship.

1.40	"Stability Period" means the Plan Year in which occurs the Annuity Starting Date for the distribution.

1.41	“Temporary Employee” means an Employee who, under the Company’s generally applicable payroll and human resources practices,

(a)	is hired for a specific assignment of limited scope that will have a duration of at least 90 days; and

(b)	is hired subject to the condition that he will be terminated upon completion of such specific assignment.

1.42    "Trust" means the trust created by the Trust Agreement.

1.43
"Trust Agreement" means the agreement entered into with a bank or trust company establishing the Trust under the Plan for the purpose of holding contributions under the Plan and for the payment of benefits under the Plan, as such agreement may be amended from time to time.

1.44     "Trust Fund" means the assets of the Trust.

1.45
"Trustee" means the person or persons acting as trustee or trustees hereunder at any time or from time to time. A Trustee shall be deemed to be a "named fiduciary" pursuant to Section 402(a)(1) of ERISA.

1.46
"Vesting Year of Service" means any Plan Year during which the Employee is credited with at least one thousand (1,000) Hours of Service. Vesting Years of Service shall include all Years of Service determined as of August 31, 1994, for which such Employee received a Year of Service for vesting purposes under the terms of the Prior Plan, or under the terms of either the Metal Improvement Company Retirement Income Plan or the Curtiss-Wright Flight Systems/Shelby, Inc. Retirement Plan. If the Company maintains the Plan of a predecessor employer, Service with such employer will be treated as Service for the Company.

Special Provisions applicable to Employees of Acquired Entities

The Vesting Years of Service of Employees who were formerly employed by entities that were acquired by the Company shall be subject to the special provisions set forth in Schedule J.

In any case where an Employee’s prior service with an acquired entity is included for purposes of determining his Vesting Years of Service, the Employee shall be credited with a Vesting Year of Service for each applicable calendar year (as defined below) in which he is credited with 1,000 or more Hours of Service with the acquired entity (as determined pursuant to Section 1.22). If any such Employee does not earn at least 1,000 Hours of Service in the acquisition year (as defined below) after the acquisition date, the Employee shall also be credited with Hours of Service with the acquired entity for purposes of determining whether the Employee has earned a Vesting Year of Service for the acquisition year. In no event shall an Employee be credited with more than one Vesting Year of Service for any calendar year.

For purposes of this Section 1.46, the “acquisition year” means the calendar year in which the acquisition of the acquired entity occurs, and an “applicable calendar year” means the acquisition year and each prior calendar year that includes or follows the Employee’s most recent date of hire by the acquired entity.

1.47
"Year of Eligibility Service" means, with respect to any Employee, the 12-month period of employment with the Company or any Affiliated Company, whether or not as an Employee, beginning on the date he first completes an Hour of Service upon hire or rehire, or any Plan Year beginning after that date, in which he first completes at least 1,000 Hours of Service. In any case where an Employee’s prior service with an acquired entity is included for purposes of determining whether he has completed a Year of Eligibility Service, the Employee shall be credited with Hours of Service with the acquired entity (as determined pursuant to Section 1.22).

1.48	"Year of Credited Service" means each year with the Company with respect to which benefits are treated as accruing on behalf of the Participant for such year pursuant to Article 1.14 of the Plan.

1.49	"Year of Service" means, unless otherwise indicated, twelve (12) consecutive months of Service.

ARTICLE 2: ELIGIBILITY

2.01	Eligibility for Participation.

(a)
Any nonrepresented Employee and any represented Employee whose union has negotiated a benefit under this Plan, not described in this paragraph (a), shall be eligible to participate in the Plan as of the date he completes his Year of Eligibility Service, provided that he then satisfies the following eligibility requirements:

(i)    He shall be a salaried or hourly Employee; and

(ii)
He shall either be employed by the Company in the United States, or, if he is in the employ of a participating subsidiary and/or constituent corporation now or hereafter organized under the laws of a country, or political subdivision thereof, foreign to the United States of America, he shall be a citizen of the United States of America. Notwithstanding the foregoing, an Employee shall not be eligible to participate in this Plan during any period when he participates in a retirement plan or program sponsored by the Company or an Affiliated Company mainly for the purpose of providing retirement benefits to individuals employed outside the United States of America.

Notwithstanding any provision hereof to the contrary, an Employee who is hired or rehired after January 31, 2010 (or any Employee acquired by the Company or an Affiliated Company after January 31, 2010) shall not be eligible to accrue benefits under Article 6 of the Plan. Such Employee shall be eligible to accrue benefits under Article 4 of the Plan, and any other benefits not specifically excluded in the preceding sentence.

Notwithstanding any provision hereof to the contrary, no Employee shall become eligible to accrue benefits under Article 4 of the Plan on or after January 1, 2014.

(b)
In addition to the above, any nonrepresented Employee and any represented Employee whose union had negotiated a benefit under this Plan, employed by the Company as of September 1, 1994, became a Participant under this Plan as of September 1, 1994.

(a)
Special Provisions applicable to Employees of Acquired Entities: The eligibility of Employees who were formerly employed by entities that were acquired by the Company and Employees who are employed at facilities or operations that were acquired by the Company subsequent to the acquisition thereof, and the Vesting Years of Service of Employees who were formerly employed by entities that were acquired by the Company shall be subject to the special rules set forth in Schedule J.

(b)
Notwithstanding any provision hereof to the contrary, an Employee who is classified as a Casual Employee or as a Temporary Employee shall not be eligible to become a Participant in the Plan even in the event that such Casual Employee or Temporary Employee shall work 1,000 hours for the Company.

(e)
Notwithstanding any provision herein foregoing, effective February 1, 2010, any Employee who was (1) a Participant in the Plan; (2) accruing benefits under the provisions of Article 6; and (3) was on an approved Leave of Absence before February 1, 2010 shall continue to be eligible to accrue benefits under the provisions of Article 6 if he or she returns from an approved Leave of Absence after January 31, 2010 and satisfies either (i) or (ii) below:

(i)	if the Leave of Absence was as a result of military service, the Employee must return to the Company while his reemployment rights were protected by law.

(ii)	if the Leave of Absence was not covered under (i) above, the Employee must return to the employ of the Company on or before the expiration of the Leave of Absence.

If the Employee does not satisfy either (i) or (ii) above, he or she will not be eligible to accrue benefits under Article 6 of the Plan. He or she shall be eligible to accrue benefits under Article 4 of the Plan and any other benefits not specifically excluded in the preceding sentence.

(f)
An Employee who has transferred from an eligible to an ineligible location under the provisions of Article 16(d)(i) will continue to accrue benefits under the provisions of Article 6, even if such Employee subsequently transfers to another location after January 31, 2010.

(g)
An Employee who has transferred from a represented position to a nonrepresented position under the provisions of Article 16(d)(iii) after January 31, 2010 shall not be eligible to accrue benefits in accordance with the provisions of Article 6 on or after the date of such transfer.

(h)	Notwithstanding paragraph (a), an Employee who transfers to a non-U.S. Affiliated Company shall be eligible to accrued benefits under Article 6 if:

(i)	he is accruing benefits under Article 6 as of the transfer date: and

(ii)	after January 31, 2010 and without any break in service, he transfers from the non-U.S. Affiliated Company to a position with the Company in which he is eligible to accrue benefits under the Plan.

Benefit accruals for any such Employee based on the period of employment after he again becomes an Employee shall be subject to the provisions of Article 16(e).

(i)
An Employee who has transferred from a nonrepresented position to a position represented by a union that has not negotiated a benefit under this Plan pursuant to the provisions of Article 16(d)(i)(A) after December 31, 2013 shall not be eligible to accrue benefits in accordance with the provisions of Article 6 on or after the date of such transfer.

2.02	Break in Service.
There are no Breaks in Service under the terms of this Plan. All periods of employment shall be aggregated for the purpose of determining whether an Employee has satisfied the requirements of Section 2.01.

2.03	Treatment of Periods of Military Service, Disability and other Leaves of Absence.

(a)
Notwithstanding any provision hereof, a Participant’s Service, as taken into account under the Plan for purposes of vesting and for purposes of determining eligibility for and the amount of his retirement benefits hereunder, in accordance with Articles 4, 6 and 9, shall include, to the extent required by law, any period of absence from service with the Company due to a period of service in the uniformed services of the United States which occurs after the date the Participant meets the eligibility requirements for membership in the Plan. If he shall have returned to the service of the Company after having applied to return while his reemployment rights were protected by law, the Participant shall be deemed to have earned Compensation during the period of absence at the rate he would have received had he remained employed as an Employee for that period or, if such rate is not reasonably certain, on the basis of the Participant’s rate of compensation during the 12-month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period).

(b)
In the event a Participant incurs a disability while an Employee and becomes entitled to Disability Payments on account of such disability, the Participant shall continue to accrue benefits under the provisions of Articles 4 and 6 and shall continue to be credited with Vesting Years of Service for the period he is in receipt of the Disability Payments, up to a maximum continuous period of twenty-four months (including any applicable waiting period for such Disability Payments provided that after the expiration of such waiting period the Participant becomes entitled to Disability Payments). For purposes of computing the benefit accrued by a Participant under this paragraph (b), a Participant shall be deemed to have earned Compensation during the period he is accruing a benefit under this paragraph (b) at the rate of Compensation he was receiving immediately prior to the date he ceased active employment on account of the disability. A Participant who is entitled to Disability Payments and who is credited with at least five Vesting Years of Service (three Vesting Years of Service effective January 1, 2008) may elect at any time by written advance application to the Administrative Committee to cease further accruals under the provisions of this paragraph (b) and in lieu thereof to commence receipt of payments under the applicable provisions of the Plan.

A Participant who made the election in the preceding sentence after January 31, 2010 shall not be eligible to accrue benefits determined in accordance with Article 6 if he or she is rehired after January 31, 2010. A Participant, who is entitled to Disability Payments and is rehired after January 31, 2010 with the Company, before the end of the twenty-four month period described above, shall continue to be eligible to accrue benefits under the Provisions of Article 6. A Participant who is rehired after January 31, 2010, and after the end of the twenty-

four month period described above shall not be eligible to accrue benefits under Article 6 of the Plan on or after such rehire date. He or she shall be eligible to accrue benefits under Article 4 of the Plan and any other benefits not specifically excluded in the preceding sentence.

(c)
Notwithstanding any provision of the Plan to the contrary and except as otherwise provided in this paragraph, an Employee’s period of Leave of Absence not otherwise included under paragraph (a) or (b) above shall be included for purposes of determining the Employee’s Vesting Years of Service and Years of Eligibility Service and the amount of his retirement benefits hereunder in accordance with Articles 4, 6, and 9, provided that the Employee returns to the employ of the Company at or before the expiration of the Leave of Absence. If the Employee receives credit for service under the preceding sentence, the Employee shall be deemed to have earned Compensation during the Leave of Absence at the rate of pay he was receiving immediately prior to his Leave of Absence. Notwithstanding the foregoing, in the case of an Employee whose employment is not covered by a collective bargaining agreement, any period of leave beginning on or after January 1, 2011 that is classified by the Company as a personal leave of absence shall not be included for purposes of determining the amount of the Employee’s retirement benefits, and the Employee shall not be deemed to have earned any Compensation for such period of leave.

(d)
Notwithstanding any provisions of the Plan to the contrary, an Employee who dies or incurs a disability on or after January 1, 2007 while performing qualified military service shall be treated as if he returned to the service of the Company on the day preceding his death or disability and terminated employment the following day.

ARTICLE 3: COMPANY CONTRIBUTIONS

3.01	Amount.
Effective September 1, 1994, no contribution shall be required of any Participant as a condition of his participation in the Plan. The Company shall contribute to the Plan, for each Plan Year at least the amount, if any, necessary to satisfy the minimum funding requirements of the Code for such Plan Year.

3.02	Payment.
Company contributions for any Plan Year shall be paid in cash to the Trustee no later than the date prescribed by Section 412 of the Code and the regulations thereunder for meeting the minimum funding requirements for such Plan Year.

3.03	Forfeitures.
Any forfeitures arising under the Plan shall be used to reduce the Company's contribution.

3.04	Return of Company Contributions.
A contribution made by the Company may be returned to the Company if:

(a)	the contribution is made by the reason of a mistake of fact, provided such contribution is returned within one year of the mistaken payment; or

(b)
the contribution is conditioned on its deductibility for Federal income tax purposes and such deduction is disallowed, provided such contribution is returned within one year of the disallowance of the deduction for Federal income tax purposes and provided further that each contribution shall be deemed to be conditioned on its deductibility, unless otherwise stated in writing by the Company); or

(c)
the contribution is made prior to the receipt of a determination letter from the Internal Revenue Service as to the initial qualification of the Plan under Section 401(a) of the Code and no favorable determination letter is received; provided that any contribution made incident to that initial qualification must be returned to the Company within one year after the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

The amount of any contribution which may be returned shall be reduced to reflect its proportionate share of any net investment loss in the Trust Fund. In the event paragraph (c) applies, the returned contribution may include any net investment earnings or gains in the Trust Fund.
ARTICLE 4: CASH BALANCE ACCOUNT

4.01	Escalating Annuity Benefit and Cash Balance Account.
Effective September 1, 1994, an Escalating Annuity Benefit shall be established and maintained for each Participant to which credits shall be made pursuant to the provisions of this Article 4. The amount of Escalating Annuity Benefit credited to any Participant shall be in addition to any other benefits credited under this Plan. The lump sum value of a Participant's Escalating Annuity Benefit, determined in accordance with Article 1.01, shall be referred to as his Cash Balance Account.

The normal form of retirement benefit for the Escalating Annuity Benefit is a life annuity payable monthly, commencing at Normal Retirement Date, under which the monthly benefit is automatically increased at the beginning of each calendar year after benefit commencement. The percentage of increase, or escalator, applicable to a calendar year is (i) for increases prior to 1997, the applicable rate from Article 4.03(a), and (ii) for increases after 1996, the 30-year Treasury Bond rate for December of the prior year.

4.02	Pay Based Credits.
For each Plan Year beginning on or before January 1, 2013 during which an Escalating Annuity Benefit is in effect, there shall be credited to the Cash Balance Account of each Participant three percent (3%) of the Participant's Compensation earned during that Plan Year, such amount being credited as of the first day of the Plan Year. In no event shall any amount be credited to the Cash Balance Account of a Participant for any Plan Year beginning on or after January 1, 2014.

4.03	Cost of Living Adjustment.
For each Participant who has not commenced to receive his Escalating Annuity Benefit, such benefit shall be increased in the manner described in paragraph (b) below by a Cost of Living Adjustment determined in accordance with paragraph (a) below, except that for active Participants beyond Normal Retirement Age, (a) and (b) below will not apply and (c) below will apply:

(a)     The Cost of Living Adjustments shall be as follows:

(i)	6.880% for calendar year 1994; however, for the period from September 1, 1994 to December 31, 1994, the equivalent rate of 2.24266% is credited.

(ii)	8.688% for calendar year 1995.

(iii)	6.230% for calendar year 1996.

(iv)	6.550% for calendar year 1997.

(v)	for years subsequent to 1997, the 30-year Treasury Bond rate for December of the prior year.

(b)
The Participant's Escalating Annuity Benefit shall be increased at the end of each Plan Year described in (a) above by an amount equal to the Cost of Living Adjustment for such year multiplied by the Participant's Escalating Annuity Benefit on the first day of such year inclusive of the Pay Based Credits allocated to such year under 4.02 above.

The amount of a Participant's Escalating Annuity Benefit at any date shall be the amount of the Benefit on the first day of the month containing such date. The value of a Participant's Escalating Annuity Benefit on the first day of a month shall be determined by increasing the value of the Benefit as of the first day of the Plan Year containing such month by any Pay Based Credits earned in such year and then by multiplying the sum by a Cost of Living Factor based on (a) above and the number of months from the beginning of the year to the first day of the month of determination.

(c)
Participants who remain active employees beyond Normal Retirement Age will not receive Cost of Living Adjustments in accordance with (a) and (b) above, but will instead have their Escalating Annuity Benefits increased at the end of each Plan Year by the 30-year Treasury Bond rate for December of the prior year. If the amount of an Escalating Annuity Benefit is to be determined as of a date other than the beginning or end of a Plan Year, the rules of the second paragraph of (b) above shall be applied but using the 30-year Treasury Bond rate for December of the prior year in lieu of the rates set forth in (a) above. Such increase will be in addition to any Pay Based Credits earned under Article 4.02 above.

4.04	Vesting.
The interest of a Participant in his Escalating Annuity Benefit shall be vested in accordance with Article 5 of this Plan.

4.05	Distribution of Escalating Annuity Benefit and Cash Balance Account.

(a)
A Participant shall be entitled to commence distribution of his Escalating Annuity Benefit upon (i) retirement on his Normal Retirement Date or Early Retirement Date, as the case may be, or (ii) the date he separates from Service with the Company with a vested benefit.

(b)	A Participant's Escalating Annuity Benefit shall be distributable pursuant to a form of payment permissible under Article 7 as elected by the Participant.

4.06	Death Benefit.

(a)
If a Participant who has an Escalating Annuity Benefit dies before commencement of the payment of such Benefit, the Participant's Beneficiary shall receive an annuity that is the Actuarial Equivalent of the Escalating Annuity Benefit, payable for the life of the Beneficiary. Payment of the annuity shall commence on what would have been the Participant's Normal Retirement Date (or the first day of the month following his date of death, if later), unless the Beneficiary elects earlier commencement.

(b)
In lieu of the annuity described in Article 4.06(a), a Beneficiary may elect to receive the Participant's Cash Balance Account in a single sum. Payment shall be made at such time as the Beneficiary elects. In the event the Beneficiary is the Participant’s estate, the death benefit shall automatically be paid to the estate in one lump sum.

(c)
Subject to the spousal consent requirements of Article 8.01 of the Plan, the Participant may, by written designation filed with the Administrative Committee, designate one Beneficiary to receive payment under this Article 4 and may rescind or change any such designation. In the event that a Participant has designated more than one Beneficiary to receive payment under this Article 4 and no election described in Article 4.06(b) has been made, payment of the Participant’s Cash Balance Account shall be made in a lump sum to the Beneficiaries in the proportion that the annuity described in Article 4.06(a) would have been paid to such Beneficiaries.

(d)
In the absence of spousal consent under Article 8.01, the Actuarial Equivalent of any vested Escalating Annuity Benefit shall be paid to the surviving Spouse as a single life annuity over the Spouse's life. In no event shall the amount of the annuity payable to the surviving Spouse be less than the amount that would be payable under Article 8.01.

4.07	Amount of Escalating Annuity Benefits.

(a)	A Participant's accrued benefit under this Article 4 as of any date is his Escalating Annuity Benefit as of such date.

(b)
If the Participant's benefit commences prior to Normal Retirement Date, the amount of Escalating Annuity commencing at any earlier benefit commencement date shall be the amount of his accrued Escalating Annuity Benefit multiplied by an early retirement factor. For the purpose of this Article 4.07 the early retirement factor shall be the ratio of 18.75 to the complete expectation of life at the Participant's age at benefit commencement, such expectation being calculated using the IRS Mortality Table.

(c)
If the Participant's benefit commences on or after Normal Retirement Date, the amount of Escalating Annuity commencing at any such benefit commencement date shall be the amount of his accrued Escalating Annuity Benefit multiplied by a late retirement factor. For the purpose of this Article 4.07 the late retirement factor shall be the ratio of 18.75 to the complete expectation of life at the Participant's age at benefit commencement, such expectation being calculated using the IRS Mortality Table.

(d)
The lump sum value of the Escalating Annuity Benefit described in (b) or (c) above shall be the Actuarial Equivalent of such Escalating Annuity Benefit and any other form of annuity benefit shall be the Actuarial Equivalent of the lump sum so determined.

4.08	Supplemental Credits.

(a)	Supplemental Credits shall be provided in accordance with the provisions of Schedule K 1.

(b)
For purposes of Article 4.03(b), the Supplemental Credits added to a Participant's Escalating Annuity Benefit in accordance with this Article 4.08 shall be treated in the same manner as the Pay Based Credits earned by the Participant during the year in which such supplemental credits were added.

(c)
The supplemental credits added to a Participant's Escalating Annuity Benefit in accordance with this Article 4.08 shall be payable in the same manner and under the same conditions as amounts credited to his Escalating Annuity Benefit under Article 4.02.

ARTICLE 5: VEsTING

5.01	Vesting Schedule.
(a)     Normal Retirement Benefit determined under Article 6.01.

Effective January 1, 2008, upon termination of Service prior to Normal Retirement Date, the interest of a Participant in that portion of his Normal Retirement Benefit that is determined in accordance with Article 6.01 shall be vested in accordance with the following schedule, based on the number of Vesting Years of Service of the Participant on the date of his termination of employment:

Vesting Years of Service as of Date of Termination:	Nonforfeitable Percentage:
Less than 3	0%
3 or more	100%

Prior to January 1, 2008, upon termination of Service prior to Normal Retirement Date, the interest of a Participant in that portion of his Normal Retirement Benefit that is determined in accordance with Article 6.01 shall be vested in accordance with the following schedule, based on the number of Vesting Years of Service of the Participant on the date of his termination of employment:

Vesting Years of Service as of Date of Termination:	Nonforfeitable Percentage:
4 or less	0%
5 or more	100%

(b)	Normal Retirement Benefit derived from Cash Balance Account as determined under Article 4.

(i)    Vesting Schedule Effective January 1, 2008

Upon termination of Service prior to attaining his Normal Retirement Age, the interest of a Participant in the portion of his Normal Retirement Benefit that is derived from his Cash Balance Account, as determined in accordance with Article 4 shall be vested in accordance with the following schedule based on the number of Vesting Years of Service of the Participant on the date of his termination of Service:

Vesting Years of Service as of Date of Termination:	Nonforfeitable Percentage:
Less than 3	0%
3 or more	100%

(ii)    Participant not employed prior to June 1, 1997:

Upon termination of Service prior to attaining his Normal Retirement Age, the interest of a Participant who commenced employment with the Company or an Affiliated Company on or after June 1, 1997 in the portion of his Normal Retirement Benefit that is derived from his Cash Balance Account, as determined in accordance with Article 4 shall be vested in accordance with the following schedule based on the number of Vesting Years of Service of the Participant on the date of his termination of Service:

Vesting Years of Service as of Date of Termination:	Nonforfeitable Percentage:
4 or less	0%
5 or more	100%

(iii)     Participant employed prior to June 1, 1997:

Upon termination of Service prior to attaining his Normal Retirement Age, the interest of a Participant who commenced employment with the Company or an Affiliated

Company prior to June 1, 1997 in the portion of his Normal Retirement Benefit that is derived from his Cash Balance Account, as determined in accordance with Article 4 shall be vested in accordance with the following schedule based on the number of Vesting Years of Service of the Participant on the date of his termination of Service:

Vesting Years of Service as of Date of Termination:	Nonforfeitable Percentage:
1	20%
2	40%
3	60%
4	80%
5	100%

(c)     Special Provision for Reductions in Force.

The provisions of paragraphs (a) and (b) above shall be subject to the provisions of Schedule K 2, if and to the extent applicable, with respect to Participants whose employment with the Company is terminated on account of a reduction in force.

(d)     Special Provision for Reductions in Force.

The provisions of paragraphs (a) and (b) above shall be subject to the provisions of Schedule K 2, if and to the extent applicable, with respect to Participants whose employment with the Company is terminated on account of a reduction in force.

5.02	Break in Service.
There are no Breaks in Service under the terms of this Plan. All periods of employment shall be aggregated for the purpose of determining a Participant's Vesting Years of Service and for the purpose of determining whether a Participant's nonforfeitable percentage in accordance with Article 5.01.

5.03	Forfeiture and Restoration of Vesting Years of Service and Credited Service.

(a)
In the case of a termination of a Participant's employment from the Company for any reason, if as of the date of such termination the Participant was not fully vested in his retirement benefit, the Participant may elect, subject to the limitations of Articles 4, 6 and 7 and to the provisions of paragraph (d) below, to receive a distribution of the entire vested portion of such retirement benefit and the nonvested portion will be treated as a forfeiture.

(b)	If a Participant received a distribution from the Plan and subsequently resumes covered employment under the Plan, the following shall apply:

(i)	The Participant's Vesting Years of Service shall be restored.

(ii)	Repayment of any distribution from the Plan shall not be permitted.

(iii)
If the Participant had less than three Vesting Years of Service at the time of his termination (five years prior to January 1, 2008), his Years of Credited Service shall also be restored, and the forfeited portion of his Company-derived retirement benefit, determined as of the time of his termination, shall be restored to him, without interest from the time of the distribution to the date the Participant resumes covered employment, but subject to the provisions of Article 4.07.

(iv)
If the Participant had three or more Vesting Years of Service at the time of his termination (five years prior to January 1, 2008) received a distribution representing less than his entire Company-derived retirement benefit, all of his Years of Credited Service shall be restored.

(v)
If the Participant had three or more Vesting Years of Service at the time of his termination (five years prior to January 1, 2008), and received a single sum representing all of his retirement benefit, his Years of Credited Service shall not be restored to him.

(vi)
If a Participant's Credited Service is restored in accordance with subparagraph (b)(iii), or (b)(iv), then, upon subsequent retirement or termination of employment, the Participant's retirement benefit shall be reduced by the Actuarial Equivalent value of any benefit previously distributed to him.

(vii)	For Participants who terminate employment after January 1, 2008, three Years of Vesting Service shall be substituted for five Years of Vesting Service in subparagraphs (i), (iii), (iv) and (v) above.

(c)
If a Participant terminated employment from the Company, but did not receive a distribution from the Plan in accordance with paragraph (a) above, and subsequently resumes covered employment under the Plan, the following shall apply;

(i)	The Participant's Vesting Years of Service shall be restored.

(ii)    The Participant's Credited Service shall be restored.

(d)
If the present value of a Participant's vested retirement benefit derived from Company and Participant contributions exceeds $1,000, and the retirement benefit is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such retirement benefit. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the ninety (90) day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's retirement benefit is no longer immediately distributable. Such notification shall include a general description of the material features, the consequences of failing to defer distribution, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Sections 411(a)(11) and 417(a)(3) of the

Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date.

Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the retirement benefit is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.

For purposes of this Article 5.03, a retirement benefit is immediately distributable if any part of the retirement benefit could be distributed to the Participant (or surviving Spouse) before the Participant attains (or would have attained if not deceased) the Normal Retirement Age.

5.04	Applicability of Prior Vesting Schedule.

(a)
Notwithstanding the vesting schedules set forth in Article 5.01, the vested percentage of a Participant's retirement benefit shall not be less than the vested percentage attained under the terms of the Prior Plan as of August 31, 1994.

(b)
A Participant with at least three (3) Years of Service as of September 1, 1994 may elect to have his nonforfeitable percentage computed under the Prior Plan. For Plan Years beginning before December 31, 1988, or with respect to Participants who fail to complete at least one Hour of Service in a Plan Year beginning after December 31, 1988, five (5) shall be substituted for three (3) in the preceding sentence. If a Participant fails to make such election, then such Participant shall be subject to the vesting schedules set forth in Article 5.01. The Participant's election period shall commence on the effective date of Article 5.01 as amended and shall end sixty (60) days after the latest of:

(i)     the adoption date of such amendment,

(ii)     the effective date of such amendment, or

(iii)	the date the Participant receives written notice of such amendment from the Company or Plan Administrator.

Notwithstanding the foregoing, any Employee who was a Participant as of the effective date of the amendment of Article 5.01 and who completed three (3) Years of Service shall be subject to the vesting schedule determined without regard to such amendment, provided that such schedule provides, in all circumstances, a nonforfeitable percentage that is no less than the percentage determined Article 5.01 as amended. For Plan Years beginning before December 31, 1988, or with respect to Employees who fail to complete at least one Hour of Service in a Plan Year beginning after December 31, 1988, five (5) shall be substituted for three (3) in the preceding sentence.

This election herein above shall also be applicable when a Top-Heavy Plan reverts to non-Top-Heavy status.

ARTICLE 6: AMOUNT AND COMMENCEMENT OF RETIREMENT BENEFIT

6.01	Normal Retirement.
In addition to the portion of his Normal Retirement benefit that is determined in accordance with Article 4, a Participant who retires on his Normal Retirement Date shall be entitled to a Normal Retirement Benefit determined in accordance with this Article 6.01 and subject to the minimum benefit provisions of Article 6.02. The Participant shall be entitled to receive a Normal Retirement Benefit, the Actuarial Equivalent of which is equal to the sum of (a) and (b) below:

(a)     Service Before September 1, 1994.

(i)
For Participants in covered employment on or after September 1, 1994, the Normal Retirement Benefit attributable to Service before September 1, 1994 shall be the amount determined in subparagraph (a)(ii). For Participants in covered employment on or after September 1, 1994 and who remain in covered employment on or after January 1, 1997, the Normal Retirement Benefit attributable to Service before September 1, 1994 shall be the greater of the amount determined in subparagraph (a)(ii) or the amount determined in subparagraph (a)(iii).

(ii)
The amount determined in this subparagraph (a)(ii) shall be the product of the Participant's accrued benefit under the Prior Plan as of August 31, 1994 and a fraction, the numerator of which is the amount determined in (A) and the denominator of which is the amount determined in (B), as follows:

(A)	The greater of (I) the Participant's Average Compensation as of August 31, 1994 or (II) the Participant's Average Compensation at retirement.

(B)	The Participant's Average Compensation as of August 31, 1994,

With respect to a Participant with a "frozen Section 401(a)(17) benefit", within the meaning of Article 6.02(b), the amount shall be determined by adjusting the frozen December 31, 1993 accrued benefit and the frozen accrued benefit for the period from January 1, 1994 to August 31, 1994 separately, using in the denominator, the Participant's Average Final Compensation as of December 31, 1993 and August 31, 1994 respectively, in each case, as limited by Section 401(a)(17).

If a Participant elects pursuant to Article 6.07(c) to receive a distribution of his employee contributions to the Plan, prior to his Annuity Starting Date, the accrued benefit under the Prior Plan as of August 31, 1994, adjusted as provided in this subparagraph, shall be reduced by the Actuarial Equivalent of the amount actually distributed to the Participant.

(iii)	The amount determined in this subparagraph shall be the portion of Participant's accrued benefit under the Prior Plan, as of August 31, 1994,

that is attributable only to employer contributions, with the portion of the accrued benefit attributable to employer contributions under the Prior Plan, multiplied by the fraction described in subparagraphs (ii)(A) and (B), increased by the Actuarial Equivalent value of the Participant's contributions, provided, however, that this increase shall not apply, if the Participant elects pursuant to Article 6.07(c) to receive a distribution of his employee contributions to the Plan, prior to his Annuity Starting Date.

(b)	Service After August 31, 1994.

The Normal Retirement Benefit attributable to Service after August 31, 1994 shall be equal to one and one-half (1½%) percent of Average Compensation in excess of Covered Compensation multiplied by the Participant's total number of Years of Credited Service after August 31, 1994, and on or before December 31, 2028, up to a maximum of 35 years, plus one percent (1%) of Average Compensation up to Covered Compensation multiplied by the Participant's total number of Years of Credited Service after August 31, 1994, and on or before December 31, 2028, up to a maximum of 35 years. In no event shall any Years of Credited Service be credited for purposes of this paragraph (b) for any period of employment on or after January 1, 2029.

(c)
Effective January 1, 1997, in addition to the benefits described in Article 4.02 and paragraphs (a) and (b) above, the Normal Retirement Benefit of certain participants shall be increased. Participants described in Part A of Schedule I shall receive the increase set forth in subparagraphs (c)(i) through (c)(iii) herein. Participants described in Part B of Schedule I shall receive the increase set forth in subparagraph (c)(iv) herein, adjusted for optional form of payment as provided in Article 7.02.

(i)	The benefit described in Article 6.01(a) shall be increased by the sum of (A) and (B) below:

(A)	the applicable factor in Schedule I 1 multiplied by the employer accrued benefit under Article 6.01(a), as of the date of determination, but in no event later than December 31, 2000,

(B)
the applicable factor in Schedule I 1 multiplied by the employer accrued benefit under Article 6.01(a) as of the date of determination, but in no event later than December 31, 2000, multiplied by a Participant's Years of Credited Service after December 31, 1997 and before January 1, 2001.

(ii)	The benefit described in Article 6.01(b) shall be increased by the sum of (A) and (B) below:

(A)	the product of the applicable factor in Schedule I 1, multiplied by the fraction 10/3, multiplied by the sum of:

(I)	one and one-half percent (1½%) of Average Compensation in excess of Covered Compensation, with Average Compensation determined as of the date of determination,

but in no event later than December 31, 2000, and Covered Compensation determined as of December 31, 1997, plus

(II)	one percent (1%) of Average Compensation, as determined in accordance with subparagraph (A)(I) above, up to Covered Compensation, with Covered Compensation determined as of December 31, 1997.

(B)	the product of the applicable factor in Schedule I 1, multiplied by a Participant's Years of Credited Service after December 31, 1997 and before January 1, 2001, multiplied by the sum of:

(I)
one and one-half percent (1½%) of Average Compensation in excess of Covered Compensation, with Average Compensation and Covered Compensation determined as of the date of determination, but in no event later than December 31, 2000, plus

(II)	one percent (1%) of Average Compensation up to Covered Compensation, with Covered Compensation and Average Compensation determined in accordance with subparagraph (B)(I) above.

(iii)	The benefit described in Article 4.02 shall be increased by the sum of (A) to (D) below:

(A)	the applicable factor described in Schedule I 1 multiplied by the Participant's Cash Balance Account as of December 31, 1997.

(B)	the applicable factor described in Schedule I 1 multiplied by the credit to the Participant's Cash Balance Account for the 1998 Plan Year.

(C)	the applicable factor described in Schedule I 1 multiplied by the credit to the Participant's Cash Balance Account for the 1999 Plan Year.

(D)	the applicable factor described in Schedule I 1 multiplied by the credit to the Participant's Cash Balance Account for the 2000 Plan Year.

(iv)     The additional benefits set forth in Part B of Schedule I 1.

(v)
In the event the limitation on Compensation in Section 401(a)(17) of the Code is increased at any time by statute or regulation, but not by application of the cost-of-living adjustment factor in Section 401(a)(17)(b) of the Code, all accruals under this Article 6.01(c) shall cease as of the effective date of said increase.

(d)	Effective January 1, 2000, in addition to the benefit described in Article 4.02 and paragraphs (a), (b) and (c) above, the Normal Retirement Benefit of certain participants shall be increased. Participants described in Schedule I 2 shall receive the increase set forth in subparagraphs (d)(i) through (d)(iii) herein.

(i)	The sum of the benefits described in Article 6.01(a) and 6.01(c)(i) shall be increased by the sum of (A) and (B) below:

(A)	the applicable factor in Schedule I 2 multiplied by the employer accrued benefit under Article 6.01(a) and 6.01(c)(i) as of the date of determination, but in no event later than December 31, 2003,

(B)
the applicable factor in Schedule I 2 multiplied by the employer accrued benefit under Article 6.01(a) and 6.01(c)(i) as of the date of determination, but in no event later than December 31, 2003, multiplied by a Participant’s Years of Credited Service after December 31, 2000 and before January 1, 2004.

(ii)	The benefit described in Article 6.01(b) and 6.01(c)(ii) shall be increased by the sum of (A) and (B) below:

(A)	the product of the applicable factor in Schedule I 2, multiplied by three (3.0), multiplied by the sum of:

(I)
one and one-half percent of Average Compensation in excess of Covered Compensation, with Average Compensation determined as of the date of determination, but in no event later than December 31, 2003, and Covered Compensation determined as of December 31, 2000, plus

(II)	one percent of Average Compensation, as determined in accordance with subparagraph (A)(I) above, up to Covered Compensation, with Covered Compensation determined as of December 31, 2000, plus

(III)	the accrued benefit provided under Article 6.01(c)(ii)(A) and 6.01(c)(ii)(B).

(A)	the product of the applicable factor in Schedule I 2, multiplied by a Participant’s Years of Credited Service after December 31, 2000 and before January 1, 2004, multiplied by the sum of:

(I)
one and one-half percent (1½%) of Average Compensation in excess of Covered Compensation, with Average Compensation and Covered Compensation determined as of the date of determination, but in no event later than December 31, 2003, plus

(II)	one percent (1%) of Average Compensation up to Covered Compensation, with Covered Compensation and Average Compensation determined in accordance with subparagraph (I) above.

(iii)	The benefit described in Article 4.02 and 6.01(c)(iii) shall be increased by the sum of (A) to (D) below:

(A)	the applicable factor described in Schedule I 2, multiplied by the Participant’s Cash Balance Account as of December 31, 2000.

(B)	the applicable factor described in Schedule I 2, multiplied by the credit to the Participant’s Cash Balance Account for the 2001 Plan Year.

(C)	The applicable factor described in Schedule I 2, multiplied by the credit to the Participant’s Cash Balance Account for the 2002 Plan Year.

(D)	The applicable factor described in Schedule I 2, multiplied by the credit to the Participant’s Cash Balance Account for the 2003 Plan Year.

(iv)
If the Internal Revenue Service, upon timely application, determines that this Article 6.01(d) causes the Plan to lose its status as a qualified plan under Section 401(a) of the Code, then this paragraph (d) shall be void ab initio.

(e)
Effective January 1, 2004, in addition to the benefit described in Article 4.02 and paragraphs (a), (b), (c) and (d) above, the Normal Retirement Benefit of certain participants shall be increased. Participants described in Part A of Schedule I 3 shall receive the increase set forth in subparagraphs (e)(i) through (e)(iii) herein. Participants described in Part B of Schedule I 3 shall receive the increase set forth in subparagraph (e)(iv) herein, adjusted for optional form of payment as provided in Article 7.02.

(i)	The sum of the benefits described in Article 6.01(a), 6.01(c)(i) and 6.01(d)(i) shall be increased by the sum of (A) and (B) below:

(A)
the applicable factor in Schedule I 3, multiplied by the employer accrued benefit under Article 6.01(a), 6.01(c)(i) and 6.01(d)(i) as of the date of determination, but in no event later than December 31, 2006,

(B)
the applicable factor in Schedule I 3, multiplied by the employer accrued benefit under Article 6.01(a), 6.01(c)(i) and 6.01(d)(i) as of the date of determination, but in no event later than December 31, 2006, multiplied by a Participant’s Years of Credited Service after December 31, 2003 and before January 1, 2007.

(ii)	The benefit described in Article 6.01(b), 6.01(c)(ii) and 6.01(d)(ii) shall be increased by the sum of (A) and (B) below:

(A)	the product of the applicable factor in Schedule I 3, multiplied by three (3.0), multiplied by the sum of:

(I)
one and one-half percent (1½%) of Average Compensation in excess of Covered Compensation, with Average Compensation determined as of the date of determination, but in no event later than December 31, 2006, and Covered Compensation determined as of December 31, 2003, plus

(I)	one percent (1%) of Average Compensation, as determined in accordance with subparagraph (I) above, up to Covered Compensation, with Covered Compensation determined as of December 31, 2003, plus

(I)	the accrued benefit provided under Article 6.01(c)(ii)(A), 6.01(c)(ii)(B), 6.01(d)(ii)(A) and 6.01(d)(ii)(B).

(B)	the product of the applicable factor in Schedule I 3, multiplied by a Participant’s Years of Credited Service after December 31, 2003 and before January 1, 2007, multiplied by the sum of:

(I)
one and one-half percent (1½%) of Average Compensation in excess of Covered Compensation, with Average Compensation and Covered Compensation determined as of the date of determination, but in no event later than December 31, 2006, plus

(I)	one percent (1%) of Average Compensation up to Covered Compensation, with Covered Compensation and Average Compensation determined in accordance with subparagraph (I) above.

(iii)	The benefit described in Article 4.02, 6.01(c)(iii) and 6.01(d)(iii) shall be increased by the sum of (A) to (D) below:

(A)	the applicable factor described in Schedule I 3, multiplied by the Participant’s Cash Balance Account as of December 31, 2003.

(B)	the applicable factor described in Schedule I 3, multiplied by the credit to the Participant’s Cash Balance Account for the 2004 Plan Year.

(C)	the applicable factor described in Schedule I 3, multiplied by the credit to the Participant’s Cash Balance Account for the 2005 Plan Year.

(D)	the applicable factor described in Schedule I 3, multiplied by the credit to the Participant’s Cash Balance Account for the 2006 Plan Year.

(iv)	The additional benefits set forth in Part B of Schedule I 3.

(v)
In the event the limitation on Compensation in Section 401(a)(17) of the Code is increased at any time by statue or regulation (but not by application of the cost-of-living adjustment factor in Section 401(a)(17)(b) of the Code), all accruals under this Article 6.01(e) shall cease as of the effective date of said increase.

(vi)
If the Internal Revenue Service, upon timely application, determines that this Article 6.01(e) causes the Plan to lose its status as a qualified plan under Section 401(a) of the Code, then this paragraph (e) shall be void ab initio.

(f)
Effective January 1, 2007, in addition to the benefit described in Article 4.02 and paragraphs (a), (b), (c), (d) and (e) above, the Normal Retirement Benefit of certain participants shall be increased. Participants described in Schedule I 4 shall receive the increase set forth in subparagraphs (f)(i) through (f)(iii) herein.

(i)	The sum of the benefits described in Article 6.01(a), 6.01(c)(i) 6.01(d)(i), and 6.01(e)(i) shall be increased by the sum of (A) and (B) below:

(A)
the applicable factor in Schedule I 4, multiplied by the employer accrued benefit under Article 6.01(a), 6.01(c)(i), 6.01(d)(i) and 6.01(e)(i) as of the date of determination, but in no event later than December 31, 2009,

(B)
the applicable factor in Schedule I 4, multiplied by the employer accrued benefit under Article 6.01(a), 6.01(c)(i), 6.01(d)(i) and 6.01(e)(i) as of the date of determination, but in no event later than December 31, 2009, multiplied by a Participant’s Years of Credited Service after December 31, 2006 and before January 1,  2010.

(ii)	The benefit described in Article 6.01(b), 6.01(c)(ii), 6.01(d)(ii) and 6.01(e)(ii) shall be increased by the sum of (A) and (B) below:

(A)	the product of the applicable factor in Schedule I 4, multiplied by three (3.0), multiplied by the sum of:

(I)
one and one-half percent (1½%) of Average Compensation in excess of Covered Compensation, with Average Compensation determined as of the date of determination, but in no event later than December 31, 2009, and Covered Compensation determined as of December 31, 2006, plus

(I)	one percent (1%) of Average Compensation, as determined in accordance with subparagraph (I) above, up to Covered Compensation, with Covered Compensation determined as of December 31, 2006, plus

(II)	the accrued benefit provided under Article 6.01(c)(ii)(A), 6.01(c)(ii)(B), 6.01(d)(ii)(A), 6.01(d)(ii)(B), 6.01(e)(ii)(A) and 6.01(e)(ii)(B).

(B)	the product of the applicable factor in Schedule I 3, multiplied by a Participant’s Years of Credited Service after December 31, 2006 and before January 1, 2010, multiplied by the sum of:

(I)
one and one-half percent (1½%) of Average Compensation in excess of Covered Compensation, with Average Compensation and Covered Compensation determined as of the date of determination, but in no event later than December 31, 2009, plus

(I)	one percent (1%) of Average Compensation up to Covered Compensation, with Covered Compensation and Average Compensation determined in accordance with subparagraph (I) above.

(iii)	The benefit described in Article 4.02, 6.01(c)(iii), 6.01(d)(iii) and 6.01(e)(iii) shall be increased by the sum of (A) to (D) below:

(A)	the applicable factor described in Schedule I 4, multiplied by the Participant’s Cash Balance Account as of December 31, 2006.

(B)	the applicable factor described in Schedule I 4, multiplied by the credit to the Participant’s Cash Balance Account for the 2007 Plan Year.

(C)	the applicable factor described in Schedule I 4, multiplied by the credit to the Participant’s Cash Balance Account for the 2008 Plan Year.

(D)	the applicable factor described in Schedule I 4, multiplied by the credit to the Participant’s Cash Balance Account for the 2009 Plan Year.

(iv)
In the event the limitation on Compensation in Section 401(a)(17) of the Code is increased at any time by statue or regulation (but not by application of the cost-of-living adjustment factor in Section 401(a)(17)(b) of the Code), all accruals under this Article 6.01(f) shall cease as of the effective date of said increase.

(v)
If the Internal Revenue Service, upon timely application, determines that this Article 6.01(f) causes the Plan to lose its status as a qualified plan under Section 401(a) of the Code, then this paragraph (f) shall be void ab initio.

6.02	Minimum Retirement Benefits.

(a)
A minimum retirement benefit equal to the greater of (i) or (ii) below shall be provided for "contributing participants" as such term is defined under the Prior Plan, who attained age fifty-five (55) with sixty (60) months of contributory Service ending on August 31, 1994:

(i)     the Normal Retirement Benefit under the Plan; or

(ii)	the Participant's Prior Plan Benefit determined pursuant to Article 6.11.

(b)
Notwithstanding any provision of the Plan to the contrary, the annual normal retirement benefit of a Participant who is affected by the imposition of the OBRA '93 annual compensation limit, as described in Article 1.12, shall be equal to the greater of:

(i)	the Participant's retirement benefit calculated under the provisions of the Plan as determined with regard to such limitation, or

(ii)
a retirement benefit equal to the Participant's accrued benefit determined as of December 31, 1993, plus the Participant's accrued benefit based solely on service after such date under the provisions of the Plan as determined with regard to such imposition.

For purposes of this Article 6.02, the accrued benefit determined as of December 31, 1993 shall be equal to the greater of (A) the Participant's accrued benefit determined as of December 31, 1993, as determined with regard to the limitation on Compensation as in effect prior to the imposition of the OBRA '93 annual compensation limit , or (B) the Participant's accrued benefit determined as of December 31, 1988, plus the Participant's accrued benefit based solely on service after such date under the provisions of the Plan as determined with regard to such limitation, and such amount shall be deemed to the "frozen Section 401(a)(17) benefit" for purposes of Article 6.01(a).

6.03	Early Retirement.
If a Participant's Service terminates on or after the Participant's Early Retirement Date, the Participant shall be entitled to receive his Normal Retirement Benefit determined as of the date on which the Participant terminated Service; provided, however, that in no event shall the Normal Retirement Benefit of any Participant who continues to perform Service after the Early Retirement Date be reduced as a result of such continued Service. Should the Participant elect to receive his Normal Retirement Benefit prior to the Normal Retirement Age, the Participant shall be entitled to a retirement benefit that is equal to his Normal Retirement Benefit multiplied by the applicable Early Retirement Factor set forth in Schedule A 1. The Early Retirement Benefit shall be payable in one of the forms provided in Article 7 of the Plan and shall commence on the first day of the month following the date on which the Participant terminates Service, unless the Participant elects a later commencement date, which commencement date shall not be later than his Normal Retirement Date.

6.04	Deferred Retirement.
If a Participant should continue Service beyond his Normal Retirement Age, the Participant shall continue his accrual of benefits in accordance with Article 6.01 of the Plan and the benefit payable upon his retirement shall be subject to the provisions of Article 6.09.

6.05	Termination of Service After August 31, 1994.
A Participant who separates from Service shall be entitled to receive a distribution equal to the Actuarial Equivalent of his nonforfeitable interest, determined in accordance with Article 5.01(a), in the portion of his Normal Retirement Benefit determined under this Article 6. In the event of such an election, the vested retirement benefit shall commence as soon as administratively practicable following the Participant's separation from Service. The vested retirement benefit shall be payable in one of the forms provided in Article 7 of the Plan.

6.06	Employee Contributions.

(a)
Effective September 1, 1994, no contribution shall be required of any Participant as a condition of his participation in the Plan. The provisions of the Prior Plan shall govern mandated employee contributions required before September 1, 1994.

(b)
For periods on or after January 1, 1988, interest on the employee contributions shall be calculated pursuant to Section 411(c)(2)(C)(iii)(I) of the Code. For the period from January 1, 1976 to January 1, 1988, interest shall be equal to 5%. Prior to January 1, 1976, interest shall be equal to the rate in effect under the terms of the Prior Plan.

(c)
A Participant may request a distribution of his employee contributions plus accrued interest thereon at any time, in writing, on a form or forms prescribed by the Administrative Committee. Such distribution shall be in a lump sum cash payment equal to the aggregate of his employee contributions plus accrued interest thereon. The distribution shall reduce the Participant's retirement benefit under Article 6.01(a)(i) by the Actuarial Equivalent of the amount distributed.

(d)
If a Participant is employed on or after January 1, 1997, employee contributions that have not been returned to the Participant as of his Annuity Starting Date shall be converted into an additional benefit of Actuarial Equivalent value in the application of Article 6.01(a)(ii) in the form of benefit selected by the Participant in accordance with Article 7.02.

6.07	Deferred Commencement of Benefits.

(a)
Subject to Article 7.03 of the Plan, a Participant may elect, in the form and manner prescribed by the Administrative Committee, to defer payment of his nonforfeitable interest, determined in accordance with Article 5.01, in that portion of his Normal Retirement Benefit determined in accordance with Article 6.01 to a date specified by the Participant.

(b)
If payment of the Participant's vested Normal Retirement Benefit commences after the Participant's Normal Retirement Date, the Participant shall be entitled to a retirement benefit that is equal to his Normal Retirement Benefit multiplied by the applicable Deferred Retirement Factor determined in accordance with Schedule A 2.

6.08	Deductions for Disability Benefits.
In determining benefits payable to any Participant, a deduction shall be made equivalent to all or any part of the following benefits payable to such pensioner by reason of any law of the United States, or any political subdivision thereof, which has been or shall be enacted, provided that such deduction shall be to the extent that such benefits have been provided by premiums, taxes or other payments paid by or at the expense of the Company:

(a)	Disability benefits, other than a Primary Insurance Amount payable under the Federal Social Security Act as now in effect or as hereafter amended.

(b)
Workers' Compensation (including hearing, pulmonary, ocular, and other occupational diseases and accident claims but excluding statutory payments for loss of any physical or bodily members such as leg, arm or finger) for Workers' Compensation awards granted subsequent to March 1, 1978, for Wood-Ridge and Nuclear facilities; January 9, 1978 for Curtiss-Wright Flight Systems, Inc.; May 5, 1978 for Target Rock Corp.; July 28, 1987 for Buffalo facility; and March 1, 1978 for the Corporate Office.

6.09	Mandatory Commencement of Benefits.
Unless a Participant elects otherwise, in accordance with the provisions of Article 7, payment of the Participant's vested retirement benefit must commence not later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of:

(a)	the Participant attains the earlier of age sixty- five (65) and the Normal Retirement Age,

(b)	the date the Participant's Service terminates or

(c)	the tenth (10th) anniversary of the year in which the Participant commenced Plan participation.

6.10	Maximum Retirement Benefit.

(a)
Subject to the following provisions and the limitations set forth in Section 415 of the Code, any regulations or rulings thereunder and notwithstanding any provision of the Plan to the contrary, the maximum annual Pension payable to a Participant under the Plan in the form of a single life annuity, when added to any pension attributable to contributions of the Company or an Affiliated Company provided to the Participant under any other qualified defined benefit plan, shall be equal to the lesser of (1) the dollar limitation described in Section 415(b)(1)(A) of the Code or (2) the Participant’s average annual remuneration during the three consecutive calendar years of his service with the Company or Affiliated Company affording the highest such average or during all of the years of such service if less than three years.

(b)
For purposes of this Article 6.10, the term “remuneration” with respect to any Participant shall mean the wages, salaries, and other amounts paid in respect of such Participant by the Company or an Affiliated Company for personal services actually rendered and shall include, but not by way of limitation, bonuses, overtime payments, and commissions and shall exclude deferred compensation, stock options, and other distributions which receive special tax benefits under the Code. Remuneration shall also include any pre-tax contributions under a “qualified cash or deferred arrangement” (as defined under Section 401(k) of the Code and its applicable regulations) or under a “cafeteria plan” (as defined under Section 125 of the Code and its applicable regulations) or under a “qualified transportation fringe” (as defined under Section 132(f) of the Code and its applicable regulations).

Effective January 1, 2008, remuneration shall also include amounts required to be recognized under the provisions of Section 1.415(c)-2(e) of the Treasury Regulations. Remuneration shall not exceed the limitation on compensation under Section 401(a)(17) of the Code.

(c)
Notwithstanding the provisions of paragraph (a) above, the maximum annual pension payable to a Participant who has a "freeze date" shall not be less than his "old law benefit." A Participant’s “old law benefit” at any date is the maximum benefit he would be entitled to receive at such date, determined without regard to any changes in the terms and conditions of the Plan after December 8, 1994, without regard to any benefits that accrue under the Plan after his freeze date, and without regard to any cost of living changes that become effective after his freeze date. The "freeze date" of a Participant whose pension commences on or after January 1, 1995, and before January 1, 2000 shall be December 31, 1999.

(d)
In the case of a Participant of the Plan whose benefits have not yet commenced as of January 1, 2001, the benefit payable to the Spouse under a Qualified Joint and Survivor Annuity or under a qualified preretirement survivor annuity shall be subject to the dollar limitation which would apply if the benefits were payable to the Participant in the form of a life annuity. The amount of the benefit payable to the Spouse, and which is subject to the preceding sentence, shall be computed from the Participant’s accrued benefit, determined in accordance with Article 4 and Article 6, and before application of this Article 6.10.

(e)
If the benefit is payable neither as a life annuity nor as a Qualified Joint and Survivor Annuity, the maximum limitation shall be the Actuarial Equivalent of the maximum limitation otherwise applicable. Actuarial Equivalent for purposes of this paragraph shall be determined in accordance with Section 415(b) of the Code and the regulations or rulings issued thereunder and using the Plan's optional form of payment factors, or, if less, using factors calculated from the IRS Mortality Table, if applicable, and either:

(i)	if the benefit is not subject to the provisions of Section 417(e)(3) of the Code, an interest rate of 5 percent, or

(ii)	if the benefit is subject to the provisions of Section 417(e)(3) of the Code:

(A)	an interest rate of 5.5 percent for distributions made in Plan Years beginning in 2004 and 2005; and

(B)	the IRS Interest Rate for distributions made in Plan Years beginning in 2006 or any subsequent Plan Year.

However, in the case of a Participant or Beneficiary whose Annuity Starting date occurs during calendar year 2004, the amount payable under any form of payment subject to the provisions of Section 417(e)(3) of the Code and subject to adjustment under the preceding paragraph shall not be less than the amount that would have been payable had the amount payable been determined using the IRS Interest Rate in effect on December 31, 2003.

(f)
Notwithstanding anything hereinabove to the contrary, the limitations, adjustments and other requirements prescribed in this Article 6.10 shall at all times comply with the provisions of Section 415 of the Code and the regulations thereunder, the terms of which are specifically incorporated herein by reference.

6.11	Prior Plan Benefit.
(a)    Applicability of Prior Plan Benefit

The provisions of this Article 6.11 shall be applicable to:

(i)	any Participant who terminated from employment with the Company prior to September 1, 1994 and who was fully vested in his benefits under the Prior Plan; and

(ii)
any Participant who attained age fifty-five (55) and had completed sixty (60) continuous months of contributory active service as of August 31, 1994, and who remained in employment with the Company subsequent to that date.

(b)     Normal Retirement Benefit.

(i)
A Participant who retires on his Normal Retirement Date shall be entitled to his Normal Retirement Benefit calculated as of the date he retires. The Normal Retirement Benefit of a Participant shall be an annual annuity benefit, payable in monthly installments, equal to the sum of the following:

(A)
a Past Service Benefit, if he (i) became an active Participant as of May 1, 1953, (ii) remained a continuous Participant, whether active or suspended, during the period of his employment on and after May 1, 1953, and made contributions while an active Participant during such period; plus

(B)	a Future Service Benefit, if he made contributions while an active Participant; plus

(C)	a Supplemental Benefit, if made contributions while an active Participant; plus

(D)	a Pension Equivalent Benefit; and minus

(E)
the value of contributions that the Participant would have made, from September 1, 1994 to the Participant's retirement date, assuming, for this purpose that the provisions of the Prior Plan remained in effect for such period and the Participant had elected to make contributions in accordance with such provisions.

(ii)	The amounts taken into account for purposes of subparagraph (b)(i) shall be determined as follows:

(A)
The Past Service Benefit of a Participant eligible therefor shall be equal to three-quarters of one percent (3/4%) of his "annual earnings" as of May 1, 1953, multiplied by the number of his Years of Credited Service prior to May 1, 1953.

(B)
The Future Service Benefit of a Participant eligible therefor shall be one percent (1%) of his annual earnings for each year of active participation during which he made contributions under the Prior Plan.

(C)	The "Supplemental Benefit" of a Participant eligible therefor shall be the benefit calculated under either (I) or (II) below, whichever shall be applicable:

(I)
If the Participant shall have been a continuous Participant, whether active or suspended, for the period from his eligibility date to his Normal Retirement Date and made contributions at all times while an active Participant under the Prior Plan during such period, two percent (2%) of his "final average earnings" in excess of $3,600 as determined below, multiplied by the sum of his years of Credited Service (not in excess of fifteen (15) years). For purposes of the preceding sentence, "final average annual earnings in excess of $3,600" means:

(1)
for an Employee with five (5) or more years of active participation, the average of the excess of his annual earnings over $3,600 for the five (5) consecutive years of his active participation during his final years of active participation, but not in excess of ten (10), which produce the highest such average, or

(2)
for an Employee with less than five (5) years of active participation, the average of his annual earnings in excess of $3,600 actually paid to him for the period of his service, not in excess of five (5) years, ending with his last year of active participation.

(II)	If the Participant shall not have been a continuous Participant, whether active or suspended, for the period from his eligibility date to his Normal Retirement Date, or did not make contributions at all times while an active Participant under the Prior Plan during such period, an amount calculated under (I) above, as if the Participant had, in fact, been a continuous Participant for such period and made contributions at all times under the Prior Plan, while an active Participant therein, multiplied by a fraction, the numerator of which shall be the sum of his Years of Credited Service (not limited to fifteen (15) years) on the basis of which the Participant shall actually accrue a Past and/or Future Service Benefit under the Plan, and the denominator of which shall be the sum of his Years of Service, whether or not regarded as Credited Service for purposes of the Plan and not limited to fifteen (15) years, on the basis of which the Participant would have been entitled to accrue a Past and/or Future Service Benefit under the Plan if he had, in fact, been a continuous Participant for such period and made contributions while an active Participant therein.

(D)
The "Pension Equivalent Benefit" of a Participant eligible therefor shall be the monthly pension benefit in accordance with Schedule B; provided, however, that the portion, if any, of such Pension Equivalent Benefit which shall have been based upon Years of Credited Service for which the Participant also is entitled to Past and/or Future Service Benefits under this Article 6.11 shall be reduced by the amount of such Past and/or Future Service Benefits.

(c)     Death Benefit.

In the event an inactive Participant to whom this Article 6.11 is applicable shall die before retirement, a death benefit shall be payable to his beneficiary equal to the aggregate of his contributions, plus interest, and any applicable annuity.

(d)     Severance of Employment Benefit.

(i)	After Vesting Date.

If the employment of a Participant who has made contributions while an active Participant shall be severed after he shall have completed five (5) Years of Credited Service, and before he has reached his Early Retirement Date, he shall be entitled to a Severance of Employment Benefit which shall be an annual annuity benefit commencing as of the first of the month next following his sixty-fifth (65th) birthday, which shall be equal to his Normal Retirement Benefit, determined in accordance with paragraph (b) above based upon his Years of Credited Service and years of active participation on the date of his severance of employment. In the calculation of the Supplemental Benefit of a Participant who severs his employment under this paragraph (d)(i), the denominator of the fraction referred to in subparagraph (b)(ii)(C)(II) shall include Years of Service the Participant would have had at his Normal Retirement Date, if he had remained in the employ of the Company until such date. Such Participant may elect, by filing a written request therefor with the Administrative Committee on such form and on such terms and conditions as the Administrative Committee may prescribe, to receive an annual annuity benefit commencing as of the first of any month following his fifty-fifth (55th) birthday, in which event such annual annuity benefit shall be the actuarial equivalent benefit calculated under the preceding sentences of this subparagraph (d)(i), based upon the early retirement reduction factors set forth Schedule C. The first payment of a benefit under this subparagraph (d)(i) will commence the first of the month next following receipt by the Administrative Committee of all completed necessary forms and documentation. On or after January 1, 1976, one (1) Year of Service toward eligibility for a vested benefit in accordance with this paragraph will be credited for any Participant who works at least one thousand (1,000) hours in any calendar year.

In lieu of the foregoing annuity benefits, the Participant may elect, by filing a written request therefor with the Administrative Committee on such form and on such terms and conditions as the Administrative Committee may prescribe, at any time after the date of his severance of employment and prior to the commencement of said annuity benefit, to receive in a lump sum cash payment the aggregate of his contributions, plus interest, and a deferred pension benefit equal to the benefit hereto paid for solely through Company Contributions. In the event that the Participant makes the election described in the foregoing sentence and further elects to commence receipt of such benefit prior to his Normal Retirement Date, such benefit will be reduced in accordance with the factors set forth in Schedule D.

(ii)	Prior to Vesting Date.

If the employment of a Participant who has made contributions while an active Participant shall be severed prior to satisfying the applicable age and service conditions prescribed in paragraph (d)(i) above, he shall be entitled, without request therefor, to a Severance of Employment Benefit equal to the aggregate of his contributions plus interest.

(e)     Optional Survivor Benefit.

The Participant's fifty-five percent (55%) optional survivor benefit and/or contingent annuitant benefit shall be reduced by a percentage as set forth below for each full month or fraction thereof in effect for such Participant.

The appropriate percentages are:

For Coverage While The Participant’s Age Is	Monthly Percentage
under 35	0.01%
35 - 45	0.02%
45 - 54 and 11 months	0.04%

Any reduction for the optional survivor benefit and/or contingent annuitant option provided by the terms of the Plan as of January 1, 2006 shall be eliminated with respect to any Participant or surviving Spouse whose Annuity Starting Date had not occurred as of December 31, 2005.

(f)     Optional Annuity Benefits for Deferred Vested Participant.

A Deferred Vested Participant may elect, by filing a written request therefor with the Administrative Committee on such form and on such terms and conditions as the Administrative Committee may prescribe to receive his deferred vested benefit in either of the following optional annuity forms:

(i)
A benefit with a survivor benefit adjustment, under which his surviving Spouse will receive fifty-five percent (55%) of such annuity benefit after the death of the Participant For a Participant receiving a benefit with a survivor benefit adjustment, the reduced amount of his monthly benefit shall be equal to an amount determined by multiplying the monthly benefit otherwise payable to the Participant by ninety percent (90%) if the Participant's age and his designated Spouse's age are the same; or, if such ages are not the same, such percentage shall be increased by one-half of one percent (1/2%), up to a maximum of one hundred percent (100%) for each year that the designated Spouse's age exceeds the Participant's age and shall be decreased by one-half of one percent (1/2%) for each year that the designated Spouse's age is less than the Participant's age.

(ii)
A "Contingent Annuity Option" of seventy-five percent (75%) or one hundred percent (100%) with respect to the total of the Supplemental Benefit amount included within his annuity benefit, under which an annuity, on such terms as the Administrative Committee may prescribe, shall be payable for the Participant's life and continue after his death, in the same or lesser amount, to and for the life of a selected contingent annuitant; provided, however, that if such selected contingent annuitant is other than the Participant's Spouse or physically or mentally disabled child, the amount payable under the option shall be adjusted, if necessary, so that the reduction in the Supplemental Benefit otherwise payable to the Participant on account of the option does not exceed forty percent (40%). Such annuity shall be the actuarial equivalent of the aforesaid Supplemental Benefit amount, determined in accordance with Schedule E. Election of a seventy-five (75%) percent or one hundred percent (100%) option shall ordinarily be made at least one year prior to the commencement date of the Participant's annuity benefit which includes a Supplemental Benefit; otherwise, the Administrative Committee may require evidence satisfactory to it of the Participant's good health.

(g)	For purposes of determining a Participant's minimum benefit in accordance with this Article 6.11, the following definitions shall apply:

(i)	Credited Service. The term "credited service" shall have the following meanings:

(A)
Service Prior to May 31, 1953. Only Employees who become contributing active Participants as of May 31, 1953 shall be entitled to "credited service" under this paragraph (f)(i) for any periods prior to May 31, 1953. Such "credited service" shall mean completed years and calendar months of employment prior to May 31, 1953, including the following periods:

(I)	the period of employment of an Employee with the Company, following his most recent date of hire preceding May 31, 1953 and prior to his sixty-eighth (68th) birthday;

(II)
the period of employment of an Employee with the Company receding his most recent date of hire and prior to his sixty-eighth (68th) birthday; provided, however, that the period of his employment preceding a break in employment, except a break in employment of any duration during the interval commencing August 1, 1945, and ending on or before December 31, 1949, of two (2) or more years shall not be taken into account;

(III)	any periods of approved Leave of Absence or military leave during the period(s) defined in (I) and/or (II) above.

(B)
Service Commencing on or After May 31, 1953. "Credited service" after May 31, 1953 shall mean completed years and calendar months of employment commencing on or after May 31, 1953 and shall include the following periods:

(I)
the periods of employment of an Employee with the Company while eligible to participate under the Plan following his most recent date of hire and prior to the earlier of his retirement or termination of employment;

(II)
the period of employment of an Employee with the Company preceding his most recent date of hire; provided, however, that the period of his employment preceding a break in employment, except a break in employment of any duration of two (2) or more years shall not be taken into account;

(III)	any periods of leave of absence approved by the Company in writing, or military leave during the period defined in (I) and (II) above.

(C)	Pension Plan Equivalent Service. On and after May 1, 1966, "credited service" of an Employee eligible to participate in this Plan shall include Service which would be creditable under the Curtiss-

Wright Pension Plan for any period(s) of his employment not included as Credited Service under subparagraphs (I) and (II) above.

(ii)
Years of Participation. The term "years of participation" shall be Years of Credited Service while a continuous Participant; "years of active participation" shall mean Years of Credited Service while an active Participant, whether or not interrupted by a period or periods of suspended participation; and "years of contributory active participation" shall mean Years of Credited Service while (a) an active Participant prior to May 1, 1966 and (b) a contributing active Participant after May 1, 1966, whether or not interrupted by a period or periods of suspended participation.

(iii)	"Annual Earnings" for periods prior to September 1, 1994 shall mean:

(A)	for each calendar month prior to July 1, 1970, one-twelfth (1/12) of his basic salary, on an annual basis, in effect at the beginning of each Plan Year; and

(B)
for each calendar month after June 30, 1970, one-twelfth (1/12) of the sum of his basic salary, on an annual basis, in effect at the beginning of each Plan Year, plus any cash payments he received in the prior Plan Year under the Company's incentive compensation plan;

(iv)
"Interest" for deferred vested Participants who terminated employment prior to September 1, 1994 means interest calculated from the first day of the Plan Year next following the Participant's contribution, compounded annually to the first of any month in which (A) there shall occur an event under the Plan calling for the distribution of an amount plus interest or (B) the Participant's retirement, whichever first occurs. Interest to May 1, 1966 shall be calculated at the rate of two percent (2%) compounded annually; interest from May 1, 1966 to January 1, 1971 shall be calculated at the rate of three and one-half percent (3½%) compounded annually; and interest from January 1, 1971 to December 31, 1975 shall be calculated at the rate of four and one-half percent (4½%) compounded annually. Interest from January 1, 1976 to December 31, 1987 shall be calculated at the rate of five percent (5%) compounded annually; and interest from January 1, 1988 at one hundred twenty percent (120%) of the Federal mid-term rate as at the beginning of the Plan Year compounded annually.

6.12	Supplemental Benefit.

(a)
The Board of Directors shall have the authority to cause a benefit, calculated in accordance with paragraph (b) below, to be paid to any one or more of the individuals identified in Schedule H. The supplemental benefit shall be in addition to any benefit payable under the Plan.

(b)	The supplemental benefit shall be as specified herein for the individuals listed in Schedule H. Such payment shall be payable either in the form of an annuity described in paragraph (c) below, payable beginning at normal retirement date, or, at the election of the Participant, with spousal consent if necessary, in the form of a lump sum payment on the first day of any month following the sale of the Corporation's Buffalo facility and the completion of the applicable forms and waiting period as specified in Article 7.09. In lieu of lump sum payment as described above, the Participant may elect to commence his annuity at the same time the lump sum would have been payable.

(c)
The supplemental benefit shall be paid in accordance with Article 7.01(a) for an unmarried Participant or Article 7.01(b) for a married Participant, unless the Participant elects the following optional form of payment: cash lump sum. In order to derive the life annuity described by Article 7.01(a), the lump sum listed in Schedule H will be divided by a deferred annuity factor, using the PBGC interest rates - as described in Article 1.01. Article 7.01(b) annuities are derived by using the basis stipulated in Article 1.01. Early retirement annuities are the actuarial equivalent of normal retirement annuities using the immediate PBGC interest rate and the P 84 (0) mortality table as stated in Article 1.01.

6.13	Reemployment Following Commencement of Annuity Payments.
Notwithstanding any provisions of the Plan to the contrary, in the event a Participant who is in receipt of annuity payments is reemployed by the Company or an Affiliated Company, payment of such benefit payments shall continue. Upon the Participant’s subsequent termination of employment with the Company and all Affiliated Companies, the Participant shall be entitled to an additional benefit based on the formula then in effect and his Years of Credited Service and Compensation earned after his date of reemployment, and such additional benefit shall be subject to and payable in accordance with the provisions of Article 7. In the event a Participant dies while in active service, the additional benefit shall be payable in accordance with Article 4.06 or Article 8 or 9, as applicable.

If any Participant continues to be employed by the Company or an Affiliated Company after his Normal Retirement Age, the following provisions shall apply, except with respect to the benefit determined in accordance with Article 4.

(a)	No benefits shall be paid for any month in which the Participant is credited with 40 or more Hours of Service.

(b)
Department of Labor Regulation section 2530.203-3, including the notice procedures referred to in that section, shall be followed for any period beginning on or after the Participant’s Normal Retirement Age in which the Participant is credited with 40 or more Hours of Service.

(c)	Benefits shall be subject to and payable in accordance with the provisions of Article 7.

ARTICLE 7: Form OF BENEFIT PAYMENT

7.01	Normal Form of Payment.
Unless a Participant has elected pursuant to Article 7.02 of the Plan that his vested Normal Retirement Benefit be paid in another form or to a Beneficiary other than his surviving Spouse, a Participant's vested Normal Retirement Benefit shall be paid in whichever of the following forms is applicable:

(a)	If the Participant does not have a Spouse at the time payment of his vested Normal Retirement Benefit commences, the vested Normal Retirement Benefit shall be payable in the form of a Life Annuity.

(b)
If the Participant has a Spouse at the time payment of the vested Normal Retirement Benefit commences, and the Participant terminates Service after attaining the earlier of his Normal Retirement Age or his Early Retirement Date, the Participant's vested Normal Retirement Benefit shall be payable in the form of a Qualified Joint and Survivor Annuity which is the Actuarial Equivalent of the vested Normal Retirement Benefit payable to the Participant as a Life Annuity.

Effective January 1, 2008, notwithstanding any provision hereof to the contrary, if a Participant is permitted, in accordance with Article 7.02, to elect to receive a benefit in the form of a lump sum payment, then in no event shall a Participant’s benefit, as payable in the normal form determined in accordance with this Article 7.01, be less than the Actuarial Equivalent of the lump sum amount payable to the Participant in accordance with Article 7.02(b).

7.02	Optional Forms of Payment for All Benefits.

(a)
In lieu of the form of payment provided in Article 7.01, a Participant may elect in the manner prescribed by the Administrative Committee and during the election period described in paragraph (c) below of, a form of benefit payment provided under paragraph (b) below; provided, however, that any election, made by a Participant who has a Spouse, not to have payment of the Participant's benefits made in the form of a Qualified Joint and Survivor Annuity under Article 7.01(b), shall not be effective unless:

(i)
The Spouse of the Participant consents in writing to the election; the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); and the Spouse's consent acknowledges the effect of such election and is witnessed by a member of the Administrative Committee or a Notary Public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent).

(ii)
If it is established to the satisfaction of the Administrative Committee that the required consent may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as provided in Treasury regulations under the applicable provisions of the Code, a waiver will be deemed a qualified election.

(iii)	The Participant elects an annuity form under paragraph (b)(ii) below with his Spouse as Beneficiary.

Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. At any time during the election period described in Article 7.02(c), a Participant may, without the consent of the Participant's Spouse, revoke an election to have payment of the retirement benefit made in a form other than a Qualified Joint and Survivor Annuity.

(b)
In the event an election is validly made and in effect pursuant to paragraph (a) of the Plan not to receive payment of benefits in the normal form provided in Article 7.01, then the benefit payable to a Participant shall be the Actuarial Equivalent of the retirement benefit otherwise payable to the Participant in the form of a Life Annuity. A Participant may, in the form and manner prescribed by the Administrative Committee, elect any one of the following optional forms of payment:

(i)	a Life Annuity payable monthly to the Participant;

(ii)
an immediate joint and survivor annuity commencing on or after the Participant's Early Retirement Date, or date of termination of employment, if later, that provides a reduced monthly benefit payable to the participant for life and to a surviving named contingent annuitant for the lifetime of the contingent annuitant in an amount equal to 50 percent, 75 percent, or 100 percent (as elected by the Participant) of the amount payable during the Participant’s lifetime;

(iii)	a 20-year certain and life annuity, as described in paragraph (d);

(iv)	a joint and survivor annuity with a 20-year certain and life guarantee, as described in paragraph (e);

(v)	a lump sum payment; provided the amount of the lump sum payment at the Annuity Starting Date exceeds $5,000; or

(vi)	one-half (1/2) as a lump sum payment and one-half (1/2) as a Life Annuity or a joint and survivor annuity available under (ii).

A Participant may make separate elections of an optional form of benefit with respect to the portion of his benefit payable under Article 4 and the benefit payable under Article 6. However, both benefits together, as provided under Articles 4 and 6, must commence simultaneously.

(c)	Any election not to receive payment of benefits under the Plan in the normal form provided in Article 7.01 of the Plan shall be made at any time during the election period in writing. Any such election may be revoked in writing, and a new election made, at any time during the election period. The election period shall be the ninety (90) day period ending on the Annuity Starting Date.

(d)
A 20-year certain and life annuity is a reduced monthly benefit payable for the life of the Participant, and if he dies before receiving 240 monthly payments, payments shall continue to the Participant’s designated Beneficiary until a total of 240 monthly payments have been made.

(i)
If a Beneficiary dies after payments begin to the Beneficiary, but before a total of 240 payments have been made to the Participant and the Beneficiary, the Actuarial Equivalent value of the remaining payments shall be paid in a single lump sum to the Beneficiary’s estate.

(ii)
If the Participant dies before receiving 240 monthly payments and there is no surviving designated Beneficiary, the Actuarial Equivalent value of the remaining payments shall be paid in a single lump sum to the Participant’s estate.

In no event shall a Participant be entitled to elect a 20-year certain and life annuity if the guaranteed payment period exceeds the maximum period allowed under Treasury Regulation section 1.401(a)(9)-6.

(e)
A joint and survivor annuity with a 20-year certain and life guarantee is a reduced monthly benefit payable to the Participant for life and to a surviving named contingent annuitant for the lifetime of the contingent annuitant in an amount equal to 50 percent, 75 percent, or 100 percent (as elected by the Participant) of the amount payable during the Participant’s lifetime. If the Participant and contingent annuitant both die before a total of 240 monthly payments have been made, the Plan shall pay a benefit equal to the Actuarial Equivalent value of the monthly survivor benefit payable to the contingent annuitant for a period equal to 240 minus the total number of monthly payment made to the Participant and the joint annuitant. This benefit shall be paid in a single lump sum to:

(i)	one or more Beneficiaries designated by the Participant; or

(ii)	if there is no surviving designated Beneficiary, the estate of the Participant or contingent annuitant, whoever is the last to die.

In no event shall a Participant be entitled to elect a joint and survivor annuity with a 20-year certain and life guarantee if the guaranteed payment period exceeds the maximum period allowed under Treasury Regulation section 1.401(a)(9)-6.

7.03	Minimum Distributions and Limitation on Optional Forms of Payment.

(a)
Notwithstanding any other Plan provision, all distributions required under this Article 7.03 shall be determined and made in accordance with Sections 1.401(a)(9)-2 through 1.401(a)(9)-9 of the Treasury Regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code. If a Participant dies after payments have commenced, any payments continuing on to his Spouse or Beneficiary shall be distributed at least as rapidly as under the method of distribution being used as of the Participant’s date of death.

(b)	The following rules shall apply to all distributions:

(i)
Any additional benefits accruing to a Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(ii)
If the Participant’s benefit is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and non-spouse Beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Section 1.401(a)(9)-6 of the Treasury Regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a non-spouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain. If the Annuity Starting Date occurs in a calendar year which precedes the calendar year in which the Participant reaches age 70, in determining the applicable percentage, the Participant/Beneficiary’s age difference is reduced by the number of years that the Participant is younger than age 70 on the employee’s birthday in the calendar year that contains the Annuity Starting Date.

(iii)
If the Participant’s benefit is being distributed in the form of a period certain and life annuity option, the period certain may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date.

(iv)	For purposes of this Article, the following definitions shall apply:

(A)
Designated beneficiary. The individual who is designated as the beneficiary under Article 1.07 is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.

(B)
Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.

(C)	Life Expectancy. Life expectancy as computed using the Single Life Table in Section 1.401(a)(9)-(9) of the Treasury Regulations.

(D)
Required beginning date. With respect to a Participant who is a 5-percent owner as defined in Section 416(i) of the Code, the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ and, with respect to a Participant who is not a 5-percent owner, the April 1 following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires.

7.04	Notice to Married Participants.
No less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, the Administrative Committee shall furnish any Participant who has a Spouse, by mail or personal delivery, with a written explanation of (a) the terms and conditions of the Qualified Joint and Survivor Annuity provided in Article 7.01 of the Plan, (b) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (c) the rights of the Participant's Spouse under Article 7.02(b) of the Plan to consent to a waiver of the Qualified Joint and Survivor Annuity form, and (d) the right to make, and the effect of, a revocation of an election to waive payment in the form of a Qualified Joint and Survivor Annuity. Within thirty (30) days following receipt by the Administrative Committee of a Participant's written request, the Participant shall be furnished an additional written explanation, in terms of dollar amounts, of the financial effect of an election not to receive the Qualified Joint and Survivor Annuity. For notices given in Plan Years beginning after December 31, 2006, such notification shall also include a description of how much larger benefits may be if the commencement of distributions is deferred. The Administrative Committee shall not be required to comply with more than one such request.

7.05	Mandatory Cashout of Small Benefits.
Notwithstanding any provision of the Plan to the contrary, in any case, a lump sum payment of Actuarial Equivalent value shall be made in lieu of all benefits in the event:

(a)	the Participant’s Annuity Starting Date occurs on or after his Normal Retirement Date and the present value of his benefit determined as of his Annuity Starting Date amounts to $5,000 or less, or

(b)	the Participant’s Annuity Starting Date occurs prior to his Normal Retirement Date and the present value of his benefit determined as of his Annuity Starting Date amounts to $1,000 or less.

In determining the amount of a lump sum payment payable under this paragraph, Actuarial Equivalent value shall mean a benefit, in the case of a lump sum benefit payable prior to a

Participant's Normal Retirement Date, of equivalent value to the benefit which would otherwise have been provided commencing at the Participant's Normal Retirement Date, or if larger, the benefit which would otherwise have been provided commencing at the earliest date he could have commenced payment. In the event the present value of a benefit exceeds $1,000 upon its initial determination as to its present value, the present value of the benefit shall be redetermined annually as of the first day of each subsequent Plan Year. The determination as to whether a lump sum payment is due shall be made as soon as practicable following the Participant’s termination of service. Any lump sum benefit payable shall be made as soon as practicable following the determination that the amount qualifies for distribution under the provisions of this paragraph. In no event shall a lump sum payment be made following the date pension payments have commenced as an annuity.

Notwithstanding any provision of the Plan to the contrary, a Participant who is entitled to a pension upon his termination of employment and who has not reached his Normal Retirement Date shall be entitled to elect to receive his pension in one lump sum of Actuarial Equivalent value to the pension payable at his Annuity Starting Date provided that the amount of the lump sum payment exceeds $1,000 but does not exceed $5,000 at the time of payment. The Participant may elect to receive the lump sum payment as soon as practicable following his termination of employment or as of the first day of any later month that precedes his Normal Retirement Date. Such election shall be made in accordance with such administrative rules as the Administrative Committee shall prescribe. Spousal Consent to the Participant’s election of the lump sum is not required. A Participant who is entitled to elect a distribution under this paragraph shall not be entitled to receive payment in any other form of payment offered under the Plan.

7.06	Annuity Contract Nontransferable.
Any annuity contract distributed herefrom must be nontransferable.

7.07	Conflicts With Annuity Contracts.
The terms of any annuity contract purchased and distributed by the Plan to a Participant, Spouse or Beneficiary shall comply with the requirements of this Plan.

7.08	Rollovers.

(a)
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article 7.08, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)    The following definitions apply to the terms used in this Article 7.08:

(i)
An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and any distribution where all otherwise eligible distributions are expected to total less than $200;

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to (1) an individual retirement account or annuity described in Section 408(a) or (b) of the Code; (2) for taxable years beginning after December 31, 2001 and before January 1, 2007; to a qualified trust which is part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; or (3) for taxable years beginning after December 31, 2006, to a qualified trust or to an annuity contract described in Section 403(b) of the Code, if such trust or contract provides for separate accounting for amounts so transferred (including interest thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(ii)
An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a Roth individual retirement account described in Section 408A of the Code (effective January 1, 2008), a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan;

(iii)
A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and

(iv)	A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)
Effective April 1, 2007, a distributee also includes a non-spouse Beneficiary. In the case of a nonspouse beneficiary, the direct rollover may be made only to an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Code (“IRA”) that is established on behalf of the designated beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11) of the

Code. Also, in this case, the determination of any required minimum distribution under Section 401(a)(9) of the Code that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A 17 and 18, 2007-5 I.R.B. 395.

In the event that the provisions of this Article or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Article or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.

7.09	Waiver of Thirty (30) Day Notice Period.
The notice required by Section 1.411(a)-11(c) of the Treasury Regulations must be provided to a Participant no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date.

A Participant may, after receiving the notice required under Sections 411 and 417 of the Code, affirmatively elect to have his benefit commence sooner than 30 days following his receipt of the required notice, provided all of the following requirements are met:

(i)
the Plan Administrator clearly informs the Participant that he has a period of at least 30 days after receiving the notice to decide when to have his benefit begin, and if applicable, to choose a particular optional form of payment;

(ii)	the Participant affirmatively elects a date for benefits to begin, and if applicable, an optional form of payment, after receiving the notice;

(iii)	the Participant is permitted to revoke his election until the later of his Annuity Starting Date or seven (7) days following the day he received the notice;

(iv)	the Participant's Annuity Starting Date is after the date the notice is provided; and

(v)	payment does not commence less than seven (7) days following the day after the notice is received by the Participant.

•	Delayed Commencement of Normal Retirement Benefit.

(a)
Notwithstanding any provision hereof to the contrary, in the event a Participant's pension otherwise required to commence on the Participant's Normal Retirement Date is delayed because the Administrative Committee is unable to locate the Participant or for any other reason, the Administrative Committee shall commence payment within 90 days after the date the Participant is located. Unless the Participant elects an optional form of payment in accordance with the provisions of Article 7.02, payment shall be in the normal (automatic) form set forth in Article 7.01(a) or 7.01(b), as applicable to the Participant on his Annuity Starting Date. The pension payable to the Participant as of his Annuity Starting Date shall be of Actuarial Equivalent to the pension otherwise payable to the Participant on his Normal Retirement Date.

In the event a Participant whose pension is delayed beyond his Normal Retirement Date as described in the foregoing paragraph dies prior to his Annuity Starting Date, and is survived by a Spouse, the Spouse shall be entitled to receive a survivor annuity under the provisions of Article 7.01(b), computed as Actuarial Equivalent of the pension otherwise payable to the Participant on his Normal Retirement Date.

For purposes of this paragraph (a), Actuarial Equivalent shall be determined in the same manner as provided in Article 6.07(b).

(b)
In lieu of the pension otherwise payable under paragraph (a) above, a Participant described in paragraph (a) above may elect to receive his pension as of his Normal Retirement Date in accordance with subparagraph (b)(i) or subparagraph (b)(ii) below:

(i)
Annuity with Partial Lump Sum. A Participant may elect to receive a pension payable in the amount that would have been payable to the Participant if payments had commenced on the Participant's Normal Retirement Date ("retroactive Annuity Starting Date") in the form elected by the Participant; plus one lump sum payment equal to the sum of the monthly payments the Participant would have received during the period beginning on his Normal Retirement Date and ending with the month preceding his Annuity Starting Date, together with interest at the annual rate specified in Article 4.03(a)(v), compounded annually. The amount of such monthly payments shall be determined as of the Participant's Normal Retirement Date on the basis of the actual form of payment in which the Participant's pension is payable under Article 7.01 or 7.02, as applicable. The lump sum shall be paid on or as soon as practicable following the date the Participant's pension commences. An election under this subparagraph (b)(i) shall be subject to the following requirements:

(A)
The Participant's benefit, including any interest adjustment, must satisfy the provisions of Section 415 of the Code, both at the retroactive Annuity Starting Date and at the actual commencement date, except that if payments commence within 12 months of the retroactive Annuity Starting Date, the provisions of Section 415 of the Code need only be satisfied as of the retroactive Annuity Starting Date.

(B)	Spousal Consent to the retroactive Annuity Starting Date is required unless:

(1)
the amount of the survivor annuity payable to the spouse determined as of the retroactive Annuity Starting Date under the form elected by the Participant is no less than the amount the spouse would receive under the Qualified Joint and Survivor Annuity on the actual commencement date; or

(2)	the Participant's spouse on his retroactive Annuity Starting Date is not his spouse on his actual commencement date and is not treated as his spouse under a qualified domestic relations order.

(A)	The Participant may not elect the lump sum optional form of payment under Article 7.02.

(i)
Lump Sum Payment. A Participant shall receive payment of his pension in the form of one lump sum payment determined as if his Normal Retirement Date was his Annuity Starting Date ("retroactive Annuity Starting Date"). Such election shall be subject to the following requirements:

(A)
the Participant's benefit, including any interest adjustment, must satisfy the provisions of Sections 415 of the Code, both at the retroactive Annuity Starting Date and at the actual commencement date;

(B)
the lump sum payment shall not be less than the amount that would have been payable on the retroactive Annuity Starting Date if the lump sum amount had been calculated using the IRS Interest Rate and IRS Mortality Table in effect on the date of distribution;

(C)
the lump sum payment shall be increased by an amount of interest credited at the annual rate specified in Article 4.03(a)(v) from the Participant's Normal Retirement Date to his actual commencement date; and

(D)
Spousal Consent to the retroactive Annuity Starting Date is required unless the Participant's spouse on his retroactive Annuity Starting Date is not his spouse on his actual commencement date and is not treated as his spouse under a qualified domestic relations order.

A Participant may make an election under this paragraph (b) in accordance with such administrative rules as shall be prescribed by the Administrative Committee.

•	Limitation on Benefits In the Event of a Liquidity Shortfall.
Notwithstanding any provisions of the Plan to the contrary, in the event the Plan has a liquidity shortfall within the meaning of Section 401(a)(32) of the Code, the Trustee shall, as directed by the Administrative Committee, cease payment during the period of such liquidity shortfall of (a) any payment in excess of the monthly amount payable under a single life annuity (plus any social security supplements described in Section 411(a)(9) of the Code) to any Participant or Beneficiary whose Annuity Starting Date occurs during such period, (b) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, or (c) any other payment specified in regulations promulgated under Section 401(a)(32) of the Code.

7.12	Limitations Based on Funded Status of the Plan.
Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply as required by Section 436 of the Code effective for Plan Years beginning on or after January 1, 2010:

(a)
Limitations Applicable if Plan’s Adjusted Funding Target Attainment Percentage Is Less than 80%, but Not Less Than 60%. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80% (or would be less than 80% to the extent described in subparagraph

(ii) below) but is not less than 60%, then the limitations set forth in this Article 7.12 apply.

(i)
50% Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(A)	50% of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(B)	100% of the PBGC maximum benefit guarantee amount (as defined in Treasury regulations Section 1.436-1(d)(3)(iii)(C)).

The limitation set forth in this subparagraph (i) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirement of this subparagraph (i), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treasury regulations Section 1.436-1(d)(3)(iii)(D)). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50%/PBGC maximum benefit guarantee amount limitation described in this subparagraph (i), or may elect to defer the entire benefit in accordance with any general right defer commencement of benefits under the Plan.

(ii)
Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:

(A)	Less than 80%; or

(B)	80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this subparagraph (ii) does not apply to any Plan amendment that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

(b)
Limitations Applicable if Plan’s Adjusted Funding Target Attainment Percentage Is Less than 60%. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60% (or would be less than 60% to the extent described in subparagraph (ii) below), then the limitations in this paragraph (b) apply.

(i)
Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this subparagraph (i) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(ii)
Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percent for the Plan Year is:

(A)	Less than 60%; or

(B)
60% or more, but would be less than 60% if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100%.

(iii)
Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this subparagraph (iii), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(c)
Limitations Applicable if the Plan Sponsor Is in Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefits that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan sponsor is a debtor in a case under Title 11 of the United States Code, or similar federal or state law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100%. In addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100%. The limitation set forth in this paragraph (c) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(d)	Provisions Applicable after Limitations Cease to Apply.

(i)
Resumption of Prohibited Payments. If a limitation on prohibited payments under paragraph (a)(i), (b)(i), or (c) applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.

(ii)
Resumption of Benefit Accruals. If a limitation on benefit accruals under paragraph (b)(iii) applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Depart of Labor regulations Sections 2530.204-2(c) and 2530.204-2(d).

(iii)
Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of paragraph (b)(ii) above, but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treasury regulations Section 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to paragraph (b)(ii) above). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit and, thus, no unpredictable contingent event benefit shall be payable.

(iv)	Treatment of Plan Amendments that Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of paragraphs (a)(ii) or (b)(iii), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treasury regulations Section 1.4346-1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(e)
Notice Requirement. The Administrative Committee, as the Plan administrator, shall comply with ERISA Section 101(j) regarding the requirement that the Plan administrator provide a written notice to participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in paragraphs (a)(i), (b), or (c) above.

(f)
Methods to Avoid or Terminate Benefit Limitations. Curtiss-Wright Corporation, as the Plan sponsor, shall comply with Code Sections 436(b)(2), (c)(2), (e)(2), and (f), and Treasury regulations Section 1.436-1(f), regarding employer contributions and other methods to avoid or terminate the application of the limitations set forth in paragraphs (a) through (c) above for a Plan Year. In general, the methods a Plan sponsor may use to avoid or terminate one or more of the benefit limitations under paragraphs (a) through (c) above for a Plan Year include employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or termination application of certain of the benefit limitations, or providing security to the Plan.

(g)	Special Rules.

(i)	Rules of Operation for Periods Prior to and after Certification of Plan’s Adjusted Funding Target Attainment Percentage.

(A)	In General. Code Section 436 and Treasury regulations Section 1.436-1(h) set forth a series of presumptions that apply for purposes of this Article 7.12:

(I)	Before the enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year; and

(II)
If the enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the tenth month of the Plan Year (or if the enrolled actuary issues a range certification for the Plan Year pursuant to Treasury regulations Section 1.436-1(h)(4)(ii) but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year).

For any period during which a presumption under Code Section 436(h) and Treasury regulations Section 1.436-1(h) applies to the Plan, the limitations under paragraphs (a) through (c) above are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Code Section 436(h) and Treasury regulations Section 1.436-1(h)(1), (2), or (3). These presumptions are set forth in subparagraphs (B) through (D) below.

(B)
Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under paragraphs (a), (b), or (c) above applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date subparagraphs (C) or (D) below apply to the Plan:

(I)
The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and

(II)	the first day of the current Plan Year is a section 436 measurement date.

(C)
Presumption of Underfunding Beginning First Day of Fourth Month. If the enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60% but less than 70%, or at least 80% but less than 90%, or is described in Treasury regulations Section 1.436-1(h)(2)(ii), then, commencing on the first day of the fourth month of the current Plan Year and continuing until the enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date subparagraph (D) below applies to the Plan:

(I)
The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and

(II)	The first day of the fourth month of the current Plan Year is a section 436 measurement date.

(D)
Presumption of Underfunding on and after First Day of Tenth Month. If the enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the tenth month of the Plan Year (or if the enrolled actuary has issued a range certification for the Plan Year pursuant to Treasury regulations Section 1.436-1(h)(4)(ii) but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the tenth month of the current Plan Year and continuing through the end of the Plan Year:

(I)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60%; and

(II)	The first day of the tenth month of the current Plan Year is a section 436 measurement date.

(ii)	New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.

(A)
First Five Plan Years. The limitations in paragraphs (a)(ii), (b)(ii), and (b)(iii) do not apply to a new plan for the first five Plan Year of the plan, determined under the rules of Code Section 436(i) and Treasury regulations Section 1.436-1(a)(3)(i).

(B)
Plan Termination. The limitations on prohibited payments in paragraphs (a)(i), (b)(i), and (c) do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Article 7.12 do not cease to apply as a result of termination of the Plan.

(C)
Exception to Limitations on Prohibited Payments under Certain Frozen Plans. The limitations on prohibited payments set forth in paragraphs (a)(i), (b)(i), and (c) do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participant. This subparagraph (C) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(D)
Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under paragraph (g)(i) apply to the Plan and the enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the

Plan Year, the limitations under paragraphs (a)(ii) and (b)(ii) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of Treasury regulations Section 1.436-1(g)(2)(iii).

(iii)	Special Rules under Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (“PRA 2010”).

(A)
Payments under Social Security Leveling Options. For purposes of determining whether the limitations under paragraphs (a)(i) or (b)(i) apply to payments under a Social Security leveling option, within the meaning of Code Section 436(j)(3)(C)(i), the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) and any Treasury regulations or other published guidance thereunder issued by the Internal Revenue Service.

(B)
Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under paragraph (b)(iii) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) (except as provided under Section 203(b) of PRA 2010, if applicable).

(iv)	Interpretation of Provisions. The limitations imposed by this Article 7.12 shall be interpreted and administered in accordance with Code Section 436 and Treasury regulations under Section 1.436-1.

(h)	Definitions. The definitions in the following Treasury regulations apply for purposes of paragraphs (a) through (g).

(i)	Section 1.436-1(j)(1), defining adjusted funding target attainment percentage;

(ii)	Section 1.436-1(j)(2), defining annuity starting date;

(iii)	Section 1.436-1(j)(6), defining prohibited payment;

(iv)	Section 1.436-1(j)(8), defining section 436 measurement date; and

(v)	Section 1.436-1(j)(9), defining an unpredictable contingent event and an unpredictable contingent event benefit.

(i)
Effective Date. The rules in this Article 7.12 are effective for Plan Years beginning after December 31, 2009. The requirements of Code Section 436 are hereby incorporated by reference in the Plan for earlier Plan Years beginning after December 31, 2007.

ARTICLE 8: DEATH BENEFITS

8.01	Pre-Retirement Death Benefit.

(a)
If a Participant who has a vested interest in his retirement benefit dies before payment of his benefit commences, then his Beneficiary shall be entitled to receive a pre-retirement death benefit. For a Participant who was an Employee in active employment at the time of his death, the benefit shall be equal to the amount the Participant would have received pursuant to Article 6.01(a) and Article 6.01(b), if the benefit to which the Participant had been entitled at his date of death had commenced in the form of a one hundred percent (100%) joint and survivor annuity in the month next following the month in which his Normal Retirement Date had occurred (or next following the month in which his date of death occurred, if later); for a Participant who was not an Employee in active employment at the time of his death (including a Participant who was accruing benefits or receiving payments under Article 6.05), the benefit shall be equal to the amount the Participant would have received pursuant to Article 6.01(a) and Article 6.01(b), if the benefit to which the Participant had been entitled at his date of death had commenced in the form of a fifty percent (50%) joint and survivor annuity in the month next following the month in which his Normal Retirement Date had occurred (or next following the month in which his date of death occurred, if later). The benefit payable to the Beneficiary shall be reduced in accordance with Schedule A 1 to reflect its commencement prior to the Participant’s Normal Retirement Date and on or after the Participant’s 55th birthday if the Beneficiary elects early commencement. The benefit payable hereunder shall commence as of the first day of the month following the month in which the Participant’s Normal Retirement Date would have occurred. However, the Participant’s Beneficiary may elect to begin receiving payments as of the first day of any month following the Participant’s death. If the Beneficiary elects to commence receipt of payment prior to the Participant’s 55th birthday, the reduction for early commencement shall be the Actuarial Equivalent from age 65.

(b)	The death benefit payable in accordance with this Article 8.01 shall be in addition to any death benefit payable in accordance with Article 4.06.

(c)
Notwithstanding paragraphs (a) and (b) above, a lump sum payment of Actuarial Equivalent value shall be paid to the Beneficiary, without his or her consent, in lieu of the monthly benefit if the present value of the benefit payable as of the date payments commence to the Beneficiary amounts to $5,000 or less. In the event the present value of a Beneficiary’s benefit exceeds $5,000 upon an initial determination as to its present value and distribution of the benefit is deferred, the present value of the Beneficiary’s benefit shall be re-determined annually as of the first day of each subsequent Plan Year. The lump sum payment shall be made as soon as practicable following the Participant’s date of death or such later date that a determination is made that the amount qualifies for distribution under this paragraph. In no event shall a lump sum payment be made following the date benefit payments have commenced to the Beneficiary as an annuity.

(d)	In the event a Participant entitled to a death benefit under paragraph (a) dies with his estate as his Beneficiary, the death benefit shall be calculated assuming the

Beneficiary is the same age as the Participant and, in lieu of the annuity form of payment, the death benefit shall be paid in one lump sum under Article 8.03.

(e)
Notwithstanding any provision to the contrary, if a Participant who has a vested interest in his retirement benefit dies after January 1, 2007 while performing qualified military service pursuant to the Heroes Earnings Assistance and Tax Relief Act of 2008 and before payment of his benefit commences, then that Participant shall be treated as an Employee in active service for purposes of this Article.

(f)
Notwithstanding paragraphs (a) and (b) above, in the event that a Participant has designated more than one Beneficiary to receive a pre-retirement death benefit, a lump sum payment of Actuarial Equivalent value shall be paid to the Beneficiaries, without their consent, in lieu of the monthly benefit in the proportion that such monthly benefit would have been paid to such Beneficiaries.

8.02	Post-Retirement Death Benefit.
Upon the death after retirement of a Participant who contributed for sixty (60) consecutive months ending August 31, 1994, and attained age fifty-five (55) on or before August 31, 1994, his Death Benefit shall be equal to:

(a)    $1,000; plus

(b)
the greater of (i) his Compensation (on an annual basis) in effect on the January 1 next preceding his retirement date, reduced by 1/60th of such amount on the first day of each month following his retirement date, and (ii) $2,000; less

(c)	Any amounts under a Group Life Insurance Plan of the Company which were paid to such Participant during his lifetime or are payable by reason of his death.

8.03	Payment to Beneficiary.
Subject to Article 8.04, the Beneficiary entitled to a benefit pursuant to Article 8.01(a) may elect to receive the benefit in a lump sum, payable at the election of the Beneficiary, at any time following the Participant's death. In the event the Beneficiary is the Participant’s estate or any other legal entity other than an individual, the death benefit shall automatically be paid in one lump sum.

The death benefit payable to a Beneficiary pursuant to Article 8.02 shall be paid in a lump sum as soon as practicable after the date of the Participant's death.

8.04	Required Distributions.

(a)
If a Participant dies after distribution of his interest in the Plan has commenced in accordance with Article 7 of the Plan, the remaining portion of the Participant's interest in the Plan shall be distributed at least as rapidly as the method of distribution being used as of the date of the Participant's death pursuant to Article 7 of the Plan.

(b)	If the Participant dies before distribution of his interest in the Plan has commenced, the Participant's entire interest in the Plan shall be distributed no later than five (5)

years after the date of the Participant's death except to the extent provided in paragraphs (i) or (ii) below:

(i)
if any portion of the Participant's interest in the Plan is payable to (or for the benefit of) a designated Beneficiary, distribution of the Participant's interest in the Plan may be made over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary), commencing no later than one year after the date of such Participant's death or such later date as may be provided in Treasury Regulations under the applicable provisions of the Code; and

(ii)
if the designated Beneficiary is the Participant's surviving Spouse, the date on which the distributions are required to begin in accordance with paragraph (i) immediately above shall not be earlier than the date on which the Participant would have attained age seventy and one-half (70 1/2), and if the surviving Spouse dies before the distributions to such Spouse begin, subsequent distributions shall be made as if the surviving Spouse were the Participant.

(c)     For purposes of this Article 8.04:

(i)	the life expectancy of the Participant and, if applicable, the Participant's Spouse (other than in the case of a Life Annuity) may be determined but not more frequently than annually, and

(ii)
any amount paid to a child shall be treated as if it had been paid to the surviving Spouse if such amount will become payable to the surviving Spouse when such child reaches the age of majority (or such other designated event permitted under Treasury Regulations).

8.05	Return of Contributions.

(a)
Upon receipt of proof, satisfactory to the Administrative Committee, of the death of a Participant, provided no other benefit is payable under the Plan on his account except as set forth in Article 8.05(b) below, the amount of his employee contributions at the time of the Participant's death which have not been distributed to the Participant shall be payable in one sum to his Beneficiary, if living.

(b)
If the Participant's Beneficiary is the Participant's Spouse, the Spouse shall receive the amount of employee contributions which have not been distributed in one sum, in addition to, and without any reduction for, any other benefit the spouse is entitled to receive under any other provision of this Plan.

ARTICLE 9: RETIREMENT BENEFITS UNDER COLLECTIVE BARGAINING AGREEMENTS

9.01	Eligibility for Employees Subject to a Collective Bargaining Agreement.

(a)
Each Employee whose employment is covered by a collective bargaining agreement to which the Company is a party and which provides for coverage under the Plan, who, on or after September 15, 1952, shall have attained the age of sixty-five (65), shall have completed ten (10) or more Years of Credited Service and shall have ceased active Service shall be a Participant and shall be entitled to receive a pension determined under this Article 9.

(b)
Effective January 1, 1976, an Employee to whom paragraph (a) applies and who begins employment with the Company five (5) or more years before the Normal Retirement Age shall be a Participant in the Plan and entitled to a benefit after reaching Normal Retirement Age based upon actual Years of Credited Service.

(c)
Effective January 1, 1989, each Employee to whom paragraph (a) applies who, on or after September 15, 1952, shall have completed five (5) or more Years of Credited Service shall be a Participant, and after ceasing active Service, shall be entitled to receive a pension benefit under the Plan regardless of the number of years of participation before retirement age.

(d)
Effective January 1, 2008, each Employee to whom paragraph (a) applies who, on or after September 15, 1952, shall have completed three (3) or more Years of Credited Service shall be a Participant, and after ceasing active Service, shall be entitled to receive a pension benefit under the Plan regardless of the number of years of participation before retirement age.

(e)
Notwithstanding any provision of this Plan to the contrary, an Employee whose employment is covered by a collective bargaining agreement to which the Company is a party and which provides for coverage under the Plan and who is hired or rehired by, or transferred to, the Company’s Target Rock operations after December 31, 2013, shall not be eligible to participate in and accrue any benefits under the Plan while employed at such operations.

9.02	Amount, Form, and Commencement of Retirement Benefit.
The monthly amount of pension payable to a pensioner retired pursuant to the provisions of Article 9.01 of the Plan shall be as follows:

(a)    Normal Retirement.

(i)    Wood-Ridge and Nuclear Facilities.

With respect to any such pensioner whose Credited Service was with the Wood-Ridge and Nuclear Facilities:

(A)
With benefits payable commencing prior to October 1, 1962, $6.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1974 but prior to October 1, 1976, and $6.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1976.

(B)
With benefits payable commencing on and after October 1, 1962 and prior to October 1, 1965, $6.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1974 but prior to October 1, 1976, and $6.50 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1976.

(C)
With benefits payable commencing on and after October 1, 1965 and prior to October 1, 1968, $6.50 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1974 but prior to October 1, 1976, and $6.75 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1976.

(D)
With benefits payable commencing on and after October 1, 1968 and prior to October 1, 1971, $7.50 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1974 but prior to October 1, 1976, and $7.75 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1976.

(E)
With benefits payable commencing on and after October 1, 1971 and prior to October 1, 1974, $8.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1974 but prior to October 1, 1976, and $8.50 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1976.

(F)
With benefits payable commencing on and after October 1, 1974 and prior to October 1, 1976, $9.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1974.

(G)	With benefits payable commencing on and after October 1, 1976, $10.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1976.

(ii)     Buffalo Facility.

With respect to any such pensioner whose Credited Service was with the Buffalo Facility:

(A)	With benefits payable commencing prior to October 1, 1962, $4.75 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

(B)
With benefits payable commencing on or after October 1, 1962 and prior to October 1, 1965, $5.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

(C)
With benefits payable commencing on or after October 1, 1965 and prior to October 1, 1968, $5.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

(D)
With benefits payable commencing on or after October 1, 1968 and prior to October 1, 1971, $6.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1970.

(E)
With benefits payable commencing on or after October 1, 1971 and prior to October 1, 1973, $6.25 multiplied by his Years of Credited Service for benefit payments due prior to February 1, 1972, becoming the sum of $6.25 multiplied by his Years of Credited Service prior to January 1, 1972 and $7.00 multiplied by his Years of Credited Service on and after January 1, 1972, for benefit payments due on and after February 1, 1972.

(F)
With benefits payable commencing on or after October 1, 1973, the sum of $6.50 multiplied by his Years of Credited Service prior to January 1, 1972 and $7.00 multiplied by his Years of Credited Service on and after January 1, 1972.

(G)
With benefits payable commencing on or after October 1, 1974, the sum of $8.00 multiplied by his Years of Credited Service prior to January 1, 1972 and $7.00 multiplied by his Years of Credited Service on and after January 1, 1972 for payments due on and after October 1, 1974.

(H)	With benefits payable commencing on or after October 1, 1975, $8.00 multiplied by his Years of Credited Service for payments due on and after October 1, 1975.

(I)
With benefits payable commencing on or after November 1, 1977 and prior to November 1, 1978, the sum of $8.00 multiplied by his Years of Credited Service prior to January 1, 1978 and $9.00 multiplied by his Years of Credited Service on and after January 1, 1978.

(J)
With benefits payable commencing on or after November 1, 1978, the sum of $8.00 multiplied by his Years of Credited Service prior to January 1, 1978 and $10.00 multiplied by his Years of Credited Service on and after January 1, 1978.

(K)	With benefits payable commencing on or after November 2, 1980, the sum of:

(1)	$8.00 multiplied by his Years of Credited Service prior to January 1, 1978,

(2)	$10.00 multiplied by his Years of Credited Service from January 1, 1978 through November 1, 1980,

(3)	$11.00 multiplied by his Years of Credited Service from November 2, 1980 through November 1, 1981,

(4)	$12.00 multiplied by his Years of Credited Service on and after November 2, 1981 through May 4, 1985,

(5)	$13.00 multiplied by his Years of Credited Service on and after May 4, 1985 through July 23, 1993, and

(6)	$17.00 multiplied by his Years of Credited Service on and after July 24, 1993.

(iii)    Curtiss-Wright Flight Systems, Inc. Facility.

With respect to any such pensioner whose Credited Service was with the Curtiss-Wright Flight Systems, Inc. Facility:

(A)	With benefits payable commencing prior to October 1, 1962, $4.75 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

(B)
With benefits payable commencing on or after October 1, 1962 and prior to October 1, 1965, $5.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

(C)
With benefits payable commencing on or after October 1, 1965 and prior to October 1, 1968, $5.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

(D)	With benefits payable commencing on or after October 1, 1968, $6.25 multiplied by his Years of Credited Service.

(iv)     Marquette Metal Products Company.

With respect to any such pensioner whose Credited Service was with The Marquette Metal Products Company:

(A)	With benefits payable commencing prior to October 1, 1962, $4.75 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

(B)
With benefits payable commencing on or after October 1, 1962 and prior to October 1, 1965, $5.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

(C)
With benefits payable commencing on or after October 1, 1965 and prior to October 1, 1968, $5.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1969.

(D)
With benefits payable commencing on or after October 1, 1968 and prior to October 1, 1971, $6.25 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after October 1, 1970.

(E)
With benefits payable commencing on or after October 1, 1971 and prior to October 1, 1973, $6.25 multiplied by his Years of Credited Service for benefit payments due prior to February 1, 1972, becoming the sum of $6.25 multiplied by his Years of Credited Service prior to October 1, 1971 and $7.00 multiplied by his Years of Credited Service on and after October 1, 1971 for benefit payments due on and after February 1, 1972.

(F)
With benefits payable commencing on or after October 1, 1973, the sum of $6.50 multiplied by his Years of Credited Service prior to October 1, 1971 and $7.00 multiplied by his Years of Credited Service on and after October 1, 1971.

(G)
With benefits payable commencing on or after October 1, 1974, the sum of $7.50 multiplied by his Years of Credited Service prior to October 1, 1971 and $7.50 multiplied by his Years of Credited Service on and after October 1, 1971.

(H)
With benefits payable commencing on or after October 1, 1975, the sum of $7.50 multiplied by his Years of Credited Service prior to October 1, 1971 and $8.00 multiplied by his Years of Credited Service on and after October 1, 1971.

(I)
With benefits payable commencing on or after October 1, 1976, the sum of $7.50 multiplied by his Years of Credited Service prior to October 1, 1971 and $9.00 multiplied by his Years of Credited Service on and after October 1, 1971 and $10.00 multiplied by his Years of Credited Service on and after November 1, 1979.

(v)     Target Rock Corporation.

With respect to any such pensioner whose Credited Service was with Target Rock Corporation, subsequently known as Curtiss-Wright Flow Control Corporation, and except as otherwise provided in Article 9.01(e):

(A)
With benefits commencing on or after June 1, 1967 and prior to October 1, 1968, $6.25 multiplied by his Years of Credited Service, for any pension payments due for months commencing on and after February 1, 1972.

(B)
With benefits payable commencing on or after October 1, 1968 and prior to October 1, 1971, $7.25 multiplied by his Years of Credited Service, for any pension payments due for months commencing on and after February 1, 1972.

(C)
With benefits payable commencing on or after October 1, 1971 and prior to June 1, 1975, his Years of Credited Service multiplied by $6.25 for any pension payments due for months commencing on and after October 1, 1971 but prior to February 1, 1972 and by $8.00 for any pension payments due for months commencing on or after February 1, 1972.

(D)
With benefits payable commencing on or after June 1, 1975 and prior to May 1, 1977, $9.00 multiplied by his Years of Credited Service for any pension payments due for months commencing on and after June 1, 1975.

(E)
With benefits payable commencing on or after May 1, 1977, the sum of $9.00 multiplied by his Years of Credited Service prior to May 1, 1977 and $10.00 multiplied by his Years of Credited Service on and after May 1, 1977 for any pension payments due for months commencing on and after May 1, 1977.

(F)
$11.00 multiplied by his Years of Credited Service on or after May 1, 1981 for any pension payments due for months commencing on and after May 1, 1981, $12.00 multiplied by his Years of Credited Service on and after May 5, 1982 for any pension payments due for months commencing on and after May 5, 1982, $13.00 multiplied by his Years of Credited Service on and after May 7, 1984 for any pension payments due for months commencing on and after May 7, 1984, $14.00 multiplied by his Years of Credited Service on and after May 6, 1985 for any pension payments due for months commencing on and after May 6, 1985, and $15.00 multiplied by his Years of Credited Service on and after May 5, 1986 for any pension payments due for months commencing on and after May 5, 1986.

(G)
$17.00 multiplied by his Years of Credited Service with Target Rock Corporation, now known as Curtiss-Wright Flow Control Corporation, on or after August 1, 1994 for any pension payments due for months commencing on or after August 1, 1994. The benefit under this subparagraph (G) is only available for those union members who did not elect to participate in the Curtiss-Wright Corporation Savings and Investment Plan.

(H)
$19.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after August 1, 1997 for any pension payments due for months commencing on or after August 1, 1997;

(I)
$21.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after August 1, 1998, for any pension payments due for months commencing on or after August 1, 1998;

(J)
$23.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2001, for any pension payments due for months commencing on or after January 1, 2001;

(K)
$25.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2002, for any pension payments due for months commencing on or after January 1, 2002;

(L)
$28.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2003, for any pension payments due for months commencing on or after January 1, 2003.

(M)
$30.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2004, for any pension payments due for months commencing on or after January 1, 2004.

(N)
$32.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2005, for any pension payments due for months commencing on or after January 1, 2005.

(O)
$34.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2006, for any pension payments due for months commencing on or after January 1, 2006.

(P)
$36.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2007, for any pension payments due for months commencing on or after January 1, 2007.

(Q)
$38.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2008, for any pension payments due for months commencing on or after January 1, 2008.

(R)
$41.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2009, for any pension payments due for months commencing on or after January 1, 2009.

(S)
$47.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2012, for any pension payments due for months commencing on or after January 1, 2012.

(T)
$49.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2013, for any pension payments due for months commencing on or after January 1, 2013.

(U)
$51.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2014, for any pension payments due for months commencing on or after January 1, 2014.

(V)
$54.00 multiplied by his years of Credited Service with Curtiss-Wright Flow Control Corporation on or after January 1, 2015, for any pension payments due for months commencing on or after January 1, 2015.

(vi)     Metal Improvement Company, LLC - Columbus Division.

With respect to any such pensioner whose Credited Service is with the Metal Improvement Company, LLC - Columbus Division:

(A)
With benefits commencing on or after January 1, 1996, $10.00 multiplied by his Years of Credited Service on or after January 1, 1996, for any pension payments due for months commencing on or after January 1, 1996;

(B)
With benefits commencing on or after January 1, 2001, $20.00 multiplied by his Years of Credited Service on or after January 1, 2001, for any pension payments due for months commencing after January 1, 2001.

(C)
With benefits commencing on or after January 1, 2003, $24 multiplied by his Years of Credited Service on or after January 1, 2003, or any pension payments due for months commencing after January 1, 2003.

(D)
With benefits commencing on or after January 1, 2005, $28.00 multiplied by his Years of Credited Service on or after January 1, 2005, or any pension payments due for months commencing after January 1, 2005.

(E)
With benefits commencing on or after January 1, 2009, $33.00 multiplied by his Years of Credited Service on or after January 1, 2009, or any pension payments due for months commencing after January 1, 2009.

Service for vesting purposes shall commence January 1, 1996.

(vii)     Metal Improvement Company, LLC - Vernon Division.

With respect to any such pensioner whose Credited Service was with the Metal Improvement Company, LLC - Vernon Division:

(A)
With benefits commencing on or after October 1, 1996, $6.50 multiplied by his Years of Credited Service on or after October 1, 1996, for any pension payments due for months commencing on or after October 1, 1996.

(B)
With benefits commencing on or after January 1, 2000, $7.50 multiplied by his Years of Credited Service on or after January 1, 2000, for any pension payments due for months commencing on or after January 1, 2000.

(C)
With benefits commencing on or after J January 1, 2001, $8.50 multiplied by his Years of Credited Service on or after January 1, 2001, for any pension payments due for months commencing on or after January 1, 2001.

(D)
With benefits commencing on or after January 1, 2002, $9.50 multiplied by his Years of Credited Service on or after January 1, 2002, for any pension payments due for months commencing on or after January 1, 2002.

(E)
With benefits commencing on or after January 1, 2005, $12.50 multiplied by his Years of Credited Service on or after January 1, 2005, for any pension payments due for months commencing on or after January 1, 2005.

(F)
With benefits commencing on or after January 1, 2006, $15.00 multiplied by his Years of Credited Service on or after January 1, 2006, for any pension payments due for months commencing on or after January 1, 2006.

(G)	With Benefits commencing on and after January 1, 2010, $18.00 multiplied by his years of credited service on and after

January 1, 2010, for any pension payments due for months commencing on and after January 1, 2010.

(H)
With benefits commencing on and after January 1, 2013, $19.00 multiplied by his years of credited service on and after January 1, 2013, for any pension payments due for months commencing on and after January 1, 2013.

Service for vesting purposes shall commence October 1, 1996.

(viii)     Metal Improvement Company, LLC - Addison Division.

With respect to any such pensioner whose Credited Service was with the Metal Improvement Company, LLC - Addison Division:

(A)
With benefits commencing on or after November 1, 1996, $4.00 multiplied by his Years of Credited Service on or after November 1, 1996, for any pension payments due for months commencing on or after November 1, 1996.

(B)
With benefits commencing on or after January 1, 2000, $5.00 multiplied by his Years of Credited Service on or after January 1, 2000, for any pension payments due for months commencing on or after January 1, 2000.

(C)
With benefits commencing on or after January 1, 2001, $6.00 multiplied by his Years of Credited Service on or after January 1, 2001, for any pension payments due for months commencing on or after January 1, 2001.

(D)
With benefits commencing on or after January 1, 2002, $8.00 multiplied by his Years of Credited Service on or after January 1, 2002, for any pension payments due for months commencing on or after January 1, 2002.

(E)
With benefits commencing on or after January 1, 2005, $12.00 multiplied by his Years of Credited Service on or after January 1, 2005, for any pension payments due for months commencing on or after January 1, 2005.

(F)
With benefits commencing on or after January 1, 2006, $15.00 multiplied by his Years of Credited Service on or after January 1, 2006 for any pension payments due for months commencing on or after January 1, 2006.

(G)
With benefits commencing on or after January 1, 2013, $18.00 multiplied by his Years of Credited Service on or after January 1, 2013 for any pension payments due for months commencing on or after January 1, 2013.

Service for vesting purposes shall commence November 1, 1996.

(ix)     Metal Improvement Company, Inc. - Long Island Division.

With respect to any such pensioner whose credited service was with the Metal Improvement Company - Long Island Division:

(A)
With benefits commencing on or after April 1, 1998, $3.00 multiplied by his years of credited service on or after April 1, 1998, for any pension payments due for months commencing on or after April 1, 1998.

(B)
With benefits commencing on or after January 1, 2003, $6.00 multiplied by his years of credited service on or after January 1, 2003, for any pension payments due for months commencing on or after January 1, 2003.

(C)
With benefits commencing on or after January 1, 2006, $9.00 multiplied by his years of credited service on or after January 1, 2006, for any pension payments due for months commencing on or after January 1, 2006.

(D)
With benefits commencing on or after January 1, 2008, $12.00 multiplied by his years of credited service on or after January 1, 2008, for any pension payments due for months commencing on or after January 1, 2008.

(E)
With benefits commencing on or after January 1, 2010, $15.00 multiplied by his years of credited service on or after January 1, 2010, for any pension payments due for months commencing on or after January 1, 2010.

(F)
With benefits commencing on or after January 1, 2012, $18.00 multiplied by his Years of Credited Service on or after January 1, 2012 for any pension payments due for months commencing on or after January 1, 2012.

Service for vesting purposes shall commence April 1, 1998.

(x)    Metal Improvement Company, Inc. - Wakefield Division.

With respect to any such pensioner whose credited service was with the Metal Improvement Company - Wakefield Division:

(A)
With benefits commencing on or after June 1, 1999, $8.00 multiplied by his years of credited service on or after January 1, 1999, for any pension payments due for months commencing on or after June 1, 2001.

(B)
With benefits commencing on or after January 1, 2001, $10.00 multiplied by his years of credited service on or after January 1, 2001, for any pension payments due for months commencing on or after January 1, 2001.

(C)
With benefits commencing on or after January 1, 2003, $13.00 multiplied by his years of credited service on or after January 1, 2003, for any pension payments due for months commencing on or after January 1, 2003.

Service for vesting purposes shall commence June 1, 1999.

(xi)    Metal Improvement Company - Lynwood Division:

With respect to any such pensioner whose credited service was with the Metal Improvement Company - Lynwood Division:

(A)	With benefits commencing on or after May 1, 2001, $6.50 multiplied by his years of credited service on or after May 1, 2001, for any pension payments due for months commencing on or after May 1, 2001.

(B)
With benefits commencing on or after January 1, 2007, $10.00 multiplied by his years of credited service on or after January 1, 2007, for any pension payments due for months commencing on or after January 1, 2007.

(C)
With benefits commencing on or after January 1, 2010, $14.00 multiplied by his years of credited service on or after January 1, 2010, for any pension payments due for months commencing on or after January 1, 2010.

(D)
With benefits commencing on or after January 1, 2013, $16.00 multiplied by his Years of Credited Service on or after January 1, 2013 for any pension payments due for months commencing on or after January 1, 2013.

(E)
With benefits commencing on or after August 1, 2013, $18.00 multiplied by his Years of Credited Service on or after August 1, 2013, for any pension payments due for months commencing on or after August 1, 2013.

(F)
With benefits commencing on or after August 1, 2014, $19.00 multiplied by his Years of Credited Service on or after August 1, 2014, for any pension payments due for months commencing on or after August 1, 2014.

(G)	With benefits commencing on or after August 1, 2015, $20.00 multiplied by his Years of Credited Service on or after August 1, 2015,

for any pension payments due for months commencing on or after August 1, 2015.

Service for vesting purposes shall commence May 1, 2001.

(b)     Early Retirement.

(i)
On or after January 1, 1989 any Participant described in Article 9.01 who has attained age fifty-five (55), but not age sixty-five (65), and who has five (5) or more Years of Credited Service (three (3) or more Years of Credited Service for purposes of vesting effective January 1, 2008) may retire at his option, and for any such Participant who retires with benefits which first could commence on or after October 1, 1965, the monthly pension payable to him shall be either:

(A)	a pension commencing at age sixty-five (65) determined in accordance with Article 9.02(a) of the Plan and based upon his Credited Service at the time of his early retirement, or

(B)
a pension commencing on the first day of the month selected by him at the time of his early retirement which is after such retirement and prior to age sixty-five (65), in an amount equal to the amount that would have been payable at age sixty-five (65) on the basis of his Credited Service at the time of early retirement, multiplied by the applicable percentage set forth in Schedule F.

(i)
A Participant who retires under the provisions of paragraph (a)(v) and this paragraph (b) may elect to have his pension benefit otherwise payable to him under the provisions of paragraph (a)(v) or (e), as applicable, adjusted as follows:

(A)
With respect to months for which a benefit is payable to the Participant up to and including the month he attains age 62, his pension benefit shall be equal to the sum of his benefit determined under paragraph (a)(v) or the reduced amount of such pension if he has a survivor benefit in accordance with paragraph (e), plus $100.00 reduced by 45/100 of 1% for each complete calendar month by which he is under age 62 at the date such early retirement benefits commence.

(B)	With respect to months for which a benefit is payable to him following his attainment of age 62, an amount equal to the amount specified in (A) hereof less $100.00.

(C)
Such election shall be made within the 90-day election period preceding the Participant’s Annuity Starting Date and in accordance with such administrative rules as the Administrative Committee shall prescribe in accordance with applicable law.

(c)     Total and Permanent Disability Retirement.

(i)
A Participant described in Article 9.01 with at least five (5) Years of Credited Service (three (3) Years of Credited Service for purposes of vesting effective January 1, 2008) who is actually at work for the Company or is on an Company-approved Leave of Absence on or after January 1, 1989, who subsequent to September 15, 1952 becomes totally and permanently disabled prior to attaining age sixty-five (65), shall be eligible for a disability pension as hereinafter provided.

(ii)
An Participant shall be deemed to be totally and permanently disabled, for purposes of this paragraph when on the basis of medical evidence satisfactory to the Company he is found to be wholly and permanently prevented from engaging in any occupation or employment for wage or profit as a result of bodily injury or disease, either occupational or non-occupational in cause, provided, however, that no Employee shall be deemed to be totally and permanently disabled for the purposes of the Plan if his disability resulted from an intentional self-inflicted injury, or a hostile act of a foreign power, or resulted from service in the Armed Forces of any country, unless his benefits could first commence on or after January 1, 1989, and he has accumulated five (5) Years of Credited Service since such hostile act or since leaving service in such Armed Forces.

(iii)	The monthly pension payable to a disability pensioner shall be in accordance with Article 9.02(a) of the Plan, based on Credited Service at the date of disability.

(iv)
In addition to the monthly pension provided for in subparagraph (iii), there shall be payable to a disability pensioner during the continuance of his total and permanent disability, until he attains age sixty-five (65), or, if earlier, until the date at which such disability pensioner becomes or could have become entitled to an unreduced Federal Social Security benefit for age or for disability, a monthly amount equal to:

(A)	$5.20 multiplied by his Years of Credited Service at the date of disability, but not more than $130, with respect to a monthly pension that first could commence prior to October 1, 1968,

(B)	$6.00 multiplied by his Years of Credited Service at the date of disability, but not more than $150, with respect to a monthly pension that first could commence on or after October 1, 1968, and

(C)	$10.00 multiplied by his Years of Credited Service at the date of disability, but not more than $250, with respect to a monthly pension that first could commence on or after March 1, 1978.

(v)
Any disability pensioner may be required to submit to medical examination at any time during retirement prior to age sixty-five (65), but not more often than semi-annually, to determine whether he is eligible for continuance of the disability pension. If, on the basis of such examination, it is found that he is no longer disabled or if he engages in gainful employment, except for purposes of rehabilitation as determined by the Company, his disability pension will cease. In the event the disability pensioner refuses to submit to medical examination, his pension will be discontinued until he submits to examination.

(i)
In the event a Participant in receipt of a pension under this paragraph (c) dies prior to his Normal Retirement Date, a survivor annuity shall be payable to his spouse provided the Participant had been married to his Spouse for at least one (1) year immediately prior to his date of death. In such event the survivor annuity shall be equal to the survivor benefit that would have been payable to the Spouse under paragraph (e)(iii) if such coverage had been in effect on the day preceding the Participant’s date of death.

(d)     Retention of Deferred Pension.

(i)
A Participant described in Article 9.01 who loses Credited Service in accordance with Article 9.03(c) of the Plan prior to the age at which he is eligible for early retirement in accordance with Article 9.02(b) of the Plan, shall be eligible for a deferred pension; provided, that:

(A)	If such loss was on or after September 15, 1957 and prior to September 30, 1962, such Participant then had at least twenty (20) Years of Credited Service; or

(B)	If such loss was on or after September 30, 1962 and prior to September 30, 1965, such Participant either:

(1)	then had at least ten (10) Years of Credited Service and had attained his fortieth (40th) birthday; or

(2)	then had at least twenty (20) Years of Credited Service accrued through (i) the calendar year 1962 or (ii) the date of his loss of Credited Service, whichever is earlier; or

(C)	If such loss was on or after September 30, 1965, such Employee then had at least ten (10) Years of Credited Service; or

(D)	If such loss was on or after January 1, 1989, such Employee then had at least five (5) Years of Credited Service.

(ii)
The monthly amount of such deferred pension commencing at age sixty-five (65) for Employees eligible therefor in accordance with Article 9.02(a) of the Plan shall be as shown in Schedule G 1 for the Wood-Ridge Facility, Schedule G 2 for the Buffalo Facility, Schedule G 3 for the Curtiss-Wright Flight Systems Facility, and Schedule G 4 for the Target Rock Facility. The deferred pension rates for Marquette Metal Products Company facility are the same rates as shown in Article 9.02(a)(iv) for the Marquette Metal Products Company facility.

(iii)	For Employees who became eligible for a deferred pension before January 1, 1976:

Upon written request to the Company by a Participant eligible for a deferred pension in accordance with this paragraph, such deferred pension shall be payable on the first day of the month following the later of (A) the month in which such Participant attains age sixty-five (65), or effective October 1, 1962, age sixty (60), or (B) the month during which the Company receives such written request, provided, that any deferred pension commencing after age sixty (60) and prior to age sixty-five (65) and shall be the amount in accordance with Article 9.02(a) of the Plan, reduced in accordance with the early retirement factors set forth in Schedule D for each complete calendar month by which such Participant is under the age of sixty-five (65) at the time such deferred pension commences. The written request must be received by the Company not earlier than sixty (60) days prior to his sixtieth (60th) birthday.

(iv)	For Participants who became eligible for a deferred pension on or after January 1, 1976:

Such deferred pension benefit shall be payable on the first day of the month following the later of (A) the month in which such Participant attains age fifty-five (55), or (B) sixty (60) days from the date the Company receives such written request; provided that any deferred pension benefit commencing after age fifty-five (55) and prior to age sixty-five (65) shall be the amount in accordance with Article 9.02(a) of the Plan, reduced in accordance with the early retirement factors set forth in Schedule D for each complete calendar month by which such Participant is under the age of sixty-five (65) at the time such deferred pension commences. The written request must be received by the Company not earlier than sixty (60) days prior to his fifty-fifth (55th) birthday.

(e)     Optional Survivor Benefit Election.

(i)
A Participant who has attained age fifty-five (55), retiring with benefits payable commencing on or after January 1, 1989, in accordance with the normal, early or total and permanent disability retirement provisions of this Article, or a Participant who loses Seniority on or after January 1, 1989 and is eligible for a deferred pension benefit in accordance with paragraph (d), will, unless waived, receive an adjusted amount of monthly pension benefit to provide that, if his or her designated Spouse shall be living at his or her death, after the survivor benefit becomes effective, a survivor benefit shall be payable to such Spouse during his or her further lifetime.

(A)
The Participant may designate as a beneficiary of a survivor benefit only the person who is his or her Spouse at such time and who has been his or her Spouse for at least one (1) year immediately prior to the date of benefit commencement. Such designation must be accompanied by proof of marriage and date of birth of Spouse.

In the event a married Participant has been married to his spouse for less than one year on his Annuity Starting Date, he shall nevertheless be treated as having been married for one year for purposes of applying the provisions of this paragraph (e); provided, however, that no right or benefit shall vest to any spouse until the date on which the Participant has been married to such spouse for one year. In the event of the death of the Participant’s Spouse or divorce of the Participant and his Spouse prior to the first anniversary of the date of marriage, the Participant shall be treated as unmarried as of the first day of the month following the date of death or divorce, and payment thereafter shall be made in accordance with the provisions of paragraph (a). No adjustments will be made to amounts previously paid to the Participant. In the event of divorce or death of the Participant prior to the first anniversary of the date of marriage, the surviving Spouse shall lose any rights under the provisions of this paragraph (e).

(B)
A Participant who is entitled to a total and permanent disability benefit prior to attaining age sixty-five (65) shall have such benefit adjusted to provide a survivor benefit, if not waived, effective the first day of the month following his sixty-fifth (65th) birthday.

(C)	A survivor benefit shall be irrevocable at or after its effective date, if the Participant and the designated Spouse both shall be living at such time.

(D)
The survivor benefit shall become effective, if not waived, on the commencement date of the Participant's monthly benefit and payable on and after the first day of the month following the pensioner's death.

(ii)
For a Participant receiving a pension benefit with a survivor benefit adjustment in accordance with paragraph (i), the reduced amount of his monthly pension benefit referred to in paragraph (i) shall be equal to an amount determined by multiplying the monthly pension benefit otherwise payable to the Employee by ninety percent (90%), if the Participant's age and his designated Spouse's age are the same (the age of each for the purposes hereof being the age at his or her last birthday prior to the effective date of the survivor benefit); or, if such ages are not the same, such percentage shall be increased by one-half of one percent (1/2%), up to a maximum of one hundred percent (100%), for each year that the designated Spouse's age exceeds the Participant's age, and shall be decreased by one-half of one percent (1/2%) for each year that the designated Spouse's age is less than the Participant's age.

(iii)
The survivor benefit payable in accordance with paragraph (i) to the surviving Spouse of a retired Participant who dies after such benefit becomes effective shall be a monthly benefit for the further lifetime of such surviving Spouse equal to one hundred percent (100%) (fifty-five percent (55%) prior to January 1, 2008) of the reduced amount of such Participant's monthly pension benefit as determined in accordance with Article 9.02(a) of the Plan for any such Participant with benefits payable commencing on or after October 1, 1965.

(iv)
Effective August 23, 1984, a survivor benefit, if not waived, in the form of a Qualified Preretirement Survivor Annuity shall be paid to a surviving Spouse of a vested active Participant not eligible for early retirement, or of a vested deferred Participant who was credited with at last one (1) Hour of Service subsequent to August 22, 1984 and is not eligible for early retirement, commencing at the date the Participant would have been eligible for early retirement, and the amount of the pension otherwise payable to the Participant shall be reduced in accordance with the tables below.

For Coverage While The Participant’s Age Is	Monthly Percentage
under 35	0.01%
35 - 45	0.02%
45 - 54 and 11 months	0.04%

Notwithstanding the above, the reduction for coverage for the Qualified Preretirement Survivor Annuity shall be eliminated on and after January 1, 2006 with respect to any Participant or surviving spouse whose Annuity Starting Date had not occurred as of December 31, 2005.

(v)
Effective August 23, 1984, a survivor benefit, may not be waived by the participant without the consent of the Participant's Spouse. Such consent for a waiver must be in writing and either notarized or witnessed by a member of the Board of Administration. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Board of Administration that such written consent cannot be obtained because:

(A)	there is no Spouse;

(B)	the Spouse cannot be located; and

(C)	of other circumstances if the Secretary of the Treasury may by regulation prescribe the participant's election to waive coverage will be considered valid if made within the Applicable Election Period.

(vi)
In the event the Normal form survivor benefit provided for in Article 9.02(e)(iii) is properly waived, the benefit payable to a Participant shall be the Actuarial Equivalent of the retirement benefit otherwise payable to the Participant in the form of a Life Annuity. A Participant may, in the form and manner prescribed by the Administrative Committee, further elect a monthly benefit payable to the Participant for his or her lifetime and for the further lifetime of such surviving Spouse equal to fifty percent (50%) of the reduced amount of such Participant's monthly pension benefit as determined in accordance with Article 9.02(a) of the Plan.

(f)     Participants Not Actively at Work.

The absence of a Participant from active work at the time he would be eligible to retire under the Plan shall not preclude his retirement without return to active work, provided that such absence is due to lay-off, medical leave or other Company approved leave of absence commencing subsequent to September 15, 1952 and provided there has been no loss of Credited Service.

(g)     Pension Payments.

(i)
Pensions shall be paid monthly. The first monthly payment of an Participant's pension other than for total and permanent disability shall be on the first day of the month following the month in which the Participant actually retires or, in the case of early retirement, the later date selected by the Employee in accordance with paragraph (b)(i) or (ii), and the pension shall be payable monthly during his lifetime thereafter.

(ii)
Total and permanent disability pensions shall be payable to the disability pensioner (A) on the first day of the month following the date the required proof of such disability is received by the Company, or (B) the first day of the month following the completion of a period of total and permanent disability of six (6) months, whichever is later, and thereafter shall be payable monthly during the continuance of total and permanent disability while he remains eligible for such benefits.

(iii)
In determining the pension payable to any pensioner, a deduction shall be made equivalent to all or any part of the following benefits payable to such pensioner by reason of any law of the United States, or any political subdivision thereof, which has been or shall be enacted; provided, that such deduction shall be to the extent that such benefits have been provided by premiums, taxes or other payments paid by or at the expense of the Company:

(A)
Workers' Compensation (except fixed statutory payments for loss of any bodily member); provided, however, that this subparagraph shall not be applicable with respect to the monthly pension payable to any pensioner for months commencing on and after October 1, 1965 except as provided in subparagraph (C) below.

(B)	Disability benefits, other than a Primary Insurance Amount payable under the Federal Social Security Act as now in effect or as hereafter amended, or a benefit specified in subparagraph (ii) above.

(C)
Workers' Compensation (including hearing, pulmonary, ocular, and other occupational disease and accident claims, but excluding statutory payments for loss of any physical or bodily members such as a leg, arm or finger) for Workers' Compensation awards granted subsequent to March 1, 1978, for Wood-Ridge and Nuclear, January 9, 1978 for Caldwell facility, May 5, 1978 for Target Rock, and August 1, 1988 for Buffalo.

(h)     Death Benefits.

(i)
If a Participant who has a vested interest in his retirement benefit dies before payment of his benefits commence, then his surviving spouse shall be entitled to receive a benefit under this Article 9.02. The benefit shall be equal to the amount the Participant would have received pursuant to this Article 9.02, if the benefit to which Participant had been entitled at his date of death had commenced in the form described in paragraph (e) of a joint and survivor annuity in the month next following the month in which his Normal Retirement Date had occurred (or next following the month in which his date of death occurred, if later). The benefit payable hereunder shall commence as of the first day of the month following the later of the Participant’s Normal Retirement Date would have occurred. However, the Participant’s Spouse may elect to begin receiving payments as of the first day of any earlier month following the later of the month in which occurs the Participant’s death or the date the Participant would have attained age 55. If the Beneficiary elects to commence receipt of payment prior to the Participant’s 55th birthday, the reduction for early commencement shall be the Actuarial Equivalent from age 65.

The benefit payable to the Spouse shall commence on the Participant’s Normal Retirement Date or his date of death, if later. However, if the Participant had met the requirements for an early retirement benefit or was in receipt of payments under paragraph (c) upon his date of death, the Spouse may elect to commence payment as of the first day of any earlier month following the Participant’s date of death. In the case of any other Participant, the Spouse my elect to commence payment as of the first day of any earlier month following the later of the Participant’s 55th birthday or his date of death.

In any case in which the surviving Spouse’s benefit commences prior to the Participant’s Normal Retirement Date, the amount of the surviving Spouse’s benefit shall be adjusted to reflect a reduction for early commencement equivalent to the reduction that would have been applied in determining the amount of the Participant’s pension under the provisions of paragraph (b) or (d), as applicable, had the Participant begun to receive his pension as of such commencement date. No reduction shall apply if the Participant died while in receipt of payments under paragraph (c).

(ii)	Upon the death of a pensioner who retired with benefits which first could commence on or after October 1, 1965 in accordance with the early, normal,

automatic, or total and permanent disability retirement provisions of the Plan, the lump sum death benefit under the Plan shall be $1,000, reduced by any amounts under a Group Life Insurance Plan of the Company which were paid to the pensioner during his lifetime or are payable by reason of his death.

Notwithstanding any provision in this Plan to the contrary, a pensioner whose Credited Service was with the Buffalo Facility, the death benefit shall be increased to $2,000 effective September 1, 1994 and $3,000 effective September 1, 1995.

(iii)	Payment of the death benefit after retirement shall be made in a lump sum to a surviving beneficiary designated by the pensioner or, otherwise, to his estate.

(iv)
There shall be no lump sum death benefit under the Plan at any time by reason of the death of a Participant eligible for, or in receipt of, a deferred pension as provided for in Article 9.02(d) of the Plan.

(i)
Metal Improvement Company, LLC - Columbus Division. The following provisions shall apply to any Participant described in Section 9.01 who, as of April 2, 2012, is employed at the Columbus, Ohio facility of Metal Improvement Company, LLC and represented for purposes of collective bargaining by the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and its Local Union No. 1588 (a “Columbus Participant”).

(i)	Each Columbus Participant shall be 100% vested in his benefits without regard to his Vesting Years of Service.

(ii)	For purposes of determining all benefits payable under the Plan, the Credited Service for any Columbus Participant shall include the period through December 31, 2013.

(iii)
For purposes of determining eligibility for early retirement benefits under Article 9.02(b), any Columbus Participant who attains age 55 before December 31, 2013 shall be deemed to be age 55 on April 2, 2012, provided that in no event shall any such Columbus Participant be entitled to receive a pension commencing before the first day of the month following his 55th birthday.

9.03	Credited Service.
The following provisions shall apply to Participants to whom Article 9.01 of the Plan applies:

    (a)     Credited Service Prior to September 15, 1952.

(i)	Credited Service prior to September 15, 1952 shall be computed to the nearest one-tenth (1/10) year and shall be the sum of:

(A)	the number of years following the Participant's Seniority date with the Company and preceding September 15, 1952, plus

(B)
any period or periods of Service as an hourly or salaried employee of the Company preceding the Participant's Seniority date with the Company, provided that if there was an interval equal to two (2) years or more between periods of employment with the Company beginning with the last day of active Service in the employment immediately preceding such interval, no Service prior to such interval shall be counted, except this provision shall not apply to any such interval commencing on or after August 1, 1945, and ending on or before December 31, 1949.

    (b)     Credited Service Subsequent to September 15, 1952.

(i)	Subparagraph (A) shall be applicable for the period of time prior to January 1, 1976. Subparagraphs (B) and (C) shall be applicable to the period of time subsequent to January 1, 1976.

(A)
For purposes of vesting and for purposes of accrual of benefits prior to January 1, 1976, Credited Service, commencing with September 15, 1952 and thereafter, shall be computed for each calendar year for each Participant on the basis of total hours compensated by the Company during such calendar year and prior to his attaining age sixty-eight (68). Any calendar year in which the Employee has one thousand seven hundred (1,700) or more compensated hours shall be counted a full calendar year. Where his total hours compensated during a calendar year are less than one thousand seven hundred (1,700) hours, a proportionate credit shall be given to the nearest one-tenth (1/10) of a year. For the calendar year 1952, no more than a year's credit will be given including credit for Service prior to September 15, 1952.

(B)
For the purpose of vesting only, Credited Service commencing with January 1, 1976 shall be computed for each calendar year for each Participant on the basis of total hours compensated by the Company during such calendar year. Any calendar year in which the Participant has one thousand (1,000) or more compensated hours shall be counted a full calendar year. Where his total hours compensated during a calendar year are less than one thousand (1,000) hours, a proportionate credit shall be given to the nearest one-tenth (1/10) of a year.

(C)	For the purpose of accrual of benefits after January 1, 1976, subparagraph (A) shall continue to apply.

(ii)	For the purpose of computing Credited Service, hours of pay at premium rate shall be computed as straight time hours.

(iii)
For the purpose of computing compensated hours under subparagraph (i) of this Article 9.03(b), a Participant who, after September 15, 1952, shall be absent from work because of occupational injury or disease incurred in the course of his employment with the Company, and on account of such absence receives Workers' Compensation while on Company approved Leave of Absence, shall be credited with the number of hours that he would have been regularly scheduled to work during such absence, provided that no Participant shall be credited with Service under this paragraph after retirement.

(iv)
Any Employee who may be transferred subsequent to September 15, 1952 from employment that is not eligible for the benefits of the Plan, to employment that is eligible for such benefits, shall have credited to the nearest one-tenth (1/10) of a year any Credited Service he had as of the date of such transfer, for purposes of vesting; provided, that there shall be no duplication of Credited Service, nor, Credited Service of more than one (1) year in respect to any calendar year.

(v)	A Participant who has Seniority and who:

(A)
leaves the employment of the Company to enter the Armed Forces of the United States and retains re-employment rights with the Company under the re-employment provisions of the Universal Military Training and Service Act of 1948, as amended, or any other law protecting his right to reemployment and who, during the period he retains such re-employment rights, returns to work for the Company or reports to the Company and is given leave of absence or laid off status, shall be credited with Future Service at the rate of forty (40) hours per week during the period he would normally have worked for the Company during the period he was in the Armed Forces (or the number of hours that the Company is regularly scheduled to work if less than forty (40) hours), or

(B)
after September 30, 1968, is given a medical leave of absence approved by the Company, shall be credited with Future Service at the rate of forty (40) hours per week during the period he would normally have worked for the Company while on such medical leave of absence; provided, that the Participant otherwise had at least one hundred seventy (170) compensated hours during the calendar year in which such medical leave of absence commenced, except this subparagraph shall not apply to any absence to which paragraph (iii) would apply.

(c)     Loss of Credited Service.

(i)	After September 15, 1952, a Participant will lose all Credited Service for purposes of the Plan and if re-employed shall be considered as a new Employee of the Company for purposes of the Plan:

(A)	if the Participant quits,

(B)	if the Participant is discharged or released,

(C)	if the Participant loses his Seniority for any other reason.

The provisions of this paragraph shall not affect a Participant's entitlement to any benefit under the Plan for which he is eligible at the time of his loss of Credited Service.

(ii)
Effective January 1, 1976 for purposes of vesting and accrual of benefits, any Employee under the Plan whose employment is terminated and is later re-employed by the Company will be entitled to Credited Service as follows:

(A)	if entitled to a vested benefit at the time of termination, the pre-break and post-break Service will be aggregated;

(B)
if not entitled to a vested benefit at the time of termination, the pre-break and post-break Service subsequent to January 1, 1976 will be aggregated only if his period of absence is less than five (5) years.

(d)	Restoration of Lost Credited Service.

(i)
Anything in the Plan to the contrary notwithstanding, any Participant who has Seniority with the Company on or after September 30, 1968 will be entitled to have any Credited Service with such Company, which he previously lost in accordance with Article 9.03(c)(i) or (ii), restored for purposes of entitlement to and computation of any benefit under the Plan, provided that:

(A)
In the case of a Participant who lost such Credited Service prior to October 1, 1968 and who (i) has Seniority on September 30, 1968, such Participant applies to such Company for restoration of such lost Service prior to July 1, 1969 or (ii) does not have Seniority on September 30, 1968 but thereafter acquires Seniority, such Participant applies for restoration of such lost Credited Service within ninety (90) days of re-employment by such Company.

(B)
Effective January 1, 1976 any Participant having Seniority with the Company on or after January 1, 1976 will be entitled to have any Credited Service with the Company which he had previously lost in accordance with Article 9.03(c) of the Plan restored automatically.

(ii)	Effective January 1, 1976, any Employee included in Article 9.03(c)(i)(B) and (ii)(B) shall be entitled to the benefit specified in this paragraph (d).

(e)
Notwithstanding any provision hereof to the contrary, for the purpose of determining whether a Participant who is described in Article 9.01 shall be fully vested in the benefit determined in accordance with Article 9.02, all periods of employment recognized as Vesting Years of Service for purposes of Article 5 shall be taken into account as Credited Service under paragraph (b).

9.04	Definitions.
For purposes of this Article 9, the following definitions shall apply:

(a)
"Board of Administration" means equal members which shall be appointed by the Company and equal members which shall be appointed by the respective union. Such Board of Administration shall have the powers enumerated in the collective bargaining agreements providing for participation in the Plan.

(b)	"Salaried or Hourly Employee" means an Employee who is carried on the payroll records of the Company as receiving Compensation on a weekly, bi-weekly, semi-monthly, monthly or annual basis.

(c)	"Seniority" shall have the meaning as defined under the applicable collective bargaining agreement.

ARTICLE 10: MERGER OF METAL IMPROVEMENT COMPANY, INC. AND CURTISS-WRIGHT FLIGHT SYSTEMS/SHELBY, INC. CONTRIBUTORY RETIREMENT PLANS

10.01	Merger Date.
As of September 1, 1994 (the "Merger Date"), the Metal Improvement Company, Inc. Retirement Income Plan and Curtiss-Wright Flight Systems/Shelby, Inc, Contributory Retirement Plan (individually, a "Merged Plan" or, collectively, "Merged Plans") were merged into the Plan. The following provisions shall apply under the Plan to the individuals at Metal Improvement Company, Inc. and Curtiss-Wright Flight Systems/Shelby, Inc. who were non-union Employees on the Merger Date or non-union Employees hired after the Merger Date.

10.02	Eligibility.

(a)
Notwithstanding any other provision of this Plan to the contrary, a non-union Employee of either Metal Improvement Company, Inc. or Curtiss-Wright Flight Systems/Shelby, Inc. employed by said companies on August 31, 1994 shall become a Participant of this Plan on the Merger Date.

(b)
Any future Employee of Metal Improvement Company, Inc. or Curtiss-Wright Flight Systems/Shelby, Inc. shall be eligible to participate in the Plan as of the Entry Date (as defined in Schedule J) coinciding with or next following the date he completes his Year of Eligibility Service. Effective January 1, 2005, employees enter the Plan following completion of one Year of Service in accordance with Article 2.01.

10.03	Retirement Benefits.

(a)
With respect to a "participant" in either of the Merged Plans who retired, died, became disabled, or terminated Service with "vested benefits" under either of the Merged Plans prior to September 1, 1994 (irrespective of whether benefits have commenced as of that date), the Plan will pay to, or in respect of, that "participant" the benefits provided under the applicable section of the respective Merged Plan in accordance with the terms thereof (and that person shall have no rights under the other terms of this Plan).

(b)
With respect to a Participant who satisfies the eligibility requirements of Article 10.02, if he retires, dies, becomes disabled or terminates Service on or after September 1, 1994, the Plan will pay to, or in respect of, that Participant the benefits provided under Articles 4, 6 and 8 in accordance with Articles 4, 6, 7 and 8.

For purposes of determining a Participant's benefit under this paragraph (b), references to Prior Plan in Article 6 of the Plan shall mean the respective Merged Plan.

For purposes of Article 1.06 of the Plan, a Participant's earnings with Metal Improvement Company, Inc. or Curtiss-Wright Flight Systems/Shelby, Inc. prior to September 1, 1994 shall be included in the calculation of Final Average Compensation.

(c)	For purposes of determining a Participant's benefits under this Article 10, a Participant shall be credited with his participation in the respective Merged Plan as of August 31, 1994.

(d)
Notwithstanding any provision in this Plan to the contrary, any former participant under the Metal Improvement Company, Inc. Retirement Income Plan shall not qualify for a death benefit under Article 8.02.

10.04	Prior Accrued Benefit.
Notwithstanding any other provision of this Plan to the contrary, in respect of periods prior to August 31, 1994, a Participant who was formerly covered under either of the Merged Plans shall be credited with an accrued benefit under this Plan equal to his "retirement benefit" under the respective Merged Plan as of August 31, 1994.

10.05	Vesting.

(a)	With respect to a Participant who satisfies the eligibility requirements of Article 10.02 of the Plan, he shall be vested in his retirement benefits in accordance with Article 5 of the Plan.

(b)
Notwithstanding the provisions of Article 5 of the Plan, the vesting percentage of a Participant, who is described in paragraph (a) and who was a participant in either of the Merged Plans as of August 31, 1994 in his or her retirement benefit shall not be less than the vesting percentage as provided under the terms of the respective Merged Plan.

(c)
For purposes of Article 5 of the Plan, a Participant who is described in paragraph (a) shall receive vesting credit for his number of full Years of Service under the terms of the respective Merged Plan as of August 31, 1994, and his number of Hours of Service for the period from January 1, 1994 to August 31, 1994, to the extent credited for vesting purposes under the respective Merged Plan as of August 31, 1994.

10.06	Transfer of Assets.
As of a date fixed in accordance with applicable law, the assets held under the Merged Plans were transferred to the Trust Fund.
article 11: administration

11.01	Plan Administrator.
The Chairman of the Board of Directors shall appoint an Administrative Committee. The Administrative Committee shall consist of three (3) or more persons designated by the Chairman of the Board of Directors. Members of the Administrative Committee and its officers and agents may participate in the benefits under this Plan if otherwise eligible to do so. The members of the Administrative Committee shall serve at the pleasure of the Chairman of the Board of Directors and the Chairman of the Board of Directors shall appoint successors to fill any vacancies in the Administrative Committee.

11.02	Administrative Committee's Authority and Powers.
The Administrative Committee (or its delegate) may act on the Company's behalf as the sponsor and "named fiduciary" of the Plan with respect to Plan administrative matters. Acting on behalf of the Company, and subject to the terms of the Plan, the Trust Agreement and applicable resolutions of the Board, the Administrative Committee (or its delegate) has full and absolute discretion and authority to control and manage the operation and administration of the Plan, and to interpret and apply the terms of the Plan and the Trust Agreement. This full and absolute discretion and authority includes, but is not limited to, the power to:

(a)	interpret, construe, and apply the provisions of the Plan and Trust Agreement, and any construction adopted by the Administrative Committee in good faith shall be final and binding;

(b)
adopt Plan amendments that (1) are required by ERISA or other applicable law or regulation governing qualification of employee benefit plans, or are necessary for Plan administration, and which do not materially increase costs to the Plan or the Company or materially change Participants' benefits under the Plan, (2) implement special rules for acquisitions, sales, and other dispositions, or (3) clarify ambiguous or unclear Plan provisions; provided that such amendments will be made in writing and will be made according to procedures established by the Administrative Committee;

(c)	review appeals from the denial of benefits; and

(d)	manage the cost and financial aspects of the Plan.

The Administrative Committee may employ, appoint, and dismiss advisors and advisory committees as the Administrative Committee deems necessary to carry out the provisions of the Plan and the Trust Agreement, including attorneys, accountants, actuaries, clerks, or other agents, and may delegate any of its authority and duties to such persons.

11.03	Delegation of Duties.
The Administrative Committee may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan.

11.04	Compensation.
No member of the Administrative Committee shall receive any compensation for his services as such.

11.05	Exercise of Discretion.
Any person with any discretionary power in the administration of the Plan shall exercise such discretion in a nondiscriminatory manner and shall discharge his duties with respect to the Plan in a manner consistent with the provisions of the Plan and with the standards of fiduciary conduct contained in Title I, Part 4, of ERISA.

11.06	Fiduciary Liability.
In administering the Plan, neither the Administrative Committee nor any member of the Administrative Committee nor any person to whom the Administrative Committee delegates any duty or power in connection with administering the Plan shall be liable, except in the case of his own willful misconduct, for:

(a)     any action or failure to act,

    (b)     the payment of any amount under the Plan,

    (c)     any mistake of judgment, or

(d)	any neglect, omission or wrongdoing of any other member of the Administrative Committee.

No member of the Administrative Committee shall be personally liable under any contract, agreement, bond, or other instrument made or executed by him or on his behalf as a member of the Administrative Committee.

11.07	Indemnification by Company.
To the extent not compensated by insurance or otherwise, the Company shall indemnify and hold harmless each member of the Administrative Committee, and each partner and employee of the Company designated by the Administrative Committee to carry out any fiduciary responsibility with respect to the Plan, from any and all claims, losses, damages, expenses (including counsel fees approved by the Company) and liabilities (including any amount paid in settlement with the approval of the Company), arising from any act or omission of such member, or partner or employee, except where the same is judicially determined or is determined by the Company to be due to willful misconduct of such member or employee. No assets of the Plan may be used for any such indemnification.

11.08	Plan Participation by Fiduciaries.
No person who is a fiduciary with respect to the Plan shall be precluded from becoming a Participant upon meeting the requirements for eligibility.

11.09	Payment of Expenses.
Reasonable expenses of the Plan may be paid from Plan assets, unless paid by the Company. The Company is entitled to reimbursement of direct expenses properly and actually incurred in providing services to the Plan, in accordance with applicable provisions of ERISA.

ARTIcle 12: Amendment and termination of Plan

12.01	Amendment.
The Company may at any time and from time to time amend the Plan by written instrument, provided, that:

(a)
no amendment that affects the rights and obligations of the Trustee shall be effective without the written consent of the Trustee, unless such amendment is necessary for the qualification of the Plan under Section 401(a) of the Code or to avoid actual or potential liability of the Company with respect to the Plan, including, without limitation, liability to make future contributions;

(b)	no amendment shall cause the Trust Fund to be used other than for the exclusive benefit of Participants and their Beneficiaries;

(c)
if any amendment changes the vesting provisions of the Plan, within sixty (60) days after receiving written notice of such amendment, or such longer period as may be prescribed by Section 411 of the Code or the regulations promulgated thereunder, a Participant who has completed at least three (3) Years of Service may file with the Administrative Committee an election to have his vested interest in his retirement benefit computed under the Plan's vesting provisions as applicable to such Participant immediately prior to the amendment; and

(d)	any party will be protected in assuming that this Agreement has not been amended until such party has received written notice of the amendment.

No amendment to the Plan, including a change in the actuarial basis for determining optional or early retirement benefits, shall be effective to the extent that it has the effect of decreasing a Participant's retirement benefit. Notwithstanding the preceding sentence, a Participant's retirement benefit may be reduced to the extent permitted under Section 412(c)(8) of the Code (as it read before the first day of the 2008 Plan Year) or Section 412(d)(2) of the Code (as it reads for Plan Years beginning on and after January 1, 2008), or to the extent permitted under the Sections 1.411(d)-3 and 1.411(d)-4 of the Treasury Regulations. For purposes of this Article 12.01, a Plan amendment which has the effect of eliminating or reducing an early retirement benefit or a retirement-type subsidy; or eliminating an optional form of benefit, with respect to benefits attributable to Service before the amendment shall be treated as reducing retirement benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies, either before or after the amendment, the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance). Furthermore, if the vesting schedule of a plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or becomes effective, the nonforfeitable percentage, determined as of such date, of such Employee's employer-derived retirement benefit will not be less than the percentage computed under the Plan without regard to such amendment.

12.02	Procedure for Amendment.
Any modification or amendment of or to any or all of the provisions of the Plan shall be made by a written resolution of either the Company or the Administrative Committee, which shall be delivered to the Trustee and, where required, to the Board of Administration as defined in 9.04(a).

12.03	Company's Right to Terminate Plan.
The Company intends to maintain the Plan as a permanent tax-qualified retirement plan. Nevertheless, the Company reserves the right to terminate the Plan, in whole or in part, at any time and from time to time, for any reason whatsoever.

12.04	Consequences of Termination.

(a)
If the Plan is terminated in whole or in part, or if Company contributions are completely discontinued, each Participant affected by such termination or discontinuance shall be fully vested in his retirement benefit as of the date of such termination or discontinuance of Company contributions. The Administrative Committee shall determine the date and manner of distribution of the retirement benefits of all affected Participants.

(b)
The Administrative Committee shall give prompt notice to each Participant or, if deceased, his Beneficiary affected by the Plan's complete or partial termination, or the discontinuance of Company contributions.

(c)
The balance, if any, of the residual assets held by the Trust Fund after all liabilities have been extinguished, shall revert to the Company, but only after the satisfaction of liabilities with respect to the Participants under the Plan.

12.05	Special Restrictions on Benefits.
The Plan limits the benefit payable to any Participant who is a Highly Compensated Employee upon Plan termination to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code. Prior to Plan termination, the Plan restricts the annual payments to any Participant who is a “restricted employee”, unless:

(a)	After payment of the benefit, the value of Plan assets equals or exceeds 110% of the value of current liabilities (as defined in Section 412(l) of the Code); or

(b)    the value of the benefit is less than 1% of the value of current liabilities; or

(c)    the value of the benefit does not exceed $5,000.

The total payments in a Plan Year may not exceed an amount equal to: (1) the payments the Participant would receive under a single life annuity which is the Actuarial Equivalent of the Participant’s Accrued Benefit and the Participant’s other benefits (other than a social security supplement); plus (2) the amount of the payment the Participant would receive under a social security supplement. “Other benefits” include loans in excess of the limitations under Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided by insurance on the Participant’s life.

For purposes of this Article 12.05, the term “restricted employee” means an employee of the Company, including all employees who are not Employees under the Plan, who is among the twenty-five (25) employees with the highest Compensation, determined without taking account of the limitations of Section 401(a)(17) of the Code, for the Plan Year or any prior Plan Year.

These limitations shall not restrict the payment of any death benefit to any Beneficiary.
article 13: Merger of Plan and transfer of assets or liabilities

13.01	Merger or Transfer.
The Plan shall not be merged or consolidated with, nor shall any Plan assets or liabilities be transferred to, any other plan, unless each Participant (if the other plan then terminated) would receive a benefit that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

13.02	Transfer from Trust.
At a Participant's request and pursuant to uniform rules prescribed by the Administrative Committee, the Administrative Committee may instruct the Trustee to transfer the Participant's Account to another qualified plan described in Section 401(a) of the Code in which the Participant is participating at the time of such transfer.

13.03	Transfer to Trust and Transfer Account.

(a)
At a Participant's request, the Administrative Committee shall instruct the Trustee to accept a transfer of assets from another qualified plan described in Section 401(a) of the Code which assets are attributable to the Participant's interest in such other plan. The transferred amount shall be maintained in the Trust Fund on behalf of the Participant as a separate account under the Plan, designated the "Transfer Account."

(b)
Any portion of the Transfer Account (whether the whole, the lesser amount or none) may be commingled with other assets of the Trust Fund for investment. In any event, the balance in the Transfer Account shall be adjusted to reflect its proportionate share of the Trust Fund's earnings, gains, losses and expenses.

(c)
Unless the Participant has elected otherwise in the form and manner prescribed by the Administrative Committee, payment of the Transfer Account shall be made at the same time and in the same form as the retirement benefit and shall be in addition to the retirement benefit.

(d)	A Participant's interest in his Transfer Account shall be at all times and in all events fully vested and nonforfeitable.

(e)	The Participant's account will continue to retain all rights and protections ascribed to it pursuant to Section 411(d)(6) of the Code.
Article 14: special provisions for non-key employees

14.01	Effective Date.
If the Plan is or becomes top heavy in any Plan Year, the provisions of this Article will supersede any conflicting provisions in the Plan.

14.02	Determination of Top-Heavy Status.
(a)    This Plan is top heavy if any of the following conditions exists:

(i)	If the top-heavy ratio for this Plan exceeds sixty (60%) percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

(ii)	If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds sixty (60%) percent.

(iii)	If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds sixty (60%) percent.

(b)	For purposes of this Article, the following terms shall have be defined as follows:

(i)    Top-heavy ratio:

(A)	If the Company maintains one or more defined benefit plans and the Company has not maintained any defined contribution plans which during the five (5) year period ending on the determination date(s)

has or has had account balances, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the present value of retirement benefits of all Key Employees as of the determination date(s), and the denominator of which is the sum of present value of retirement benefits, both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and regulations thereunder. In determining the present values of retirement benefits under the Plan for an employee as of the applicable determination date, the numerator and denominator shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period (five-year period in the case of a distribution made for a reason other than severance from employment, death, or disability) ending on the applicable determination date and any distributions made with respect to the employee under a terminated plan which, had it not been terminated, would have been in the required aggregation group.

(B)
If the Company maintains one or more defined contribution plans and the Company maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the determination date(s) has or has had any retirement benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of retirement benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of retirement benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The retirement benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of a retirement benefit made in the five (5) year period ending on the determination date. In determining the present values of retirement benefits under the Plan for an employee as of the applicable determination date, the numerator and denominator shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period (five-year period in the case of a distribution made for a reason other than severance from employment, death, or disability) ending on the applicable determination date and any distributions made with respect to the employee under a terminated plan which, had it not been terminated, would have been in the required aggregation group.

(C)
For purposes of subparagraphs (A) and (B) the value of account balances and the present value of retirement benefits will be determined as of the most recent valuation date that falls within or ends with the twelve (12) month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and retirement benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not performed services for any Company maintaining the Plan at any time during the one-year period ending on the applicable determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and retirement benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The retirement benefit to a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(c) of the Code.

(ii)    Permissive aggregation group:

The required aggregation group of plans plus other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(iii)    Required aggregation group:

(A)	Each qualified plan of the Company in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and

(B)	any other qualified plan of the Company which enables a plan described in subparagraph (A) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(iv)    Determination date:

For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

(v)    Key Employee:

Any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the applicable determination date was an officer of the Company or an Affiliated Company having compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) of the Company or an Affiliated Company, or a 1-percent owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of the Company or an Affiliated Company) having compensation greater than $150,000 (the determination of who is a key employee shall be made in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder) where applicable, on the basis of the Employee’s remuneration which, with respect to any Employee, shall mean the wages, salaries, and other amounts paid in respect of such Employee by the Company or an Affiliated Company for personal services actually rendered, determined before any pre-tax contributions under “qualified cash or deferred arrangement,” as defined under Section 401(k) of the Code and its applicable regulations, or under a “cafeteria plan” as defined under Section 125 of the Code and its applicable regulations, or under a “qualified transportation fringe,” as defined in Section 132(f) of the Code and its applicable regulations, and shall include, but not by way of limitation, bonuses, overtime payments, and commissions; and shall exclude deferred compensation, stock options, and other distributions which receive special tax benefits under the Code.

(vi)    Non-Key Employee:

Any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

14.03	Minimum Benefit.

(a)
Notwithstanding any other provision in the Plan to the contrary, except as otherwise provided in paragraphs (c), (d) and (e) below, a Participant who is a Non-Key Employee and has completed one thousand (1,000) Hours of Service will accrue a benefit (to be provided solely by the Company contributions and expressed as a Life Annuity commencing at Normal Retirement Age) of not less than two (2%)

percent of his or her highest average Compensation for the five (5) consecutive years for which the Participant had the highest Compensation multiplied by the number of Years of Vesting Service, not in excess of ten (10), during the Plan Years for which the Plan is top-heavy. For purposes of the preceding sentence, Years of Vesting Service shall be disregarded to the extent that such Years of Vesting Service occur during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee. The aggregate Compensation for the years during such five (5) year period in which the Participant was credited with a Year of Service will be divided by the number of years in order to determine average Annual Compensation. The minimum accrual is determined without regard to any Social Security contribution. The minimum accrual applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the year because (i) the Non-Key Employee fails to make mandatory contributions to the Plan, (ii) the Non-Key Employee's Compensation is less than a stated amount, (iii) the Non-Key Employee is not employed on the last day of the accrual computation period, or (iv) the Plan is integrated with Social Security.

(b)	For purposes of computing the minimum retirement benefit, Compensation shall mean Compensation as defined in Article 1.12 of the Plan.

(c)
The provision in paragraph (a) shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Company. Such other plan or plans must provide a minimum two (2%) percent top heavy Benefit Accrual or a five (5%) percent top-heavy contribution.

(d)
All accruals of employer-derived benefits, whether or not attributable to years for which the Plan is top heavy, may be used in computing whether the minimum accrual requirements of paragraph (c) are satisfied.

14.04	Minimum Vesting.
For any Plan Year in which this Plan is top heavy, the following vesting schedule shall automatically apply to this Plan. The vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code, except those attributable to employee contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became top heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as top heavy changes for any Plan Year. However, this Article does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become top heavy and such Employee's account balance attributable to Company contributions and forfeitures will be determined without regard to this Article.

Vesting Years of Service as of Date of Termination:	Nonforfeitable Percentage:
Less than 3	0%
3 or more	100%

article 15: General provisions

15.01	Trust Fund Sole Source of Payments for Plan.
The Trust Fund shall be the sole source for the payment of all Participant's retirement benefits. In no event shall assets of the Company be applied for the payment of Plan benefits.

15.02	Exclusive Benefit.
The Plan is established for the exclusive benefit of the Participants and their Beneficiaries, and the Plan shall be administered in a manner consistent with the provisions of Section 401(a) of the Code and of ERISA.

15.03	Binding Effect.
This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties to this Agreement and upon any and all persons interested in this Agreement, presently or in the future.

15.04	Nonalienation.

(a)
Except as required by any applicable law or by paragraph (c), no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

(i)
creates for, or assigns to, a spouse, former spouse, child, or other dependent of a Participant the right to receive all or a portion of the Participant’s benefits under the Plan for the purpose of providing child support, alimony payments, or marital property rights to that spouse, former spouse, child, or dependent,

(ii)	is made pursuant to a State domestic relations law,

(iii)	does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

(iv)	otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a “qualified domestic relations order,” as determined by the Administrative Committee.

(b)
If the present value of any series of payments meeting the criteria set forth in (a)(i) through (a)(iv) above amounts to $5,000 or less, a lump sum payment of the Actuarial Equivalent of such benefit, determined in the manner described in Article 7.05, shall be made in lieu of the series of payments.

(c)	A Participant’s benefits under the Plan shall be offset by the amount the Participant is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(C) of the Code.

(d)
A Participant’s benefit under the Plan shall be distributed as required because of the enforcement of a federal tax levy made pursuant to Section 6331 of the Code or the collection by the United States on a judgment resulting from an unpaid tax assessment.

15.05	Claims Procedure.
All claims for benefits under the Plan by a Participant not covered under a collective bargaining agreement or his Beneficiary with respect to benefits not received by such person shall be made in writing to the Administrative Committee, which shall designate one of its members to review such claims. If the reviewing member believes that a claim should be denied, he shall notify the claimant in writing of the denial within ninety (90) days after his receipt of the claim, unless special circumstances require an extension of time for processing the claim. Such notice shall:

(a)	set forth the specific reasons for the denial, making reference to the pertinent provisions of the Plan or the Plan documents on which the denial is based;

(b)	describe any additional material or information that should be received before the claim may be acted upon favorably, and explain why such material or information, if any, is needed; and

(c)	inform the person making the claim of his right pursuant to this Article to request review of the decision by the Administrative Committee.

Any such person who believes that he has submitted all available and relevant information may appeal the denial of a claim to the Administrative Committee by submitting a written request for review to the Administrative Committee within sixty (60) days after the date on which such denial is received. Such period may be extended by the Administrative Committee for good cause. The person making the request for review may examine pertinent Plan documents. The request for review may discuss any issues relevant to the claim. The Administrative Committee shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Administrative Committee for up to an additional sixty (60) days in special circumstances. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Administrative Committee's decision shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan or of the Plan documents on which the decision is based.

All claims for benefits under the Plan by a Participant covered under a collective bargaining agreement, or his Beneficiary, who has been denied a benefit, or feels aggrieved by any other act of the Board of Administration, shall be entitled to request a hearing before the Board of Administration of the Plan. Such request, together with a written statement of the claimant's position, shall be filed with the Board of Administration no later than ninety (90) days after receipt of the written notification. The Board of Administration shall schedule an opportunity for a full and fair hearing of the issue within the next sixty (60) days. The decision following such hearing shall be made within sixty (60) days and shall be communicated in writing to the claimant. The decision of the Board of Administration shall be final and binding upon all parties concerned. In the event the Board of Administration cannot reach a majority decision, an impartial chairman shall be appointed by the Board of Administration.

15.06	Location of Participant or Beneficiary Unknown.
In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrative Committee, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be forfeited and shall be used to reduce the cost of the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored.

15.07	Applicable Law.
Except as otherwise expressly required by ERISA, this Agreement shall be governed by the laws of the State of New Jersey, where it was entered into and where it shall be enforced.

15.08	Rules of Construction.
Whenever the context so admits, the use of the masculine gender shall be deemed to include the feminine and vice versa; either gender shall be deemed to include the neuter and vice versa; and the use of the singular shall be deemed to include the plural and vice versa.

15.09	Trust Fund Applicable Only to Payment of Benefits.
The Trust Fund will be used and applied only in accordance with the provisions of the Plan, to provide the benefits thereof, except as provided in Section 11.09 regarding payment of reasonable expenses, and no part of the corpus or income of the Trust Fund will be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan.  A Participant or any other person shall have no right to any benefit, payment or other amount (including any additional amount or increase on account of a delay in distribution(s) or any other reason) from the Plan except as expressly provided by the Plan. A Participant or any other person receiving any amount to which he was not entitled under the terms of the Plan shall be liable to the Plan for such amount and shall pay such amount to the Plan immediately upon becoming aware that he was not entitled to such amount.

ARTICLE 16: TRANSFERS
If an Employee during his period of employment with the Company and all Affiliated Companies is transferred to or from a position eligible to accrue benefits under the provisions of Article 4, 6 or 9 to a position that is ineligible for benefits under the applicable Article, the following provisions shall apply:

(a)
Vesting Service. An Employee’s Vesting Years of Service shall be determined on the basis of his period of employment with the Company and all Affiliated Companies (unless otherwise specified in Schedule J).

(b)	Credited Service for Purposes of Determining Eligibility for Benefits. For purposes of determining an Employee’s eligibility for benefits under the Plan (but not the amount of any benefit unless otherwise specified in paragraph (d) below), an Employee’s years of Credited Service shall be determined on the basis of his period of employment with the Company and all Affiliated Companies.

(c)
Eligibility for Benefits. Upon an Employee’s termination of employment with the Company and all Affiliated Companies, an Employee shall be entitled to a Normal, Early, Disability or Vested Retirement Benefit under the applicable provisions of the Plan if, at the time of his termination of employment, he has satisfied the age, service, and any other requirements of the Plan for such benefit.

(d)     Rules for Determining the Amount of Benefit.

(i)
If an Employee who is accruing benefits under the provisions of Article 6 is transferred to a position with the Company or to an Affiliated Company and on account of such transfer the Employee would be ineligible to accrue further benefits under the provisions of Article 6, the following provisions shall apply:

(A)
Credited Service for Benefit Accrual Purposes. All service with the Company or an Affiliated Company in such transferred position shall be included in determining the Employee’s years of Credited Service for purposes of determining the amount of the Employee’s benefit under Article 6 except that any service rendered while the Employee is eligible to accrue benefits under Article 9, would be eligible to accrue benefits under Article 9 but for the fact that his employment is covered by a collective bargaining agreement to which the Company is a party and that does not provide for coverage under the Plan or is eligible to participate in another qualified defined benefit pension plan shall be excluded.

(B)
Average Compensation. Compensation (as defined in Article 1.12) paid by the Company or an Affiliated Company to the Employee while employed in such transferred position shall be included in determining an Employee’s Average Compensation.

(ii)
If an Employee who is accruing benefits under the provisions of Article 4 is transferred to a position with the Company or to an Affiliated Company and on account of such transfer the Employee would be ineligible to accrue further benefits under the provisions of Article 4, benefits shall continue to accrue under the provisions of Article 4 after the date of transfer except that if the Employee is transferred to a position in which he is eligible to participate in a qualified defined contribution plan which provides for employer contributions (other than salary deferrals under Section 401(k) of the Code) the Employee shall cease to accrue benefits under Article 4.02 based on Compensation paid to the Employee by the Company or an Affiliated Company while in the transferred position.

(iii)	If an Employee who is accruing benefits under the provisions of Article 9 is transferred to a position with the Company or to an Affiliated Company in which he is ineligible to accrue further benefits under the provisions of Article 9, the Employee’s service rendered while in such ineligible position shall not be included in his Credited Service for purposes of determining the amount of his benefit under Article 9. Accordingly, If a participant transfers to a position where he is no longer eligible to participate in Article 9, he will not earn Credited Service under Article 9 while in that ineligible position.

(iv)
If an Employee is transferred from a position that is ineligible to accrue benefits under the provisions of Article 4, 6 or 9 to a position that is eligible to accrue benefits under one of those Articles, the following provisions shall apply:

(A)
Compensation paid to such Employee prior to the date of transfer shall be disregarded in determining the amount of the Employee’s benefit under Article 4 or 6, as applicable, unless the Employee is transferred from a position eligible to accrue benefits under Article 9 in which case Compensation paid to the Employee while covered by Article 9 shall be recognized in determining the Employee’s Average Compensation under Article 6, if applicable.

(B)
For purposes of determining the amount of an Employee’s benefit under Article 4, 6 or 9, service rendered prior to the date the Employee became employed in a position eligible to accrue benefits under Article 4, 6 or 9 shall be disregarded in determining the Employee’s Credited Service under the applicable Article.

(C)
Post-January 31, 2010 Transfers. An Employee who is transferred after January 31, 2010 from a position that is ineligible to accrue benefits under the provisions of Article 4, 6 or 9 to a position that is eligible to accrue benefits under Article 4 or 6 shall only be eligible to accrue benefits in accordance with Article 4 and any other benefits not specifically excluded in the preceding sentence.

(e)
Transfers Involving a Non-U.S Affiliated Company. Notwithstanding the preceding provisions of this Article 16, any period of employment with a non-U.S. Affiliated Company shall be recognized solely for the purpose of determining an Employee’s Vesting Years of Service under subparagraph (i) above [and for purposes of determining an Employee’s eligibility for benefits under subparagraph (ii)]. Such period of employment shall be excluded in determining the amount of a Participant’s benefit under paragraph (d) and any Compensation paid during such period of employment shall likewise be excluded. In the case of an Employee described in Section 2.01(h), any compensation paid by the non-U.S. Affiliated Company shall be excluded in determining the amount of his benefits under the Plan, and Average Compensation shall be determined pursuant to Section 1.06 by disregarding the Employee’s period of employment with the non-U.S. Affiliated Company.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by an officer duly authorized on this __ day of _______, 2015.

CURTISS-WRIGHT CORPORATION

By:___________________________

schedule a 1: early retirement factors on or after september 1, 1994

ALL RETIREES and TERMINATED NON-UNION EMPLOYEES on and AFTER 9/1/94

AGE	55	56	57	58	59	60	61	62	63	64
0/12	.75000	.78000	.81000	.84000	.87000	.90000	.92000	.94000	.96000	.98000
1/12	.75250	.78250	.81250	.84250	.87250	.90167	.92167	.94167	.96167	.98167
2/12	.75500	.78500	.81500	.84500	.87500	.90333	.92333	.94333	.96333	.98333
3/12	.75750	.78750	.81750	.84750	.87750	.90500	.92500	.94500	.96500	.98500
4/12	.76000	.79000	.82000	.85000	.88000	.90667	.92667	.94667	.96667	.98667
5/12	.76250	.79250	.82250	.85250	.88250	.90833	.92833	.94833	.96833	.98833
6/12	.76500	.79500	.82500	.85500	.88500	.91000	.93000	.95000	.97000	.99000
7/12	.76750	.79750	.82750	.85750	.88750	.91167	.93167	.95167	.97167	.99167
8/12	.77000	.80000	.83000	.86000	.89000	.91333	.93333	.95333	.97333	.99333
9/12	.77250	.80250	.83250	.86250	.89250	.91500	.93500	.95500	.97500	.99500
10/12	.77500	.80500	.83500	.86500	.89500	.91667	.93667	.95667	.97667	.99667
11/12	.77750	.80750	.83750	.86750	.89750	.91833	.93833	.95833	.97833	.99833

Rule of 80

For a Participant who retires on or after his attainment of age 55, if the sum of the Participant's age and his years of Credited Service exceeds 80 as of his Annuity Starting Date, the product of (i) 1% and (ii) the excess of (A) the sum of his age and his years of Credited Service, over (B) 80, will be added to early retirement factor otherwise applicable in accordance with the table set forth in this Schedule, provided, however, that the resulting factor may not exceed 100%.
Schedule a 2: deferred retirement factors on or after september 1, 1994

Deferred Retirement Factors

Age	Factor	Age	Factor
66	1.1049	71	1.9071
67	1.2244	72	2.1505
68	1.3608	73	2.4355
69	1.5175	74	2.7710
70	1.6980	75	3.1687

The factors set forth in the table shall be interpolated based on the Participant's age at his Annuity Starting Date, expressed in years and completed months.

schedule b: Retirement plan rates in force for purposes of Article 6.11(b)(ii)(D)

BUFFALO FACILITY

$ 8.00 per month per year of credited service prior to 1/1/78
$10.00 per month per year of credited service from 1/1/78 thru 11/1/80
$11.00 per month per year of credited service from 11/2/80 thru 11/1/81
$12.00 per month per year of credited service from 11/2/81 thru 5/3/85
$13.00* per month per year of credited service from 5/4/85 thru 7/23/93
$17.00* per month per year of credited service from 7/24/93

* Does not apply to Local 212

FLIGHT SYSTEMS

$ 6.25 per month per year of credited service

TARGET ROCK

$ 9.00 per month per year of credited service prior to 5/l/77
$10.00 per month per year of credited service from 5/1/77 thru 4/30/81
$11.00 per month per year of credited service from 5/1/81 thru 5/4/82
$12.00 per month per year of credited service from 5/5/82 thru 5/6/84
$13.00 per month per year of credited service from 5/7/84 thru 5/5/85
$14.00 per month per year of credited service from 5/6/85 thru 5/4/86
$15.00 per month per year of credited service from 5/5/86

CORPORATE

$10.00 per month per year of credited service

schedule C: early retirement factors for deferred vested employees who terminated employment prior to september 1, 1994 and prior to age 55 (contributors)

Twelfths of Year	AGE	55	56	57	58	59	60	61	62	63	64
0/12		.50000	.53333	.56667	.60000	.63333	.66667	.73333	.80000	.86667	.93333
1/12		.50278	.53611	.56945	.60278	.63611	.67222	.73889	.80556	.87222	.93889
2/12		.50556	.53889	.57222	.60556	.63889	.67778	.74444	.81111	.87778	.94444
3/12		.50833	.54167	.57500	.60833	.64167	.68333	.75000	.81667	.88333	.95000
4/12		.51111	.54445	.57778	.61111	.64445	.68889	.75556	.82222	.88889	.95556
5/12		.51389	.54722	.58056	.61389	.64722	.69444	.76111	.82778	.89444	.96111
6/12		.51667	.55000	.58333	.61667	.65000	.70000	.76667	.83333	.90000	.96667
7/12		.51944	.55278	.58611	.61944	.65278	.70556	.77222	.83889	.90556	.97222
8/12		.52222	.55556	.58889	.62222	.65556	.71111	.77778	.84444	.91111	.97778
9/12		.52500	.55833	.59167	.62500	.65833	.71667	.78333	.85000	.91667	.98333
10/12		.52778	.56111	.59444	.62778	.66111	.72222	.78889	.85556	.92222	.98889
11/12		.53056	.56389	.59722	.63056	.66389	.72778	.79444	.86111	.92778	.99444

schedule D: Early retirement factors for early commencement of deferred vested pensions
AGE of RETIRED EMPLOYEE at COMMENCEMENT of PENSION

Twelfths of Year	55	56	57	58	59	60	61	62	63	64
0/12	28.0%	35.2%	42.4%	49.6%	56.8%	64.0%	71.2%	78.4%	85.6%	92.8%
1/12	28.6	35.8	43.0	50.2	57.4	64.6	71.8	79.0	86.2	93.4
2/12	29.2	36.4	43.6	50.8	58.0	65.2	72.4	79.6	86.8	94.0
3/12	29.8	37.0	43.2	51.4	58.6	65.8	73.0	80.2	87.4	94.6
4/12	30.4	37.6	44.8	52.0	59.2	66.4	73.6	80.8	88.0	95.2
5/12	31.0	38.2	45.4	52.6	59.8	67.0	74.2	81.4	88.6	95.8
6/12	31.6	38.8	46.0	53.2	60.4	67.6	74.8	82.0	89.2	96.4
7/12	32.2	39.4	46.6	53.8	61.0	68.2	75.4	82.6	89.8	97.0
8/12	32.8	40.0	47.2	54.4	61.6	68.8	76.0	83.2	90.4	97.6
9/12	33.4	40.6	47.8	55.0	62.2	69.4	76.6	83.8	91.0	98.8
10/12	34.0	41.2	48.4	55.6	62.8	70.0	77.2	84.4	91.6	98.8
11/12	34.6	41.8	49.0	56.2	63.4	70.6	77.8	85.0	92.2	99.4

NOTE:

Factors are for non-union, non-contributors who terminated employment prior to 9/1/94 and prior to attaining age 55; factors are also applicable for union employees who terminate prior to age 55. Factors are effective as of September 1, 1965.
schedule e: Joint and survivor factors

(Partial List of Factors)

PENSIONER		BENEFICIARY
MEN	WOMEN	MEN	WOMEN	100%	50%	75%	66%

65	0	0	35	0.6491	0.7872	0.7115	0.7350
65	0	0	36	0.6518	0.7892	0.7139	0.7373
65	0	0	37	0.6546	0.7912	0.7164	0.7397
65	0	0	38	0.6575	0.7934	0.7191	0.7423
65	0	0	39	0.6607	0.7956	0.7219	0.7449
65	0	0	40	0.6640	0.7981	0.7249	0.7477
65	0	0	41	0.6675	0.8006	0.7280	0.7507
65	0	0	42	0.6711	0.8032	0.7312	0.7537
65	0	0	43	0.6749	0.8059	0.7347	0.7569
65	0	0	44	0.6790	0.8088	0.7382	0.7603
65	0	0	45	0.6832	0.8117	0.7419	0.7638
65	0	0	46	0.6876	0.8148	0.7458	0.7675
65	0	0	47	0.6922	0.8181	0.7499	0.7713
65	0	0	48	0.6969	0.8214	0.7541	0.7753
65	0	0	49	0.7019	0.8249	0.7585	0.7794
65	0	0	50	0.7072	0.8285	0.7630	0.7836
65	0	0	51	0.7125	0.8321	0.7677	0.7881
65	0	0	52	0.7182	0.8359	0.7726	0.7926
65	0	0	53	0.7239	0.8399	0.7776	0.7973
65	0	0	54	0.7299	0.8438	0.7828	0.8021
65	0	0	55	0.7361	0.8480	0.7881	0.8071
65	0	0	56	0.7424	0.8521	0.7935	0.8122
65	0	0	57	0.7490	0.8565	0.7991	0.8174
65	0	0	58	0.7557	0.8609	0.8048	0.8227
65	0	0	59	0.7626	0.8653	0.8107	0.8282
65	0	0	60	0.7697	0.8699	0.8167	0.8337
65	0	0	61	0.7769	0.8744	0.8227	0.8393
65	0	0	62	0.7842	0.8790	0.8289	0.8450
65	0	0	63	0.7917	0.8837	0.8352	0.8508
65	0	0	64	0.7993	0.8884	0.8415	0.8566
65	0	0	65	0.8070	0.8931	0.8479	0.8624
65	0	0	66	0.8147	0.8979	0.8543	0.8683
65	0	0	67	0.8225	0.9026	0.8607	0.8742
65	0	0	68	0.8302	0.9073	0.8671	0.8801
65	0	0	69	0.8380	0.9118	0.8734	0.8858
65	0	0	70	0.8458	0.9164	0.8797	0.8916
65	0	0	71	0.8535	0.9210	0.8859	0.8973
65	0	0	72	0.8611	0.9254	0.8920	0.9029

65	0	0	73	0.8687	0.9297	0.8982	0.9084
65	0	0	74	0.8761	0.9339	0.9041	0.9138
65	0	0	75	0.8834	0.9381	0.9099	0.9191
schedule f: Early retirement factors (union employees)

AGE of RETIRED EMPLOYEE

TWELFTHS OF YEAR	55	56	57	58	59	60	61	62	63	64
0/12	58.00%	63.40%	68.80%	74.20%	79.60%	85.00%	88.00%	91.00%	94.00%	97.00%
1/12	58.45	63.85	69.25	74.65	80.05	85.25	88.25	91.25	94.25	97.25
2/12	58.90	64.30	69.70	75.10	80.50	85.50	88.50	91.50	94.50	97.50
3/12	59.35	64.75	70.15	75.55	80.95	85.75	88.75	91.75	94.75	97.75
4/12	59.80	65.20	70.60	76.00	81.40	86.00	89.00	92.00	95.00	98.00
5/12	60.25	65.65	71.05	76.45	81.85	86.25	89.25	92.25	95.25	98.25
6/12	60.70	66.10	71.50	76.90	82.30	86.50	89.50	92.50	95.50	98.50
7/12	61.15	66.55	71.95	77.35	82.75	86.75	89.75	92.75	95.75	98.75
8/12	61.60	67.00	72.40	77.80	83.20	87.00	90.00	93.00	96.00	99.00
9/12	62.05	67.45	72.85	78.25	83.65	87.25	90.25	93.25	96.25	99.25
10/12	62.50	67.90	73.30	78.70	84.10	87.50	90.50	93.50	96.50	99.50
11/12	62.95	68.35	73.75	79.15	84.55	87.75	90.75	93.75	96.75	99.75

NOTE:

Effective date of factors: September 1, 1965.

With respect to Early Retirement Pensions determined in accordance with Article 9.02(b), the factors determined in accordance with the table set forth above are subject to an increase of 2/10 of 1% (1/10 of 1% for benefits commencing prior to October 1, 1968), for each 1/10 year of credited service in excess of 20.0 years up to a maximum increase of 10% (30% prior to January 1, 2001), provided, however, than the total Early Retirement Pension shall not be an amount greater than the normal pension.
schedule g 1: Wood-ridge deferred pension rates
The monthly amount of such deferred pension commencing at age 65 for an employee at the Wood-Ridge Facility eligible therefor in accordance with Article 9.02(d)(ii) shall be as follows:

1.	For any such employee whose loss of credited service is prior to September 30, 1962, $2.25 multiplied by his years of credited service.

2.	For any such employee whose loss of credited service is on or after September 30, 1962 and prior to September 30, 1965, $2.75 multiplied by his years of credited service.

3.	For any such employee whose loss of credited service is on or after September 30, 1965 and prior to September 30, 1968, $4.25 multiplied by his years of credited service.

4.	For any such employee whose loss of credited service is on or after September 30, 1968 and prior to September 30, 1969, $5.25 multiplied by his years of credited service.

5.	For any such employee whose loss of credited service is on or after September 30, 1969 and prior to September 30, 1970, $5.75 multiplied by his years of credited service.

6.	For any such employee whose loss of credited service is on or after September 30, 1970 and prior to September 30, 1971, $6.25 multiplied by his years of credited service.

7.
For any such employee whose credited service was with the Wood-Ridge or Nuclear Facilities and whose loss of credited service is on or after September 30, 1971 and prior to September 30, 1974, $8.00 multiplied by his years of credited service.

8.
For any such employee whose credited service was with the Wood-Ridge or Nuclear Facilities and whose loss of credited service is on or after September 30, 1974 and prior to September 30, 1976, $9.00 multiplied by his years of credited service.

9.
For any such employee whose credited service was with the Wood-Ridge or Nuclear Facilities and whose loss of credited service is on or after September 30, 1976, $10.00 multiplied by his years of credited service.

schedule g 2: Buffalo deferred pension rates
The monthly amount of such deferred pension commencing at age 65 for an employee at the Buffalo Facility eligible therefor in accordance with Article 9.02(d)(ii) shall be as follows:

1.	For any such employee whose loss of credited service is prior to September 30, 1962, $2.25 multiplied by his years of credited service.

2.	For any such employee whose loss of credited service is on or after September 30, 1962 and prior to September 30, 1965, $2.75 multiplied by his years of credited service.

3.	For any such employee whose loss of credited service is on or after September 30, 1965 and prior to September 30, 1968, $4.25 multiplied by his years of credited service.

4.	For any such employee whose loss of credited service is on or after September 30, 1968 and prior to September 30, 1969, $5.25 multiplied by his years of credited service.

5.	For any such employee whose loss of credited service is on or after September 30, 1969 and prior to September 30, 1970, $5.75 multiplied by his years of credited service.

6.	For any such employee whose loss of credited service is on or after September 30, 1970 and prior to September 30, 1971, $6.25 multiplied by his years of credited service.

7.	For any such employee whose credited service was with the Buffalo Facility and whose loss of credited service is either:

a.
On or after September 30, 1971 and prior to September 30, 1973, the sum of $6.25 multiplied by his years of credited service prior to January 1, 1972 and $7.00 multiplied by his years of credited service on or after January 1, 1972;

b.	On or after September 30, 1973, the sum of $6.50 multiplied by his years of credited service prior to January 1, 1972 and $7.00 multiplied by his years of credited service on or after January 1, 1972;

c.	On or after September 30, 1974, the sum of $7.00 multiplied by his years of credited service prior to January 1, 1972 and $8.00 multiplied by his years of credited service on or after January 1, 1972;

d.	On or after September 30, 1975, $8.00 multiplied by his years of credited service;

e.
On or after October 31, 1977 and prior to October 30, 1978, the sum of $8.00 multiplied by his years of credited service prior to January 1, 1978 and $9.00 multiplied by his years of credited service on and after January 1, 1978; or

f.
On or after October 31, 1978 and prior to November 2, 1980, the sum of $8.00 multiplied by his years of credited service prior to January 1, 1978 and $10.00 multiplied by his years of credited service on and after January 1, 1978; or

g.     On or after November 2, 1980, the sum of

$8.00 multiplied by his years of credited service prior to January 1, 1978; and

$10.00 multiplied by his years of credited service from January 1, 1978 through November 1, 1980; and

$11.00 multiplied by his years of credited service from November 2, 1980 through November 1, 1981; and

$12.00 multiplied by his years of credited service from November 2, 1981 through May 3, 1985; and

$13.00 multiplied by his years of credited service from May 4, 1985 through July 23, 1993; and

$17.00 multiplied by his years of credited service on and after July 24, 1993.
schedule g 3: Curtiss-wright flight systems deferred pension rates
The monthly amount of such deferred pension commencing at age 65 for an employee at the Curtiss-Wright Flight Systems Facility eligible therefor in accordance with Article 9.02(d)(ii) shall be as follows:

1.	For any such employee whose loss of credited service is prior to September 30, 1962, $2.25 multiplied by his years of credited service.

2.	For any such employee whose loss of credited service is on or after September 30, 1962 and prior to September 30, 1965, $2.75 multiplied by his years of credited service.

3.	For any such employee whose loss of credited service is on or after September 30, 1965 and prior to September 30, 1968, $4.25 multiplied by his years of credited service.

4.	For any such employee whose loss of credited service is on or after September 30, 1968 and prior to September 30, 1969, $5.25 multiplied by his years of credited service.

5.	For any such employee whose loss of credited service is on or after September 30, 1969 and prior to September 30, 1970, $5.75 multiplied by his years of credited service.

6.	For any such employee whose loss of credited service is on or after September 30, 1970 and prior to September 30, 1971, $6.25 multiplied by his years of credited service.

7.	For any such employee whose loss of credited service is on or after September 30, 1971, $6.25 multiplied by his years of credited service.
schedule g 4: Target rock corporation deferred Pension rates
The monthly amount of such deferred pension commencing at age 65 for an employee at the Target Rock Facility eligible therefor in accordance with Article 9.02(d)(ii) shall be as follows:

1.	For any such employee whose loss of credited service is on or after June 1, 1967 and prior to September 30, 1968, $4.25 multiplied by his years of credited service.

2.	For any such employee whose loss of credited service is on or after September 30, 1968 and prior to September 30, 1969, $5.25 multiplied by his years of credited service.

3.	For any such employee whose loss of credited service is on or after September 30, 1969 and prior to September 30, 1970, $5.25 multiplied by his years of credited service.

4.	For any such employee whose loss of credited service is on or after September 30, 1970 and prior to September 30, 1971, $6.25 multiplied by his years of credited service.

5.
For any such employee whose credited service was at the Target Rock Corporation and whose loss of credited service is on or after September 30, 1971, and prior to June 1, 1975, $8.00 multiplied by his years of credited service.

6.
For any such employee whose credited service was at the Target Rock Corporation and whose loss of credited service is on or after June 1, 1975, and prior to May 1, 1977, $9.00 multiplied by his years of credited service.

7.	For any such employee whose credited service was with Target Rock Corporation and whose loss of credited service is on or after May 1, 1977, the sum of:

$9.00 multiplied by his years of credited service prior to May 1, 1977;

$10.00 multiplied by his years of credited service from May 1, 1977 to May 1, 1981;

$11.00 multiplied by his years of credited service from May 1, 1981 to May 1, 1982;

$12.00 multiplied by his years of credited service from May 1, 1982 to May 1, 1984;

$13.00 multiplied by his years of credited service from May 1, 1984 to May 1, 1985;

$14.00 multiplied by his years of credited service from May 1, 1985 to May 1, 1986;

$15.00 multiplied by his years of credited service from May 1, 1986 to July 31, 1994, but August 1, 1997, if he elected to participate in the Curtiss-Wright Corporation Savings and Investment Plan;

$17.00 multiplied by his years of credited service from May 1, 1986 to July 31, 1994, if he elected to participate in the Curtiss-Wright Savings and Investment Plan;

$19.00 multiplied by his years of credited service from August 1, 1997 to August 1, 1998;

$21.00 multiplied by his years of credited service from August 1, 1998 to January 1, 2001;

$23.00 multiplied by his years of credited service from January 1, 2001 to January 1, 2002;

$25.00 multiplied by his years of credited service from January 1, 2002 to January 1, 2003;

$28.00 multiplied by his years of credited service on or after January 1, 2003.

$30.00 multiplied by his years of credited service on or after January 1, 2004.

$32.00 multiplied by his years of credited service on or after January 1, 2005.

$34.00 multiplied by his years of credited service on or after January 1, 2006.

$36.00 multiplied by his years of credited service on or after January 1, 2007.

$38.00 multiplied by his years of credited service on or after January 1, 2008.

$41.00 multiplied by his years of credited service on or after January 1, 2009.

$47.00 multiplied by his years of Credited Service on or after January 1, 2012.

$49.00 multiplied by his years of Credited Service on or after January 1, 2013.

$51.00 multiplied by his years of Credited Service on or after January 1, 2014.

$54.00 multiplied by his years of Credited Service on or after January 1, 2015.

schedule H: Certain buffalo employees
Buffalo employees:

Bronzino, P. -          $1,657.92

Fennell, J. -          $3,021.00

Knox, D. -         $31,811.00

Niemczycki, J. -      $2,332.00

Osborn, D. -          $9,167.00

Sorrentino, W. -      $8,552.50
schedule i 1: Special factors for additional benefits referenced in Article 6.01(C)

(A)

	(c)(i)(A)	(c)(i)(B)	(c)(ii)(A)	(c)(ii)(B)	(c)(iii)(A)	(c)(iii)(B)	(c)(iii)(C)	(c)(iii)(D)
Permanent Number	Factor for 8/31/94 Er Indexed Accd for Svc up to 1/1/98	Factor for 8/31/94 Er Indexed Accd for Svc after 1/1/98	Factor for 1.0/1.5% of Avg Comp for Svc from 9/94 to 1/98	Factor for 1.0/1.5% of Avg Comp for Svc after 1/98	Factor applied to 12/31/97 Cash Balance	Factor for 1998 Cash Balance Accrual	Factor for 1999 Cash Balance Accrual	Factor for 2000 Cash Balance Accrual
47348	1.357712	0.223278	2.587989	4.318460	3.103844	3.409738	3.363556	3.252659
60016	0.626981	0.112032	1.641705	2.470229	1.926663	2.050663	2.090425	1.946812
29333	0.380750	0.065781	0.501072	0.930190	0.626109	0.691344	0.716675	0.640006
14745	0.350470	0.135912	0.423607	1.062577	0.524888	0.750000	0.772500	0.689835
308919	0.245972	0.069797	0.361295	0.686298	0.444945	0.521300	0.543344	0.471612
82763	0.315606	0.031211	0.332274	0.595356	0.442195	0.449700	0.473444	0.409565
192	0.178074	0.056171	0.284825	0.715141	0.340802	0.476231	0.497506	0.429841
9335	0.292616	0.056058	0.288145	0.682871	0.389166	0.447413	0.467606	0.400671

(B)

	(c)(iv)	(c)(iv)
Permanent Number	Additional Annual Benefit	Additional Cash Balance
29413	10,806.74	12,082.39
25873	2,771.29	1,076.75

SCHEdule i 2: Special factors for benefits referenced in Article 6.01(d)

	(d)(i)(A)	(d)(i)(B)	(d)(ii)(A)	(d)(ii)(B)

Social Security Number	Factor for 08/31/94 E'er Indexed Accd for Service up to 12/31/00	Factor for 08/31/94 E'er Indexed Accd for Service from 01/01/01 to 12/31/03	Factor for 1.0%/1.5% of Avg. Comp for Service from 09/01/94 to 12/31/00	Factor for 1.0%/1.5% of Avg. Comp for Service from 01/01/01 to 12/31/03

	0.048891	0.049845	0.076206	1.752618
	0.000000	0.000000	0.000000	0.000000
	0.012630	0.021939	0.059431	0.257717
	0.170235	0.107242	0.122444	0.925566
	0.000000	0.000000	0.000000	0.000000
	0.062936	0.046692	0.101374	0.643049
	0.362002	0.186156	0.403422	3.393319
	0.000000	0.000000	0.000000	0.000000
	0.000000	0.000000	0.000000	0.000000
	0.146986	0.068106	0.122234	1.071600
	0.054142	0.092608	0.060373	0.451201
	0.111586	0.072341	0.104032	0.616748
	0.000000	0.000000	0.000000	0.000000
	0.000000	0.000000	0.000000	0.000000
	0.000000	0.000000	0.000000	0.000000
	0.007044	0.005076	0.006200	0.049163
	0.000000	0.000000	0.000000	0.000000
	0.000000	0.000000	0.000000	0.000000

	(d)(iii)(A)	(d)(iii)(B)	(d)(iii)(C)	(d)(iii)(D)

Social Security Number	Factor Applied to 12/31/2000 Cash Balance	Factor for 2001 Cash Balance Accrual	Factor for 2002 Cash Balance Accrual	Factor for 2003 Cash Balance Accrual

	0.055334	1.887089	1.887089	1.887089
	0.005584	0.000000	0.000000	0.000000
	0.000000	0.458479	0.458479	0.458479
	0.127453	0.416260	0.416260	0.416260
	0.011480	0.000000	0.000000	0.000000
	0.026110	0.729383	0.729383	0.729383
	0.261257	1.853613	1.853613	1.853613
	0.013852	0.000000	0.000000	0.000000
	0.036266	0.000000	0.000000	0.000000
	0.083023	0.945458	0.945458	0.945458
	0.070526	0.198974	0.198974	0.198974
	0.064930	0.604064	0.604064	0.604064
	0.034994	0.000000	0.000000	0.000000
	0.001974	0.000000	0.000000	0.000000
	0.009752	0.000000	0.000000	0.000000
	0.034705	0.021556	0.021556	0.021556
	0.036143	0.000000	0.000000	0.000000
	0.073154	0.000000	0.000000	0.000000

SCHEdule i 3: Special factors for benefits referenced in Article 6.01(e)

Part (A)

paragraph:	(e)(i)(A)	(e)(i)(B)	(e)(ii)(A)	(e)(ii)(B)	(e)(iii)(A)	(e)(iii)(B)	(e)(iii)(C)	(e)(iii)(D)
Social Security Number	Factor for 08/31/94 Company Indexed Accrued Benefit for Service up to 12/31/03	Factor for 08/31/94 Company Indexed Accrued Benefit for Service from 01/01/04 to 12/31/06	Factor for 1.0%/1.5% of Average Compen-sation for Service from 09/01/94 to 12/31/03	Factor for 1.0%/1.5% of Average Compen-sation for Service from 01/01/04 to 12/31/06	Factor applied to 12/31/2003 Cash Balance	Factor for 2004 Cash Balance Accrual	Factor for 2005 Cash Balance Accrual	Factor for 2006 Cash Balance Accrual
	0.000030	0	0.000079	0.000016	0.017028	0	0	0
	0	0	0.178703	0.620694	0.049070	0.260574	0.260574	0.260574
	0.094728	0.055325	0.286785	0.760659	0.050949	0.260680	0.260680	0.260680
	0	0	0.153698	0.381550	0.206495	0.342341	0.342341	0.342341
	0	0	0.007199	0	0.011785	0	0	0
	0.084505	0.051585	0.047504	1.790416	0.070325	1.017055	1.017055	1.017055
	0.549688	0.194709	0.286090	10.426374	0.322283	4.367650	4.367650	4.367650
	0	0	0.162945	0.328535	0.106133	0.254545	0.254545	0.254545
	0.035114	0.021058	0.105525	0.275651	0.037198	0.096600	0.096600	0.096600
	0	0	0.425593	0.873242	0.452687	0.678602	0.678602	0.678602
	0.010605	0.003032	0.039669	0.054321	0.005594	0.017949	0.017949	0.017949
	0	0	0.043743	0.130618	0.023690	0.071002	0.071002	0.071002
	0.316965	0.190944	0.173763	5.314433	0.141206	2.284521	2.284521	2.284521
	0	0	0.477976	0.983501	0.387945	0.618129	0.618129	0.618129
	0	0	0.068096	0.204227	0.025206	0.093914	0.093914	0.093914
	0.030182	0.018106	0.112444	0.290023	0.014176	0.097387	0.097387	0.097387
	0	0	0.104742	0.316091	0.068122	0.149460	0.149460	0.149460
	0	0	0.124994	0.336665	0.150871	0.289662	0.289662	0.289662
	0	0	0.060648	0.007328	0.075764	0	0	0
	0	0	0.139515	0.433914	0.069886	0.196813	0.196813	0.196813
	0	0	0.235634	0.736120	0.148019	0.448895	0.448895	0.448895

Part (B)

paragraph:	(e)(iv)	(e)(iv)
Social Security Number	Additional Annual Benefit	Additional Cash Balance
		Amount	Allocation Date
	4,710.46	4,480.10	8/9/04
	13,128.20	18,906.28	1/23/05

SCHEdule i 4: Special factors for benefits referenced in Article 6.01(f)

paragraph:	(f)(i)(A)	(f)(i)(B)	(f)(ii)(A)	(f)(ii)(B)	(f)(iii)(A)	(f)(iii)(B)	(f)(iii)(C)	(f)(iii)(D)
ID (Last 4 SSN/DOB)	Factor for 08/31/94 Company Indexed Accrued Benefit for Service up to 12/31/06	Factor for 08/31/94 Company Indexed Accrued Benefit for Service from 01/01/07 to 12/31/09	Factor for 1.0%/1.5% of Average Compensation for Service from 09/01/94 to 12/31/06	Factor for 1.0%/1.5% of Average Compensation for Service from 01/01/07 to 12/31/09	Factor applied to 12/31/2006 Cash Balance	Factor for 2007 Cash Balance Accrual	Factor for 2008 Cash Balance Accrual	Factor for 2009 Cash Balance Accrual
	0	0	0.395743	0.793124	0.191128	0.375262	.0375262	.0375262

0	0	0.134417	0.277931	0.061169	0.134380	0.134380	0.134380
0	0	0.143437	0.580895	0.057516	0.300007	0.300007	0.300007
0	0	0.266972	0.031008	0.070937	0.168199	0.168199	0.168199
0	0	0.016481	0.006368	0.007943	0	0	0
0.196065	0.060401	0.591087	0.872204	0.052016	0.247898	0.247898	0.247898
0	0	0.301441	0.525847	0.062003	0.192332	0.192332	0.192332
0	0	0.803788	0.142452	0.370361	0.442327	0.442327	0.442327
0	0	0.276280	0.711843	0.152902	0.381865	0.381865	0.381865
0	0	0.393526	5.111894	0.329333	2.211309	2.211309	2.211309
0	0	0.134156	0	0.135336	0	0	0
		0.211821	0.707844	0.098530	0.348205	0.348205	0.348205
0	0	0.521140	0	0.341954	0	0	0
0	0	0.392552	0	0.036952	0	0	0
0	0	0.268499	0.926240	0.092147	0.392675	0.392675	0.392675
0	0	0.033110	0.005650	0.028019	0	0	0
0	0	0.050044	0.113856	0.096659	0.101539	0.101539	0.101539
0	0	0.116809	0.926363	0.107997	0.505838	0.505838	0.505838
0	0	0.546902	0.248918	0.324974	0.262915	0.262915	0.262915
0	0	0.021493	0.039890	0.017500	0.026598	0.026598	0.026598
0	0	0.107633	0.083898	0.049470	0.038994	0.038994	0.038994
0	0	1.131459	0.365078	0.998500	0.683310	0.683310	0.683310
0	0	0.008776	0	0.004066	0	0	0
0.106181	0.030599	0.141580	1.006776	0.041565	0.441330	0.441330	0.441330
0	0	0.117013	0.237729	0.056847	0.107172	0.107172	0.107172
0.103103	0.044602	0.442136	0.757476	0.042350	0.213976	0.213976	0.213976
0	0	0.409198	0.776448	0.190114	0.361569	0.361569	0.361569
0	0	0.289838	1.952508	0.123348	0.783949	0.783949	0.783949
0.235065	0.092114	0.552175	2.459187	0.084426	0.709291	0.709291	0.709291
0	0	0.567674	0.981303	0.169146	0.433871	0.433871	0.433871
0	0	0.013497	0.009652	0.024154	0.008784	0.008784	0.008784
0	0	0.846638	0.846852	0.581817	0.684875	0.684875	0.684875
0	0	0.086509	1.081857	0.035607	0.439498	0.439498	0.439498
0	0	0.365826	0.240766	0.317202	0.281319	0.281319	0.281319
0	0	0.047663	0.092362	0.051944	0.076623	03076623	03076623
0	0	0.417544	0.951402	0.568307	0.873429	0.873429	0.873429
0	0	0.077896	0.961865	0.083130	0.593592	0.593592	0.593592
0	0	0.123970	0	0.108089	0	0	0
0.352079	0.081123	1.342181	2.229071	0.153487	0.654119	0.654119	0.654119
0.151955	0.060147	0.534826	0.982022	0.040162	0.267969	0.267969	0.267969
0	0	0.636896	1.136248	0.140655	0.411685	0.411685	0.411685
0	0	0.600043	0.913678	0.474784	0.663998	0.663998	0.663998
0	0	0.526994	0.621291	0.454438	0.502114	0.502114	0.502114
0	0	0.048776	0.009953	0.017850	0	0	0
0	0	0.043772	0.099318	0.091797	0.083633	0.083633	0.083633
0	0	0.107534	0.263760	0.023241	0.098786	0.098786	0.098786
0	0	0.231361	0.981171	0.070808	0.379007	0.379007	0.379007
0	0	0.218108	0.321028	0.185860	0.219693	0.219693	0.219693
0	0	0.208721	0.493638	0.049417	0.183390	0.183390	0.183390
0	0	0.003290	0.000324	0.001405	0	0	0
0	0	0.138953	0.439812	0.066331	0.220391	0.220391	0.220391
0.161407	0	0.085203	0	0.151077	0	0	0
0	0	0.097845	0.890468	0.056880	0.555118	0.555118	0.555118

schedule J: Special PROVISIONS APPLICABLE TO employees of ACQUIRED ENTITIEs

The provisions of this Schedule J shall apply to Employees who were formerly employed by entities that were acquired by the Company or an Affiliated Company and, to the extent specified, to Employees who are employed at such operations or facilities subsequent to the acquisition thereof.

Prior to January 1, 2005 the term “Entry Date” as used herein, shall mean the first day of every January, April, July and October. After January 1, 2005 employees enter the Plan following completion of one Year of Service in accordance with Article 2.01.

1.	Aviall, Inc.
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on May 21, 1996 whose immediate prior service was with the Aviall, Inc. and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from May 21, 1996.

2.	Alpha Heat Treaters Division of Alpha-Beta Industries, Inc.
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on April 30, 1998 whose immediate prior service was with the Alpha Heat Treaters Division of Alpha-Beta Industries, Inc. and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from April 30, 1998.

3.	Servus
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on August 1, 1998 whose immediate prior service was with Servus and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from August 1, 1998.

4.	Enertech
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on August 1, 1998 whose immediate prior service was with Enertech and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from August 1, 1998.

5.	Metallurgical Processing, Inc.
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on July 1, 1999 whose immediate prior service was with Metallurgical Processing, Inc. and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from July 1, 1999.

6.	Teledyne Fluid Systems - Farris/Sprague
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on August 28, 1999 whose immediate prior service was with Teledyne Fluid Systems and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from August 28, 1999.

7.	EF Quality Heat Treating
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on December 14, 2000 whose immediate prior service was with EF Quality Heat Treating and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from December 14, 2000.

8.	Lau Defense Systems and Vista Controls
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on November 1, 2001 whose immediate prior service was with Lau Defense Systems or Vista Controls and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from November 1, 2001.

9.	Ironbound Heat Treating Company
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on November 5, 2001 whose immediate prior service was with Ironbound Heat Treating Company and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from November 5, 2001.

10.	Peerless Instrument Company
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on November 8, 2001 whose immediate prior service was with Peerless Instrument Company and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from November 8, 2001.

11.	Deltavalve USA, L.L.C.
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on December 12, 2001 whose immediate prior service was with Deltavalve USA, L.L.C. and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from December 12, 2001.

12.	Bodycote Thermal Processing
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on December 19, 2001 whose immediate prior service was with Bodycote Thermal Processing and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from December 19, 2001.

13.	Penny & Giles Controls, Inc.
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on April 1, 2002 whose immediate prior service was with Penny & Giles Controls, Inc. and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from April 1, 2002.

14.	Autronics Corp.
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on April 1, 2002 whose immediate prior service was with Autronics Corp. and who was employed by such entity at such date:

(a)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(b)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(c)	For purposes of determining Credited Service, he shall have Credited Service computed from April 1, 2002.

15.	Curtiss-Wright Electro-Mechanical Corp.
Notwithstanding any provision hereof to the contrary, no Employee who is employed by Curtiss-Wright Electro-Mechanical Corp., or any subsidiary or division thereof shall be eligible to become a Participant in this Plan.

16.	TAPCO

(a)
Notwithstanding any provision hereof to the contrary, no Employee who is employed by TAPCO International, Inc., or any subsidiary or division thereof shall be eligible to become a Participant in this Plan prior to November 1, 2004.

(b)
Effective as of October 1, 2004, an Employee at the operations and facilities acquired by the Company in its acquisition of TAPCO shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

17.	Collins Technologies

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on March 1, 2003 whose immediate prior service was with Collins Technologies and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Collins Technologies, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

18.	Advanced Materials Process Corp.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on March 12, 2003 whose immediate prior service was with Advanced Materials Process Corp. and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii).

(ii)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Advanced Materials Process Corp., who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b).

19.	E/M Coatings

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on April 2, 2003 whose immediate prior service was with E/M Coatings and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of E/M Coatings, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

20.	Peritek Corp.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on August 1, 2003 whose immediate prior service was with Peritek Corp. and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Peritek Corp., who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

21.	Systran Corp.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on December 1, 2003 whose immediate prior service was with Systran Corp. and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)	Such an Employee shall be 100% vested in his benefit as determined in accordance with Article 4.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Systran Corp., who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

22.	Collins, Long Island (formerly referred to as Novatronics, Inc.)

(a)
Notwithstanding any provision hereof to the contrary, no Employee who is employed at operations or facilities acquired by the Company in its acquisition of Novatronics, Inc. shall be eligible to become a Participant in this Plan prior to September 1, 2005.

(b)
Effective as of September 1, 2005, an Employee at the operations and facilities acquired by the Company in its acquisition of Novatronics, Inc. shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.02. In computing the benefits accrued under Article 4.02, only Compensation earned on and after September 1, 2005 shall be counted.

(c)
For purposes of determining an Employee’s Vesting Years of Service, the Employee’s period of prior service with Novatronics, Inc. rendered prior to the date of acquisition shall be included. In computing such prior service, an Employee who is credited with at least one Hour of Service prior to July 1 of a calendar year shall receive one full Vesting Year of Service for that calendar year; otherwise no credit shall be credited for that calendar year.

23.	DY4 Systems, Inc.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on January 31, 2004 whose immediate prior service was with DY4 Systems, Inc. and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of DY4 Systems, Inc., who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

24.	Everlube Products

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on April 2, 2004 whose immediate prior service was with Everlube Products and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Everlube Products, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

25.	IMES Engineering, Inc.

(a)
Notwithstanding any provision hereof to the contrary, no Employee who is employed at any operations or facilities acquired by the Company in its acquisition of IMES Engineering, Inc. shall be eligible to become a Participant in this Plan.

(b)
Effective January 1, 2009, any Employee who is employed at any operations or facilities acquired by the Company in its acquisition of IMES Engineering, Inc. shall be eligible to participate in the Cash Balance Account as described in Article 4.

(c)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with IMES Engineering, Inc. immediately prior to its acquisition by Curtiss-Wright Corporation shall be included.

(d)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of IMES Engineering, Inc., who is not an Employee of IMES Engineering, Inc. on January 1, 2009 shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

26.	Nova Machine Products Corp.
Notwithstanding any provision hereof to the contrary, no Employee who is employed at any operations or facilities acquired by the Company in its acquisition of Nova Machine Products Corp. shall be eligible to become a Participant in this Plan.

Effective January 1, 2008, Nova Machine Products Corp. employees will be eligible to participate in the Cash Balance Account as described in Article 4.

27.	Trentec, Inc.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on May 24, 2004 whose immediate prior service was with Trentec, Inc. and who was employed by such entity at such date:

(i)	Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Trentec, Inc., who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Section 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

28.	Primagraphics

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on May 28, 2004 whose immediate prior service was with Primagraphics and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)	For purposes of determining Vesting Years of Service, his period of such prior service shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Primagraphics, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

29.	IMC Magnetics Corporation

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee whose immediate prior service was with IMC Magnetics Corporation and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, his or her period of such prior service determined from his or latest date of hire with IMC prior to its acquisition by Curtiss-Wright Corporation shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of IMC Magnetics Corporation, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

30.	Scientech LLC.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on May 9, 2007, whose immediate prior service was with Scientech LLC and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, his or her period of such prior service determined from his or latest date of hire with Scientech LLC prior to its acquisition by Curtiss-Wright Corporation shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Scientech LLC, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

31.	Valve Systems and Controls

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on June 1, 2007, whose immediate prior service was with Valve Systems and Controls and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, his or her period of such prior service determined from his or latest date of hire with Valve Systems and Controls prior to its acquisition by Curtiss-Wright Corporation shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Valve Systems and Controls, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

32.	Parylene Coating Services, Inc. (PCS)

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on September 3, 2008, whose immediate prior service was with Parylene Coating Services, Inc. (PCS) and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with Parylene Coating Services, Inc. (PCS) prior to its acquisition by Curtiss-Wright Corporation shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Parylene Coating Services, Inc. (PCS), who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

33.	V-Metro

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on October 15, 2008, whose immediate prior service was with V-Metro and who was employed by such entity at such date:

(i)	Such an Employee shall be eligible to participate in the Plan as of January 1, 2009, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with V-Metro prior to its acquisition by Curtiss-Wright Corporation shall be included.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of V-Metro, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

34.	Nu-Torque

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on January 16, 2009 whose immediate prior service was with Nu-Torque and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with Nu-Torque immediately prior to its acquisition by Curtiss-Wright Corporation.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Nu-Torque, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.”

35.	EST Group

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on March 6, 2009 whose immediate prior service was with EST Group and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan as of July 1, 2009, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with EST Group immediately prior to its acquisition by Curtiss-Wright Corporation.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of EST Group, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

36.	Northeast Technology Corporation (NETCO)

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on May 15, 2009 whose immediate prior service was with Northeast Technology Corporation (NETCO) and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with Northeast Technology Corporation (NETCO) immediately prior to its acquisition by Curtiss-Wright Corporation.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Northeast Technology Corporation (NETCO), who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

37.	Modumend, Inc.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on June 19, 2009 whose immediate prior service was with Modumend, Inc. and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with Modumend, Inc. immediately prior to its acquisition by Curtiss-Wright Corporation.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Modumend, Inc., who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

38.	Hybricon Corporation

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on June 1, 2010 whose immediate prior service was with Hybricon Corporation and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan as of October 1, 2010, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with Hybricon Corporation immediately prior to its acquisition by Curtiss-Wright Corporation.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Hybricon Corporation, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

39.	Predator Systems, Inc.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on January 7, 2011 whose immediate prior service was with Predator Systems, Inc. and who was employed by such entity on such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes a Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(a), provided, however that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with Predator Systems, Inc. immediately prior to its acquisition by the Company.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of Predator Systems, Inc., who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(a), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

40.	Douglas Equipment Ltd.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on April 6, 2011 whose immediate prior service was with Douglas Equipment Ltd. and who was employed by such entity on such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes a Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements of Article 2.01(a), provided, however that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with Douglas Equipment Ltd. immediately prior to the acquisition of its assets by the Company.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of the assets of Douglas Equipment Ltd., who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(a), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

41.	BASF Surface Technologies

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on April 8, 2011 whose immediate prior service was with the Surface Technologies business of BASF Corporation and who was employed by such entity on such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes a Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(a), provided, however that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with BASF Corporation immediately prior to the acquisition of the assets of its Surface Technologies business by the Company.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of the assets of the Surface Technologies business of BASF Corporation, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(a), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

42.	IMR Test Labs

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on July 25, 2011 whose immediate prior service was with IMR Test Labs and who was employed by such entity on such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes a Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(a), provided, however that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with IMR Test Labs immediately prior to the acquisition of its assets by the Company.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of the assets of IMR Test Labs, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(a), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

43.	ACRA Control, Inc.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on July 28, 2011 whose immediate prior service was with ACRA Control, Inc. and who was employed by such entity on such date:

(i)
Such an Employee shall be eligible to participate in the Plan as of the later of January 1, 2012, or the date he or she completes a Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(a), provided, however that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with ACRA Control, Inc. immediately prior to its acquisition by the Company.

(b)	Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of ACRA Control,

Inc., who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(a), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

44.	South Bend Controls Holdings, LLC

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on October 11, 2011 whose immediate prior service was with South Bend Controls Holdings, LLC and who was employed by such entity on such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes a Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(a), provided, however that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with South Bend Controls Holdings, LLC immediately prior to the acquisition of its assets by the Company.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of the assets of South Bend Controls Holdings, LLC, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(a), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

45.	Anatec International, Inc.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on December 5, 2011 whose immediate prior service was with Anatec International, Inc. and who was employed by such entity on such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes a Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(a), provided, however that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with Anatec International, Inc. immediately prior to the acquisition of its assets by the Company.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of the assets of Anatec International, Inc., who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(a), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

46.	Lambert, MacGill, Thomas, Inc.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on December 5, 2011 whose immediate prior service was with Lambert, MacGill, Thomas, Inc. and who was employed by such entity on such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes a Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(a), provided, however that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with Lambert, MacGill, Thomas, Inc. immediately prior to the acquisition of its assets by the Company.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Company in its acquisition of the assets of Lambert, MacGill, Thomas, Inc., who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(a), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

47.	Penny and Giles Drives Technology

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on November 1, 2012 whose immediate prior service was with Penny and Giles Drives Technology (“PGDT”) and who was employed by such entity on such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01, provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with PGDT immediately prior to its acquisition by Curtiss-Wright Corporation.

(b)	Notwithstanding any provision in this Plan to the contrary, an Employee at the PGDT operations and facilities acquired by Curtiss-Wright Corporation who is not an

Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01, but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

48.	AP Services, LLC

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on November 5, 2012 whose immediate prior service was with AP Services, LLC or an affiliate thereof (“AP”) and who was employed by such entity on such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01, provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4 effective for periods beginning on or after January 1, 2013.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with AP immediately prior to its acquisition by Curtiss-Wright Corporation.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the AP operations and facilities acquired by Curtiss-Wright Corporation who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01, but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4 effective for periods beginning on or after January 1, 2013.

49.	Cimarron Energy Inc.
Notwithstanding any provision in this Plan to the contrary:

(a)
For purposes of determining Years of Eligibility Service and Vesting Years of Service with respect to any Employee who became an Employee on November 26, 2012, whose immediate prior service was with Cimarron Energy Inc. (“Cimarron”) or an affiliate thereof, and who was employed by such entity at such date, service shall commence with his or her most recent date of hire with such entity immediately prior to its acquisition by Curtiss-Wright Corporation.

(b)
An Employee at the operations and facilities that were acquired by Curtiss-Wright Corporation in its acquisition of Cimarron, whether or not such Employee is described in paragraph (a) above, shall not be eligible to participate in and accrue any benefits under the Plan while employed at such operations and facilities.

50.	Williams Controls, Inc.
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities that were acquired by Curtiss-Wright Corporation in its acquisition of Williams

Controls, Inc. on December 14, 2012, shall not be eligible to participate in and accrue any benefits under the Plan while employed at such operations and facilities.

51.	Exlar Corporation
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities that were acquired by Curtiss-Wright Corporation in its acquisition of Exlar Corporation on January 2, 2013, shall not be eligible to participate in and accrue any benefits under the Plan while employed at such operations or facilities.

52.	F.W. Gartner Thermal Spraying, Ltd.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on January 3, 2013, whose immediate prior service was with F.W. Gartner Thermal Spraying, Ltd. or an affiliate thereof (“Gartner”) and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01, provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with Gartner immediately prior to its acquisition by Curtiss‑Wright Corporation.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the Gartner operations and facilities acquired by the Company, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01, but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

SCHEDULE K 1: SPECIAL PROVISIONS FOR SUPPLEMENTAL CREDITS FOR PARTICIPANTS AFFECTED BY CERTAIN REDUCTIONS IN FORCE

1.	Target Rock Operations - August 1, 2000 through August 15, 2000
For each Participant employed at the Company's Target Rock operations and whose employment with the Company is terminated between August 1, 2000 and August 15, 2000, in connection with or as a result of a reduction in force at the Target Rock operations, a supplemental credit shall be added to his Escalating Annuity Benefit. The amount of such supplemental credits shall be determined as follows: an amount equal to the product of (i) 4/75, (ii) his number of years of Service, and (iii) his weekly base rate of pay, provided, however, that the number of years of Service taken into account for this purpose shall not be less than 4 years and shall not be greater than 24 years.

2.	Company-wide Operations - August 24, 2001 through November 17, 2001
For each Participant whose employment with the Company is terminated between August 24, 2001 and November 17, 2001, in connection with or as a result of the Company's reduction in force program, a supplemental credit shall be added to his Escalating Annuity Benefit. The amount of such supplemental credits, shall be determined as follows: an amount equal to the product of (i) 8/75, (ii) his number of years of Service, and (iii) his weekly base rate of pay, provided, however, that the number of years of Service taken into account for this purpose shall not be less than 4 years and shall not be greater than 24 years for a Participant who is a salaried or exempt employee and shall not be greater than 8 years for a Participant who is a nonexempt employee.

3.	Corporate Headquarters, Farris, Gastonia, Shelby, Flight Systems - Miami, and Metal Improvement - Carlstadt: February 1, 2002 through March 29, 2002
For each Participant whose employment with the Company is terminated between February 1, 2002 and March 29, 2002, in connection with or as a result of the Company's reduction in force program at the Corporate headquarters, and at Farris, Gastonia, Flight Systems - Miami, and Metal Improvement - Carlstadt operations, a supplemental credit shall be added to his Escalating Annuity Benefit. The amount of such supplemental credits, shall be determined as follows: an amount equal to the product of (i) 8/75, (ii) his number of years of Service, and (iii) his weekly base rate of pay, provided, however, that the number of years of Service taken into account for this purpose shall not be less than 4 years and shall not be greater than 24 years for a Participant who is a salaried or exempt employee and shall not be greater than 8 years for a Participant who is a nonexempt employee.

4.	Flight Systems - Shelby, Flight Systems - Lau/Vista, Flow Control - Target Rock, Metal Improvement, and Corporate Headquarters: August 29, 2002 through October 31, 2002
For each Participant whose employment with the Company is terminated between August 29, 2002 and October 31, 2002, in connection with or as a result of the Company's reduction in force program at the Flight Systems - Shelby, Flight Systems - Lau/Vista, Flow Control - Target Rock, and Metal Improvement operations and at the Corporate headquarters, a supplemental credit shall be added to his Escalating Annuity Benefit. The amount of such supplemental credits, shall be determined as follows: an amount equal to the product of (i) 8/75, (ii) his number of years of Service, and (iii) his weekly base rate of pay, provided, however, that the number of years of Service taken into account for this purpose shall not be less than 4 years and shall not be greater than 24 years for a Participant who is a salaried or exempt employee and shall not be greater than 8 years for a Participant who is a nonexempt employee.

5.	Metal Improvement: June 6, 2003 through June 30, 2003
For each Participant whose employment with the Company is terminated between June 6, 2003 and June 30, 2003, in connection with or as a result of the Company's reduction in force program at the Metal Improvement operations, a supplemental credit shall be added to his Escalating Annuity Benefit. The amount of such supplemental credits, shall be determined as follows: an amount equal to the product of (i) 8/75, (ii) his number of years of Service, and (iii) his weekly base rate of pay, provided, however, that the number of years of Service taken into account for this purpose shall not be less than 4 years and shall not be greater than 24 years for a Participant who is a salaried or exempt employee and shall not be greater than 8 years for a Participant who is a nonexempt employee.

6.	Controls - Pine Brook, NJ and Commercial Technologies: March 10, 2004 through April 9, 2004
For each Participant whose employment with the Company is terminated between March 10, 2004 and April 9, 2004, in connection with or as a result of the closure of the Controls - Pine Brook, NJ operations or the sale of the Commercial Technologies business unit, a supplemental credit shall be added to his Escalating Annuity Benefit. The amount of such supplemental credits, shall be determined as follows: an amount equal to the product of (i) 8/75, (ii) his number of years of Service, and (iii) his weekly base rate of pay, provided, however, that the number of years of Service taken into account for this purpose shall not be less than 4 years and shall not be greater than 24 years for a Participant who is a salaried or exempt employee and shall not be greater than 8 years for a Participant who is a nonexempt employee.

7.	Controls -- Synergy, San Diego, CA Business Unit: February 1, 2005 through April 15, 2005
For each Participant whose employment with the Company is terminated between February 1, 2005 and April 15, 2005, in connection with or as a result of the reduction in force at the Controls - Synergy, San Diego, CA business unit, a supplemental credit shall be added to his Escalating Annuity Benefit. The amount of such supplemental credit shall be determined as follows: an amount equal to the product of (i) 8/75, (ii) the greater of (A) four or (B) his number of years of Service, and (iii) his weekly base rate of pay, provided, however, that for a Participant who is a nonexempt employee, the number taken into account for purposes of item (ii) shall not be less than the sum of (A) two, plus (B) his number of years of Service.

8.	Controls Embedded Computing San Diego and Santa Clarita CA and Littleton MA Business Units, and Controls Integrated Sensing, Long Beach CA Business Unit: January 12, 2006 through February 10, 2006
For each Participant whose employment with the Company is terminated between January 12, 2006 and February 10, 2006, in connection with or as a result of the Company’s reduction in force program at the Controls Embedded Computing, San Diego and Santa Clarita CA, and Littleton MA business units, and Controls Integrated Sensing, Long Beach CA business unit, a supplemental credit shall be added to his Escalating Annuity Benefit. The amount of such supplemental credit shall be determined as follows: an amount equal to the product of (i) 4/75, (ii) his number of years of Service, and (iii) his weekly base rate of pay, provided, however, that the number of years of Service taken into account for this purpose shall not be less than 2 years and shall not be greater than 24 years for a Participant who is a salaried or exempt employee and shall not be greater than 6 years for a Participant who is a nonexempt employee.

9.	Controls Embedded Computing San Diego and Santa Clarita CA and Littleton MA Business Units, and Controls Integrated Sensing, Long Beach CA Business Unit: April 25, 2006 through June 10, 2006
For each Participant whose employment with the Company is terminated between April 25, 2006 and June 10, 2006, in connection with or as a result of the Company’s reduction in force program at the Controls Embedded Computing, San Diego and Santa Clarita CA, Dayton, OH, Leesburg, VA and Littleton MA business units a supplemental credit shall be added to his Escalating Annuity Benefit. The amount of such supplemental credit shall be determined as follows: an amount equal to the product of (i) 4/75, (ii) his number of years of Service, and (iii) his weekly base rate of pay, provided, however, that the number of years of Service taken into account for this purpose shall not be less than 2 years and shall not be greater than 24 years for a Participant who is a salaried or exempt employee and shall not be greater than 6 years for a Participant who is a nonexempt employee.

schedule k 2: Special Vesting provisions for participants affected by certain reductions in force

1.	Target Rock Operations - August 1, 2000 through August 15, 2000
Notwithstanding any provision hereof to the contrary, a Participant whose employment with the Company is terminated between August 1, 2000 and August 15, 2000, in connection with or as a result of a reduction in force at the Target Rock operations shall be 100% vested in his Normal Retirement Benefit and his Escalating Annuity Benefit.

2.	Company-wide Operations - August 24, 2001 through November 17, 2001
Notwithstanding any provision hereof to the contrary, a Participant whose employment with the Company is terminated between August 24, 2001 and November 17, 2001, in connection with or as a result of the Company's reduction in force program shall be 100% vested in his Normal Retirement Benefit and his Escalating Annuity Benefit.

3.	Corporate Headquarters, Farris, Gastonia, Shelby, Flight Systems - Miami, and Metal Improvement - Carlstadt: February 1, 2002 through March 29, 2002
Notwithstanding any provision hereof to the contrary, a Participant whose employment with the Company is terminated between February 1, 2002 and March 29, 2002, in connection with or as a result of the Company's reduction in force program at Corporate headquarters, and at the Farris, Gastonia, Flight Systems - Miami, and Metal Improvement - Carlstadt operations shall be 100% vested in his Normal Retirement Benefit and his Escalating Annuity Benefit.

4.	Flight Systems - Shelby, Flight Systems - Lau/Vista, Flow Control - Target Rock, Metal Improvement, and Corporate Headquarters: August 29, 2002 through October 31, 2002
Notwithstanding any provision hereof to the contrary, a Participant whose employment with the Company is terminated between August 29, 2002 and October 31, 2002, in connection with or as a result of the Company's reduction in force program at the Flight Systems - Shelby, Flight Systems - Lau/Vista, Flow Control - Target Rock, and Metal Improvement operations and at Corporate headquarters shall be 100% vested in his Normal Retirement Benefit and his Escalating Annuity Benefit.

5.	Metal Improvement: June 6, 2003 through June 30, 2003
Notwithstanding any provision hereof to the contrary, a Participant whose employment with the Company is terminated between June 6, 2003 and June 30, 2003, in connection with or as a result of the Company's reduction in force program at the Metal Improvement operations shall be 100% vested in his Normal Retirement Benefit and his Escalating Annuity Benefit.

6.	Controls - Pine Brook, NJ and Commercial Technologies: March 10, 2004 through April 9, 2004
Notwithstanding any provision hereof to the contrary, a Participant whose employment with the Company is terminated between March 10, 2004 and April 9, 2004, in connection with or as a result of the closure of the Controls - Pine Brook, NJ operations or the sale of the Commercial Technologies business unit shall be 100% vested in his Normal Retirement Benefit and his Escalating Annuity Benefit.

7.	Controls -- Synergy, San Diego, CA Business Unit: February 1, 2005 through April 15, 2005
Notwithstanding any provision hereof to the contrary, a Participant whose employment with the Company is terminated between February 1, 2005 and April 15, 2005, in connection with or as a result of the reduction in force at the Controls - Synergy, San Diego, CA business unit, shall be 100% vested in his Escalating Annuity Benefit.

8.	Controls Embedded Computing San Diego and Santa Clarita CA and Littleton MA Business Units, and Controls Integrated Sensing, Long Beach CA Business Unit: January 12, 2006 through February 10, 2006
Notwithstanding any provisions hereof to the contrary, a Participant whose employment with the Company is terminated between January 12, 2006 and February 10, 2006, in connection with or as a result of the Company’s reduction in force program at the Controls Embedded Computing, San Diego and Santa Clarita CA, and Littleton MA business units, and Controls Integrated Sensing, Long Beach CA Business Unit shall be 100% vested in any Normal Retirement Benefit and any Escalating Annuity Benefit to which he or she may be eligible and entitled.

9.	Controls Embedded Computing San Diego and Santa Clarita CA and Littleton MA Business Units, and Controls Integrated Sensing, Long Beach CA Business Unit: April 25, 2006 through June 10, 2006
Notwithstanding any provisions hereof to the contrary, a Participant whose employment with the Company is terminated between April 25, 2006 and June 10, 2006, in connection with or as a result of the Company’s reduction in force program at the Controls Embedded Computing, San Diego and Santa Clarita CA, Dayton, OH, Leesburg, VA and Littleton MA business units, shall be 100% vested in any Normal Retirement Benefit and any Escalating Annuity Benefit to which he or she may be eligible and entitled.

165

EMD Appendix

CURTISS-WRIGHT CORPORATION RETIREMENT PLAN

EMD COMPONENT

Effective as of
January 1, 2015

ii

TABLE OF CONTENTS

TABLE OF CONTENTS    i
INTRODUCTION    1
SECTION 1 - DEFINITIONS    3
SECTION 2 - ELIGIBILITY FOR RETIREMENT    17
SECTION 3 - ELIGIBILITY AND EMPLOYEE CONTRIBUTIONS    18
SECTION 4 - NORMAL RETIREMENT PENSION    20
SECTION 5 - EARLY RETIREMENT PENSION    24
SECTION 6 - VESTED PENSION    26
SECTION 7 - REFUNDS OF EMPLOYEE CONTRIBUTIONS    28
SECTION 8 - SURVIVING SPOUSE BENEFIT FOR DEATH BEFORE RETIREMENT    29
SECTION 9 - SURVIVING SPOUSE BENEFIT FOR CERTAIN VESTED EMPLOYEES    31
SECTION 10 - FORM OF PENSION PAYMENTS    33
SECTION 11 - DESIGNATION OF BENEFICIARY    43
SECTION 12 - ADMINISTRATION    44
SECTION 13 - FUNDING    49
SECTION 14 - ACQUISITIONS, SALES, AND OTHER DISPOSITIONS    50
SECTION 15 - TRANSFERRED EMPLOYEES    52
SECTION 16 - SUSPENSION OF BENEFITS AND REEMPLOYMENT    55

SECTION 17 - MISCELLANEOUS    57
SECTION 18 - AMENDMENT AND TERMINATION    67
SECTION 19 - FLAT RATE METHOD FOR 1994    69
APPENDIX A - TOP HEAVY PROVISIONS    72
APPENDIX B - SECTION 415 LIMITATIONS    75
APPENDIX C - HISTORICAL FORMULAS    77
APPENDIX D - PARTICIPATING EMPLOYERS    85
Appendix E - Special Rules Applicable to Specified Represented Employees at Engineered Pump Division    86

CURTISS-WRIGHT CORPORATION RETIREMENT PLAN

EMD COMPONENT

INTRODUCTION

The Curtiss-Wright Electro-Mechanical Division Pension Plan (the “EMD Plan”) was established effective October 29, 2002, to provide retirement benefits for eligible employees of the Curtiss-Wright Electro-Mechanical Corporation (“EMD”), a wholly owned subsidiary of Curtiss-Wright Flow Control Corporation (“CWFC”), a wholly owned subsidiary of Curtiss-Wright Corporation.

In a transaction that was effective October 29, 2002, CWFC acquired the operations that comprise EMD from Westinghouse Government Services Company LLC. (“WGSC”), a subsidiary of Washington Group International, Inc. (“WGI”). Prior to the acquisition of EMD by CWFC, eligible employees at EMD participated in the Westinghouse Government Services Group Pension Plan (the “Predecessor Plan”), a pension plan maintained by WGSC and qualified under Section 401(a) of the Code. In accordance with an agreement between CWFC and WGSC, assets and liabilities under the Predecessor Plan (the “Transferred Assets and Liabilities”), determined as of the Effective Date, were transferred to the EMD Plan in a transaction that complied with Section 414(l) of the Code. The Transferred Assets and Liabilities comprised liabilities for benefits of participants in the Predecessor Plan who were employed at EMD as of the Effective Date and for benefits of participants in the Predecessor Plan who had terminated employment at EMD with a vested right to a deferred benefit from the Predecessor Plan or who had commenced receiving benefits from the Predecessor Plan prior to the Effective Date.

Benefits taken into account in the determination of the Transferred Assets and Liabilities that are payable to participants who had terminated or retired from employment at EMD prior to the Effective Date shall be determined in accordance with the terms of the Predecessor Plan as in effect on the date the participant terminated or retired from employment at EMD.

For employees whose benefits were taken into account in the determination of the Transferred Assets and Liabilities (the “WGSC Transferees”), "Compensation”, Credited Service", and "Eligibility Service" under this EMD Plan include compensation, credited service, and eligibility service under the terms of the Predecessor Plan for periods prior to the effective date of such transfer.

Effective January 1, 2007, the EMD Plan was merged into the Curtiss-Wright Corporation Retirement Plan, and became a component of the Curtiss-Wright Corporation Retirement Plan. The provisions of this document, as set forth herein, are intended to apply to Participants who were employed at EMD on or after January 1, 2015 unless otherwise indicated.

Origin and Scope of the Predecessor Plan:

The Predecessor Plan was first effective on April 1, 1999 and was established subsequent to the acquisition of EMD and certain other businesses from CBS Corporation (“CBS”) by WGNH Acquisition LLC, an indirect subsidiary of WGI. The Predecessor Plan generally mirrored the provisions of the GESCO Residual Pension Plan (the “GESCO Plan”), a pension plan maintained by CBS, as then in effect. Subsequent to the establishment of the Predecessor Plan, assets and liabilities under the GESCO Plan were transferred to the Predecessor Plan in a transaction that complied with Section 414(l) of the Code.

The Predecessor Plan generally included the provisions of the GESCO Plan that were applicable prior to the effective date of the Predecessor Plan, which provisions set out the benefits, rights, and features that applied with respect to service under the GESCO Plan prior to the effective date of the Predecessor Plan. For the individuals whose benefits were taken into account in the determination of the transfer of assets and liabilities from the GESCO Plan to the Predecessor Plan (the “GESCO Transferees”), "Compensation”, Credited Service", and "Eligibility Service" under the Predecessor Plan include compensation, credited service, and eligibility service under the terms of the GESCO Plan for periods prior to the effective date of such transfer.

Intent and Construction:

The Plan is intended to comply with the qualification requirements of Section 401(a) of the Code and applicable regulations and rulings thereunder, and shall be construed in accordance with such intention.

The Plan is conditioned upon and subject to obtaining such approval of the Commissioner of Internal Revenue as may be necessary to establish the deductibility for income tax purposes of any and all contributions hereunder, other than Employee contributions.

Plan Merger:
Effective as of December 31, 2014, the Plan is merged with and into the Williams Controls, Inc. Retirement Income Plan, which will immediately thereafter be renamed the Curtiss-Wright Corporation Retirement Plan (the “Merged Plan”). Subsequent to such merger, the rights and benefits of any Employee or Participant previously governed by the terms of this Plan represented by the provisions of this document shall continue to be governed by the terms of this document, which shall comprise a component part of the plan formerly known as the Williams Controls, Inc. Retirement Income Plan. The rights and benefits of other participants in the Merged Plan shall be governed by one of three separate instruments, which comprise other component parts of the plan formerly known as the Williams Controls, Inc. Retirement Income Plan. Each of such instruments and the Plan represented by the provisions of this document together constitute the Merged Plan document.

SECTION 1 - DEFINITIONS

Whenever used in this Plan, masculine pronouns include both men and women unless the context indicates otherwise. Wherever used in this Plan:

1.	“Actuarial Equivalent” means the value determined on the basis of applicable factors set forth below, or as otherwise specifically set forth in the Plan.

With respect to Annuity Starting Dates occurring on or after October 29, 2002, and before January 1, 2008, Actuarial Equivalent is determined based on (i) the Employee's (or Surviving Spouse's) age, (ii) the prevailing Internal Revenue Commissioner's standard table (described in Section 807(d)(5)(A) of the Code and without regard to any other subparagraph of Section 807(d)(5) of the Code), used to determine reserves for group annuity contracts issued on the date equivalency is being determined and that is prescribed by the Commissioner in guidance published in the Internal Revenue Bulletin, and (iii) the rate of interest equal to the annual interest rate on 30-year Treasury securities as specified by the Commissioner for the second full month preceding the calendar month that contains the Annuity Starting Date for the distribution.

Effective with respect to Annuity Starting Dates occurring on or after January 1, 2008, Actuarial Equivalent is determined based on (i) the Employee’s (or Surviving Spouse’s) age, (ii) the applicable mortality table prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3)(B) of the Code, and (iii) the adjusted first, second, and third segment rates, as determined pursuant to Section 417(e)(3)(C) and (D) of the Code, for the second full calendar month preceding the calendar month that contains the Annuity Starting Date for the distribution.

Notwithstanding the foregoing, in the calculating the amount of a lump sum payment with an Annuity Starting Date on or after January 1, 2008, in no event shall the lump sum payment be less than the lump sum amount determined on the basis of the applicable provisions of the Plan as in effect on December 31, 2007.

If the benefit payable in a lump sum is not the Employee's (or Surviving Spouse's) entire vested accrued benefit, then the amount of the benefit payable in a lump sum shall be calculated by first determining the lump sum amount based on the entire vested accrued benefit using the above factors, and then prorating based on the portion of the annuity payable at the appropriate time as determined in Section 10.J.1 that is eligible for payment in a lump sum.

If the meaning of "actuarial equivalent" is not otherwise specified with respect to any provision of this Plan, it shall mean an amount determined by applying a seven percent interest rate and the GAM 1983 mortality table.

2.
"Administrative Committee" shall mean the person(s) appointed by the Company to act on behalf of the Company as the sponsor and “named fiduciary” (within the meaning of Section 402(a)(2) of ERISA), as appropriate, with respect to Plan administrative matters. When performing any activity or exercising any authority under the provisions of the Plan, the Administrative Committee shall be deemed to act solely on behalf of the Company, and not in an individual capacity.

3.	"Administrator" means the Company or such other person(s) designated by the Company as responsible for Plan administration.

4.
"Affiliated Entity" means a subsidiary company which is at least fifty percent (50%) owned by the Company or a partnership or a joint venture in which the Company is at least a fifty percent (50%) owner, that has not been designated as an Employer. The term Affiliated Entity shall also include all entities in the Controlled Group of each Employer.

5.
“Annuity Starting Date” means either the first day of the first period for which an Employee is paid an annuity under this Plan or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitle the Employee to such benefit.

6.
"Beneficiary" means the individual or entity designated as such by an Employee or Pensioner pursuant to the Plan or otherwise entitled to receive any payment pursuant to the Plan upon the death of the Employee or Pensioner. If with respect to any payment no individual or entity has been designated by an Employee or Pensioner, or no designated Beneficiary survives the Employee or Pensioner, the Beneficiary shall be (a) the Employee or Pensioner’s surviving Spouse, if living at the time of such payment; or in default thereof (b) the Employee or Pensioner’s estate.

7.    "Board of Directors" or "Board" means the Board of Directors of the Company.

8.	"Career Accumulation" means the amounts accumulated pursuant to Section 4.A.1 of the Plan.

9.    "Casual Employee" means a person who is hired either:

(a)    for a predetermined limited period not to exceed three (3) months, or

(b)
for the purpose of completing a specific task that is anticipated not to exceed five (5) months, and for whom the Employer has no expectation of continued employment beyond the completion of that task.

The determination of who is a Casual Employee shall be made on a uniform and nondiscriminatory basis.

10.
"Company" means Curtiss-Wright Corporation, including any affiliate or subsidiary of the Company which shall adopt this Plan for its employees, with the approval of the Company, and any other corporation, partnership, business association or proprietorship which shall have assumed in writing the obligations of the Plan and Trust, with the approval of the Company, including any successor as a result of a statutory merger, purchase of assets or any other form of reorganization of the business of the Company.

11.
"Compensation" means (a) wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement on Form W-2 under Sections 6041(d), 6051(a)(3), and 6052 of the Code; (b) amounts contributed by the Employer pursuant to a salary reduction agreement that are not includible in the gross income of the Employee under Sections 125, 132(f), 402(e)(3), 402(h) of the Code; and (c) amounts that would have been payable to an Employee but for a deferral election made by the Employee under the terms of the Curtiss-Wright Corporation Executive Deferred Compensation Plan, which amount shall be deemed to have been paid at the time at which it would have been paid in the absence of such election, provided, however, no amount shall be included in an Employee’s Compensation pursuant to this clause (c) if the inclusion of such amount would cause the Plan to fail to comply with any nondiscrimination provision of the Code. Notwithstanding the preceding sentence, the term Compensation shall exclude the following: reimbursements or other expense allowances; fringe benefits (cash or noncash); moving expenses; deferred compensation, except for such amounts specifically included under clause (c) of the preceding sentence; welfare benefits; amounts paid under a long-term incentive plan; and 50% of any annual incentive award paid under a management incentive program. Compensation shall also exclude any retention bonus, suggestion award, and other non-performance-related awards or bonuses. Effective January 1, 2009, Compensation shall also include "differential wage payments" pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008.

For Plan Years beginning on or after January 1, 2002, the annual compensation of each Participant taken into account under the Plan shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. In determining benefit accruals in Plan Years beginning on or after January 1, 2002, the annual compensation limit described in this paragraph shall be taken into account, for determination periods beginning before January 1, 2002.

For Plan Years beginning on or after January 1, 1994, the Compensation taken into account under the Plan shall not exceed $150,000 as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. In addition, (i) with respect to CBS Transferred Individuals (as defined in Section 1.17.D) for the 1999 Plan Year, the Compensation taken into account under the Predecessor Plan, when added to compensation taken into account under the GESCO Plan (as defined in the Introduction to this Plan) for the period from January 1, 1999 through March 31, 1999, shall not exceed $160,000, and (ii) the Compensation taken into account under the Predecessor Plan, when added to compensation previously earned during a Plan Year from Westinghouse Electric Company LLC (or an at least 50%-owned subsidiary thereof), shall not exceed the limit described in the preceding sentence in effect for such Plan Year.

For Plan Years beginning on or after January 1, 1989 but before December 31, 1993, Compensation shall not exceed $200,000 (or such greater amount as may be permitted by the Secretary of the Treasury or his delegate).

For WGSC Transferees (as defined in the Introduction to this Plan), Compensation for periods prior to the Effective Date shall include any compensation credited under the

Predecessor Plan prior to the Effective Date. For GESCO Transferees (as defined in the Introduction to this Plan), Compensation for periods prior to January 1, 2000 shall include any compensation credited under the GESCO Residual Pension Plan prior to January 1, 2000.

12.    "Controlled Group" means, with respect to an Employer:

(a)
any corporation which is a member of a controlled group of corporations, within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C), including such Employer;

(b)	any trade or business under common control with such Employer, within the meaning of Section 414(c) of the Code;

(c)	any employer which is included with such Employer in an affiliated service group, within the meaning of Section 414(m) of the Code; or

(d)	any other entity required to be aggregated with such Employer pursuant to regulations under Section 414(o) of the Code.

For purposes of Appendix B, "more than fifty percent (50%)" shall be substituted for "eighty percent (80%)" each place it appears in Section 1563(a)(1) of the Code or Section 1.414(c)-2 of the Income Tax Regulations.

13.
"Credited Service" means service which is used to determine pension amounts. For periods on and after January 1, 1995, an Employee (including a part-time Employee or Casual Employee) will not earn Credited Service unless he had an election to contribute in effect for such period, except to the extent provided in Sections 3.E and 4.E. Credited Service shall be based on the following:

A.
For all Employees, except part-time Employees and Casual Employees who are regularly scheduled to work less than 24 hours per week, Credited Service means all periods of service as an Employee with the Employer for which the Employer is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties, and time spent on any of the following (provided that, for Casual Employees, only hours worked on or after October 1, 1997 shall be counted in determining Credited Service):

(1)    furlough;

(2)    disability up to a maximum continuous period of 2 years;

(3)
leaves of absence (other than military leaves and leaves for personal reasons including educational leaves) up to a maximum of 6 years, except that, in the case of a leave of absence continuing after December 31, 1994, no more than 2 years of Credited Service will be granted under this provision unless, prior to the expiration of such 2 year period, the Employee demonstrates to the satisfaction of the Administrator that he is expected to resume performing services for an Employer immediately following the conclusion of such leave;

(4)	military leaves of absence up to a maximum equal to that period of time during which reemployment is required under applicable Federal statutes; and

(5)	Layoff up to a maximum continuous period of 1 year for any Layoff which commenced on or after January 1, 1976.

If while an Employee is on disability leave of absence under Section 1.13.A.(2) above, he is laid off, he shall begin to accrue Credited Service only under Section 1.13.A.(5) above from that time and shall continue to be credited with Credited Service under Section 1.13.A.(5) for up to 1 year; but in no event shall the combined Credited Service under Sections 1.13.A.(2) and 1.13.A.(5) exceed 2 years.

Credited Service shall be expressed in whole years and fractions thereof. Any fraction of a year shall be expressed as a decimal figure determined by completed months for the year divided by twelve, plus completed days in any incomplete month divided by 365.

B.
For part-time Employees and Casual Employees who are regularly scheduled to work less than 24 hours per week, for any calendar year each such Employee shall receive Credited Service which shall be determined by dividing the number of hours worked in that calendar year by 2,000, subject to a maximum of 1 full year, provided that, for Casual Employees, only hours worked on or after October 1, 1997 shall be counted in determining Credited Service.

For the purposes of this Section 1.13.B (and Section 1.17.B and Section 1.17.E), hours worked shall mean: (i) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer (which hours will be credited to the calendar year in which the duties are performed); (ii) each hour for which an employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), Layoff, jury duty, military duty or leave of absence (provided that no more than 501 hours will be credited for any single continuous period whether or not such period occurs in a single calendar year, and that hours will be calculated and credited pursuant to Section 2530.200b-2 of the Labor regulations); and (iii) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer (which hours will be credited to the calendar year to which the award or agreement pertains rather than the calendar year in which the award, agreement, or payment is made), excluding any hours credited under (i) or (ii) above.

For any Plan Year in which an Employee falls into both category A above and this category B, he shall receive Credited Service under the category which is most advantageous to him.

C.	Periods of employment in an Excluded Unit shall not count as Credited Service.

D.
A former Employee who is rehired by an Employer will be eligible only for those benefits for which he was eligible at the time of his prior separation under the Plan in effect at that time until the earliest of the following occurs: (1) he has been re-employed for at least 6 consecutive months; (2) he has reached his Normal Retirement Date; (3) he has been Involuntarily Separated; or (4) he elects early retirement because of a scheduled Layoff.

E.
For "WGSC Transferees" as defined in the Introduction to this Plan, Credited Service for periods prior to the Effective Date shall include any credited service credited under the Predecessor Plan prior to the Effective Date. For "GESCO Transferees" as defined in the Introduction to this Plan, Credited Service for periods prior to January 1, 2000 shall include any credited service credited under the GESCO Plan prior to January 1, 2000.

F.
For purposes of Section 4.A.1.(c), an Employee described in Section 1.18(i) shall not be credited with Credited Service for periods of service or hours worked, whichever is applicable, subsequent to December 31, 2028.

14.
“Early Retirement Date” means the first day of the month following the date an Employee (i) is at least age 60 and has completed 10 or more years of Eligibility Service or (ii) is at least age 58 and has completed 30 or more years of Eligibility Service.

An Employee who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits pursuant to Section 5 of the Plan.

15.	“Early Retirement Pension” means the benefit payable pursuant to Section 5 of the Plan.

16.	"Effective Date" means October 29, 2002. The effective date of this amendment and restatement is January 1, 2010, except as otherwise provided herein, or as required by applicable law.

17.	"Eligibility Service" means service that is taken into account in determining whether an Employee is a Vested Employee. Eligibility Service shall be determined as follows:

A.
For periods on or after January 1, 2002 for all Employees including part-time Employees and Casual Employees, Eligibility Service means all periods of service as an Employee (including as a leased employee as defined in Section 414(n)(2) of the Code) with the Employer, an Affiliated Entity, or in an Excluded Unit for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties, and time spent on any of the following:

(1)    furlough;

(2)    disability up to a maximum continuous period of 2 years;

(3)
leaves of absence (other than military leaves and leaves for personal reasons including educational leaves) up to a maximum of 6 years, except that no more than 2 years of Eligibility Service will be granted under this provision unless, prior to the expiration of such 2 year period, the Employee demonstrates to the satisfaction of the Administrator that he is expected to resume performing services for an Employer immediately following the conclusion of such leave;

(4)	military leaves of absence up to a maximum equal to that period of time during which re-employment is required under applicable Federal statutes; and

(5)     Layoff up to a maximum continuous period of 1 year.

If while an Employee is on disability leave of absence under Section 1.17.A.(2) above, he is laid off, he shall begin to accrue Eligibility Service only under Section 1.17.A.(5) above from that time and shall continue to be credited with Eligibility Service under Section 1.17.A.(5) for up to 1 year; but in no event shall the combined Eligibility Service under Sections 1.17.A.(2) and 1.17.A.(5) exceed 2 years.

Eligibility Service shall be expressed in whole years and fractions thereof. Any fraction of a year shall be expressed as a decimal figure determined by completed months for the year divided by twelve, plus completed days in any incomplete month divided by 365. The Eligibility Service computation period shall be the calendar year.

Notwithstanding the foregoing, this Section 1.17.A shall not start a new Eligibility Service computation period as of January 1, 2002 for any Employee other than a part-time Employee or Casual Employee who is regularly scheduled to work less than 24 hours per week.

B.
(1)    For periods before January 1, 2002, for any Employee other than a part-time Employee or Casual Employee who is regularly scheduled to work less than 24 hours per week, Eligibility Service means all Credited Service, all service that would be Credited Service except that the Employee elected not to contribute, periods of employment with an Affiliated Entity or in an Excluded Unit, and periods of employment as a leased employee (as defined in Section 414(n)(2) of the Code).

(2)
For periods before January 1, 2002, for a part-time Employee or Casual Employee who is regularly scheduled to work less than 24 hours per week, each such Employee shall receive 1 full year of Eligibility Service for any calendar year in which he works at least 1,000 hours (even if such Employee would earn less than 1 full year of Credited Service during such calendar year). If such Employee works less than 1,000 hours in any calendar year, his Eligibility Service shall equal his Credited Service for that calendar year. For the purposes of this paragraph, hours worked shall be determined under the second paragraph of Section 1.13.B. (including periods of employment with an Affiliated Entity or in an Excluded Unit, and periods of employment as a leased employee (as defined in Section 414(n)(2) of the Code)).

For Plan Years beginning on or after January 1, 1976 and before January 1, 1998, the case of a Casual Employee who later becomes an Employee, such period shall receive 1 full year of Eligibility Service for any calendar year in which he worked at least 1,000 hours as a Casual Employee.

For periods before January 1, 2002, for any Plan Year in which an Employee falls into both category (1) and (2) above, he shall receive Eligibility Service under the category which is most advantageous to him.

C.	For any Employee (other than, for periods before January 1, 2002, a part-time Employee or Casual Employee who is regularly scheduled to work less than 24 hours per week):

(1)
If the Employee is absent from service for any reason which does not otherwise qualify him for Credited Service or Eligibility Service under the Plan, and such absence is not due to quit, discharge, release, retirement, or death, he shall receive Eligibility Service of up to 1 year for any continuous period of absence.

(2)
If the Employee is separated from service by reason of a quit, discharge, release, or retirement, and then is re-employed within 12 months of the date he was separated, the Employee's Eligibility Service shall include the period between the date he was separated and the date he was reemployed.

(3)
Notwithstanding the provisions of (1) and (2) above, if, during an absence from service of 12 months or less for any reason other than a quit, discharge, release, or retirement, the Employee is separated from service by reason of a quit, discharge, release, or retirement and then is reemployed within 12 months of the date on which he was first absent from service, the Employee's Eligibility Service shall include the period between his last day worked and the date he returns to work.

(4)
In the event an Employee separates from service and is subsequently reemployed, the Employee's periods of Eligibility Service accrued both before and after his severance from service shall be aggregated.

D.
For an individual identified as a "business employee" in Section 5.5(a) of the Asset Purchase Agreement dated June 25, 1998 between CBS Corporation and WGNH Acquisition, LLC relating to CBS Corporation's Government and Environmental Services Business and who commences employment with WGSC or an affiliated entity of WGSC in connection with such agreement (a "CBS Transferred Individual"), Eligibility Service for any period prior to commencement of employment for WGSC or an affiliated entity of WGSC shall include any eligibility service credited under the Westinghouse Pension Plan, as in effect on March 31, 1999.

E.
For an individual who is identified as an “Employee" in Section 3.15(a) of the Asset Purchase Agreement dated October 25, 2002 between WGSC and Curtiss-Wright Electro-Mechanical Corporation relating to the purchase of certain assets related to WGSC’s Electro-Mechanical Division and who commences employment with the Employer or an Affiliated Entity in connection with such agreement, Eligibility Service for any period prior to commencement of employment for the Employer or an Affiliated Entity of WGSC shall include any eligibility service credited under the Predecessor, as in effect on October 28, 2002.

F.
For Employees who are not described in paragraphs D or E above, Eligibility Service shall include any eligibility service credited under the Westinghouse Pension Plan, excluding (1) service so credited under the Westinghouse Pension Plan on account of service for a subsidiary, division, or other business unit of Viacom, Inc. (formerly CBS Corporation) that was not part of Westinghouse Electric Corporation prior to November 24, 1995, and (2) service so credited under the Westinghouse Pension Plan on account of service for a former subsidiary, division, or other business unit of Viacom, Inc. (formerly CBS Corporation) after such entity ceased to be an employer or affiliated entity under the Westinghouse Pension Plan.

G.
Eligibility Service shall also include any service with (1) Westinghouse Electric Company LLC (or any of its at least 50%-owned subsidiaries), or (2) WGI (formerly Morrison Knudsen Corporation) or any of its at least 50% owned subsidiaries, or (3) British Nuclear Fuels plc, or any of its at least 50%-owned subsidiaries; provided, however, that an individual who is a Pensioner or who has received a distribution of his entire vested benefit under the Plan shall not receive credit for Eligibility Service for any period of employment with Westinghouse Electric Company LLC or British Nuclear Fuels plc (or any of their at least 50%-owned subsidiaries) unless and until such individual, after becoming a Pensioner or receiving a distribution of his entire vested benefit under the Plan, has an hour worked (as defined in Section 1.13.B) for an Employer, Excluded Unit, or Affiliated Entity.

H.
Eligibility Service shall also include (i) all vesting service granted to the Employee under a qualified retirement plan sponsored and maintained by Washington Group International ("WGI”) and (ii) all vesting service that would have been granted to the Employee under (i) above if the Employee had first been hired by WGI and then transferred to employment covered by the Predecessor Plan. Such Eligibility Service shall only be taken into account to the extent the Employee has not otherwise received Eligibility Service under the Predecessor Plan for the identical time period.

I.
In computing an employee's Eligibility Service, all periods of service as an employee rendered with an Affiliated Entity, an Excluded Unit or with the Employer in a classification ineligible to participate in the Plan shall be recognized as Eligibility Service to the same extent such service would be counted as Eligibility Service if such service had been rendered as an Employee in accordance with the provisions of Section 411(a)(4) of the Code.

18.
"Employee" means a person who is either (i) not represented by a labor organization, or (ii) is represented by a labor organization or other representative which has entered into a written agreement with an Employer providing for participation in this Plan by the Employees in such unit, provided:

(a)
such person is in the service of an Employer, and he is not (i) employed in an Excluded Unit, (ii) a Casual Employee prior to October 1, 1997, nor a leased employee (as defined in Section 414(n)(2) of the Code), or (iii) employed in a foreign jurisdiction and paid through a foreign payroll system; or

(b)
such person is a citizen of the United States or a resident alien (as defined in Section 7701(b) of the Code) who is an employee either of a domestic subsidiary (as defined in Section 407 of the Code) or of a foreign subsidiary as to which the Company has entered into an agreement under Section 3121(l) of the Code and with respect to whom contributions under a funded plan of deferred compensation (whether or not described in Section 401(a), 403(a), or 405(a) of the Code) are not provided by any person other than the Employer with respect to the remuneration paid to the citizen or resident alien by the domestic or foreign subsidiary.

19.	"Employer" means (a) the Company, (b) an at least 50%-owned subsidiary of the Company, or (c) an entity designated as an Employer in Appendix D.

20.    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

21.
"Excluded Unit" means any group, or other organizational unit, of employees of the Company, other than (a) the operations denominated as the Electro-Mechanical Division, which operations were acquired by Curtiss-Wright Electro-Mechanical Corporation, a wholly owned subsidiary of Curtiss-Wright Flow Control Corporation, a wholly owned subsidiary of the Company and (b) any group or unit that has been designated by the Administrative Committee as eligible to participate in this Plan. With respect to the Predecessor Plan, Excluded Unit means all units of WGSC except for those units designated by WGSC as eligible to participate in the Predecessor Plan.

22.	"Flat Rate" means the method used for determining pension amounts as described in Section 4.A.2 and Section 19 of the Plan.

23.
"Fiduciary" means the Company, other Employers, the Administrative Committee, the Investment Committee, the Trustee, and the Investment Managers, but only to the extent of those specific duties and responsibilities allocated to each for Plan and Trust administration as described in Section 12 and the Trust Agreement. No person or entity shall function or be deemed to function as a fiduciary in connection with actions affecting the design of the Plan, including, without limitation, amendments, designations of participating Employers and Excluded Units, and adoption of rules relating to acquisitions, sales and other dispositions under Section 14.

24.	"Frozen Credited Service" means an Employee's Credited Service for periods prior to January 1, 1995.

25.
"Frozen Early Retirement Pension" means, in the case of an Employee who elects to retire early pursuant to Section 2.C, the monthly amount payable under Section 5.A.1.(a) or the greater of the monthly amount payable under Section 5.A.2.(a) or 5.A.2.(b), whichever applies, taking into account all of the Employee's Eligibility Service, and taking into account, in the case of early retirement prior to January 1, 1995, any amounts payable under Section 5.B.

26.
"Frozen Normal Retirement Pension" means the greater of the monthly amount payable under Section 4.A.1 or Section 19 to an Employee or terminated Vested Employee solely as a result of his Frozen Credited Service.

27.    "Highly Compensated Employee" means any Employee who:

(1)	was a 5% owner, as defined in Section 416(b)(1)(B)(i) of the Code at any time during the year or the preceding year, or

(2)
for the preceding year had compensation from the Company or a Controlled Group member in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

For purposes of determining which Employees shall be deemed Highly Compensated Employees, the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

A Highly Compensated Former Employee is determined based on the rules applicable to determining Highly Compensated Employee status for the determination year in which the Employee separated from service, in accordance with Section 1.414(q)-1T, Q&A-4 of the Income Tax Regulations and IRS Notice 97-75.

28.	“Hourly-Paid Employee” means, for purposes of Section 19, a daywork or incentive Employee whose basic Compensation the Employer computes and pays on an hourly rate.

29.	"Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended.

30.
"Investment Committee" means the person(s) that may be appointed by the Company, in its discretion, as the "named fiduciary" of the Plan, within the meaning of Section 402(a)(2) of ERISA, with respect to Plan investments.

31.    "Investment Manager" means any Fiduciary:

(a)    who has the power to manage, acquire, or dispose of any asset of the Plan;

(b)
who is (i) registered as an investment advisor under the Investment Advisers Act of 1940; (ii) a bank, as defined in that Act; (iii) an insurance company qualified to perform services described in Section 1.31(a) under the laws of more than one State; or (iv) a subsidiary of the Company authorized to perform investment management services; and

(c)    who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

32.	"Joint Annuitant" means an individual designated by an Employee as eligible to receive the survivor benefit provided by Section 10.D.3, 10.D.4 or 10.D.6.

33.
"Layoff" means the termination of the employment of an Employee with an Employer through no fault of his own for lack of work for reasons associated with the business where such Employer determines, on a uniform and nondiscriminatory basis, there is a reasonable expectation of recall within 1 year.

Notwithstanding the foregoing, a person who would otherwise be considered to be on Layoff may take action which would result in the severance of his relationship with the Employer. At the time such action is taken, that person shall become a voluntary quit and shall no longer be considered on Layoff.

34.
"Non-Vested Employee" means an Employee who has less than 5 years of Eligibility Service. If the Employee is eligible for a Cash Balance benefit under Article 4 of the Curtiss-Wright Corporation Component of the Curtiss-Wright Corporation Retirement Plan, “Non-Vested Employee” means an Employee who has less than 3 years of Eligibility Service.

35.
"Normal Retirement Date" means, with respect to an Employee, the later of (a) the first day of the month following his 65th birthday, or (b) the first day of the month following his completion of 5 years of Eligibility Service.

36.	“Normal Retirement Pension” means the benefit payable pursuant to Section 4 of the Plan.

36A.	"Participant" means a person who meets the requirements of Section 3 for participation in the Plan, including a former Participant.

37.    "PBGC" means the Pension Benefit Guaranty Corporation.

38.	"Pensioner" means a person receiving a pension under the Plan, and shall include any person with respect to whom liability for pension payments was transferred from the Predecessor Plan to the Plan.

39.	"Plan" means the EMD Component of the Curtiss-Wright Corporation Retirement Plan. Prior to January 1, 2007, Plan means the Curtiss-Wright Electro-Mechanical Division Pension Plan.

40.
"Plan Year" means the calendar year. The Plan’s initial Plan Year began October 29, 2002 and ended December 31, 2002. Notwithstanding the foregoing, for the purpose of determining the Compensation, Credited Service, and Eligibility Service of an individual who is identified as an “Employee" in Section 3.15(a) of the Asset Purchase Agreement dated October 25, 2002 between Curtiss-Wright Electro-Mechanical Corporation and WGSC providing for the purchase of certain assets related to WGSC’s Electro-Mechanical Division and who commences employment with the Employer or an Affiliated Entity in connection with such agreement, the calendar year beginning on January 1, 2002 shall be deemed to be a Plan Year, and for the purpose of determining the Compensation, Credited Service, and Eligibility Service for WGSC Transferees, as defined in the Introduction to the Plan, each plan year of the Predecessor Plan shall be taken into account.

41.
"Predecessor Plan" means the Westinghouse Government Services Group Pension Plan, as in effect on the day prior to the Effective Date. To the extent that the Predecessor Plan took account of the provisions of the GESCO Plan in determining the benefits payable to participants thereunder, the GESCO Plan shall also be deemed to be a Predecessor Plan.

42.	"Salaried Employee" means, for purposes of Section 19, an Employee whose basic Compensation the Employer computes and pays on a weekly or monthly rate.

43.
"Spouse" means the individual to whom the Participant is lawfully married (whether of the same or opposite sex) under the laws of the jurisdiction in which the marriage ceremony was performed, and any former Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code. Prior to June 26, 2013, an individual had to be the Participant’s husband or wife as provided in the Defense of Marriage Act of 1996 to be treated as a Spouse under the Plan. On and after June 26, 2013, and on and before September 15, 2013, an individual of the same sex as the Participant was treated as a Spouse under the Plan only if the couple had entered into a relationship denominated as a legal marriage under the laws of the jurisdiction in which the Participant maintained his legal residence during such period. No individual, whether of the same or opposite sex, shall be a Participant’s Spouse on account of the fact that such individual has entered into a domestic partnership, civil union or other formal or informal relationship with the Participant that is not denominated as a legal marriage under the laws of a jurisdiction, even if those laws provide similar rights, protections and benefits to persons in those relationships as they do to married persons. In all cases, the marriage must be recognized for purposes of the Code’s provisions applicable to qualified plans pursuant to regulatory guidance issued thereunder. The Administrative Committee may require the Participant and/or Spouse to submit evidence to prove such legal relationship.

44.
"Surviving Spouse" means the Spouse of an Employee or former Employee on the earlier of the date he dies or becomes a Pensioner or a former Spouse named as a Surviving Spouse pursuant to a qualified domestic relations order as provided in Section 17.A.

45.	"Trust Agreement" means the agreement, or agreements, as from time to time amended, which constitute a part of the Plan under which the assets of the Plan are held in trust.

46.	"Trustee" means the corporation or individual appointed by the Investment Committee to hold the assets of the Plan in trust pursuant to the Trust Agreement.

47.
"Vested Employee" means an Employee who has completed 5 years or more of Eligibility Service, or a former Employee who satisfied the vesting requirements of the Plan or the Predecessor Plan which were in effect at the time he ceased to accrue Eligibility Service, provided this sentence shall be effective September 1, 1988. If the Employee is eligible for a Cash Balance benefit under Article 4 of the Curtiss-Wright Corporation Retirement Plan, “Vested Employees” means an Employee who has completed 3 years or more of Eligibility Service.

48.	“Vested Pension” means the benefit payable to a Vested Employee under Section 6 of the Plan.

49.
"With Interest" means interest compounded annually computed from the end of the calendar year in which contributions have been made to the first of the month in which a computation is being made, at the following rates: (i) for Plan Years beginning before 1976, at the annual rate prescribed by the Predecessor Plan as in effect for such Plan Years; (ii) for Plan Years beginning after 1975 and before 1988, at the annual rate of 5%; (iii) for Plan Years beginning after 1987 and before the date benefits commence, at the annual rate of 120% of the Federal mid-term rate (as in effect under Section 1274 of the Code for the first month of the Plan Year); and (iv) for periods beginning when benefits commence until the Normal Retirement Date, at the annual rate which would be used under the Plan under

Section 417(e)(3) of the Code and Section 1.417(e)-1 of the Income Tax Regulations in effect as of the date benefits commence.

SECTION 2 - ELIGIBILITY FOR RETIREMENT

A.	An Employee's Normal Retirement Date is defined in Section 1.35. The pension of any Employee is nonforfeitable if such Employee is alive on his Normal Retirement Date.

B.
Any person who is accruing Eligibility Service on the day preceding his Normal Retirement Date may retire with a Normal Retirement Pension pursuant to Section 4 on his Normal Retirement Date or on the first day of any month following his Normal Retirement Date.

C.
An Employee’s Early Retirement Date is defined in Section 1.14. Any person who has reached his Early Retirement Date may elect to retire and receive an Early Retirement Pension pursuant to Section 5 on the first day of any month thereafter up to his Normal Retirement Date.

D.
No person who is working for an Affiliated Entity, or a successor employer with whom the Company has entered into a reciprocal service agreement may elect an Early Retirement Pension under this Plan which commences prior to the date he ceases to be employed by such Affiliated Entity, or successor employer.

E.
All applications for Normal Retirement Pensions and Early Retirement Pensions must be submitted in writing in accordance with such procedures as the Administrator shall prescribe prior to the applicant's desired retirement date. No pensions shall be payable for any period prior to the elected retirement date.

F.
Notwithstanding any other provision of this Plan to the contrary, a Vested Employee's pension or any death benefit payable under Section 7.D shall commence, at the election of the Vested Employee, no later than the 60th day after the latest of the close of the Plan Year in which (i) the Vested Employee or the Beneficiary, as applicable, attains age 65, (ii) the 5th anniversary of the year in which the Vested Employee commenced participation occurs, or (iii) the Vested Employee terminates his service with the Employer and any other Controlled Group member.

SECTION 3 - ELIGIBILITY AND EMPLOYEE CONTRIBUTIONS

All Employees are eligible to participate in the Plan and to elect to make contributions thereunder, except as provided hereinbelow.

A.
Each Employee may elect to make contributions and to accrue a monthly pension in accordance with the formulas described in Sections 4.A.1 and 4.A.2. An Employee shall make such election within the 30-day period following the date he is notified of his eligibility to participate in the Plan. An Employee who elects to contribute within said 30-day period shall commence participating in the Plan on his date of employment as an Employee.

B.
An Employee with an election to contribute in effect shall contribute 1½% of his Compensation. The most recent contribution election under the Predecessor Plan of a WGSC Transferee (as defined in the Introduction to the Plan) who was eligible to participate in the Predecessor Plan prior to such individual's transfer to an Employer shall remain in effect under the Plan (subject to Section 3.C).

C.
All elections to contribute shall become effective immediately for an Employee who is hired or rehired, provided, however, that an election previously in effect shall be reinstated if the Employee is rehired in the same calendar year. An Employee who has waived his right to contribute shall nevertheless have the right, effective on a succeeding January 1, to elect to contribute.

D.
This Section 3.D applies prior to January 1, 1995 to an Employee who was disabled or on a leave of absence (including a military leave). Such an Employee who had elected to contribute and who was on a leave of absence or absent from work due to disability for at least a month was, for as long as he continued to accrue Credited Service pursuant to Section 1.13, eligible to make contributions to the Plan. Such contributions were payable monthly based on his rate of Compensation in effect immediately preceding the first payroll period for which he did not receive a regular paycheck. Contributions for any calendar month were required to be made no later than the 15th day of the following month. If such an Employee at any time during his leave of absence or disability elected not to continue to make contributions, he was not be permitted to start contributions again until he returned to work. If such an Employee elected not to contribute as described above, he nevertheless continued to be considered a contributing Employee for the purpose of Section 4.A.2.

E.
This Section 3.E applies on and after January 1, 1995 to an Employee who is disabled or on a leave of absence (including a military leave) and not receiving Compensation. Such an Employee shall not make contributions to this Plan for the period of such disability or leave of absence. If such an Employee had an election to contribute in effect immediately prior to becoming disabled or beginning his leave of absence, he shall, for as long as he would have continued to accrue Credited Service if he were still contributing, nevertheless be deemed to have an election to contribute in effect for purposes of Sections 4.A.1.(c) and 4.A.2 during his period of disability or leave of absence, and his Compensation shall be deemed to be equal to his Compensation in effect immediately preceding the first payroll period for which he did not receive a regular paycheck; provided, however, that for any such Employee other than an Employee on military leave, 1½% of Compensation shall be substituted for two 2% of Compensation with respect to such imputed Credited Service in Section 4.A.1(c).

F.
No withdrawals of Employee contributions shall be permitted while an Employee continues to accrue Eligibility Service under the Plan. Refunds of Employee contributions shall be made under certain circumstances as described in Section 7.

G.
No Employee hired or rehired by, or transferred to, an Employer on or before December 31, 2013, shall be eligible to participate in the Plan after January 1, 2014, unless he has timely filed an election to participate in the Plan that is effective on or before January 1,

2014. Such election must be filed in accordance with the Plan on or before the later of December 31, 2013, or (if applicable) the last day of the 30-day period specified in Section 3.A.

H.	No Employee hired or rehired by, or transferred to, an Employer on or after January 1, 2014, shall be eligible to participate in the Plan.

SECTION 4 - NORMAL RETIREMENT PENSION

A.
An Employee who retires on or after his Normal Retirement Date shall be eligible for a monthly pension payable for his lifetime, which shall be the greater of the amount he has accumulated under the Career Accumulation method, or the Flat Rate method as described below.

1.	An Employee's accumulated pension under the Career Accumulation method shall be the sum of (a), (b), and (c) below.

(a)	For calendar years prior to 1992, the Career Accumulation amount for an Employee who retires on or after January 1, 1992 shall be:

(1)    The greater of:

(i)	any amounts earned as of December 31, 1991 under the Career Accumulation method of the Basic Portion of the Predecessor Plan as it existed prior to January 1, 1992 (see paragraph A of Appendix C),

or

(ii)
any amounts earned as of December 31, 1991 under the Final Average Compensation Method of the Basic Portion of the Predecessor Plan as it existed prior to January 1, 1992 (see paragraph B of Appendix C), plus

(2)	Any amounts earned as of December 31, 1991 under the Supplemental Portion of the Predecessor Plan as it existed prior to January 1, 1992 (see paragraph C of Appendix C).

(b)
For each of the years 1992, 1993, and 1994, if the Employee had an election to contribute in effect, the monthly Career Accumulation amount shall be 1/12 of 2% of Compensation for that year, subject to a minimum of $15 for each such year of Credited Service. If the Employee had elected to waive his right to contribute for such year, the monthly Career Accumulation amount shall be $15 for each such year of Credited Service.

(c)
For each year of Credited Service after December 31, 1994, for an Employee who has an election to contribute in effect for a Plan Year, the Employee's monthly accumulated pension under the Career Accumulation method shall be the sum of 1/12 of 2% of Compensation for that Plan Year; provided, however, that in no event shall such an Employee's monthly accumulated pension under the Career Accumulation method for a Plan Year be less than $31.00 multiplied by the Participant's Credited Service for such Plan Year. An Employee's monthly accumulated pension for a year under the Career Accumulation method shall be zero, if the Employee has elected to waive his right to contribute for such year, except as provided in Sections 3.E and 4.E.

2.	An Employee's accumulated pension under the Flat Rate method shall be determined under (a) or (b) below, whichever applies.

(a)	For Employees who do not have Eligibility Service after December 31, 1994, the accumulated pension under the Flat Rate method shall be the amount determined under Section 19.

(b)	For Employees who have Eligibility Service after December 31, 1994, the accumulated pension under the Flat Rate method shall be the sum of (1), (2), and (3) below:

(1)
If the Employee elected to make contributions when he was first eligible to do so, his Flat Rate method monthly pension amount for all Credited Service accumulated prior to the first date such an election could have been effective shall be equal to the product of $31.00 times the applicable years of Credited Service. If the Employee elected not to make contributions when he was first eligible to do so, his Flat Rate method monthly pension amount for all Credited Service accumulated prior to the first date such an election could have been effective shall be equal to the product of $13.00 times the applicable years of Credited Service.

(2)	$31.00 for each year of Credited Service in which the Employee had an election to contribute in effect or is treated as having an election to contribute in effect under Sections 3.D, 3.E, and 4.E.

(3)	$13.00 for each year of Credited Service prior to January 1, 1995 in which the Employee was eligible to contribute but elected not to contribute.

(c)
For each year of Credited Service after December 31, 1994, the monthly Flat Rate amount shall be zero, if the Employee has elected to waive his right to contribute for such year except as provided in Sections 3.E and 4.E.

B.
In no event shall the monthly pension computed pursuant to Section 4.A above be less than the monthly annuity payable as of the Employee's retirement date that is the Actuarial Equivalent of the annuity equivalent of the Employee's contributions, With Interest.

C.	For an individual who is an Employee after his Normal Retirement Date, in no event shall the monthly pension computed pursuant to Section 4.A above be less than:

1.	the amount computed under Section 4.A for an Employee at his Normal Retirement Date based on the provisions of the Plan in effect at his Normal Retirement Date, minus

2.	the Employee's contributions, With Interest, under the Plan at his Normal Retirement Date, multiplied by a conversion factor based on his age at his Normal Retirement Date, plus

3.	the Employee's contributions, With Interest, under the Plan at his actual retirement date, multiplied by a conversion factor based on his age at his actual retirement date.

The conversion factors referred to herein shall be based on the mortality table and interest rate assumptions provided under Section 1.1.

D.
1.    A Vested Employee who continues to be employed by an Employer after attaining age 70½ shall commence distributions on April I of the year following the later of the year in which he attains age 70½ or retires (or, for a 5% owner, within the meaning of Section 416(i) of the Code, the year in which he attains age 70½), in accordance with the provisions of Sections 1.401(a)(9)-2 through 1.401(a)(9)-9 of the Income Tax Regulations issued under Section 401(a)(9) of the Code , including the minimum distribution incidental benefit requirement of Section 401(a)(9)(G). Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code, and the regulations promulgated thereunder, which are hereby incorporated by reference.

2.
A Vested Employee who reached age 70½ before January 1, 2001 may elect, in accordance with uniform and nondiscriminatory procedures determined by the Administrative Committee, to begin distributions no later than April 1 of the year following the year in which he attains age 70½. Such pension shall be computed in accordance with Section 4.A above based on Credited Service accrued to such April 1 and shall be payable in accordance with the form of payment described in Section 10.D.1. As soon as practical following each January 1 thereafter, until such time as the Employee either retires or dies, his pension shall be redetermined, taking into account his additional Credited Service, additional benefits determined under this Section 4, and any Plan amendments which have become effective, and such redetermined amount shall be payable each month of the ensuing year, retroactive to January 1 of such year.

3.
The benefit of any Vested Employee who continues in the employment of an Employer and does not elect to begin distributions following age 70½ under Section 10.D.2 above shall be actuarially increased for the period beginning on April 1 following the calendar year in which the Participant attained age 70½ and ending on the date benefits commence. The actuarially increased benefit shall be the actuarial equivalent of the Participant's pension payable on April 1 following the calendar year in which the Participant attained age 70½, plus the actuarial equivalent of additional benefits accrued after that date, reduced by the actuarial equivalent of any distributions made after that date.

4.
If an Employee dies after the time when distributions are considered to have commenced in accordance with Section 401(a)(9) of the Code, any remaining portion of the Employee's benefits will be distributed at least as rapidly as under the distribution method being used under Section 401(a)(9)(A)(ii) of the Code as of the Employee's death.

E.
For periods on and after January 1, 1995, an Employee shall earn no less than $31 under Sections 4.A.1.(c) and 4.A.2 for each year of Credited Service while on furlough, disability, leave of absence described in Section 1.13.A.(3), military leave of absence, or Layoff, if the Employee had an election to contribute in effect immediately prior to such status.

F.
In the case of a Vested Employee who previously terminated employment and received a lump sum distribution of only his contributions, With Interest, if such Employee is rehired his pension shall be computed under this Section 4 by first computing the pension to which he would be entitled based on his total Credited Service as if he had not withdrawn his contributions, With Interest, and then offsetting a monthly amount equal to the amount that was deemed to have been purchased by his contributions, With Interest, at the time of his initial withdrawal in accordance with the terms of the Plan in effect at such time.

SECTION 5 - EARLY RETIREMENT PENSION

A.	The monthly pension amount payable for the lifetime of an Employee who elects to retire early pursuant to Section 2.C shall be determined as follows:

1.	If the Employee has at least 30 years of Eligibility Service on his retirement date, his pension shall be the greater of:

(a)
the greater of the amount determined pursuant to Section 4.A.1 or Section 19 based on his Frozen Credited Service, reduced by 0.25% for each month by which his retirement date precedes the first day of the month following his 60th birthday; or

(b)	the amount determined pursuant to Section 4.A based on all of his Credited Service, reduced by 0.50% for each month by which his retirement date precedes his Normal Retirement Date.

Section 10.N modifies the above reduction factors in the case of certain retirements after 1994 where a monthly annuity is elected.

2.	If the Employee has less than thirty (30) years of Eligibility Service on his retirement date, his pension shall be the greatest of:

(a)	the amount determined pursuant to Section 4.A.1 based on his Frozen Credited Service, reduced by 0.33% for each month by which his retirement date precedes his Normal Retirement Date;

(b)	the amount determined pursuant to Section 19 based on his Frozen Credited Service; or

(c)	the amount determined pursuant to Section 4.A based on all of his Credited Service, reduced by 0.50% for each month by which his retirement date precedes his Normal Retirement Date.

Section 10.N modifies the above reduction factors in the case of certain retirements after 1994 where a monthly annuity is elected.

B.
If the Employee retired before January 1, 1995 and prior to the first day of the month following his 62nd birthday, he shall receive a monthly early retirement supplement of $10.00 multiplied by his Credited Service to his retirement date. This early retirement supplement shall be payable up to and including the month he attains age 62.

Section 10.N extends this provision in the case of certain retirements after 1994 where a monthly annuity is elected. In the case of early retirement prior to January 1, 1995 where the lump sum option of Section 10.D.5 is elected, this early retirement supplement will be included in such lump sum.

C.
In no event shall the monthly pension computed pursuant to Section 5.A above be less than the monthly annuity payable as of the Employee's retirement date that is the Actuarial Equivalent of the Employee's contributions, With Interest. Such annuity equivalent and actuarial equivalence shall be computed based on the mortality table and interest rate assumptions provided under Section 1.1.

D.
The monthly pension amount of an Employee who defers his elected retirement date beyond the first day of the month following the date he ceases to accrue Eligibility Service shall be calculated at his elected retirement date based on the Plan provisions which were in effect on the first day of the month following the date he ceased to accrue Eligibility Service.

E.	In no event shall the monthly pension computed pursuant to Section 5.A above be less than the Career Accumulation amount determined pursuant to Section 4.A.1.(a) as of December 31, 1991.

SECTION 6 - VESTED PENSION

A.
Any Vested Employee who terminates service with an Employer, Affiliated Entity, or Excluded Unit, for any reason, and is not eligible to receive a Normal or Early Retirement Pension shall, subject to Section 15, be entitled to receive a vested Pension commencing on his Normal Retirement Date. Such pension shall be payable in the normal form described in Sections 10.A and 10.B, whichever is applicable, unless he elects an optional form of payment as described in Section 10.D. The amount of the vested Pension shall be determined in the same manner as the Normal Retirement Pension described in Section 4 and shall be based on the terms of the Plan in effect on the date the Employee ceases to accrue Eligibility Service under the Plan. For the purpose of determining any amounts pursuant to Section 4.A.2, the Employee shall be considered retired on the date he ceases to accrue Eligibility Service under the Plan.

B.
A Vested Employee who is eligible to receive a Vested Pension may, subject to Section 15, elect to have his Vested Pension begin as early as the first of the month following his 60th birthday if he has 10 or more years of Eligibility Service. If a Vested Employee has 30 or more years of Eligibility Service, he may, subject to Section 15, elect to have his Vested Pension begin as early as the first of the month following his 58th birthday. In either case, the Vested Pension shall be reduced by 0.50% per month for each month that his elected pension starting date precedes his Normal Retirement Date.

C.
A Vested Employee who terminates service with an Employer, Affiliated Entity, or Excluded Unit, for any reason, who is not eligible to receive a Normal or Early Retirement Pension, and who has not satisfied the age and service requirements for the commencement of his Vested Pension pursuant to Section 6.B above may, subject to Section 15, elect to receive a lump sum. Such lump sum shall be subject to the limitations of Section 10.D.5, computed in accordance with Sections 10.J and 1.1, and subject to the election and spousal consent rules of Section 10. Upon reemployment, a Vested Employee who received a lump sum cashout of his entire interest in this Plan shall not be permitted to return the amounts received to the Plan. In such event, the benefits of the former Employee shall be determined without regard to service for which he received a lump sum, but his previous Eligibility Service shall be restored for determining such Employee's eligibility for benefits.

D.
A Vested Employee who terminates service with an Employer, Affiliated Entity, or Excluded Unit, for any reason, who is not eligible to receive a Normal or Early Retirement Pension, and who has not satisfied the age and service requirements for the commencement of his Vested Pension pursuant to Section 6.B above, may, subject to Section 15, elect to receive a reduced monthly pension as early as the first of the month following the date he ceases to accrue Eligibility Service under the Plan. Such a Vested Employee may elect either to receive his entire benefit, or his remaining benefit (if any) after election of a lump sum pursuant to Section 6.C above, in the form of a monthly pension. In either case, the monthly pension amount shall be the equivalent actuarial value of the pension (or remaining pension in the event a portion of the pension is paid in a lump sum) described in Section 6.A. The monthly pension shall be payable in the form described in Sections 10.A or 10.B, whichever is applicable, unless the Employee elects an optional form of payment as described in Section 10.D. For purposes of this Section 6.D, equivalent actuarial value shall be based on the Vested Employee's age and using the actuarial assumptions specified in Section 1.1.

E.
Notwithstanding any other provision of the Plan, if an Employee terminates service with an Employer, Affiliated Entity, or Excluded Unit and if both the lump sum value of an Employee's entire Vested Pension from the Plan calculated in accordance with Sections 10.J and 1.1 and the Employee's contributions, With Interest, are equal to or less than $1,000, then the greater of such lump sum amount or such contributions, With Interest, shall, subject to Section 15, be paid automatically to the Vested Employee and no further payments shall be due from the Plan. In the event either the lump sum value of an Employee’s entire Vested

Pension from the Plan calculated in accordance with Section 10.J and 1.1 or the Employee’s contributions, With Interest are in excess of $1,000 but neither amount is in excess of $5,000, the provisions of Section 10.O shall apply.

SECTION 7 - REFUNDS OF EMPLOYEE CONTRIBUTIONS

A.
If a Non-Vested Employee who has made contributions under the Plan terminates employment, there shall be payable to him an amount equal to the sum of his contributions, With Interest. Notwithstanding the foregoing, no refund shall be made to any Employee until such Employee ceases to accrue Eligibility Service under the Plan. If the amount payable is in excess of $1,000 but not in excess of $5,000 and payment is being made prior to the Employee’s Normal Retirement Date, the Employee must request payment in writing. If the amount payable to an Employee is in excess of $5,000, the Employee must request payment in writing and must obtain the written consent of his Spouse. Spousal consent must be witnessed by a notary public.

B.
If the amount payable to a Non-Vested Employee under Section 7.A is greater than $5,000, the Non-Vested Employee may elect to receive a reduced monthly pension in lieu of a refund as early as the first of the month following the date he ceases to accrue Eligibility Service under the Plan. In that case, the monthly pension amount shall be the equivalent actuarial value of his contributions, With Interest. Such pension shall be payable in the form described in Sections 10.A or 10.B, whichever is applicable, unless the Employee elects an optional form of payment as described in Section 10.D. For purposes of this Section 7.B, the equivalent actuarial value shall be based on the Employee's age, and the mortality table and interest rate assumptions provided under Section 1.1.

C.
If a Non-Vested Employee who received a payment of his contributions, With Interest, under the Plan due to termination of employment is reemployed as an Employee or an employee of an Affiliated Entity or Excluded Unit, he may at any time within five years following his return to service as an Employee or an employee of an Affiliated Entity or Excluded Unit repay the total amount paid to him at the time his services were terminated and thereby have the pension restored which he had earned under the Plan up to the date his services were terminated. If he does not make such repayment, his pension for service prior to the date of his previous termination will be calculated as described in Section 4.A for an Employee who never elected to contribute under the Plan.

D.
Subject to Section 10.P, if an Employee or a former Employee who has made contributions under the Plan dies before the date pension payments commence and he has no Spouse, or his Spouse is not entitled to a Surviving Spouse Benefit under Sections 8 or 9, there shall be payable to a Beneficiary named by the Employee an amount equal to his contributions, With Interest. If no valid Beneficiary designation is on file, payment shall be made to the legal representative of the Employee or former Employee.

E.	In no event shall payments made from the Plan be less than the Employee's contributions, With Interest.

F.
If a Non-Vested Employee (i) terminates employment and receives a refund of his contributions to this Plan under this Section 7 or (ii) elects not to contribute to this Plan and terminates employment, he will be deemed to have received a total distribution of his accrued benefit under this Plan.

SECTION 8 - SURVIVING SPOUSE BENEFIT FOR DEATH BEFORE RETIREMENT

A.
If an Employee who is accruing Eligibility Service dies after (a) attaining age 50 and completing 15 years of Eligibility Service, (b) attaining age 60 and completing 10 years of Eligibility Service, or (c) completing 25 years of Eligibility Service, or if an Employee dies who on his date of death was eligible for an immediate pension pursuant to the provisions of the Plan, a benefit shall be paid to his Surviving Spouse. This Section 8 shall also apply to the Surviving Spouse of an Employee who continued in the employ of an Employer beyond his Normal Retirement Date. This Section 8 shall not apply to a terminated vested Employee who is entitled to receive a Vested Pension under Section 6. This Section 8 is subject to Section 10.P.

B.
The benefit payable to the Surviving Spouse pursuant to this Section 8 shall be a monthly benefit payable for the life of the Surviving Spouse. Such benefit shall commence on the first day of the second month following the month in which the Employee's death occurred.

C.
The amount of the monthly benefit shall be the amount calculated below, reduced by a percentage determined in accordance with Section 10.E based on the difference between the Employee's age and the age of the Surviving Spouse on the first of the month following the month in which the Employee's death occurred.

1.	If the Employee had less than 30 years of Eligibility Service on his date of death, the calculated amount shall be the greatest of.

(a)
the amount determined pursuant to Section 4.A.1 based on his Frozen Credited Service, reduced by 0.33% for each month by which the first of the month following the month in which he died precedes his Normal Retirement Date (subject to a maximum reduction of 20%);

(b)	the amount determined pursuant to Section 19 based on his Frozen Credited Service; or

(c)
the amount determined pursuant to Section 4.A based on all of his Credited Service, reduced by 0.50% for each month by which the first of the month following the month in which he died precedes his Normal Retirement Date (subject to a maximum reduction of 42%).

Section 10.N modifies the above reduction factors in certain cases where the Surviving Spouse elects a monthly annuity.

2.	If the Employee had 30 or more years of Eligibility Service on his date of death, the calculated amount shall be the greater of:

(a)	the greater of the amount determined pursuant to Section 4.A.1 or Section 19 based on his Frozen Credited Service; or

(b)
the amount determined pursuant to Section 4.A based on all of his Credited Service, reduced by 0.50% for each month by which the first of the month following the month in which he died precedes his Normal Retirement Date (subject to a maximum reduction of 42%).

Section 10.N modifies the above reduction factors in certain cases where the Surviving Spouse elects a monthly annuity.

D.
The Beneficiary named by the Surviving Spouse shall be paid in a lump sum the greater of the following two amounts; provided, however, that if both such amounts are less than or equal to zero, no additional amount shall be paid:

1 .
If the Surviving Spouse commences to receive a monthly Surviving Spouse Benefit pursuant to this Section 8 and such Surviving Spouse dies before a total of 60 monthly payments have been received, the balance of such 60 monthly payments.

2.
If a Surviving Spouse who is entitled to receive a Surviving Spouse Benefit pursuant to this Section 8 dies before receiving total payments, which are equal to or greater than the Employee's contributions, With Interest, the difference between such contributions, With Interest, and the amount previously received.

If no valid Beneficiary designation is on file, any amounts payable shall be paid to the legal representative of the Surviving Spouse.

E.
In lieu of a monthly benefit payable as described in Section 8.B above, the Surviving Spouse may elect a lump sum. Such lump sum shall be subject to the limitations of Section 10.D.5 and computed in accordance with Sections 10.J and 1.1.

F.
Notwithstanding any provision to the contrary, if an Employee who dies after January 1, 2007 while performing qualified military service pursuant to the Heroes Earnings Assistance and Tax Relief Act of 2008, a benefit shall be paid to his Surviving Spouse pursuant to Section 8.B above.

SECTION 9 - SURVIVING SPOUSE BENEFIT FOR CERTAIN VESTED EMPLOYEES

A.
This Section 9 shall apply to the Surviving Spouse of any Vested Employee who dies, provided such Vested Employee ceased accruing Eligibility Service on or after January 1, 1976 and provided further that such Vested Employee neither:

1.	satisfies the requirements for the Surviving Spouse benefit described in Section 8, nor

2.    has commenced receiving a pension under this Plan at the time of his death.

B.
The benefit payable to the Surviving Spouse pursuant to this Section 9 shall be a monthly benefit payable for the life of the Surviving Spouse. Such benefit shall commence on the first day of the month following the month requested by the Surviving Spouse for the commencement of payments, but in no event later than the Vested Employee's Normal Retirement Date or earlier than the first of the month following the month in which the Vested Employee would have attained:

1.    age fifty eight 58, if he had thirty (30) or more years of Eligibility Service;

2.    age 60 if he had ten 10 or more but less than 30 years of Eligibility Service; or

3.    age 65 if he had less than 10 years of Eligibility Service.

C.
The amount of the monthly benefit payable to the Surviving Spouse shall be the Vested Employee's Vested Pension, which shall be calculated in the same manner as the Normal Retirement Pension described in Section 4 based on the terms of the Plan in effect on the date the Employee ceases to accrue Eligibility Service, reduced by:

1.	0.50% for each month that the starting date precedes the Vested Employee's Normal Retirement Date; and

2.
a percentage determined in accordance with Section 10.E based on the difference between what the Vested Employee's age would have been on the payment commencement date and the Surviving Spouse's age on that date.

D.
In lieu of a monthly benefit payable as described in Section 9.C above, the Surviving Spouse may elect a lump sum. Such lump sum shall be subject to the limitations of Section 10.D.5 and computed in accordance with Sections 10.J and 1.1.

E.
In the event that both the value of the monthly benefit described in Section 9.C above, computed in accordance with Sections 10.J and 1.1, and the Vested Employee's contributions, With Interest, at the time of the Vested Employee's death are equal to or less than $5,000, the greater of such value or such contributions, With Interest, shall be paid to the Surviving Spouse in a lump sum in lieu of any monthly payments under the Plan.

Notwithstanding the foregoing, in the event a Surviving Spouse is due a lump sum payment under this Section 9.E on or after March 28, 2005 and prior to January 1, 2006, if the value of the lump sum payment exceeds $1,000 and the Employee’s death occurs prior to his Normal Retirement Date, such lump sum payment shall not be made unless the Surviving Spouse consents to the distribution in writing. Such consent shall be furnished on such form and in accordance with such administrative rules as shall be prescribed by the Administrator. In the event a Surviving Spouse who is eligible to make an election under this paragraph fails to do so prior to the Participant’s Normal Retirement Date, payment shall automatically be made to the Surviving Spouse in one lump sum upon the Participant’s Normal Retirement Date.

F.
In the event that either the value of the monthly benefit described in Section 9.C above, computed in accordance with Sections 10.J and 1.1, or the Vested Employee's contributions, With Interest, at the time of the Vested Employee's death shall be greater than $5,000, the Surviving Spouse may elect, at any time prior to satisfying the requirements for commencement of a pension set forth in Section 9.B above, to receive a lump sum. Such lump sum shall be subject to the limitations of Section 10.D.5 and computed in accordance with Sections 10.J and 1.1. Such lump sum shall be the greater of the value of the benefit described in Section 10.D.5 or the Vested Employee's contributions, With Interest, both determined as of the elected payment date. This Section 9.F shall not apply unless the Surviving Spouse is alive on such elected payment date.

G.
A Surviving Spouse who has not yet satisfied the requirements for commencement of a pension set forth in Section 9.B above, may elect to receive a reduced monthly pension as of the first of any month. The Surviving Spouse may elect either to receive his entire benefit, or his remaining benefit (if any) after election of a lump sum pursuant to Section 9.F above, in the form of a monthly pension. In either case, the monthly pension amount shall be the equivalent actuarial value of his pension at his Normal Retirement Date determined in Section 9.C above (or the remainder). The monthly pension shall be payable on a life annuity basis. The equivalent actuarial value shall be determined using the assumptions described in Section 1.1, based on the Surviving Spouse's age.

H.
If a Surviving Spouse who is entitled to receive a Surviving Spouse Benefit pursuant to this Section 9 dies before receiving total payments which are equal to or greater than the Vested Employee's contributions, With Interest, the difference between such contributions, With Interest, and the amount previously received, shall be paid in a lump sum to a Beneficiary named by the Surviving Spouse. If no valid Beneficiary designation is on file, any amounts payable shall be paid to the legal representative of the Surviving Spouse.

SECTION 10 - FORM OF PENSION PAYMENTS

For purposes of this Section 10, the term Employee shall include a Vested Employee.

A.
The normal form of pension payment (not including any early retirement supplements provided by this Plan) shall be a 100% Spouse Survivor Annuity, which shall be a reduced amount payable monthly for the Employee's life with the provision that upon his death 100% of such reduced amount shall be paid for the life of his Surviving Spouse. The Administrator shall provide no less than 30 days and no more than 90 days prior to an Employee's Annuity Starting Date, a written explanation, in non-technical language, of the financial effect of the normal form on his retirement income, including a description of the impact on benefits if distribution is deferred. In order for a married Employee to elect a form of payment other than a 100% Spouse Survivor Annuity, such Employee must obtain the written consent of his Spouse. Such consent must be witnessed by a notary public. Any consent of a spouse pursuant to this Section 10.A shall be effective only with respect to such Spouse. Notwithstanding the foregoing, if an Employee establishes to the satisfaction of the Administrative Committee that a written consent cannot be obtained because the Spouse cannot be located, or because of such other circumstances as may be permitted by law, spousal consent shall not be required. All benefit payments under this Section 10 shall commence on the first of the month following the Employee's Annuity Starting Date, and, if an annuity payment option is chosen, the first payment will include a benefit for both such month and the month that includes the Employee's Annuity Starting Date.

Any consent (or establishment that consent is not required) necessary under this provision will be valid only with respect to such Spouse, but may not be revoked by such Spouse. A revocation of a prior waiver may be made by an Employee without the consent of the Spouse at any time before the Employee's Annuity Starting Date. The number of revocations by an Employee shall not be limited. Any new waiver or change of Beneficiary will require a new spousal consent.

B.
The normal form of pension payment (not including any early retirement supplements provided by this Plan) for an Employee who does not have a Surviving Spouse at retirement shall be a monthly income payable for his life.

C.
Notwithstanding any provision hereof to the contrary, if a Participant is permitted, in accordance with Section 10.D, to elect to receive a benefit in the form of a lump sum payment, then in no event shall the Participant’s benefit, as payable in the normal form determined in accordance with Section 10.A or Section 10.B above, be less than the Actuarial Equivalent of the lump sum amount payable to the Participant in accordance with Section 10.D.

D.
Within 90 days prior to his Annuity Starting Date, on a form prescribed by the Administrator, an Employee may elect one of the following forms of pension payment (not including any early retirement supplements provided by this Plan) in lieu of the normal form:

1.    Life Annuity -- A monthly income payable for his life.

2.
55% Spouse Survivor Annuity -- A reduced amount payable monthly for his life with the provision that upon his death an amount equal to 55% of such reduced amount shall be paid monthly for the life of his Surviving Spouse.

3.
55% Joint & Survivor Annuity -- A reduced amount payable monthly for his life with the provision that upon his death an amount equal to 55% of such reduced amount shall be paid monthly for the life of his Joint Annuitant.

4.	100% Joint & Survivor Annuity -- A reduced amount payable monthly for his life with the provision that upon his death the same amount shall be paid monthly for the life of his Joint Annuitant.

5.
Lump Sum -- A lump sum settlement of his frozen benefits determined under Sections 10.J and 1.1. This lump sum option is not available with respect to Credited Service or benefits accrued after December 31, 1994, except as provided in Section 10.J below.

6.
Effective January 1, 2008 - a 50% Joint & Survivor Annuity -- A reduced amount payable monthly for his life with the provision that upon his death an amount equal to 50% of such reduced amount shall be paid monthly for the life of his Joint Annuitant.

This optional form of benefit is not available to any Employees who are represented by a labor organization or other representative who has entered into a written agreement with an Employer providing for participation in this Plan by the Employees in such unit until such unit(s) agree to in writing, which written agreements will be incorporated herein by reference thereto.

Effective January 1, 2009, this optional form of benefit is available to any Employees represented by a labor organization or other representative who has entered into a written agreement with an Employer providing for participation in this Plan by the Employees in such unit.

If (i) an Employee retires or terminates employment before his Normal Retirement Date, then reaches his Normal Retirement Date before he elects to commence pension payments, and fails to elect one of the forms of pension payment specified above, or (ii) an Employee retires on or after reaching Normal Retirement Date and fails to elect one of the forms of pension payment specified above, the Employee’s pension payments shall, except as provided in Section 10.Q.3, commence as of the later of his Normal Retirement Date or actual retirement date, and as soon as practicable following the later of his Normal Retirement Date or his actual retirement, in the normal form of payment specified in Section 10.A.

An Employee’s election to commence pension payments shall be made in accordance with procedures established by the Administrator, including, but not limited to, procedures regarding (i) the date by which an Employee must request a benefit calculation and election forms based on a particular Annuity Starting Date and (ii) the date by which an Employee must return such forms for the benefit to commence on such Annuity Starting Date. Such procedures shall provide that an Employee’s Annuity Starting Date shall in no event be earlier than the date on which the Employee makes a request for a benefit calculation and election forms.

E.
A 55% Spouse Survivor Annuity or a 55% Joint & Survivor Annuity shall be the monthly pension determined under either Section 4 or Section 5.A, whichever applies, reduced by a percentage that is based on the relationship of the Employee's age to his Surviving Spouse's age or his Joint Annuitant’s age, whichever is applicable. The age of each shall be determined as the age at the birthday nearest the date as of which payments commence. The percentage shall be 7½% if the Employee's age and his Surviving Spouse's or Joint Annuitant's age are the same. The percentage shall be decreased by 0.50% for each year up to 15 years by which the Surviving Spouse's age or the Joint Annuitant's age exceeds the Employee's age and shall be increased by 0.50% for each year by which the Surviving Spouse's age or the Joint Annuitant's age is less than the Employee's age.

F.
A 100% Spouse Survivor Annuity or a 100% Joint & Survivor Annuity shall be the monthly pension determined under either Section 4 or Section 5.A, whichever applies, reduced by a percentage that is based on the relationship of the Employee's age to his Surviving Spouse's age or his Joint Annuitant's age, whichever is applicable. The age of each shall be determined as the age at the birthday nearest the date as of which payments commence. The percentage shall be 13½% if the Employee's age and his Surviving Spouse's age or Joint Annuitant's age are the same. The percentage shall be decreased by 0.50% for each year up to 27 years by which the Surviving Spouse's age or the Joint Annuitant's age exceeds the Employee's age and shall be increased by 0.50% for each year by which the Surviving Spouse's age or the Joint Annuitant's age is less than the Employee's age.

G.
An Employee who elects a 55% Spouse Survivor Annuity, a 100% Spouse Survivor Annuity, 55% Joint & Survivor Annuity, 100% Joint & Survivor Annuity or a 50% Joint & Survivor Annuity must furnish proof of the age of his Surviving Spouse or must designate a Joint Annuitant and furnish proof of the Joint Annuitant's age, whichever is applicable. Such information must be furnished to the Administrator at the time the election is made.

H.
Subject to Section 10.P, if the Employee or the Joint Annuitant or the Surviving Spouse, whichever is applicable, dies before the Employee's retirement date after the Employee has elected a 55% or 100% Spouse Survivor Annuity or a 50%, 55% or 100% Joint & Survivor Annuity, the election is automatically canceled and, if applicable, the pension shall be paid in the appropriate normal form. If the Employee survives the Joint Annuitant or his Surviving Spouse, whichever is applicable, beyond his retirement date, no change shall be made in the Employee's pension after the death of the Joint Annuitant or the Surviving Spouse, whichever is applicable, except as provided in Section 10.I below.

I.
If an Employee is receiving a 55% or 100% Spouse Survivor Annuity or a 50%, 55% or 100% Joint & Survivor Annuity and his Surviving Spouse or Joint Annuitant, whichever is applicable, predeceases him within 5 years of the Employee's retirement date, a portion of the reduction which was applied to the Employee's monthly pension at retirement because of the selection of the applicable annuity shall be restored effective the first of the month following the death of the Surviving Spouse or Joint Annuitant, whichever is applicable, in accordance with the following:

Years since retirement in which Surviving Spouse or Joint Annuitant died	Portion of reduction restored
First	100%
Second	80%
Third	60%
Fourth	40%
Fifth	20%

J.
If an Employee or Surviving Spouse elects a lump sum in accordance with Section 10.D.5 above, the amount of such lump sum will be the amount described in Section 10.J.1 below, unless Section 10.J.2 applies and is elected.

1.
In the case of a normal retirement under Section 4, the lump sum will be the Actuarial Equivalent of the Employee's Frozen Normal Retirement Pension. In the case of an early retirement under Section 5, the lump sum will be the Actuarial Equivalent of his Frozen Early Retirement Pension. In the case of a terminated Vested Employee under Section 6.B, the lump sum will be the Actuarial Equivalent of the annuity payable at the requested commencement date with respect to the Employee's Frozen Normal Retirement Pension. In the case of a terminated Vested Employee under Section 6.C, the lump sum will be the Actuarial Equivalent of the deferred annuity payable at his Normal Retirement Date with respect to the Vested Employee's Frozen Normal Retirement Pension. In the case of a Surviving Spouse under Section 8, the lump sum will be the Actuarial Equivalent of the annuity payable with respect to the deceased Employee's Frozen Normal Retirement, Pension. In the case of a Surviving Spouse under Section 9.D, the lump sum will be the Actuarial Equivalent of the annuity payable at the requested commencement date with respect to the deceased Employee's Frozen Normal Retirement Pension. In the case of a Surviving Spouse under Section 9.E or 9.F, the lump sum will be the Actuarial Equivalent of the deferred annuity payable at the deceased Employee's Normal Retirement Date with respect to the deceased Employee's Frozen Normal Retirement Pension.

2.
Where an Employee elects a lump sum in accordance with Sections 10.D.5 and 10.J.1 above, he may elect to receive the remainder of his benefit, if any, in accordance with the other provisions of this Section 10. The remainder of his benefit will be the monthly pension payable under the applicable Section of this Plan in excess of the monthly pension converted to a lump sum. However, if the Actuarial Equivalent of such remainder benefit does not exceed $10,000, the Employee may elect to receive his entire accrued benefit, including benefits with respect to Credited Service after 1994, in a lump sum. This Section 10.J.2 shall also apply to a Surviving Spouse, except that a remainder benefit paid in the form of an annuity will be limited to the form of payment described in Section 8 or 9, whichever is applicable.

K.
An Employee may, after having received the notice, affirmatively elect to have his benefit commence sooner than 30 days following his receipt of the notice, provided all of the following requirements are met:

1.
the Administrative Committee clearly informs the Employee that he has a period of at least 30 days after receiving the notice to decide when to have his benefits begin and, if applicable, to choose a particular optional form of payment;

2.	the Employee affirmatively waives the 30-day period referred to above and elects a date for his benefits to begin and, if applicable, an optional form of payment, after receiving the notice;

3.	the Employee is permitted to revoke his election until the later of his Annuity Starting Date or seven days following the day he received the notice;

4.
payment does not commence less than seven days nor more than 90 days following the day after the notice is received by the Employee (except the 90-day period may be extended due to administrative delay); and

5.	the Annuity Starting Date is after the date the notice is provided.

L.
A "Distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "Eligible Rollover Distribution" paid directly to an "Eligible Retirement Plan" specified by the Distributee in a "Direct Rollover." For purposes of this Section, the following definitions shall have the following meanings:

1.
"Distributee" means an Employee or former Employee. For purposes of Section 10.L.2 below, the Employee's or former Employee's Surviving Spouse, the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code; are Distributees with regard to the interest of the Spouse or former Spouse, or a non-Spouse Beneficiary (effective April 1, 2007);

2.
"Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) any portion of any distribution that is not includible in gross income; A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to (1) an individual retirement account or annuity described in Section 408(a) or (b) of the Code; (2) for taxable years beginning after December 31, 2001 and before January 1, 2007, to a qualified trust which is part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; or (3) for taxable years beginning after December 31, 2006, to a qualified trust or to an annuity contract described in Section 403(b) of the Code, if such trust or contract provides for separate accounting for amounts so transferred (including interest thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

3.	"Eligible Retirement Plan" means any of the following types of plans that accept the Distributee's Eligible Rollover Distribution:

(i)	an individual retirement account or individual retirement annuity described in Section 408(a) or 408(b) or 408A (effective January 1, 2008) of the Code, respectively;

(ii)	a qualified trust described in Section 401(a) of the Code;

(iii)	an annuity contract described in Section 403(b) of the Code; and

(iv)
an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

4.	"Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

M.
Except for monthly amounts payable pursuant to Sections 6.C and 6.D and Section 9, an overall guarantee of at least 60 times the life annuity monthly pension amount (without regard to any early retirement supplements provided by this Plan) shall apply to monthly amounts payable from the Plan. This guarantee shall not apply to any monthly supplements which may be payable up to age 62 pursuant to any of the provisions of the Plan.

1.
If the Employee has elected to receive payment in the form of a life annuity and he dies after payments have begun but before 60 payments have been made, the balance of such 60 monthly payments shall be payable in a lump sum to the Beneficiary named by the Employee.

2.
If the Employee has elected to receive payment in the form of a 50%, 55% or 100% Spouse Survivor Annuity or a 50%, 55% or 100% Joint & Survivor Annuity and both the Employee and his Survivor Spouse or Joint Annuitant, whichever is applicable, die after payments have begun but before the guaranteed amount of 60 times the life annuity monthly pension amount has been received, the difference between the guaranteed amount and the amount received shall be payable in a lump sum to the Beneficiary of the Employee or his Surviving Spouse or Joint Annuitant, whoever is the last to die.

The Beneficiary designation under this Section 10.M is subject to the provisions of Sections 11.D and 11.F in the event that no Beneficiary designation has been made or the designation fails or lapses.

N.
The following special rules shall apply to an Employee or Surviving Spouse who elects to receive his entire accrued benefit in the form of a monthly annuity under Sections 10.D.1 through 10.D.4 and 10.D.6:

1.
If such an Employee (i) has Eligibility Service for periods prior to January 1, 1995 (not including Eligibility Service for periods prior to January 1, 1995 granted after December 31, 1994); (ii) has Eligibility Service after December 31, 1994; (iii) is eligible for Early Retirement in accordance with Section 2.C; and (iv) elects such an Early Retirement Pension; then:

(a)
such Employee's early retirement monthly amount shall be calculated using the reduction factors of Sections 5.A.1.(a), 5.A.2.(a), and 5.A.2.(b) as if, solely for purposes of this Section 10.N, all of his Credited Service occurred prior to January 1, 1995, and by determining his benefit under the Flat Rate method using the formula described in Section 4.A.2.(b) rather than Section 19; and

(b)
if the Employee has not yet attained age 62, he shall be entitled to an Early Retirement Supplement described in and payable in accordance with Section 5.B even though his retirement date is after December 31, 1994.

2.
If such Surviving Spouse was married to a deceased Employee who (i) had Eligibility Service for periods prior to January 1, 1995 (not including Eligibility Service for periods prior to January 1, 1995 granted after December 31, 1994) and (ii) had Eligibility Service after December 31, 1994; and if such Surviving Spouse is eligible for a benefit under Section 8; then such Surviving

Spouse's monthly amount shall be calculated using the reduction factors of Sections 8.C.1.(a), 8.C.1.(c), and 8.C.2.(b), whichever applies, as if, solely for purposes of this Section 10.N, all of the deceased Employee's Credited Service occurred prior to January 1, 1995, and by determining his benefit under the Flat Rate method using the formula described in Section 4.A.2.(b) rather than Section 19.

O.	In any case, a lump sum payment of Actuarial Equivalent value shall be made in lieu of all benefits in the event:

1.
the Employee’s Annuity Starting Date occurs on or after his Normal Retirement Date and both the present value of his Vested Pension and the Employee’s contributions, With Interest, determined as of his Annuity Starting Date amount to $5,000 or less, or

2.
the Employee’s Annuity Starting Date occurs prior to his Normal Retirement Date and both the present value of his Vested Pension and the Employee’s contributions, With Interest, determined as of his Annuity Starting Date amount to $1,000 or less.

The amount of the lump sum shall be determined in accordance with Section 1.1 above. The lump sum payment shall be made as soon as practicable following the determination that the amount qualifies for distribution under this paragraph. In no event shall a lump sum payment be made following the date pension payments have commenced as an annuity.

Notwithstanding the above, an Employee who is entitled to a Vested Pension upon his termination of employment shall be entitled to elect to receive in one lump sum of Actuarial Equivalent value his Vested Pension (including any early retirement supplement) provided by the Plan or, if greater, the Employee’s contributions With Interest, provided that the lump sum payment exceeds $1,000 but does not exceed $5,000 at the time of payment. The Employee may elect to receive the lump sum payment as soon as practicable following his termination of employment or as of the first day of any later month that precedes his Normal Retirement Date. Such election shall be made in accordance with such administrative rules as the Administrative Committee shall prescribe. Spousal consent to the Employee’s election of the lump sum (as described in Section 10.A) is not required. An Employee who is entitled to elect a distribution under this Section 10.O shall not be entitled to receive payment in any other form of payment offered under the Plan.

P.
This Section 10.P shall apply only to Employees who attain age 65 prior to January 1, 1995. Notwithstanding Sections 7.D, 8.A, and 10.H, if such an Employee who continues in the employ of an Employer beyond his Normal Retirement Date should die prior to retirement but after having elected a 100% Spouse Survivor Annuity, a 55% Joint & Survivor Annuity, or a 100% Joint & Survivor Annuity, a monthly amount shall be payable to his Joint Annuitant or to his Surviving Spouse, whichever is applicable, calculated in accordance with such election. Such monthly amount shall be determined as though the Employee had retired on the first of the month following the month in which his death occurred with such election in effect, but shall be based on Credited Service to his date of death. Payments to the Joint Annuitant or Surviving Spouse shall commence on the first of the second month following the Employee's date of death, and the first payment will include a benefit for both such second month and the first month following the month in which the Employee's death occurred. No benefit shall be paid under this Section 10.P unless, if applicable, the Employee's Spouse consents to the designation of a Joint Annuitant other than the Spouse and waives any death benefit otherwise provided under Sections 8 or 9, pursuant to the consent provisions of Sections 10.A and 11.B.

Q.	If the written explanation described in Section 10.A is provided to a Participant after the Annuity Starting Date to which it relates, the following provisions shall apply:

1.
If any payments are required to be made under the provisions of this Plan retroactive to an Annuity Starting Date that is before the date on which such payments actually commence, an appropriate adjustment shall be made for interest through the date of distribution at a rate determined in a uniform and non-discriminatory manner by the Administrator. Notwithstanding the foregoing, if the benefit is subject to the requirements of Section 417(e)(3) of the Code, and the Employee would receive a greater amount by applying the actuarial assumptions specified in Section 1.1 determined as of the date on which payments actually commence to compute the benefit, then the Employee shall receive such greater amount. Furthermore, notwithstanding the foregoing, the amount of the benefit (other than a benefit that is not subject to the requirements of Section 417(e)(3) of the Code and commences within 12 months of the Annuity Starting Date) must satisfy the requirements of Appendix B using the actuarial assumptions specified in Section 1.1 determined as of the Annuity Starting Date and as of the date on which payments actually commence, whichever produces a smaller benefit.

2.
The Employee’s election to commence benefits must include the Employee’s affirmative election of such Annuity Starting Date, and any required consent of the Employee’s Spouse, if applicable, must include an affirmative election of such Annuity Starting Date. For this purpose, the Employee’s Spouse is determined based on the date that pension payments actually commence.

3.
If (i) an Employee terminates employment or retires before his Normal Retirement Date, then reaches his Normal Retirement Date before he elects to commence pension payments, and fails to elect one of the forms of pension payment specified in Section 10.D, and the requirements of Section 10.Q.2 are not satisfied or (ii) an Employee retires on or after reaching Normal Retirement Date, fails to elect one of the forms of pension payment specified in Section 10.D, and the requirements of Section 10.Q.2 are not satisfied, the Employee’s pension payments shall commence as soon as practicable following the later of his Normal Retirement Date or his actual retirement in the normal form of payment specified in Section 10.A and shall be actuarially increased using the assumptions specified in Section 1.1 to reflect commencement after his Normal Retirement Date or actual retirement date, as applicable.

R.
Notwithstanding any other provision of the Plan to the contrary, all distributions from this Plan shall be determined and made in accordance with the Sections 1.401(a)(9)-2 through 1.401(a)(9)-9 of the Income Tax Regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

With respect to benefits commencing on or after January 1, 2006, the following rules shall apply:

1.
Any additional benefits accruing to an Employee in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

2.
If an Employee's benefit is being distributed in the form of a joint and survivor annuity for the joint lives of the Employee and non-Spouse Beneficiary, annuity payments to be made on or after the Employee's required beginning date to the designated Beneficiary after the Employee's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Employee using the table set forth in Q&A-2 of Section 1.401(a)(9)-6 of the Income Tax Regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Employee and a non-Spouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated Beneficiary after the expiration of the period certain. If the Annuity Starting Date occurs in a calendar year which precedes the calendar year in which the Employee reaches age 70, in determining the applicable percentage, the Employee/Beneficiary age difference is reduced by the number of years that the Employee is younger than age 70 on the employee's birthday in the calendar year that contains the Annuity Starting Date.

3.
If the Employee's benefit is being distributed in the form of a period certain and life annuity option, the period certain may not exceed the applicable distribution period for the Employee under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Income Tax Regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Employee reaches age 70, the applicable distribution period for the Employee is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Income Tax Regulations plus the excess of 70 over the age of the Employee as of the Employee's birthday in the year that contains the Annuity Starting Date.

4.	For purposes of this Section, the following definitions shall apply:

(a)
Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.4 is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-1, of the Income Tax Regulations.

(b)
Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Employee's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Employee's required beginning date.

(c)	Life Expectancy. Life expectancy as computed using the Single Life Table in Section 1.401(a)(9)-9 of the Income Tax Regulations.

(d)
Required beginning date. With respect to an Employee who is a 5-percent owner as defined in Section 416(i) of the Code, the April 1 of the calendar year following the calendar year in which the Employee attains age 70-1/2 and, with respect to an Employee who is not a 5-percent owner, the April 1 following the later of the calendar year in which the Employee attains age 70-1/2 or the calendar year in which the Employee retires.

SECTION 11 - DESIGNATION OF BENEFICIARY

A.
Each Employee or Pensioner shall file with the Administrator a written designation of Beneficiary. Subject to obtaining spousal consent when required, a Beneficiary designation may be changed by the Employee or Pensioner at any time upon written notice to the Administrator.

B.
The Beneficiary of a married Employee or Pensioner must be the Employee's or Pensioner's Spouse unless the Spouse has given written consent to the designation of some other person, persons or entity as Beneficiary. Such consent must be witnessed by a notary public. Notwithstanding the foregoing, if an Employee or Pensioner establishes to the satisfaction of the Administrator that a written consent cannot be obtained because the Spouse cannot be located, or because of such other circumstances as may be permitted by law, spousal consent shall not be required.

C.
An unmarried Employee or Pensioner may designate any person, persons or entity as Beneficiary without restriction. However, an unmarried Employee or Pensioner who later marries must at that time obtain spousal consent (as described in Section 11.B) in order for the Employee's or Pensioner's existing Beneficiary designation to remain valid. If a divorced Employee or Pensioner later remarries, the Employee or Pensioner must obtain the consent of the Employee's or Pensioner's new Spouse to the Beneficiary designation, even if the Employee or Pensioner obtained the consent of the Employee's or Pensioner's former Spouse to the Beneficiary designation.

D.
Notwithstanding the fact that an Employee or Pensioner has obtained spousal consent to the designation of some other person, persons or entity as a Beneficiary, if the validly designated Beneficiary is not living at the time of such Employee's or Pensioner's death, the Surviving Spouse shall become the Beneficiary. If there is no Surviving Spouse, payment shall be made to the legal representative of the Employee or Pensioner.

E.	No Beneficiary shall, prior to the death of the Employee or Pensioner, acquire any interest in the Plan or in the assets of the Trust.

F.
A Surviving Spouse or a Joint Annuitant who is entitled to receive a benefit under the Plan as a result of the death of the Employee or Pensioner, shall designate a Beneficiary to receive any amounts which might become payable upon the death of such Surviving Spouse or Joint Annuitant. Absent such a designation, any amounts payable shall be paid to the legal representative of the Surviving Spouse or Joint Annuitant, whichever is applicable.

G.
A valid Beneficiary designation under the Predecessor Plan of a WGSC Transferee (as defined in the Introduction to the Plan) who was eligible to participate in the Predecessor Plan prior to such individual's transfer to an Employer shall remain in effect under this Plan until changed by the WGSC Transferee.

SECTION 12 - ADMINISTRATION

A.     Company.

The Company is the "plan sponsor" of the Plan, as described by Section 3(16)(B) of ERISA, and is the "named fiduciary" of the Plan, within the meaning of Section 402(a)(2) of ERISA. The Company has all responsibilities not otherwise delegated to the Administrative Committee, the Investment Committee, the Trustee, the Administrator, or the Investment Managers, including:

1.    making contributions to the Plan;

2.	amending the Plan by written resolution of the Board as provided in Section 18; and

3.	appointing and dismissing, by written action of the Chief Executive Officer of the Company or the Board, members of the Administrative Committee and the Investment Committee.

B.    Administrative Committee.

The Company, as the "named fiduciary" of the Plan within the meaning of Section 402(a)(2) of ERISA, may appoint an Administrative Committee with respect to Plan administrative matters. Subject to the terms of the Plan, the Trust Agreement and applicable resolutions of the Board, the Administrative Committee, when duly constituted, shall have full and absolute discretion and authority to control and manage the operation and administration of the Plan, and to interpret and apply the terms of the Plan and the Trust Agreement. This full and absolute discretion and authority includes, but is not limited to, the power to:

1.	interpret, construe, and apply the provisions of the Plan and Trust Agreement, and any construction adopted by the Administrative Committee in good faith shall be final and binding;

2.
adopt Plan amendments that (a) are required by ERISA or other applicable law or regulation governing qualification of employee benefit plans, or are necessary for Plan administration, and which do not materially increase costs to the Plan or the Company or materially change Participants' benefits under the Plan, (b) implement special rules in Section 14 for acquisitions, sales, and other dispositions, (c) revise the list of Employers in Appendix D, or (d) clarify ambiguous or unclear Plan provisions; provided that such amendments will be made in writing and will be made according to procedures established by the Administrative Committee, and

3.     review appeals from the denial of benefits.

The Administrative Committee may employ, appoint, and dismiss advisors as the Administrative Committee deems necessary to carry out the provisions of the Plan and the Trust Agreement, including attorneys, accountants, actuaries, clerks, or other agents, and may delegate any of their authority and duties to such persons.

C.    Investment Committee.

The Company, as the "named fiduciary" of the Plan within the meaning of Section 402(a)(2) of ERISA, may, in its discretion, appoint the Investment Committee with respect to Plan investments. Subject to the terms of the Plan, the Trust Agreement and applicable resolutions of the Board, the Investment Committee, when duly constituted, shall have full and absolute discretion and authority to:

1.    establish the Plan's investment policy;

2.	appoint and dismiss Investment Managers (as described by Section 3(38) of ERISA) and the Trustee;

3.	provide guidelines and directions to, and monitor the performance of, Investment Managers and the Trustee;

4.    establish the Plan's funding and actuarial policies and practices; and

5.    manage the funding, cost, and financial aspects of the Plan.

The Investment Committee may employ, appoint, and dismiss advisors as the Investment Committee deems necessary to carry out the provisions of the Plan and the Trust Agreement, including attorneys, accountants, actuaries, clerks, or other agents, and may delegate any of their authority and duties to such persons.

D.    Administrator.

The Administrator is responsible for, and has authority to:

1.	adopt rules and procedures as necessary or appropriate for Plan administration and the processing of claims for benefits;

2.
make all initial determinations regarding claims or benefits, including authority to interpret and apply any applicable Plan provisions to the facts involved in each benefits claim, and provide notice described in Section 12.J to any claimant whose claim is denied;

3.
subject to guidelines provided by the Administrative Committee, direct the Trustee regarding: (a) payment of benefits to Participants. and (b) payment of the reasonable and necessary expenses of the Plan from Plan assets;

4.	obtain fidelity bonds and fiduciary insurance coverage, in accordance with applicable provisions of ERISA; and

5.
comply with and monitor the Plan's continued compliance with all governmental laws and regulations relating to recordkeeping and reporting of Participants' benefits, other notifications to Participants, registration with the Internal Revenue Service, and reports to the Department of Labor.

E.    Trustee.

The Trustee has exclusive responsibility for control and management of Plan assets, in accordance with the Trust Agreement. The Trustee is responsible for, and has authority to:

1.	invest, manage, and control Plan assets, subject to the direction of the Investment Committee and Investment Manager(s) appointed by the Investment Committee, or of the Company;

2.	maintain records and accounts of all contributions, receipts, investments, distributions, expenses, disbursements, and all other transactions; and

3.
prepare records, reports, statements, tax returns, and forms required to be furnished to Participants or filed with the Secretary of Labor or Treasury, as required by the Trust Agreement, or the directions of the Administrative Committee or Administrator.

F.    Investment Managers.

Investment Managers manage and invest Plan assets subject to the Plan, the Trust Agreement, and guidelines and directions provided by the Investment Committee or the Company.

G.    Allocation of Fiduciary Authority.

The Company, other Employers, the Administrative Committee, the Investment Committee, the Administrator, the Trustee, and the Investment Manager(s) (collectively, the "Plan Fiduciaries") each have individual responsibility for the prudent execution of their responsibilities assigned under this Plan, and are not liable for acts or failures by another Fiduciary, unless the Plan provides for shared fiduciary responsibility. Plan Fiduciaries are obligated to discharge their duties with respect to the Plan solely and exclusively in the interest of Plan Participants and their beneficiaries, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

Whenever the Plan or Trust Agreement requires one Fiduciary to provide information or direct the activities of another Fiduciary, the two may not be deemed to have shared Fiduciary responsibility. Instead, the Fiduciary giving directions or providing information is solely responsible for prudently directing or informing the other, and the Fiduciary receiving the direction or information is entitled to rely on that direction or information as proper under the Plan, the Trust Agreement, and applicable law.

Any individual may serve in more than one capacity. For example, the same individual may serve on the Administrative Committee and on the Investment Committee, and as an agent of the Company or as the Administrator. However, no Plan Fiduciary who is employed by an Employer or an entity in the Controlled Group of an Employer may be compensated for services to the Plan from Plan assets.

H.    Indemnification of Fiduciaries.

To the extent not compensated by insurance or otherwise, the Company shall indemnify and hold harmless each member of the Administrative Committee, and each partner and employee of the Company designated by the Administrative Committee to carry out any fiduciary responsibility with respect to the Plan, from any and all claims, losses, damages, expenses (including counsel fees approved by the Company) and liabilities (including any amount paid in settlement with the approval of the Company), arising from any act or omission of such member, or partner or employee, except where the same is judicially determined or determined by the Company to be due to willful misconduct of such member or employee. No assets of the Plan may be used for any such indemnification.

I.    Claims for Benefits.

Each person (including any Employee, former Employee, Joint Annuitant, Surviving Spouse, or other Plan Beneficiary) must file a claim with the Administrator for any benefit to which that person believes he is entitled under this Plan, in accordance with procedures established by the Administrator.

Generally, the Administrator is required to decide each claim within 90 days of the date on which the claim is filed. If special circumstances require a longer period for adjudication, the Administrator must notify the claimant in writing of the reasons for an extension of time, and the date by which the Administrator will decide the claim, before the 90 day period expires. Extensions beyond 90 days after the expiration of the initial 90 day period are not permitted. If the Administrator does not notify the claimant of its decision to grant or deny a claim within the time specified by this Section, the claim will be deemed to have been denied and the appeal procedure described in Section 12.K below will become available to the claimant.

J.    Notice of Denial of Claim for Benefits.

If the Administrator denies a claim for benefits under the Plan, the claimant will receive a written notice that explains:

1.	the specific reason for the denial, including specific reference to pertinent Plan provisions on which the denial is based;

2.
any additional information or material necessary to perfect a claim, with an explanation of why such material is necessary, if any information would be helpful or appropriate to further consideration of the claim; and

3.	the steps to be taken if the claimant wishes to appeal, including the time available for appeal.

K.    Appeal of Denied Claims for Benefits.

Claimants must submit a written request appealing the denial of a claim within 60 days after receipt of notice described by Section 12.J. Claimants may review all pertinent documents, and submit issues and comments in writing. The Administrative Committee (or its delegate) will provide a full and fair review of all appeals from denial of a claim for benefits, and their decision will be final and binding.

The decision of the Administrative Committee (or its delegate) ordinarily will be given within 60 days after receipt of a written request for appeal, unless special circumstances require an extension (such as for a hearing). If an extension of time for appeal is necessary, the claimant will receive written notice of the extension before the 60 day period expires. The decision may not be delayed beyond 120 days after receipt of the written request for appeal. Notice of the decision on appeal will be provided in writing, and will explain the basis for the decision, including reference to applicable provisions of the Plan, in a manner calculated to be understood by the person who appealed the denial of a claim.

L.    Exhaustion of Remedies.

No legal action for benefits under the Plan may be brought unless and until the following steps have occurred:

1.	the claimant has submitted a written application for benefits in accordance with Section 12.I;

2.	the claimant has been notified that the claim has been denied, as provided by Section 12.J;

3.	the claimant has filed a written request appealing the denial in accordance with Section 12.K; and

4.
the claimant has been notified in writing that the Administrative Committee (or its delegate) has denied the claimant's appeal, or the Administrative Committee has failed to act on the appeal within the time prescribed by Section 12.K.

SECTION 13 - FUNDING

A.
The Company and any other Employers intend to fund this Plan by making such contributions to the Trustee or Trustees or by paying such premiums under any insured contract or contracts which, in addition to contributions made by Employees, will be sufficient to fund the benefits provided under this Plan, in accordance with accepted actuarial principles and the minimum funding standards of Section 412 of the Code.

B.
If all or part of the Employers' contributions to the Plan are disallowed by the Internal Revenue Service under Section 404 of the Code, the portion of the contributions to which that disallowance applies shall be returned to the Employers without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the date of the disallowance of deduction. The Employers may also recover without interest the amount of contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions. Contributions under the Plan are conditioned upon the initial qualification of the Plan under Section 401(a) of the Code by the Internal Revenue Service, and the Employers may recover contributions made to the Plan, reduced by any investment loss attributable to those contributions, within one year after an adverse determination by the Internal Revenue Service, recover contributions made to the Plan, reduced by any investment loss attributable to those contributions, as described in Section 403(c)(2)(B) of ERISA.

C.
In determining whether or not the requirements of this Section 13 have been met, the assets of any trust fund established under this Plan shall be valued on a basis that takes into account fair market value as permitted by applicable regulations.

D.
The Company and any other Employers, by payment of contributions to the Trustee or Trustees and/or insurance company or companies, shall be relieved of any further liability, and benefits shall be payable only from the trust fund or under the insured contract or both, provided, however, that any Trust Agreement and/or insurance contract under which such payments are made shall not be inconsistent with any provisions of this Plan.

E.
The Company shall have the right to provide in any Trust Agreement that the funds of any trust may be invested in securities or other investments including, but not limited to common stock of any corporation, the common stock or any other securities or obligations of the Employer, and group or common trust funds, to the extent such investments are not inconsistent with the requirements of ERISA.

SECTION 14 - ACQUISITIONS, SALES, AND OTHER DISPOSITIONS

A.
In the event an Employer should acquire shares of stock or other assets and properties of any other company which has a pension plan, qualified under Section 401(a) of the Code, in effect at the time of such acquisition, the Administrative Committee may in such manner and to such extent as it deems advisable grant benefits under this Plan, for service with such other company prior to the date of acquisition, based on the benefit formula of such company's pension plan.

B.
In the event an Employer should acquire shares of stock or assets and properties of any other company which does not have a pension plan, qualified under Section 401(a) of the Code, in effect at the time of such acquisition, the Administrative Committee may in such manner, to such extent and for such purposes under this Plan as it deems advisable treat employment with such other company, either prior to acquisition by an Employer or thereafter, as Credited Service or Eligibility Service under this Plan.

C.
In the event of the sale or other disposition of any subsidiary, division, department, or other identifiable group or unit of an Employer to an organization that has established a pension plan qualified under Section 401(a) of the Code, which plan provides for the extension of benefits to each Employee affected by such sale or other disposition based upon Credited Service under this Plan, the Administrative Committee may, for the purpose of funding such qualified pension plan, direct the segregation and transfer to the trust created by the acquiring organization an appropriate portion of the funds accumulated under this Plan, determined by the Administrative Committee in accordance with accepted actuarial principles and the requirements of Section 414(l) of the Code.

D.
In the event of the sale or other disposition of any subsidiary, division, department, or other identifiable group or unit of an Employer to an organization which agrees to adopt and continue this Plan with respect to Employees whose employment continues with the acquiring organization, the Administrative Committee may, for the purpose of funding this Plan as so adopted and continued, direct the segregation of an appropriate portion of the assets held in trust under this Plan, determined by the Administrative Committee in accordance with accepted actuarial principles and the requirements of Section 414(l) of the Code, and the acquiring organization may be substituted as settler of the trust or trusts in which such portion of the assets is held.

E.
In the event an Employee who becomes a participant in a pension plan of an acquiring organization pursuant to Section 14.C or 14.D should subsequently again become an Employee of an Employer after having become entitled to a vested pension under the pension plan of the acquiring organization, benefits payable under this Plan based on Credited Service prior to his reemployment shall be reduced by the vested pension payable from the pension plan of the acquiring organization attributable to the same period of Credited Service. All Credited Service accumulated under this Plan prior to his reemployment shall, however, be considered as Eligibility Service in determining eligibility for benefits under this Plan.

F.    Any provisions in this Plan to the contrary notwithstanding:

1.
In the event an Employee transfers directly to any other corporation or affiliate thereof in connection with the transfer to such other corporation of Company assets or of government-owned facilities maintained or operated under contract by an Employer, or who may be transferred by any such other corporation or affiliate thereof to another affiliate thereof subsequent to his transfer from an Employer, the Administrative Committee may, by regulations or otherwise and to the extent that it considers advisable, treat service with any such other corporations as service with an Employer for purposes of vesting and for determining eligibility for any pensions accrued to the date of such transfer or any other benefits under this Plan which are dependent on a service-eligibility requirement.

2.
In the case of an Employee who at any time shall be transferred directly to any other corporation but whose service with such corporation or affiliate thereof is considered by the Administrative Committee as service with an Employer for any purpose under this Plan, the commencement of pension or other payments under this Plan to or on behalf of such an Employee shall not be made while the Employee is in the service of such corporations except as the Administrative Committee may provide otherwise and elections of options under this Plan by such an Employee and the time of commencement and manner of payment of pension and other payments under this Plan to or on behalf of such an Employee shall be as determined by the Administrative Committee.

SECTION 15 - TRANSFERRED EMPLOYEES

A.
An Employee who transfers to an Employer from an Affiliated Entity or an Excluded Unit shall have Eligibility Service based on periods of employment with the Affiliated Entity or Excluded Unit from which he transferred included under this Plan taken into account in determining whether he has satisfied the eligibility requirements for any benefit under this

Plan. Such Eligibility Service shall not be used in determining the amount of any benefit under this Plan.

B.	An Employee who transfers from an Employer to an Affiliated Entity, an Excluded Unit, shall be eligible for benefits under this Plan as follows:

1.	Subject to Section 4.D and Section 401(a)(14) of the Code, the Employee shall not be eligible to receive any benefits under the Plan while employed by an Affiliated Entity, an Excluded Unit.

2.
As set forth in Section 1.17, Eligibility Service based on periods of employment with the Affiliated Entity, Excluded Unit to which he transferred shall be included under this Plan in determining whether such a transferred Employee has satisfied the eligibility requirements for a pension under the Plan. Such Eligibility Service shall not be used in determining the amount of any benefit under this Plan.

3.
Normal, Early, or Special Retirement Pensions shall be payable under this Plan if, at the time his employment with the Affiliated Entity, Excluded Unit ceases, he has satisfied the age, service and any other requirements of this Plan for such benefits. The amount of such Normal, Early, or Special Retirement Pension shall be determined as if such transferred Employee was at such time retiring under this Plan, receiving full credit under this Plan for (a) Credited Service accumulated to date of transfer, (b) any Employee contributions made under the Plan which have not been refunded, and (c) such earnings, wages or base salary in effect at the time the Employee terminates employment with the Affiliated Entity, Excluded Unit as are applicable under the terms of this Plan at the time of such determination of benefits.

4.
A transferred Employee who subsequently terminates his employment with the Affiliated Entity, Excluded Unit prior to satisfying the requirements for retirement but who is eligible for a Vested Pension under this Plan at the time of such termination shall have the amount of such Vested Pension based on the terms of this Plan in effect at the time of such separation, receiving full credit under this Plan for (a) Credited Service accumulated to date of transfer, (b) any Employee contributions made under the Plan which have not been refunded, and (c) such earnings, wages or base salary in effect at the time the Employee terminates employment with the Affiliated Entity, Excluded Unit as are applicable under the terms of this Plan at the time of such separation.

C.	For the purposes of this Section 15, an Employee shall be deemed to be transferred if he:

1.	transfers directly from an Employer to an Affiliated Entity, Excluded Unit, or transfers directly from an Affiliated Entity, Excluded Unit to an Employer, or

2.
is employed at an Affiliated Entity, Excluded Unit after having terminated employment with an Employer or is employed by an Employer after having terminated employment with an Affiliated Entity, Excluded Unit.

D.	Transfers to Benshaw. Notwithstanding any other provision of the Plan to the contrary, if an Employee during his period of employment with the Company and all Affiliated Entities is transferred from a position eligible to accrue benefits under the provisions of Section 3 or Section 4 to a position with Benshaw that is otherwise ineligible for benefits under the applicable Section, the following provisions shall apply:

1.	Eligibility Service. An Employee’s Eligibility Service shall be determined on the basis of his period of employment with the Company and all Affiliated Entities, including Benshaw.

2.
Credited Service. For purposes of determining an Employee’s eligibility for benefits under the Plan (but not the amount of any benefit unless otherwise specified in Section 15.D.4. below), an Employee’s years of Credited Service shall be determined on the basis of his period of employment with the Company including Benshaw, but not otherwise including his period of employment with an Excluded Unit.

3.
Eligibility for Benefits. Upon an Employee’s termination of employment with the Company and all Affiliated Entities, including Benshaw, an Employee shall be entitled to a Normal, Early, or Vested Retirement Pension under the applicable provisions of the Plan if, at the time of his termination of employment, he has satisfied the age, service, and any other requirements of the Plan for such benefit.

4.	Rules for Determining the Amount of Benefit.

(a)
If an Employee who is making contributions under the provisions of Section 3 is transferred to a position with Benshaw and on account of such transfer the Employee would be otherwise ineligible to make further contributions under the provisions of Section 3, the following provisions shall apply:

(i)
Credited Service for Benefit Accrual Purposes. All service with Benshaw in such transferred position shall be included in determining the Employee’s years of Credited Service for purposes of determining the amount of the Employee’s contribution under Section 3 except that any service rendered while the Employee is eligible to participate in another qualified defined benefit pension plan shall be excluded.

(ii)	Compensation. Compensation (as defined in Section 1.11) paid by Benshaw to the Employee while employed in such transferred position shall be included for purposes of Sections 15.D.3 and 15.D.4.

(b)
If an Employee who is accruing benefits under the provisions of Section 4 is transferred to Benshaw and on account of such transfer the Employee would be otherwise ineligible to accrue further benefits under the provisions of Section 4, benefits shall continue to accrue under the provisions of Section 4 after the date of transfer.

SECTION 16 - SUSPENSION OF BENEFITS AND REEMPLOYMENT

A.
In the event a Pensioner is reemployed by an Employer or an entity in the Controlled Group of an Employer, his pension payments shall be suspended. In the event the benefits of a Pensioner should have been suspended but were not, the Plan shall offset future benefits to recoup the benefits that should have been suspended to the extent permitted under regulations issued by the Department of Labor.

Notwithstanding the foregoing, there shall be no suspension of pension payments for a Pensioner who is reemployed if such suspension would be in violation of applicable Labor Regulations.

B.
In those cases where a reemployed Pensioner continues to receive a pension after his Normal Retirement Date, not taking into account amounts that are paid to satisfy the requirements of Section 401(a)(9) of the Code and the Income Tax Regulations thereunder, further accruals of pension amounts for a Plan Year will be reduced (but not below zero) by the actuarial equivalent of the total Plan benefit distributions made to the Pensioner by the close of the Plan Year.

C.	In those cases where the pension is suspended due to the reemployment of a Pensioner, the following shall apply:

1.
Credited Service and Eligibility Service shall include the respective periods of Credited Service and Eligibility Service accrued both prior to his earlier retirement and subsequent to his re-employment.

2.	If the Employee is reemployed for a period of at least six (6) consecutive months, his pension upon his subsequent retirement shall be based on the provisions of the Plan in effect at that time.

3.
If the Employee is reemployed for a period of less than six (6) consecutive months, his pension for the period prior to reemployment shall be based on the benefit formulas of the Plan which were in effect at his original retirement date, except as provided in Section 1.13.D.

4.	Upon his subsequent retirement, an Employee may elect a different form of payment, pursuant to Section 10, than he elected at his original retirement date.

5.
Should an Employee die while reemployed, his Surviving Spouse shall be eligible for the Surviving Spouse Benefits set forth in either Section 8 or Section 9, whichever is applicable, unless Section 10.P applies and has been elected.

6.
In determining any remaining payments due the Beneficiary of a Pensioner based on the 60 month guarantee described in Section 10.M of the Plan, all payments made on behalf of the Pensioner, both before and after his reemployment shall be considered.

D.	In the event a former Employee is re-employed by an Employer after having retired and having received a lump sum pursuant to Section 10.D.5 that consists of the Actuarial

Equivalent determined under Section 1.1 of his entire accrued benefit, such former Employee shall be considered a new hire with respect to future pension accruals. For the purpose of determining such Employee's eligibility for benefits, however, his previous Eligibility Service shall be restored.

E.
Subject to Section 4.D, in the event an Employee continues working past his Normal Retirement Date, the payment of his benefits shall be suspended and he shall be notified of such suspension in accordance with applicable Labor Regulations.

F.
If an Employee or former Employee receives after December 31, 1994 a lump sum distribution that is less than the actuarial equivalent of his entire vested accrued benefit as of the date of such distribution, he may restore such distributed benefit upon reemployment by an Employer as provided below by repaying to the Plan the full amount of such distribution plus interest, compounded annually from the date of distribution to the date of repayment at the rate determined for purposes of Section 411(c)(2)(C) of the Code. Such repayment must be made within five years from the date of reemployment. If repayment is available and made under this Section 16.F, then the Employee's or former Employee's accrued benefit with respect to the amount distributed will be restored, including all optional forms of benefits and subsidies with respect to the amount distributed that were available at the time of the distribution.

SECTION 17 - MISCELLANEOUS

A.	Nonalienation.

No Plan benefit will be subject in any manner to anticipation, pledge, encumbrance, alienation, levy, or assignment, nor to seizure, attachment, or other legal process for the debts of any Employee, former Employee, or other Plan Beneficiary, except as otherwise provided in Section 401(a)(13) of the Code or pursuant to a qualified domestic relations order under Section 414(p) of the Code or a domestic relations order entered before January 1, 1985 that the Administrator treats as a qualified domestic relations order. For the purposes of computing benefits payable to an alternate payee under a qualified domestic relations order, the equivalent actuarial value of such benefits shall be computed as of the date on which benefits are first payable and shall be based on the mortality table and interest rate assumptions provided under Section 1.1. A Plan benefit shall also be distributed as required because of the enforcement of a federal tax levy made pursuant to Section 6331 of the Code or the collection by the United States on a judgment resulting from an unpaid tax assessment.

B.    Facility of Payment.

If, in the opinion of the Administrative Committee, a person to whom a benefit is payable is unable to care for his affairs because of illness, accident, or any other reason, any payment due the person, unless prior claim therefor shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person's family, or to some other party who, in the opinion of the Administrative Committee, has incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of liability under this Plan.

C.    Conditions of Employment not affected by Plan.

Each Employer in adopting this Plan shall not be held to create or vest in any Employee or any other person any interest, pension or benefits other than the benefits specifically provided herein, or to confer upon any Employee the right to remain in the service of his Employer.

D.    Statements of Employee Contributions.

Each Employee who has made contributions under the Plan and who has not had such contributions refunded to him shall upon written request be furnished a statement each year indicating his contributions for the preceding year, the aggregate of his contributions in this Plan at the end of the preceding year, and the aggregate of his contributions, With Interest, to the end of the preceding year. Each Employee who is or could become eligible for a pension under this Plan shall upon written request be furnished a statement each year unless the amount of pension he earned during such year is not determinable, indicating the amount of pension, if any, that he earned during the preceding year under Section 4 of this Plan, as well as the amount of accumulated monthly pension, if any, that he earned under Section 4 of this Plan to the end of the preceding year. The information described in this Section 17.D may be provided in a combined statement.

E.    Statements of Vested Benefits.

Each Employee who is separated from employment and who, according to the Administrator's records, is a Vested Employee, shall be furnished a statement within the time limits required by law setting forth his pension benefits under Section 6 of this Plan.

F.    Payment of Expenses.

Reasonable expenses of the Plan, including indemnification under Section 12.H, may be paid from Plan assets, unless paid by an Employer. Each Employer is entitled to reimbursement of direct expenses properly and actually incurred in providing services to the Plan, in accordance with applicable provisions of ERISA.

G.    Merger, Consolidation, or Spinoff.

In the case of any merger or consolidation of this Plan with, or the transfer of assets or liabilities to, any other plan, the terms of the merger, transfer, or consolidation shall be such that each Participant would (if this Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, transfer, or consolidation (if this Plan had then terminated).

H.    Applicable Law.

The Plan will be construed, interpreted, and enforced according to the laws of Pennsylvania, to the extent such laws are not inconsistent with and preempted by ERISA.

I.    Treatment of Military Service.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

J.    Limitations on Benefits in the Event of Liquidity Shortfall.

Notwithstanding any provisions of the Plan to the contrary, in the event the Plan has a liquidity shortfall within the meaning of Section 401(a)(32) of the Code, the Trustee shall, as directed by the Administrative Committee, cease payment during the period of such liquidity shortfall of (a) any payment in excess of the monthly amount payable under a single life annuity (plus any social security supplements described in Section 411(a)(9) of the Code) to any Employee or Beneficiary whose benefit commencement date occurs during such period, (b) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, or (c) any other payment specified in regulations promulgated under Section 401(a)(32) of the Code.

K.    Limitations Based on Funded Status of the Plan

Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply as required by Section 436 of the Code effective for Plan Years beginning on or after January 1, 2010:

1.
Limitations Applicable if Plan’s Adjusted Funding Target Attainment Percentage Is Less than 80%, but Not Less Than 60%. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80% (or would be less than 80% to the extent described in paragraph (b) below) but is not less than 60%, then the limitations set forth in this Section 17.K apply.

(a)
50% Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(1)	50% of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(2)	100% of the PBGC maximum benefit guarantee amount (as defined in Treasury regulations Section 1.436-1(d)(3)(iii)(C)).

The limitation set forth in this subparagraph (i) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirement of this subparagraph (i), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treasury regulations Section 1.436-1(d)(3)(iii)(D)). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50%/PBGC maximum benefit guarantee amount limitation described in this paragraph (a), or may elect to defer the entire benefit in accordance with any general right defer commencement of benefits under the Plan.

(b)
Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:

(1)	Less than 80%; or

(2)	80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this paragraph (b) does not apply to any Plan amendment that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

2.
Limitations Applicable if Plan’s Adjusted Funding Target Attainment Percentage Is Less than 60%. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60% (or would be less than 60% to the extent described in paragraph (b) below), then the limitations in this subparagraph 2 apply.

(a)
Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this paragraph (a) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(b)
Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percent for the Plan Year is:

(1)	Less than 60%; or

(2)
60% or more, but would be less than 60% if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100%.

(c)
Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this paragraph (c), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

3.
Limitations Applicable if the Plan Sponsor Is in Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefits that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan sponsor is a debtor in a case under Title 11 of the United States Code, or similar federal or state law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year Is not less than 100%. IN addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100%. The limitation set forth in this subparagraph 3 does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

4.	Provisions Applicable after Limitations Cease to Apply.

(a)
Resumption of Prohibited Payments. If a limitation on prohibited payments under subparagraphs 1(a), 2(a), or 3 applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.

(b)
Resumption of Benefit Accruals. If a limitation on benefit accruals under subparagraph 2(c) applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Depart of Labor regulations Sections 2530.204-2(c) and 2530.204-2(d).

(c)
Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of subparagraph 2(b) above, but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treasury regulations Section 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to subparagraph 2(b) above). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit and, thus, no unpredictable contingent event benefit shall be payable.

(d)
Treatment of Plan Amendments that Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of subparagraphs 1(b) or 2(c), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treasury regulations Section 1.4346-1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

5.
Notice Requirement. The Administrative Committee, as the Plan administrator, shall comply with ERISA Section 101(j) regarding the requirement that the Plan administrator provide a written notice to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in subparagraphs 1(a), 2, or 3 above.

6.
Methods to Avoid or Terminate Benefit Limitations. Curtiss-Wright Corporation, as the Plan sponsor, shall comply with Code Sections 436(b)(2), (c)(2), (e)(2), and (f), and Treasury regulations Section 1.436-1(f), regarding employer contributions and other methods to avoid or terminate the application of the limitations set forth in subparagraphs 1 through 3 above for a Plan Year. In general, the methods a Plan sponsor may use to avoid or terminate one or more of the benefit limitations under subparagraphs 1 through 3 above for a Plan Year include employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or termination application of certain of the benefit limitations, or providing security to the Plan.

7.	Special Rules.

(a)	Rules of Operation for Periods Prior to and after Certification of Plan’s Adjusted Funding Target Attainment Percentage.

(1)	In General. Code Section 436 and Treasury regulations Section 1.436-1(h) set forth a series of presumptions that apply for purposes of this Section 17.K:

(i)	Before the enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year; and

(ii)
If the enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the tenth month of the Plan Year (or if the enrolled actuary issues a range certification for the Plan Year pursuant to Treasury regulations Section 1.436-1(h)(4)(ii) but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year).

For any period during which a presumption under Code Section 436(h) and Treasury regulations Section 1.436-1(h) applies to the Plan, the limitations under subparagraphs 1 through 3 above are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Code Section 436(h) and Treasury regulations Section 1.436-1(h)(1), (2), or (3). These presumptions are set forth in subparagraphs (2) through (4) below.

(2)
Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under subparagraphs 1, 2, or 3 above applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date subparagraphs (3) or (4) below apply to the Plan:

(i)
The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and

(ii)	the first day of the current Plan Year is a section 436 measurement date.

(3)
Presumption of Underfunding Beginning First Day of Fourth Month. If the enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60% but less than 70%, or at least 80% but less than 90%, or is described in Treasury regulations Section 1.436-1(h)(2)(ii), then, commencing on the first day of the fourth month of the current Plan Year and continuing until the enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date subparagraph (4) below applies to the Plan:

(i)
The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and

(ii)	The first day of the fourth month of the current Plan Year is a section 436 measurement date.

(4)
Presumption of Underfunding on and after First Day of Tenth Month. If the enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the tenth month of the Plan Year (or if the enrolled actuary has issued a range certification for the Plan Year pursuant to Treasury regulations Section 1.436-1(h)(4)(ii) but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the tenth month of the current Plan Year and continuing through the end of the Plan Year:

(i)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60%; and

(ii)	The first day of the tenth month of the current Plan Year is a section 436 measurement date.

(b)	New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.

(1)
First Five Plan Years. The limitations in subparagraphs 1(b), 2(b), and 2(c) do not apply to a new plan for the first five Plan Year of the plan, determined under the rules of Code Section 436(i) and Treasury regulations Section 1.436-1(a)(3)(i).

(2)
Plan Termination. The limitations on prohibited payments in subparagraphs 1(a), 2(a), and 3 do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section 17.K do not cease to apply as a result of termination of the Plan.

(3)
Exception to Limitations on Prohibited Payments under Certain Frozen Plans. The limitations on prohibited payments set forth in subparagraphs 1(a), 2(a), and 3 do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participant. This subparagraph (3) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(4)
Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under subparagraph 7(a) apply to the Plan and the enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under subparagraphs 1(b) and 2(b) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of Treasury regulations Section 1.436-1(g)(2)(iii).

(c)	Special Rules under Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (“PRA 2010”).

(1)
Payments under Social Security Leveling Options. For purposes of determining whether the limitations under subparagraphs 1(a) or 2(a) apply to payments under a Social Security leveling option, within the meaning of Code Section 436(j)(3)(C)(i), the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) and any Treasury regulations or other published guidance thereunder issued by the Internal Revenue Service.

(2)
Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under subparagraph 2(c) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) (except as provided under Section 203(b) of PRA 2010, if applicable).

(d)	Interpretation of Provisions. The limitations imposed by this Section 17.K shall be interpreted and administered in accordance with Code Section 436 and Treasury regulations under Section 1.436-1.

8.	Definitions. The definitions in the following Treasury regulations apply for purposes of subparagraphs 1 through 7.

(a)	Section 1.436-1(j)(1), defining adjusted funding target attainment percentage;

(b)	Section 1.436-1(j)(2), defining annuity starting date;

(c)	Section 1.436-1(j)(6), defining prohibited payment;

(d)	Section 1.436-1(j)(8), defining section 436 measurement date; and

(e)	Section 1.436-1(j)(9), defining an unpredictable contingent event and an unpredictable contingent event benefit.

9.
Effective Date. The rules in this Section 17.K are effective for Plan Years beginning after December 31, 2009. The requirements of Code Section 436 are hereby incorporated by reference in the Plan for earlier Plan Years beginning after December 31, 2007.

L.	Trust Fund Applicable Only to Payment of Benefits

The Trust Fund will be used and applied only in accordance with the provisions of the Plan, to provide the benefits thereof, except as provided in Section 17.F regarding payment of reasonable expenses, and no part of the corpus or income of the Trust Fund will be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan.  A Participant or any other person shall have no right to any benefit, payment or other amount (including any additional amount or increase on account of a delay in distribution(s) or any other reason) from the Plan except as expressly provided by the Plan. A Participant or any other person receiving any amount to which he was not entitled under the terms of the Plan shall be liable to the Plan for such amount and shall pay such amount to the Plan immediately upon becoming aware that he was not entitled to such amount.

SECTION 18 - AMENDMENT AND TERMINATION

A.
While the Company expects and intends to continue the Plan indefinitely, it reserves the right, acting by written resolution of the Board (or its duly authorized delegates), at any time and from time to time, to amend, in whole or in part, any or all of the provisions of the Plan, to discontinue contributions to the Plan, or to terminate the Plan. The Administrative Committee (or its duly authorized delegate) may also adopt certain Plan amendments in accordance with Section 12.B.2. Notwithstanding the above, no part of the assets of the Plan shall, by reason of any amendment, discontinuance, or termination, be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries under the Plan, unless and until all liabilities of the Plan have been satisfied, in which case any remaining assets may revert to the Company. In addition, (i) no amendment, discontinuance, or termination shall eliminate or reduce benefits that have already accrued that are protected under Section 411(d)(6) of the Code, and (ii) if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's benefit will not be less than the percentage computed under the Plan without regard to such amendment.

B.
If the Plan is terminated, or partially terminated, the rights of affected Participants to benefits accrued under the Plan shall be nonforfeitable to the extent funded. The funds held by the Trustee or Trustees and/or insurance company or companies shall be applied to provide pensions for Participants and beneficiaries, in the following order of priority:

1.	First, to that portion of each individual's accrued benefit which is derived from the Participant's contributions.

2.    Second, in the case of benefits payable under this Plan as an annuity --

(a)
in the case of the benefit of a Participant or Beneficiary who was receiving a benefit as of the beginning of the 3 year period ending on the termination date of this Plan, to each such benefit, based on the provisions of this Plan (as in effect during the 5 year period ending on such date) under which such benefit would be the least,

(b)
in the case of the benefit of a Participant or Beneficiary (other than a benefit described in Section 18.B.2(a) above) which would have at any time, been paid as of the beginning of such 3 year period if the Participant had retired prior to the beginning of such 3 year period and if his benefits had commenced (in the normal form of distribution) as of the beginning of such period, to each such benefit based on the provisions of this Plan (as in effect during the 5 year period ending on such date) under which such benefit would be the least.

3.	Third, to all other benefits under this Plan guaranteed under Title IV of ERISA, as provided in Section 4044(a)(4) thereof

4.    Fourth, to all other nonforfeitable benefits under this Plan.

5.    Fifth, to all other benefits under this Plan.

The amounts allocated with respect to any benefit under any paragraph above shall be properly adjusted for any allocation of assets with respect to that benefit under a prior paragraph.

If the assets available for allocation under any paragraph of this Section 18.B are insufficient to satisfy in full the benefits of all individuals entitled thereto, the assets shall be allocated as provided in Section 4044 of ERISA and any regulations issued thereunder.

C.
In the event the Plan terminates, the benefit of any Highly Compensated Employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code. Benefits distributed to any of the 25 most Highly Compensated Employees are restricted such that the annual pension payments are no greater than an amount equal to the payment that would be made on behalf of the Pensioner under a single life annuity that is the Actuarial Equivalent of the sum of the Pensioner's accrued benefit and the Pensioner's other benefits under the Plan. The preceding sentence shall not apply if: (1) after payment of the benefit to a Pensioner described in the preceding sentence, the value of Plan assets equals or exceeds 110% of the value of current Plan liabilities, as defined in Section 412(l)(7) of the Code; or (2) the value of the benefits for a Pensioner so described is less than 1% of the value of current Plan liabilities.

D.
If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the nonforfeitable percentage of a Participant's benefits, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three years of Eligibility Service may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed without regard to such amendment or chance.

SECTION 19 - FLAT RATE METHOD FOR 1994

A.	The accumulated pension under the Flat Rate method for Employees who retire during the calendar year 1994 shall be the sum of 1. and 2. below.

1.
If the Employee elected to make contributions when he was first eligible to do so, his Flat Rate method monthly pension amount for all Credited Service accumulated prior to the first date such an election could have been effective, and his Flat Rate method monthly pension amount for any period of Credited Service during which he elected to contribute, shall be based on the Final Average Compensation Schedule in Section B below.

2.
If the Employee elected not to make contributions when he was first eligible to do so, his Flat Rate method monthly pension amount for all Credited Service accumulated prior to the first date such an election could have been effective, and his Flat Rate method monthly pension amount for any period of Credited Service during which he elected not to contribute, shall be equal to the product of $13.00 times the applicable years of Credited Service.

B.    Final Average Compensation Schedule

Final Average Compensation		Monthly Pension for Each Year of Credited Service
Over	Up to
	$27,750	$23.50
$27,750	28,050	23.75
28,050	28,350	24.00
28,350	28,650	24.25
28,650	28,950	24.50
28,950	29,250	24.75
29,250	29,550	25.00
29,550	29,850	25.25
29,850	30,150	25.50
30,150	30,450	25.75
30,450	30.750	26.00
30.750	31,050	26.25
31,050	31,350	26.50
31,350	31,650	26.75
31,650	31,950	27.00
31,950	32,250	27.25
32,250	32,550	27.50
32,550	32,850	27.75
32,850	33,150	28.00
33,150	33,450	28.25
33,450	33,750	28.50
33,750	34,050	28.75
34,050		29.00

For the purposes of the above schedule, an Employee's Final Average Compensation shall be the average of his Compensation for the three (3) calendar years in which such Compensation was highest during the last ten (10) calendar years immediately preceding the last year in which he accrued Eligibility Service.

C.
For purposes of this Section 19, "Compensation" means Compensation as defined in Section 1.11 except that in no event shall the Compensation used for determining Final Average Compensation for any calendar year be less than the following:

1.
For a Salaried Employee, the base salary rate on December 1 of the preceding year plus any cost-of-living adjustments made in the Employee's base salary rate up through the January next following such December 1, multiplied by 52, if the Employee is paid weekly, or multiplied by 12, if the Employee is paid monthly; or

2.
For an Hourly-Paid Employee, the average earned rate for the calendar quarter ending September 30 of the preceding year plus any cost-of-living adjustments made in the Employee's pay rate up through the January next following such September 30, multiplied by 2,080.

For any calendar year in which a Salaried Employee did not have a base salary rate on December 1, the last base salary rate in effect prior to such December 1 shall be used for that year provided, however, that if the Employee accrued Eligibility Service in such year, the base salary rate so used shall be increased to include any general or cost-of-living increases granted up to the earlier of the end of the January next following such December 1 or the date on which the Employee ceased to accrue Eligibility Service.

For any calendar year in which an Hourly-Paid Employee did not have an average earned rate for the calendar quarter ending September 30, the last calendar quarter preceding such quarter for which an average earned rate was determined shall be used for that year provided, however, that if the Employee accrued Eligibility Service in such year, such average earned rate so used shall be increased to include any general or cost-of-living increases granted up to the earlier of the end of the January next following such third calendar quarter or the date on which the Employee ceased to accrue Eligibility Service.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officer to be effective as of the ________ day of ________, 2015.

CURTISS-WRIGHT CORPORATION

By:__________________________________

APPENDIX A - TOP HEAVY PROVISIONS

The following special provisions shall apply to determine if the Plan is a Top Heavy Plan as to any Employer that has adopted this Plan, in accordance with Section 416 of the Code and any special rule that will apply based on such status. In the event that the provisions contained in this Appendix A are inconsistent with the terms contained in the remainder of the Plan as adopted by such Employer then, for the Employees employed by such Employer, the provisions contained in this Appendix A shall take precedence.

1.    Definitions.

A.	"Applicable Determination Date" means the last day of the later of the first Plan Year or the preceding Plan Year.

B.
"Top-Heavy Ratio" means the ratio of (A) the present value of the cumulative accrued benefits under the Plan for key employees to (B) the present value of the cumulative accrued benefits under the Plan for all key employees and non-key employees; provided, however, that if an individual has not performed services for the Employer at any time during the one-year period ending on the applicable determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account; and provided further, that the present values of accrued benefits under the Plan for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period (5-year period in the case of a distribution made for a reason other than severance from employment, death, or disability) ending on the applicable determination date and any distributions made with respect to the employee under a terminated plan which, had it not been terminated, would have been in the required aggregation group.

C.	"Applicable Valuation Date" means the date within the preceding Plan Year as of which annual Plan costs are or would be computed for minimum funding purposes.

D.
"Key Employee" means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Applicable Determination Date was an officer of an Employer or an Affiliated Entity having remuneration greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner (as defined in Section 416(i)(1)(B)(i) of the Code) of an Employer or an Affiliated Entity, or a 1% owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of an Employer or an Affiliated Entity) having remuneration greater than $150,000. The determination of who is a Key Employee shall be made in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

E.    "Non-Key Employee" means any employee who is not a key employee.

F.
"Average Remuneration" means the average annual remuneration (as defined in Appendix B) of a Member for the five consecutive years of his Eligibility Service after December 31, 1983 during which he received the greatest aggregate remuneration, as limited by Section 401(a)(17) of the Code, from the Employer or an Affiliated Entity, excluding any remuneration for service after the last Plan Year with respect to which the Plan is Top-Heavy.

G.
"Required Aggregation Group" means each other qualified plan of the Employer or an Affiliated Entity in which at least one key employee participates or participated at any time during the Plan Year containing the Applicable Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated) and any other qualified plan of the Employer or an Affiliated Entity which enables the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code.

H.
"Permissive Aggregation Group" means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliated Entity in which all members are Non-Key Employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

2.    Determination of Top-Heavy Status.

For purposes of this Appendix A, the Plan shall be "Top-Heavy" with respect to any Plan Year if as of the Applicable Determination Date the Top-Heavy Ratio exceeds 60%. The Top-Heavy Ratio shall be determined as of the Applicable Valuation Date in accordance with Section 416(g)(3),(4)(B) of the Code on the basis of the 1983 GAM Mortality Table and an interest rate of 7% per year compounded annually. For purposes of determining whether the Plan is Top-Heavy, the present value of accrued benefits under the Plan will be combined with the present value of accrued benefits or account balances under each other plan in the Required Aggregation Group, and, in the Employer's discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan(s) in the Permissive Aggregation Group. The accrued benefit of a Non-Key employee under the Plan or any other defined benefit plan in the aggregation group shall be determined (i) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or an Affiliated Entity, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in Section 411(b)(1)(C) of the Code.

3.    Special Top-Heavy Provisions.

The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is Top-Heavy:

A.
In lieu of the vesting requirements specified in Section 1.47, any Employee who has completed 3 years of Eligibility Service shall be fully vested in, and have a nonforfeitable right to, his accrued benefit determined in accordance with the provisions of Section 4 and paragraph 3.B below.

B.
The accrued benefit of an Employee who is a Non-Key Employee shall not be less than 2% of his Average Remuneration multiplied by the number of years of his Eligibility Service, not in excess of 10, during the Plan Years for which the Plan is Top-Heavy. For purposes of the preceding sentence, years of Eligibility Service shall be disregarded to the extent that such years of Eligibility Service occur during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee. That minimum benefit shall be payable at a Employee's Normal Retirement Date. If payments commence at a time other than the Employee's Normal Retirement Date, the minimum accrued benefit shall be the Actuarial Equivalent of that minimum benefit. An Employee who is a Non-Key Employee shall be entitled to accrue a minimum benefit under this paragraph 3.B. regardless of the Employee's level of compensation and regardless of whether the Employee declined to make mandatory contributions; provided, however, that a part-time Employee or Casual Employee who is regularly scheduled to work less than 24 hours per week shall only accrue a benefit under this paragraph 3.B. if he completes at least 1,000 hours in the applicable accrual computation period.

C.	If the Plan is Top-Heavy with respect to a Plan Year and ceases to be Top-Heavy for a subsequent Plan Year, the following provisions shall be applicable:

(i)
The accrued benefit in any such subsequent Plan Year shall not be less than the minimum accrued benefit provided in paragraph C.3 above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.

(ii)
If an Employee has completed three years of Eligibility Service on or before the last day of the most recent Plan Year for which the Plan was Top-Heavy, the vesting provision set forth in paragraph 3.A above shall continue to be applicable.

APPENDIX B - SECTION 415 LIMITATIONS

In the event the provisions contained in this Appendix B are inconsistent with the terms contained in the remainder of the Plan, the provisions of this Appendix B shall take precedence.

1.
Subject to the following provisions of this Appendix B and to the limitations set forth in Section 415 of the Code and any regulations or rulings thereunder, and notwithstanding any provision of the Plan to the contrary, the maximum annual pension payable to an Employee under the Plan in the form of a single life annuity, when added to any pension attributable to contributions of the Employer or an Affiliated Entity provided to the Employee under any other qualified defined benefit plan, shall be equal to the lesser of:

(i)	the dollar limitation described in Section 415(b)(1)(A) of the Code, as in effect for such Limitation Year, taking account any adjustments made pursuant to Section 415(d)(1)(A) of the Code, or

(ii)
the Participant’s average annual remuneration during the 3 consecutive calendar years of his service with the Employer or Affiliated Entity affording the highest such average, or during all of the years of such service if less than 3 years.

The term “remuneration” with respect to any Employee shall mean the his wages, salaries, and other amounts paid in respect of such Employee by the Employer or an Affiliated Entity for personal services actually rendered and shall include, but not by way of limitation, bonuses, overtime payments, and commissions and shall exclude deferred compensation, stock options, and other distributions which receive special tax benefits under the Code. Remuneration shall also include (i) any elective deferral, as defined in Section 402(g) of the Code and (ii) any amount contributed by the Employer at the election of the Employee that is not includible in the gross income of the employee by reason of Sections 125, 132(f), or 457 of the Code.

Effective January 1, 2008, remuneration shall also include amounts required to be recognized under the provisions of Section 1.415(c)-2(e) of the Income Tax Regulations and amounts permitted to be recognized under the provisions of Section 1.415(c)-2(e)(2) and (3) of the Income Tax Regulations. Remuneration shall not exceed the limitation on compensation under Section 401(a)(17) of the Code.

2.
In the case of an Employee whose benefits have not yet commenced, the benefit payable to an Employee’s Spouse under a qualified joint and survivor annuity or under a qualified preretirement survivor annuity shall be subject to the dollar limitation which would apply if the benefits were payable to the Employee in the form of a life annuity. The amount of the benefit payable to the Spouse, and which is subject to the preceding sentence, shall be computed from the Employee’s before application of this subsection.

3.
If an Employee’s benefit is payable neither as a life annuity nor as a qualified joint and survivor annuity with the Employee’s Spouse as Beneficiary, the maximum limitation shall be the Actuarial Equivalent of the maximum limitation otherwise applicable. The Actuarial Equivalent for purposes of this subsection shall be determined in accordance with Section 415(b) of the Code and the regulations or rulings issued thereunder and using the Plan’s early retirement, late retirement or optional benefit factors as appropriate, or, if less, using factors calculated from the mortality table specified in Section 1.1, if applicable, and (i) with respect to an adjustment for certain forms of benefit under Section 415(b)(2)(B) of the Code, the interest rate specified in Section 1.1, if the pension is subject to the provisions of Section 417(e)(3) of the Code or 5% otherwise; and (ii) with respect to any other adjustment for commencement of benefits before age 62 or after age 65, required under Section 415(b)(2)(C) or (D) of the Code, an interest rate of 5%.

Notwithstanding the foregoing, effective January 1, 2004, Actuarial Equivalent value for purposes of determining the adjustment for optional forms of payment under this subsection shall be determined in accordance with Section 415(b) of the Code and the regulations or rulings issued thereunder and using the Plan's optional form of payment factors, or, if less, using factors calculated from the IRS Mortality Table, if applicable, and either:

(A)	if the benefit is not subject to the provisions of Section 417(e)(3) of the Code, an interest rate of 5 percent, or

(B)    if the benefit is subject to the provisions of Section 417(e)(3) of the Code:

(1)	an interest rate of 5.5 percent for distributions made in Plan Years beginning in 2004 and 2005; and

(2)	the IRS Interest Rate for distributions made in Plan Years beginning in 2006 or any subsequent Plan Year.

However, in the case of an Employee or Beneficiary whose benefit commencement date occurs during calendar year 2004, the amount payable under any form of payment subject to the provisions of Section 417(e)(3) of the Code and subject to adjustment under the preceding sentence shall not be less than the amount that would have been payable had the amount payable been determined using the IRS Interest Rate in effect on December 31, 2003.

APPENDIX C - HISTORICAL FORMULAS

The purpose of this Appendix C is to provide a brief outline of how monthly pension amounts were accrued through December 31, 1993 under the Predecessor Plan (and those plans, including the GESCO Plan, from which the Predecessor Plan received a transfer of assets and liabilities). More specific details for any particular year can be found in the Plan document which was in effect at that time.

Prior to January 1, 1992, the Plan consisted of a Basic Portion and a Supplemental Portion. All Employees earned benefits under the Basic Portion. Only Employees who were hired before January 1, 1980 and who became Salaried Employees by August 1, 1985 were eligible to participate in the Supplemental Portion (hereinafter referred to as Pre-1980 Salaried Employees).

Under the Basic Portion of the Plan, monthly pension amounts were determined using two different methods -- the Career Accumulation method and the Final Average Compensation Method. An Employee's accrued pension under the Basic Portion was the larger of these two amounts. Any pension accrued under the Supplemental Portion of the Plan was then added to this amount to arrive at an Employee's total monthly accrued pension.

When the Plan was restructured effective January 1, 1992, the benefits earned as of December 31, 1991 under the Basic and Supplemental Portions were combined to form a new Career Accumulation base. This Appendix C includes the tables and formulas that were used to determine accrued pension amounts under the Basic and Supplemental Portions of the Plan through December 31, 1991. Also included are the Career Accumulation formulas and the FAC formulas for the period January 1, 1992 through December 31, 1993.

A.    Basic Portion -- Career Accumulation Method

An Employee's accrued pension under this method is the sum of amounts from A.1 through A.11 below, where applicable.

Monthly Pensions for Calendar Years Through 12/31/82

An Employee's position on all of the tables shown in A.3 through A.7 below for any calendar year was determined by the third quarter average earned rate from the previous year for Hourly-Paid Employees and by the December 1 rate of pay from the previous year for Salaried Employees.

	Years	Hourly Rate	Weekly Rate	Monthly Rate	Monthly Pension
A.1	Prior to 1967	All	All	All	$6.00

A.2	1967 through 1971	All	All	All	$8.00

A.3	1972	Up to $4.50	Up to $180	Up to $783	$8.00
		$4.50 & over	$180 & over	$783 & over	8.50

A.4	1973, 1974, 1975	Up to $4.50	Up to $180	Up to $783	$8.00
		$4.50 to 4.75	$180 to 190	$783 to 826	8.50
		4.75 to 5.00	190 to 200	826 to 870	9.00
		5.00 to 5.25	200 to 210	870 to 913	9.50
		5.25 & over	210 & over	913 & over	10.00

A.5	1976, 1977, 1978	Up to $4.50	Up to $180	Up to $783	$8.00
		$4.50 to 4.75	$180 to 190	$783 to 826	8.50
		4.75 to 5.00	190 to 200	826 to 870	9.00
		5.00 to 5.25	200 to 210	870 to 913	9.50
		5.25 to 5.50	210 to 220	913 to 957	10.00
		5.50 to 5.75	220 to 230	957 to 1000	10.50
		5.75 to 6.00	230 to 240	1000 to 1044	11.00
		6.00 to 6.25	240 to 250	1044 to 1087	11.50
		6.25 & over	250 & over	1087 & over	12.00

A.6	1979	Up to $4.50	Up to $180	Up to $783	$8.00
		$4.50 to 4.75	$180 to 190	$783 to 826	8.50
		4.75 to 5.00	190 to 200	826 to 870	9.00
		5.00 to 5.25	200 to 210	870 to 913	9.50
		5.25 to 5.50	210 to 220	913 to 957	10.00
		5.50 to 5.75	220 to 230	957 to 1000	10.50
		5.75 to 6.00	230 to 240	1000 to 1044	11.00
		6.00 to 6.25	240 to 250	1044 to 1087	11.50
		6.25 to 6.50	250 to 260	1087 to 1131	12.00
		6.50 to 6.75	260 to 270	1131 to 1174	12.50
		6.75 to 7.00	270 to 280	1174 to 1218	13.00
		7.00 to 7.25	280 to 290	1218 to 1261	13.50
		7.25 & over	290 & over	1261 & over	14.00

A.7
Prior to 1980, the Basic Portion was noncontributory for all Employees. For the period from January 1, 1980 through December 31, 1982, all nonrepresented Employees and some represented Employees had an option to contribute under the Basic Portion. Certain other represented Employees did not have the option to contribute.

For the years 1980, 1981 and 1982, the table shown above in paragraph A.6 for the year 1979 remained in effect both for those who did not have an option to contribute and for those who were hired prior to January 1, 1980 who had an option to contribute but who chose not to do so. Those who were hired between January 1, 1980 and December 31, 1982 who had an option to contribute but chose not to do so did not accrue any benefits.

For those who were hired Prior to January 1, 1980 who elected to contribute, the following table applied for the years 1980, 1981 and 1982:

Hourly Rate	Weekly Rate	Monthly Rate	Monthly Pension
Up to $4.95	Up to $198	Up to $858	$9.50
$4.95 to 5.25	$190 to 210	$858 to 910	10.00
5.25 to 5.55	210 to 222	910 to 962	10.50
5.55 to 5.85	222 to 234	962 to 1014	11.00
5.85 to 6.15	234 to 246	1014 to 1066	11.50
6.15 to 6.45	246 to 258	1066 to 1118	12.00
6.45 to 6.75	258 to 270	1118 to 1170	13.15

Increasing by $0.30 without Limit	Increasing by $12 without Limit	Increasing by $52 without Limit	Increasing by $1.15 without Limit for Hourly-Paid Employees

			Increasing by $1.15 to a maximum of $21.20 for Salaried Employees
For those who were hired on or after January 1, 1980 who elected to contribute, the following table applied for the years 1980, 1981 and 1982:

Hourly Rate	Weekly Rate	Monthly Rate	Monthly Pension
Up to $4.95	Up to $198	Up to $858	$10.80
$4.95 to 5.25	$190 to 210	$858 to 910	11.95

Increasing by $0.30 without Limit	Increasing by $12 without Limit	Increasing by $52 without Limit	Increasing by $1.15 without Limit

A.8    Past Service Update Effective 12/31/82:

On December 31, 1982, the sum of all monthly amounts earned in A.1 through A.7 above was increased by 25%, plus $4.17.

A.9    Monthly Pensions for Calendar Years from 1/1/83 Through 12/31/91:

For those Employees who elected to contribute during the period January 1, 1983 through December 31, 1991, the pension amounts were based on various formulas which were applied to total compensation received during each calendar year, with an overall minimum of $15 per year of Credited Service. The following were the formulas:

a.    For calendar years 1983 through 1988:

1/12 of 1.30% of total compensation up to $14,700, plus 2.4% of total compensation in excess of $14,700.

For Pre-1980 Salaried Employees, the following maximums applied for the indicated years:

1983	$28.23
1984 and 1985	$33.03
1986	$36.63
1987 and 1988	$39.03

b.    For calendar years 1989 through 1991:

1/12 of 1.75% of total compensation up to $14,700, plus 2.2% of total compensation in excess of $14,700.

If the Employee had 35 or more years of Credited Service at the beginning of the calendar year, the formula was 1/12 of 1.75% of total compensation.

For Pre-1980 Salaried Employees, the maximums were:

$40.00 for less than 35 years of Credited Service
$36.20 for 35 or more years of Credited Service

A.10    Monthly Pensions for Non-Contributors from 1/1/80 Through 12/31/91:

Those who were hired between January 1, 1980 and December 31, 1982 who had an option to contribute but chose not to do so were granted a monthly pension of $14 times Credited Service accumulated to December 31, 1982. The Past Service Update effective December 31, 1982 did not apply to this group.

A.11
From January 1, 1983 through December 31, 1991, all Employees had the option to contribute under the Basic Portion. For any year in which an Employee elected not to contribute, the accrued monthly pension was $15 times Credited Service accumulated during that year.

B.    Basic Portion -- Final Average Compensation (FAC) Method:

As of December 31, 1991, an Employee's accrued pension under this method is the monthly pension amount from the following schedule times years of Credited Service as a contributor. Prior to December 31, 1991, there were different FAC schedules in effect; refer to earlier Plan documents to determine accrued pensions under this method before December 31, 1991.

FAC Schedule at 12/31/91:

Note:    If an Employee elected to contribute when first eligible, the Employee is treated as a contributor for all previous years.

Final Average Compensation		Monthly Pension for Each Year of Credited Service
Over	Up to
	$24,750	$21.00
24,750	25,050	21.25
25,050	25,350	21.50
25,350	25,650	21.75
25,650	25,950	22.00
25,950	26,250	22.25
26,250	26,550	22.50
26,550	26,850	22.75
26,850	27,150	23.00
27,150	27,450	23.25
27,450	27,750	23.50
27,750	28,050	23.75
28,050	28,350	24.00
28,350	28,650	24.25
28,650	28,950	24.50
28,950	29,250	24.75
29,250	29,550	25.00
29,550	29,850	25.25
29,850	30,150	25.50
30,150	30,450	25.75
30,450	30.750	26.00
30.750	31,050	26.25
31,050	31,350	26.50
31,350	31,650	26.75
31,650		27.00

Monthly Pensions for Non-Contributors

For any year during which an Employee was considered a non-contributor, the FAC pension amount is $13 times the Credited Service accumulated in that year.

C.    Supplemental Portion:

Under the Supplemental Portion of the Plan, monthly pensions were based on earnings class numbers from the inception of the Plan through December 31, 1988. From January 1, 1989 through December 31, 1991, pensions were determined by a formula based on total compensation.

An Employee's accrued pension is the sum of amounts from C.1 through C.3, where applicable.

C. 1    Monthly Pensions for Calendar Years Through 12/31/88:

For each full year of service prior to January 1, 1989, an Employee who contributed to the Supplemental Portion earned a monthly pension amount equal to the earnings class number multiplied by one dollar and five cents ($1.05). The following is a summary of the schedules that were used to determine earnings class numbers since the inception of the Plan.

Earnings Class		Monthly Pay Range in Indicated Years
Number	1951 through 1966	1967 through 1985	1986 through 1988

1	$400 but less than $475	$0 but less than $550	$0 but less than $825
2	$475 but less than $525	$550 but less than $625	$825 but less than $875
3	$525 but less than $575	$625 but less than $675	$875 but less than $925
4	$575 but less than $625	$675 but less than $725	$925 but less than $975
5	$625 but less than $675	$725 but less than $775	$975 but less than $1025

Add one earnings class number for each $50 increase in pay.

For the years 1951, 1952 and 1953, an Employee's earnings class number was based on the earnings for the first nine months of the previous year multiplied by 1-1/3. For the years 1954 through 1988, an Employee's earnings class number was based on the base salary rate in effect on December 1 of the previous year.

C.2    Past Service Update Effective 3/1/88:

For each Employee who was accruing Eligibility Service on or after February 29, 1988, an amount was determined in accordance with step (g) of the following calculation:

(a)	Determine all of the amounts earned pursuant to paragraph C.1 above as of December 31, 1987.

(b)	Subtract 7 years from the Eligibility Service accrued by the Employee as of December 31, 1987 (in no event shall the result be less .than zero).

(c)     Determine the product of 0.025 times (a) times (b).

(d)	Determine the amount of monthly pension the Employee had accrued as of December 31, 1987, pursuant to paragraph A of this Appendix C.

(e)	Determine the amount of monthly pension the Employee had accrued under the Basic Portion of the Plan as of December 31, 1987 under the Final

Average Compensation Method of computing pensions. For any year during which the Employee was considered a noncontributor, this amount is $13 times the Credited Service accumulated in that year. For any year during which the Employee was considered a contributor the monthly pension was based on the following table:

Final Average Compensation		Monthly Pension for Each Year of Credited Service
Over	Up to
	$19,350	$16.00
$19,350	19,650	16.25
19,650	19,950	16.50
19,950	20,250	16.75
20,250	20,550	17.00
20,550	20,850	17.25
20,850	21,150	17.50
21,150	21,450	17.75
21,450	21,750	18.00
21,750	22,050	18.25
22,050	22,350	18.50
22,350	22,650	18.75
22,650	22,950	19.00
22,950	23,250	19.25
23,250	23,550	19.50
23,550	23,850	19.75
23,850	24,150	20.00
24,150	24,450	20.25
24,450	24,750	20.50
24,750	25,050	20.75
25,050	25,350	21.00
25,350	25,650	21.25
25,650	25,950	21.50
25,950	26,250	21.75
26,250		22.00

(f)	Subtract the amount determined in (d) from the amount determined in (e) (in no event shall the result be less than zero).

(g)	Subtract the amount determined in (f) from the amount determined in (c) (in no event shall the result be less than zero) .

C.3    Monthly Pensions for Calendar Years From 1/1/89 Through 12/31/91:

For calendar years 1989 through 1991, an Employee who contributed to the Supplemental Portion earned a monthly pension in accordance with the following formula:

1/12 of 1.35% of total compensation up to $24,825, plus 2.1% of total compensation in excess of $24,825.

D.    Restructured Plan Effective January 1, 1992:

Career Accumulation Method

From January 1, 1992 through December 31, 1993, all Employees had the option to contribute to the Plan. If an Employee elected not to contribute, he accrued a monthly pension of $15 times Credited Service. If he elected to contribute, he earned a monthly pension of one-twelfth (1/12) of two percent (2%) of Compensation for each year of Credited Service.

Final Average Compensation (FAC) Method:

If the Employee elected not to contribute, he accrued a monthly pension of $13 times Credited Service. If he elected to contribute, his FAC amount as of December 31, 1993 was based on the schedule shown in Section 19.

APPENDIX D - PARTICIPATING EMPLOYERS

The following entities are participating Employers under the Plan:

1.    Engineered Pump Division

A.
The business unit denominated the Engineered Pump Division (“EPD”), which unit comprises operations that were acquired by Curtiss-Wright Electro-Mechanical Corporation from Flowserve US Inc. (“Flowserve”) and that, prior to such acquisition, were known as the Governmental Marine Business Unit (“GMBU”) of Flowserve, shall be deemed an Employer for purposes of the Plan, effective as of November 1, 2004.

B.	Effective as of November 1, 2004, the EPD business unit shall not be an Excluded Unit for any purpose under the Plan.

C.
For the purpose of determining the Eligibility Service and Vesting Service of an Employee who had been employed at the GMBU operations of Flowserve prior to November 1, 2004, the GMBU operations of the Flowserve shall be deemed to be a business unit of the Company that had been designated as an Excluded Unit.

Appendix E - Special Rules Applicable to Specified Represented Employees at Engineered Pump Division

1.    Employees subject to Appendix E

In accordance with the provisions of the agreement between Curtiss-Wright Electro-Mechanical Corporation (“CWEMC”) and Flowserve US Inc. (“Flowserve”) pursuant to which CWEMC acquired from Flowserve operations theretofore known as the Governmental Marine Business Unit (“GMBU”), the provisions of this Appendix E shall be applicable only to the following employees at the Engineered Pump Division (“EPD”) of CWEMC, who are represented by Local 8228 of the United Steelworkers of America (herein the “Grandfathered Represented Employees”):

Tony Amato
Russ Saylor
Lester Wentzell

2.    Eligibility for Special Early Retirement Benefits

Any Grandfathered Represented Employee who

(a)	has completed at least 15 years of Eligibility Service and who either

(i)	has attained age 55 or and whose combined age and years of Eligibility Service equals 75 or more or

(ii)	has not attained age 55 and whose combined age and years of Eligibility Service equals 80 or more, and

(b)     either

(i)    has been laid off and not recalled within 2 years, or

(ii)	whose employment has been terminated as a result of a permanent shutdown of the plant or a division thereof, or

(iii)
who has been laid off as a result the permanent shutdown of a division of the plant and not recalled within 2 years or who has reached the requirements for a Normal Retirement Pension or an Early Retirement Pension at any time during said two-year period of layoff, shall be eligible to retire and shall upon his retirement be eligible for a pension. His eligibility under clause (b)(i) above shall be determined as of the end of such two-years of layoff; his eligibility under clause (b)(ii) above shall be determined as of the date of his termination of employment; and his eligibility under clause (b)(iii) above shall be determined as of the date that he reaches the requirements for a Normal Retirement Pension or an Early Retirement Pension.

Notwithstanding any provision hereof to the contrary, no pension shall be payable in accordance with this Appendix E for any month with respect to which the Grandfathered Represented Employee claims and is eligible for sickness or accident benefits provided under an Employer program or for similar benefits provided under law. For the purpose of determining a Grandfathered Represented Employee’s eligibility for benefits in accordance with this Appendix E, his years of Eligibility Service shall include his period of employment with Flowserve and its predecessors at GMBU, as determined in accordance with the provisions of Part B-7 of the Flowserve Corporation Pension Plan (the “Flowserve Plan”).

3.    Determination of Special Early Retirement Pension

The amount of the special early retirement pension payable to a Grandfathered Represented Employee who becomes eligible for such pension in accordance with Paragraph 2 shall be determined in accordance with the provisions of Section 4 or Section 5, as applicable, except that (a) the pension will not be actuarially reduced for early commencement; (b) in no month will the pension amount be less than the minimum pension in effect at the time of his retirement; and (c) in no month will the amount of his pension, when added to the pension payable to him under Section 5.2 of Part B-7 of the Flowserve Plan, be less than the amount that would have been payable to him if he had continued to participate in Part B-7 of the Flowserve Plan until the date that he became eligible for a pension in accordance with Paragraph 2 of this Appendix E, taking account of the provisions of Section 5.2 of Part B-7 of the Flowserve Plan relating to the date at which any pension reduction attributable to Social Security benefits may commence.